Filed pursuant to Rule 424(b)(3)

Registration No. 333-256659

PROSPECTUS SUPPLEMENT No. 2

(To Prospectus Dated April 20, 2023)

Garrett Motion Inc.

37,680,203 Shares of Common Stock

219,552,835 Shares of Series A Cumulative Convertible Preferred Stock

219,552,835 Shares of Common Stock Issuable Upon Conversion of Series A

Cumulative Convertible Preferred Stock

This prospectus supplement no. 2 supplements the prospectus dated April 20, 2023 (the “Prospectus”) filed pursuant to the Securities Act of 1933, as amended, by Garrett Motion Inc. Pursuant to the Prospectus, this prospectus supplement relates to the offer and sale by the selling security holders identified in the Prospectus of up to (i) 219,552,835 shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”), (ii) 37,680,203 shares of our common stock, par value $0.001 per share (the “Common Stock” and together with the Series A Preferred Stock, the “Securities”) and (iii) 219,552,835 shares of our Common Stock issuable upon conversion of the Series A Preferred Stock.

This prospectus supplement incorporates into the Prospectus the information contained in our attached:

•	Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on May 1, 2023.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus.

Our Common Stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GTX.” Our Series A Preferred Stock is quoted on the Nasdaq under the symbol “GTXAP”.

Investing in our Securities involves risks. Please see “Risk Factors” beginning on page 6 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 1, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16 Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

+41 21 695 30 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	GTXAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On April 27, 2022 (the “Signing Date”), Garrett Motion Inc. (the “Company”) entered into Amendment No. 3 (the “Third Amendment”) to that certain Credit Agreement, dated as of April 30, 2021, by and among the Company, Garrett LX I S.à r.l. (the “Lux Borrower”), Garrett Motion Holdings Inc. (the “U.S. Co-Borrower” and together with the Lux Borrower, the “Term Borrowers”), Garrett Motion Sàrl (the “Swiss Borrower”), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended by the First Amendment, dated as of January 11, 2022 and the Second Amendment, dated March 22, 2022, the “Credit Agreement”, and as amended by the Third Amendment, the “Amended Credit Agreement”).

The Third Amendment was entered into pursuant to the previously announced transaction agreements (the “Transaction Agreements”) entered into by the Company and each of Centerbridge Partners, L.P. (“Centerbridge”) and funds managed by Oaktree Capital Management, L.P. (“Oaktree”) to effect a series of integrated transactions designed to increase the attractiveness of the Company to investors, including by repurchasing approximately $570 million of shares of the Company’s Series A Cumulative Convertible Preferred Stock from Centerbridge and Oaktree (the “Series A Repurchases”, and the date of the completion of the Series A Repurchases, the “Closing Date”) and simplifying the Company’s capital structure through a conversion of all shares of the Series A Cumulative Convertible Preferred Stock into shares of Common Stock (the “Conversion”).

Pursuant to the Third Amendment, certain lenders party thereto committed to provide the Term Borrowers with a new Tranche B term loan facility in an aggregate principal amount equal to $700,000,000 (the “Incremental Term Facility”), the full amount of which will be drawn on the Closing Date. The net proceeds of the Incremental Term Facility will be used to finance the Series A Repurchases and the other transactions contemplated by the Transaction Agreements, pay fees and expenses incurred in connection with the Third Amendment and for working capital and general corporate purposes.

Once drawn, the Incremental Term Facility will mature on April 30, 2028. Prior to maturity, the Incremental Term Facility will be repaid quarterly in an amount equal to, during the first two years occurring after the Closing Date, 7.50% per annum of the aggregate principal amount, and thereafter, 10.00% per annum. The Term Borrowers may also prepay the Incremental Term Facility at any time in whole or in part without premium or penalty, subject to certain exceptions (including for (i) customary breakage and redeployment costs in the case of prepayment of term benchmark rate loans and (ii) Incremental Term Facility repricing events occurring during the period from the Closing Date to the date that is twelve months following the Closing Date).

Loans under the Incremental Term Facility will bear interest, at the Term Borrowers’ election, at a rate per annum equal to (i) SOFR (subject to a 0.50% floor) plus the applicable margin or (ii) the base rate plus the applicable margin. The applicable margin for loans under the Incremental Term Facility is 4.50% for SOFR loans and 3.50% for base rate loans.

The Incremental Term Facility is subject to the same affirmative and negative covenants and events of default as the existing term loan facilities under the Credit Agreement.

The Third Amendment also provides for, in each case to be effective as of the Closing Date, (i) an increase to the amount of revolving loan commitments available to the Swiss Borrower under the Credit Agreement by $95,000,000 (the “Incremental Revolving Commitment”) to an aggregate amount of $569,750,000. The Incremental Revolving Commitment has the same terms and is generally subject to the same conditions applicable to the existing revolving facility under the Credit Agreement, except for fees paid in connection with the arrangement of the increased amount. The Third Amendment also provides for, effective as of the Closing Date, an extension of the maturity date for the revolving credit facility by two years from April 30, 2026 to April 30, 2028 (or January 30, 2028 if any of the currently outstanding term loans or term loans under the Incremental Term Facility maturing as of April 30, 2028 remain outstanding as of such date).

Additionally, the Third Amendment makes amendments to certain restricted payment covenants and threshold amounts, including changes to permit certain payments in connection with the Series A Repurchases and the Conversion, which amendments will be effective as of the Closing Date.

The availability of the Incremental Term Facility and the Incremental Revolving Commitments, the extension of the maturity date for the revolving credit facility and the other amendments described above are subject to the filing of an amended certificate of designations with respect to the Company’s Series A Cumulative Convertible Preferred Stock in accordance with the Transaction Agreements and certain customary conditions.

Effective as of the Signing Date, the Third Amendment further amends the Credit Agreement by replacing the LIBOR interest rate options thereunder with term SOFR based interest rate options for dollar-denominated term loans borrowings. The SOFR rate applicable to existing dollar-denominated term loans will be adjusted by a spread based on the interest period selected by the Borrowers.

The other material terms of the Credit Agreement remain unchanged.

The financing that will be obtained by the Company pursuant to the Third Amendment will satisfy the “Debt Financing” condition under the Transaction Agreements for the Company to cause the Conversion.

The above description of the terms of the Third Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1*

Amendment No. 3, dated April 27, 2023, to the Credit Agreement, dated April 30, 2021, among Garrett Motion Inc., Garrett LX I S.à r.l., Garrett Motion Holdings, Inc., Garrett Motion Sàrl, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRETT MOTION INC.

Date: May 1, 2023	By:	/s/ Sean Deason
	Name:	Sean Deason
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT 10.1

Execution Version

AMENDMENT NO. 3

Dated as of April 27, 2023

among

GARRETT MOTION INC.,
as Holdings,

GARRETT LX I S.À R.L.,
as Lux Borrower,

GARRETT MOTION HOLDINGS INC.,
as U.S. Co-Borrower,

GARRETT MOTION SÀRL,
as Swiss Borrower,

The Guarantors Party Hereto,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

AMENDMENT NO. 3

This AMENDMENT NO. 3 (this “Amendment”), dated as of April 27, 2023, by and among GARRETT MOTION INC., a Delaware corporation (“Holdings”), GARRETT LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642 (the “Lux Borrower”), GARRETT MOTION HOLDINGS INC., a Delaware corporation (the “U.S. Co-Borrower” and, together with the Lux Borrower, the “Term Borrowers”), GARRETT MOTION Sàrl (f/k/a Honeywell Technologies Sàrl), a limited liability company (société à responsabilité limitée) organized under the laws of Switzerland (the “Swiss Borrower”), the GUARANTORS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent” and for purposes of Section 12 hereof, as Administrative Agent and pledgee under each Swiss law accessory (akzessorische) Swiss Security Document for itself, including, without limitation, as creditor of the Loan Parallel Debt (as defined in the Existing Credit Agreement (as defined below)) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Secured Parties (as defined in the Existing Credit Agreement)), the THIRD AMENDMENT INCREMENTAL REVOLVING LENDERS (as defined below), the THIRD AMENDMENT INCREMENTAL TERM LENDERS (as defined below), the CONSENTING REVOLVING MATURITY EXTENSION LENDERS (as defined below), each of the other LENDERS party hereto and each of the ISSUING BANKS party hereto. Capitalized terms used herein (including the preamble and preliminary statements hereof) but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1)       WHEREAS, Holdings, the Borrowers, the Lenders and Issuing Banks party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement, dated as of April 30, 2021 (as amended by the Amendment No. 1, dated as of January 11, 2022 and the Amendment No. 2, dated as of March 22, 2022 and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

(2)       WHEREAS, the Swiss Borrower hereby requests that the Existing Revolving Lenders (as defined below) having Existing Revolving Commitments (as defined below) and/or Existing Revolving Loans (as defined below) extend the Existing Maturity Date under the Existing Credit Agreement in respect of all Existing Revolving Commitments and all Existing Revolving Loans to the earliest of (x) April 30, 2028 and (y) the date that is 91 days prior to the final Term Maturity Date for any Initial Term Loans outstanding as of such date pursuant to Section 2.22 of the Existing Credit Agreement (the “Revolving Maturity Date Extension”);

(3)       WHEREAS, each Existing Revolving Lender that executes and delivers this Amendment as a “Consenting Revolving Maturity Extension Lender” hereby agrees, subject to the terms and conditions of this Amendment, to the Revolving Maturity Date Extension in respect of 100% of the Existing Revolving Commitments and/or Existing Revolving Loans held by it as of the Third Amendment Effective Date (as defined below) (for the avoidance of doubt, determined immediately prior to giving effect to the Revolving Facility Upsize);

(4)       WHEREAS, the Swiss Borrower has requested that, substantially simultaneously with, but immediately following, the Revolving Maturity Date Extension, the Third Amendment Incremental Revolving Lenders (as defined below) provide, pursuant to Section 2.21(a) of the Existing

Credit Agreement, Third Amendment Incremental Revolving Commitments (as defined below) to the Swiss Borrower in an aggregate principal amount of $95,000,000;

(5)       WHEREAS, substantially simultaneously with, but immediately following, the Revolving Maturity Date Extension, each Third Amendment Incremental Revolving Lender that executes and delivers this Amendment as a “Third Amendment Incremental Revolving Lender” agrees, subject to the terms and conditions of this Amendment, to provide Third Amendment Incremental Revolving Commitments and make Borrowings thereunder available to the Swiss Borrower on and following the Incremental/Maturity Extension Operative Date (as defined below) in an aggregate principal amount equal to its Third Amendment Incremental Revolving Commitment (the “Revolving Facility Upsize”);

(6)       WHEREAS, the Term Borrowers have further requested that, substantially simultaneously with, but immediately following, the Revolving Facility Upsize, the Third Amendment Incremental Term Lenders (as defined below) provide, pursuant to Section 2.21(a) of the Existing Credit Agreement, Third Amendment Incremental Term Loans (as defined below) to the Term Borrowers in an aggregate principal amount of $700,000,000;

(7)       WHEREAS, substantially simultaneously with, but immediately following the Revolving Facility Upsize, each Third Amendment Incremental Term Lender that executes and delivers this Amendment as a “Third Amendment Incremental Term Lender” agrees, subject to the terms and conditions of this Amendment, to provide dollar-denominated Incremental Term Loans to the Term Borrowers on the Incremental/Maturity Extension Operative Date in an aggregate principal amount equal to its Third Amendment Incremental Term Commitment (as defined below) (the “Third Amendment Incremental Term Loans”);

(8)       WHEREAS, the Dollar Term Loans (as defined in the Existing Credit Agreement) incur or are permitted to incur interest, fees or other amounts based on the Adjusted LIBO Rate in accordance with the terms of the Existing Credit Agreement;

(9)       WHEREAS, the Administrative Agent and the Borrowers have jointly elected to trigger an Early Opt-in Election with respect to the Dollar Term Loans (as defined in the Existing Credit Agreement) pursuant to Section 2.14(I) of the Existing Credit Agreement and the Administrative Agent and the Borrowers have determined in accordance with the Existing Credit Agreement that, subject to Section 7 hereof, the Adjusted LIBO Rate should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any other Loan Document and such changes shall become effective on the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders (such time, the “Objection Deadline”), written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders;

(10)       WHEREAS, in connection with the implementation of the Benchmark Replacement for the Dollar Term Loans (as defined in the Existing Credit Agreement), the Administrative Agent has determined that certain Benchmark Replacement Conforming Changes (as defined in the Existing Credit Agreement) are appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (the amendments described in clause (9) above and this clause (10), the “Benchmark-Related Amendments”);

(11)       WHEREAS, Holdings, the Borrowers, the Guarantors party hereto, the Administrative Agent, the Third Amendment Incremental Revolving Lenders, the Third Amendment

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Incremental Term Lenders and the Consenting Revolving Maturity Extension Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Existing Credit Agreement as provided for herein to, as applicable, effect (x) the Revolving Facility Upsize and the incurrence of the Third Amendment Incremental Loans pursuant to Section 2.21(a) of the Existing Credit Agreement, (y) the Revolving Maturity Date Extension pursuant to Section 2.22 of the Existing Credit Agreement and (z) certain other related amendments to the Existing Credit Agreement pursuant to Section 9.02 of the Existing Credit Agreement, such amendments to become operative on the Incremental/Maturity Extension Operative Date;

(12)       WHEREAS, substantially simultaneously with, but immediately following, the incurrence of the Third Amendment Incremental Term Loans, Holdings, the Borrowers, the Guarantors party hereto, the Administrative Agent and the Lenders party hereto, constituting the Required Lenders (determined immediately after giving effect to the Revolving Facility Upsize and the incurrence of the Third Amendment Incremental Term Loans), have agreed, subject to the terms and conditions of this Amendment, to amend certain other provisions of the Existing Credit Agreement (such other amendments, the “Other Amendments”), in each case pursuant to Section 9.02 of the Existing Credit Agreement, such amendments to become operative on the Other Amendments Operative Date; and

(13)       WHEREAS, (x) JPMorgan Chase Bank, N.A. (“Third Amendment Lead Arranger”) will act as sole lead arranger and bookrunner with respect to the Revolving Facility Upsize and the Revolving Maturity Date Extension and as a joint lead arranger and joint bookrunner with respect to the Third Amendment Incremental Term Loans and the Other Amendments and (y) the Third Amendment Lead Arranger, RBC Capital Markets, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, Keybanc Capital Markets Inc., BNP Paribas Securities Corporation, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA and UniCredit Bank AG, Munich will each act as a joint lead arranger and joint bookrunner with respect to the Third Amendment Incremental Term Loans and the Other Amendments (collectively, the “Third Amendment Arrangers”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

section 1. Defined Terms. As used in this Amendment, the following terms have the meaning specified:

“Consenting Revolving Maturity Extension Lender” shall mean an Existing Revolving Lender that agrees to the Revolving Maturity Date Extension and executes this Amendment as a “Consenting Revolving Maturity Extension Lender”.

“Existing Revolving Commitments” shall mean the Revolving Commitments in effect as of immediately prior to the Third Amendment Effective Date (for the avoidance of doubt, before giving effect to the Revolving Facility Upsize).

“Existing Revolving Lender” shall mean a Lender in its capacity as a Revolving Lender and/or an Issuing Bank with Existing Revolving Commitments and/or Existing Revolving Loans.

“Existing Revolving Loans” shall mean the Revolving Loans outstanding as of immediately prior to the Third Amendment Effective Date (for the avoidance of doubt, before giving effect to the Revolving Facility Upsize).

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“Third Amendment Effective Date” shall mean April 27, 2023.

“Third Amendment Incremental Revolving Lender” shall mean a Lender with a Third Amendment Incremental Revolving Commitment on the Incremental/Maturity Extension Effective Date.

“Third Amendment Incremental Term Lender” shall mean a Lender with a Third Amendment Incremental Term Commitment on the Incremental/Maturity Extension Effective Date.

section 2. Third Amendment Incremental Revolving Commitments.

(a)       Subject to the terms and conditions set forth herein, on the Incremental/Maturity Extension Operative Date, each of the Third Amendment Incremental Revolving Lenders agrees to provide, pursuant to Section 2.21(a) of the Existing Credit Agreement, a Revolving Commitment Increase and to make Borrowings thereunder available to the Swiss Borrower on and following the Incremental/Maturity Extension Operative Date in a principal amount not to exceed the amount set forth opposite its name on Schedule 1 under the heading “Third Amendment Incremental Revolving Commitments” (with respect to each Third Amendment Incremental Revolving Lender, its “Third Amendment Incremental Revolving Commitment” and collectively, the “Third Amendment Incremental Revolving Commitments”). The aggregate principal amount of the Third Amendment Incremental Revolving Commitments as of the Incremental/Maturity Extension Operative Date will be $95,000,000.

(b)       The Third Amendment Incremental Revolving Commitments being provided pursuant to this Amendment shall constitute a Revolving Commitment Increase as defined in the Amended Credit Agreement and shall constitute a part of the same Class of Commitments as the Revolving Commitments outstanding under the Existing Credit Agreement for all purposes under the Incremental/Maturity Extension Amended Credit Agreement (as defined below) and the other Loan Documents.

(c)       On the Incremental/Maturity Extension Operative Date, after giving effect to the foregoing clauses (a) and (b), the Aggregate Revolving Commitment will be $569,750,000.

(d)        Each Third Amendment Incremental Revolving Lender, by delivering a counterpart of this Amendment duly signed on behalf of such party in its capacity as such, hereby consents to the Other Amendments.

(e)       The obligation of each Third Amendment Incremental Revolving Lender to provide Third Amendment Incremental Revolving Commitments to the Swiss Borrower on the Incremental/Maturity Extension Operative Date shall automatically terminate upon the earlier to occur of (i) 5:00 p.m., New York City time, on September 15, 2023 and (ii) valid termination of either of the Transaction Agreements (as defined below) in accordance with their respective terms prior to the Series A Repurchase Closing (as defined in the applicable Transaction Agreement as in effect on the date hereof) (each, a “Termination Event”).

section 3. Third Amendment Incremental Term Loans.

(a)       Subject to the terms and conditions set forth herein, on the Incremental/Maturity Extension Operative Date, each of the Third Amendment Incremental Term Lenders agrees to make, pursuant to Section 2.21(a) of the Existing Credit Agreement, Incremental Term Loans to the Term Borrowers in a principal amount not to exceed the amount set forth opposite its name on Schedule 1 under the heading “Third Amendment Incremental Term Commitments” (with respect to

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each Third Amendment Incremental Term Lender, its “Third Amendment Incremental Term Commitment” and collectively, the “Third Amendment Incremental Term Commitments”). The aggregate principal amount of the Third Amendment Incremental Term Commitments as of the Incremental/Maturity Extension Operative Date will be $700,000,000.

(b)       The Third Amendment Incremental Term Loans provided pursuant to this Amendment shall constitute Incremental Term Loans as defined in the Incremental/Maturity Extension Amended Credit Agreement and shall constitute a new Class of Term Loans, separate from the Classes of Dollar Term Loans (as defined in the Existing Credit Agreement) and Euro Term Loans outstanding under the Existing Credit Agreement for all purposes under the Incremental/Maturity Extension Amended Credit Agreement and the other Loan Documents.

(c)       Except as set forth in the Incremental/Maturity Extension Amended Credit Agreement, the Third Amendment Incremental Term Loans shall have terms and provisions identical to those applicable to the Initial Term Loans outstanding immediately prior to the Incremental/Maturity Extension Operative Date, shall be pari passu in right of payment with the Initial Term Loans outstanding immediately prior to the Incremental/Maturity Extension Operative Date and shall be guaranteed on identical terms as the Initial Term Loans outstanding immediately prior to the Incremental/Maturity Extension Operative Date.

(d)        Each Third Amendment Term Lender, by delivering a counterpart of this Amendment duly signed on behalf of such party in its capacity as such, hereby consents to the Other Amendments.

(e)       The obligation of each Third Amendment Incremental Term Lender to provide Third Amendment Incremental Term Loans to the Term Borrowers on the Incremental/Maturity Extension Operative Date shall automatically terminate upon the occurrence of a Termination Event.

section 4. Revolving Maturity Extension. Subject to the terms and conditions set forth herein, each Existing Revolving Lender, by delivering a counterpart of this Amendment duly signed on behalf of such party, hereby consents to the Revolving Maturity Extension and the Other Amendments, acknowledges that it is a Consenting Revolving Maturity Extension Lender and agrees that, as of the Incremental/Maturity Extension Operative Date, 100% of the Existing Revolving Commitments and/or Existing Revolving Loans held by such Existing Revolving Lender as of the Third Amendment Effective Date shall have a Revolving Maturity Date of the earliest of (x) April 30, 2028 and (y) the date that is 91 days prior to the final Term Maturity Date for any Initial Term Loans outstanding as of such date under the Incremental/Maturity Extension Amended Credit Agreement.

section 5. Amendments.

(a)       The Existing Credit Agreement is, effective as of the Benchmark-Related Amendments Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on Exhibit A hereto (the Existing Credit Agreement, as so amended, the “Benchmark-Related Amended Credit Agreement”).

(b)       Effective as of the Third Amendment Effective Date, the Benchmark-Related Amended Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on Exhibit B hereto (the Benchmark-

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Related Credit Agreement, as so amended, the “Incremental/Maturity Extension Amended Credit Agreement”); provided that such amendments and the Incremental/Maturity Extension Amended Credit Agreement shall not become operative until each of the conditions set forth in Section 8 have been satisfied in accordance with their terms (and for the avoidance of doubt, if such conditions are not satisfied then such amendments and the Incremental/Maturity Extension Amended Credit Agreement shall not become operative).

(c)       Effective as of the Third Amendment Effective Date, the Incremental/Maturity Extension Amended Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on Exhibit C hereto (the Incremental/Maturity Extension Amended Credit Agreement, as so amended, the “Amended Credit Agreement”); provided that such amendments and the Amended Credit Agreement shall not become operative until each of the conditions set forth in Section 9 have been satisfied in accordance with their terms (and for the avoidance of doubt, if such conditions are not satisfied then such amendments and the Amended Credit Agreement shall not become operative).

(d)       Exhibit L to the Existing Credit Agreement is, effective as of the Benchmark-Related Amendments Effective Date, hereby amended and restated in its entirety as attached hereto as Exhibit D.

(e)       Exhibit M to the Existing Credit Agreement is, effective as of the Benchmark-Related Amendments Effective Date, hereby amended and restated in its entirety as attached hereto as Exhibit E.

section 6. Representations of the Loan Parties. Each Loan Party party hereto hereby represents and warrants to the other parties hereto on and as of the Third Amendment Effective Date that:

(a)       this Amendment has been duly authorized, executed and delivered by each such Loan Party and constitutes a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing, (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties and (v) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion supplied to the Administrative Agent; and

(b)       the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the Third Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

SECTION 7. Conditions of Effectiveness and Conditions to the Benchmark-Related Amendments Becoming Operative. This Amendment, the Revolving Maturity Date Extension, the Revolving Facility Upsize, the Third Amendment Incremental Term Loans, the Other Amendments and the Benchmark-Related Amendments shall become effective, and the Benchmark-Related Amendments (but not, for the avoidance of doubt, the Revolving Maturity Date Extension, the Revolving Facility Upsize, the Third Amendment Incremental Term Loans or the Other Amendments) shall become

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operative, on the date (the “Benchmark-Related Amendments Effective Date”) on which the following conditions shall have been satisfied:

(a)                The Administrative Agent (or its counsel) shall have received from each of the Borrowers and the Administrative Agent either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.

(b)                The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection to the Early Opt-in Election with respect to the Dollar Term Loans (as defined in the Existing Credit Agreement) from Lenders comprising the Required Lenders.

Notwithstanding the foregoing, if the Incremental/Maturity Extension Operative Date has not occurred on or prior to the sixth (6th) Business Day after the date notice of an Early Opt-in Election was provided to the Lenders, then the Benchmark-Related Amendments and the Benchmark-Related Amended Credit Agreement shall nonetheless become effective as of the Benchmark-Related Amendments Effective Date upon the satisfaction of the conditions set forth in this Section 7.

For the avoidance of doubt, the Benchmark-Related Amendments Effective Date occurred on April 27, 2023.

SECTION 8. Conditions to the Revolving Maturity Date Extension, the Revolving Facility Upsize and the Third Amendment Incremental Term Loans Becoming Operative. (i) The Revolving Maturity Date Extension, the Revolving Facility Upsize and the Third Amendment Incremental Term Loans (but not, for the avoidance of doubt, the Other Amendments) and (ii) the obligation of (x) the Third Amendment Incremental Revolving Lenders to provide the Third Amendment Incremental Revolving Commitments and (y) the Third Amendment Incremental Term Lenders to make the Third Amendment Incremental Term Loans shall become operative on the date (the “Incremental/Maturity Extension Operative Date”) on which the following conditions shall have been satisfied:

(a)       The Administrative Agent (or its counsel) shall have received from each Third Amendment Incremental Revolving Lender, each Third Amendment Incremental Term Lender, the Consenting Revolving Maturity Extension Lenders and Holdings, each Borrower, each other U.S. Loan Party, each other Swiss Loan Party and each other Loan Party organized under the laws of Luxembourg (each, a “Luxembourg Loan Party”) either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.

(b)       The Administrative Agent shall have received a copy of (i) each organizational or constitutional document of each U.S. Loan Party, each Swiss Loan Party and each Luxembourg Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or as of the Incremental/Maturity Extension Operative Date by a director or an authorized representative of such Loan Party (where customary in any applicable jurisdiction), which shall, for the avoidance of doubt, include in the case of a Swiss Loan Party a copy of (x) up-to-date and certified articles of association (Statuten), (y) an up-to-date and certified excerpt of the competent commercial register and (z) an electronic copy of the register of beneficial owners (Verzeichnis der wirtschaftlich Berechtigten) and an electronic copy of the quota register (Anteilbuch), in each case, relating to such Swiss Loan Party; (ii) signature and incumbency certificates (where customary in any applicable jurisdiction) of the responsible officers or authorized representatives of each Loan Party executing this Amendment, (iii) copies of

7

resolutions (or extracts of resolutions) of the board of directors or managers, shareholders, partners, and/or similar governing bodies, as applicable, of each Loan Party executing this Amendment approving and authorizing the execution, delivery and performance of this Amendment and the Amended Credit Agreement, certified as of the Incremental/Maturity Extension Operative Date by a secretary, an assistant secretary, a responsible officer or an authorized representative of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of the jurisdiction of incorporation, organization or formation of each Loan Party executing this Amendment.

(c)       The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel for the Loan Parties, (ii) Brouxel & Rabia, Luxembourg counsel for the Loan Parties, (iii) Ogier, Luxembourg counsel to the Administrative Agent and (iv) Homburger AG, Swiss counsel to the Administrative Agent, in each case (A) dated as of the Incremental/Maturity Extension Operative Date and (B) in form and substance reasonably satisfactory to the Administrative Agent.

(d)       The Administrative Agent shall have received all fees, costs and expenses payable thereto, to the Third Amendment Arrangers or to any Lender (other than the fees described in Section 9(c) below), on or prior to the Incremental/Maturity Extension Operative Date, including, to the extent invoiced at least three Business Days prior to the Incremental/Maturity Extension Operative Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Loan Parties hereunder, under any letter agreement in effect on the Incremental/Maturity Extension Operative Date by and between Holdings and the Third Amendment Lead Arranger or under any other Loan Document on or prior to the Incremental/Maturity Extension Operative Date.

(e)       The Administrative Agent, each Third Amendment Incremental Revolving Lender, each Third Amendment Incremental Term Lender and the Third Amendment Arrangers shall have received, at least three Business Days prior to the Incremental/Maturity Extension Operative Date, all documentation and other information about the Borrowers and the Guarantors that shall have been reasonably requested by such Person in writing at least 10 Business Days prior to the Incremental/Maturity Extension Operative Date and that such Person reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act including, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (e) shall be deemed to be satisfied).

(f)       The representations and warranties of each Loan Party set forth in Section 6 hereof and in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the Incremental/Maturity Extension Operative Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(g)       The Lenders shall have received a certificate from a Financial Officer of Holdings, substantially in the form of Exhibit K to the Amended Credit Agreement, certifying as to the

8

solvency of Holdings and its Restricted Subsidiaries as of the Incremental/Maturity Extension Operative Date on a consolidated basis after giving effect to the transactions contemplated hereby.

(h)       No Default or Event of Default shall have occurred and be continuing or shall result from the transactions contemplated by this Amendment.

(i)       The Administrative Agent shall have received a certificate from a Financial Officer of Holdings, dated the Incremental/Maturity Extension Operative Date, confirming compliance with the condition set forth in Sections 8(f), (h) and (n).

(j)       The Administrative Agent shall have received the results of a recent UCC, tax and judgment lien search in each relevant U.S. jurisdiction with respect to each of the Loan Parties as the Administrative Agent may request.

(k)       On or prior to the Incremental/Maturity Extension Operative Date, the “Amended Series A Certificate of Designations” (as defined in and attached to each of (x) the Transaction Agreement, dated as of and as in effect on April 12, 2023, between Holdings and Oaktree Value Opportunities Fund Holdings, L.P., OCM Opps GTM Holdings, LLC, Oaktree Phoenix Investment Fund LP and Oaktree Opportunities Fund Xb Holdings (Delaware) L.P. and (y) the Transaction Agreement, dated as of and as in effect on April 12, 2023, between Holdings and Centerbridge Credit Partners Master, L.P. and Centerbridge Special Credit Partners III-Flex, L.P. (colletively, the “Transaction Agreements”)) shall have been filed with the Secretary of State for the State of Delaware and be effective.

(l)       The Administrative Agent shall have received a Borrowing Request in respect of the Third Amendment Incremental Term Loans not later than 2:00 p.m., Local Time, at least three U.S. Government Securities Business Days prior to the Incremental/Maturity Extension Operative Date.

(m)       No Termination Event shall have occurred.

(n)       The incurrence of the Third Amendment Incremental Revolving Commitments and the Third Amendment Incremental Term Loans shall be permitted under Section 2.21(a) of the Benchmark-Related Amended Credit Agreement.

section 9. Conditions to the Other Amendments Becoming Operative. The Other Amendments shall become operative on the date (the “Other Amendments Operative Date”) on which the following conditions shall have been satisfied:

(a) The Incremental/Maturity Extension Operative Date shall have occurred, the Third Amendment Incremental Revolving Commitments shall have been made available to the Swiss Borrower and the Term Borrowers shall have incurred the Third Amendment Incremental Term Loans.

(b) The Administrative Agent (or its counsel) shall have received from the Lenders constituting the Required Lenders (determined immediately after giving effect to the Revolving Facility Upsize and the incurrence of the Third Amendment Incremental Term Loans), each Borrower and Holdings either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment. For purposes of determining compliance with the condition in this clause (a) each Lender (including each Third Amendment Incremental Revolving Lender and each Third Amendment Incremental Term Lender) that has executed and delivered this Amendment prior to April 27, 2023 shall be deemed to have irrevocably consented to, approved and

9

accepted, and is satisfied with, this Amendment, the Other Amendments and the Amended Credit Agreement.

(c) The Borrowers shall have paid to the Administrative Agent, for the account of each Lender under the Existing Credit Agreement as of the Third Amendment Effective Date (for the avoidance of doubt, excluding the Third Amendment Incremental Revolving Lenders and the Third Amendment Incremental Term Lenders in their respective capacities as such) that delivers an executed signature page to this Amendment prior to April 27, 2023, a consent fee equal to the product of 0.05% multiplied by the sum of such Lender’s outstanding Term Loans as of the Third Amendment Effective Date and such Lender’s Existing Revolving Commitment as of the Third Amendment Effective Date.

(d)       The representations and warranties of each Loan Party set forth in Section 6 hereof and in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the Other Amendments Operative Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(e)       No Default or Event of Default shall have occurred and be continuing or shall result from the transactions contemplated by this Amendment.

Section 10. Post-Closing Covenant. Each of Holdings and the Borrowers will, and will cause each of its Subsidiaries that is a Loan Party to (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), within 90 days of the Incremental/Maturity Extension Operative Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), execute any and all further documents, financing statements, reaffirmations, agreements and instruments, and take all such further actions (including the delivery of legal opinions, filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and any foreign equivalents of the foregoing, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Loan Parties.

section 11. Consent and Affirmation of Loan Parties. Each of the Loan Parties party hereto, in its capacity as a guarantor under the Guarantee Agreement and a pledgor under the other Security Documents to which it is a party, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Guarantee Agreement and the Security Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the Third Amendment Effective Date, each reference to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment, and (ii) confirms that, notwithstanding the effectiveness of the terms hereof, the Security Documents to which such Loan Party is a party and all of the Liens on the Collateral described therein remain in full force and effect, are not released or reduced and do, and shall continue to, secure the payment of all of the Obligations, including the obligations in respect of the Third Amendment Incremental Revolving Commitments, the Third Amendment Incremental Term Loans and the obligations under this Amendment.

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section 12. Swiss Security Confirmation.

(a)       Each of Garrett TS Ltd., Garrett Motion Switzerland Holdings Sàrl and Garrett Motion Sàrl (the “Swiss Security Providers”) agrees and confirms for the benefit of the Administrative Agent, acting as administrative agent and pledgee under each Swiss Security Document (as defined in the Existing Credit Agreement) for itself, including, without limitation, as creditor of the Loan Parallel Debt (as defined in the Existing Credit Agreement), and as direct representative (direkter Stellverterter) in the name and for the account of all other Secured Parties, with the effect as of the Third Amendment Effective Date: (i) it is and continues to be bound by its obligations as set out in each of the existing Swiss Security Document to which it is a party; and (ii) the security interest created pursuant to each of the existing Swiss Security Documents to which it is a party shall remain in full force and effect and shall continue to secure any and all Secured Obligations (as amended, modified, extended, replaced, restated and/or increased pursuant to this Amendment, subject in each case to applicable limitations set out in the relevant Swiss Security Document).

(b)       Each of Garrett Motion Switzerland Holdings Sàrl and Garrett Motion Sàrl further agrees and confirms to the Administrative Agent, acting as administrative agent as indirect representative (indirekter Stellvertreter) in its own name but for the account of all Secured Parties, including, without limitation, as creditor of the Loan Parallel Debt (as defined in the Existing Credit Agreement): (i) it is and continues to be bound by its obligations as set out in each of the existing Swiss Security Documents to which it is a party; and (ii) the security interest created pursuant to each of the existing Swiss Security Document to which it is a party shall remain in full force and effect and shall continue to secure any and all Secured Obligations (as amended, modified, extended, replaced, restated and/or increased pursuant to this Amendment, subject in each case to applicable limitations set out in the relevant Swiss Security Document).

section 13. Reference to and Effect on the Loan Documents. (a) From and after the Third Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment. From and after the Third Amendment Effective Date, this Amendment shall be a Loan Document.

(b)       The Security Documents and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Existing Credit Agreement as amended by this Amendment. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)       (i) This Amendment shall constitute an “Incremental Facility Amendment,”, (ii) the Revolving Loans made under the Third Amendment Incremental Revolving Commitments shall constitute “Incremental Revolving Loans,” “Revolving Loans” and “Loans”, (iii) the Third Amendment

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Incremental Revolving Commitments shall constitute a “Revolving Commitment Increase,” “Revolving Commitments” and “Commitments,” (iv) the Third Amendment Incremental Term Loans made under the Third Amendment Incremental Term Commitments shall constitute “Incremental Term Loans,” “Third Amendment Incremental Dollar Term Loans,” “Term Loans” and “Loans” and (v) the Third Amendment Incremental Term Commitments shall constitute “Third Amendment Incremental Dollar Term Commitments,” “Term Commitments” and “Commitments,” in each case, for all purposes of the Incremental/Maturity Extension Amended Credit Agreement and the other Loan Documents.

(e)       This Amendment shall constitute notice to the Administrative Agent required under Section 2.21(a) of the Existing Credit Agreement.

(f)       This Amendment shall constitute a Maturity Date Extension Request under Section 2.22(a) of the Existing Credit Agreement.

(g)       Notwithstanding the Benchmark-Related Amendments to the Existing Credit Agreement implemented by this Amendment, all Eurocurrency Dollar Term Loans (as defined in the Existing Credit Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date) outstanding as of the Benchmark-Related Amendments Effective Date shall continue to bear interest at the Adjusted LIBO Rate (as defined in the Existing Credit Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date) until the expiration of the Interest Period with respect to such Eurocurrency Dollar Term Loans as in effect as of the Benchmark-Related Amendments Effective Date pursuant to the terms of the Existing Credit Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date, with all interest accruing on each such Eurocurrency Dollar Term Loan through such expiration date to be due and payable on the last day of the Interest Period applicable to such Eurocurrency Dollar Term Loan (and the Borrowers hereby authorize the Administrative Agent to charge such interest to the loan account as Dollar Term Loans (as defined in the Existing Credit Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date) on such date. The provisions of the Existing Credit Agreement governing the Eurocurrency Dollar Term Loans shall continue to apply to any such Eurocurrency Dollar Term Loans until the end of the Interest Period or payment period applicable to such Eurocurrency Dollar Term Loans.

section 14. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

section 15. Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrowers, the Administrative Agent and the Lenders party hereto. The section headings used herein are for

12

convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

section 16. Governing Law; Etc.

(a)       THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT (OTHER THAN SECTION 12 HEREOF, WHICH ONLY APPLIES TO THE SWISS SECURITY PROVIDERS AS PROVIDED FOR HEREIN) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b)       EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.10 AND 9.15 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

(c)       SECTION 12 OF THIS AMENDMENT shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, under the exclusion of the Swiss international conflict of law rules. All disputes arising out of or in connection with SECTION 12 of this aMENDMENT, including disputes on its conclusion, binding effect, amendment and termination, shall exclusively be resolved by the courts that have jurisdiction for the City of Zurich, Switzerland, venue Zurich 1.

section 17. No Novation. This Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to the extent expressly modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

section 18. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GARRETT MOTION INC., as Holdings

By:	/s/ Sean Deason
	Name:	Sean Deason
	Title:	Chief Financial Officer

GARRETT LX I S.à r.l, as the Lux Borrower

By:	/s/ Khalisha Banks
	Name:	Khalisha Banks
	Title:	Class A Manager - Authorized Signatory

GARRETT MOTION HOLDINGS INC., as the U.S. Co-Borrower

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Secretary and Director

GARRETT MOTION Sàrl, as Swiss Borrower and a Swiss Security Provider

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

Garrett ASASCO Inc., as a Guarantor GARRETT TRANSPORTATION I, INC., as a Guarantor GARRETT MOTION LLC, as a Guarantor

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Secretary and Director

BRH LLC, as a Guarantor FRICTION MATERIALS LLC, as a Guarantor

By:	/s/ Jerome Maironi
	Name:	Jerome Maironi
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

Garrett Motion Switzerland Holdings Sàrl, as Swiss Security Provider

By:	/s/ Khalisha Banks
	Name:	Khalisha Banks
	Title:	Authorized Signatory

Garrett TS Ltd., as Swiss Security Provider

By:	/s/ Khalisha Banks
	Name:	Khalisha Banks
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

Garrett LX IIi S.à r.l., as a Guarantor

By:	/s/ Khalisha Banks
	Name:	Khalisha Banks
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, a Consenting Revolving Maturity Extension Lender, a Third Amendment Incremental Revolving Lender, a Third Amendment Incremental Term Lender, a Lender and an Issuing Bank

By:	/s/ Gene Riego de Dios
	Name:	Gene Riego de Dios
	Title:	Executive Director

[Signature Page to Third Amendment]

Royal Bank of Canada, as a Third Amendment Incremental Revolving Lender, a Lender and an Issuing Bank

By:	/s/ Sayab Ayub
	Name:	Sayab Ayub
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

Royal Bank of Canada, as a Consenting Revolving Maturity Extension Lender

By:	/s/ Sayab Ayub
	Name:	Sayab Ayub
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

BNP Paribas, as a Third Amendment Incremental Revolving Lender, a Consenting Revolving Maturity Extension Lender, a Revolving Lender and an Issuing Bank

By:	/s/ Todd Grossnickle
	Name:	Todd Grossnickle
	Title:	Managing Director

By:	/s/ Louis Moran
	Name:	Louis Moran
	Title:	Vice President

[Signature Page to Third Amendment]

Morgan Stanley Senior Funding, Inc., as a Third Amendment Incremental Revolving Lender, a Lender and an Issuing Bank

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to Third Amendment]

Morgan Stanley Senior Funding, Inc., as a Consenting Revolving Maturity Extension Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature Page to Third Amendment]

Deutsche Bank AG New York Branch, as a Consenting Revolving Maturity Extension Lender

By:	/s/ Philip Tancorra
	Name:	Philip Tancora
	Title:	Director

By:	/s/ Lauren Danbury
	Name:	Lauren Danbury
	Title:	Vice President

[Signature Page to Third Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Third Amendment Incremental Revolving Lender, a Consenting Revolving Maturity Extension Lender, and an Issuing Bank

By:	/s/ Andrew M. Horn
	Name:	Andrew M. Horn
	Title:	Executive Director

[Signature Page to Third Amendment]

Goldman Sachs Bank USA, as a Third Amendment Incremental Revolving Lender, a Lender and an Issuing Bank

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

Goldman Sachs Bank USA, as a Consenting Revolving Maturity Extension Lender

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

UniCredit Bank AG, Munich, as a Third Amendment Incremental Revolving Lender and a Lender

By:	/s/ Reinhard Krauel
	Name:	Reinhard Krauel
	Title:	Managing Director

By:	/s/ Dr. Roland Kreibich
	Name:	Dr. Roland Kreibich
	Title:	Director

[Signature Page to Third Amendment]

KeyBank National Association, as a Consenting Revolving Maturity Extension Lender, a Revolving Lender and an Issuing Bank

By:	/s/ Brian Troszak
	Name:	Brian Troszak
	Title:	Associate

[Signature Page to Third Amendment]

UBS Switzerland AG, as a Consenting Revolving Maturity Extension Lender

By:	/s/ Stéphane Guye-Bergeret
	Name:	Stéphane Guye-Bergeret
	Title:	Director

By:	/s/ Christoph Steiner
	Name:	Christoph Steiner
	Title:	Managing Director

[Signature Page to Third Amendment]

EXHIBIT A

Benchmark-Related Amended Credit Agreement

[See attached.]

Conformed through Amendment No. 3

CREDIT AGREEMENT

dated as of

April 30, 2021,
as amended by Amendment No. 1, dated as of January 11, 2022, as further amended by Amendment No. 2, dated as of March 22, 2022,

and as further amended by Amendment No. 3, dated as of April 27, 2023,

among

GARRETT MOTION INC.,
as Holdings,

GARRETT LX I S.À R.L.,
as Lux Borrower,

GARRETT MOTION HOLDINGS INC.,
as U.S. Co-Borrower,

GARRETT MOTION SÀRL,
as Swiss Borrower,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.,
RBC CAPITAL MARKETS,1
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION
KEYBANC CAPITAL MARKETS INC.
and
BNP PARIBAS SECURITIES CORPORATION,
as Joint Lead Arrangers and Joint Bookrunners

BNP PARIBAS
and
UBS SWITZERLAND AG,
as Syndication Agents

BNP PARIBAS
and
UBS SWITZERLAND AG,
as Documentation Agents

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

ii

iii

SCHEDULES:

Schedule 1.01	–	Agreed Guaranty and Security Principles
Schedule 1.02	–	Mortgaged Property
Schedule 1.03	–	Non-U.S. Security Documents and Non-U.S. Local Counsel
Schedule 1.04	–	Existing Letters of Credit
Schedule 2.01	–	Commitments
Schedule 3.14	–	Subsidiaries
Schedule 4.01	–	Effective Date Security Documents
Schedule 5.15	–	Post-Closing Undertakings
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.05	–	Proposed Asset Sales
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Pari Passu Intercreditor Agreement
Exhibit B-2	–	Form of Junior Lien Intercreditor Agreement
Exhibit C	–	Form of U.S. Collateral Agreement
Exhibit D	–	Form of Perfection Certificate
Exhibit E	–	Form of Guarantee Agreement
Exhibit F	–	Form of Global Intercompany Note
Exhibit G	–	Auction Procedures
Exhibit H	–	Form of Affiliated Lender Assignment and Assumption
Exhibit I	–	Form of Maturity Date Extension Request
Exhibit J-1	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-2	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-3	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

iv

Exhibit J-4	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K	–	Form of Solvency Certificate
Exhibit L	–	Form of Borrowing Request
Exhibit M	–	Form of Election Request
Exhibit N	–	Form of Notice of Secured Cash Management Services Provider

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CREDIT AGREEMENT dated as of April 30, 2021 (as amended by Amendment No. 1, dated as of January 11, 2022, as further amended by Amendment No. 2, dated as of March 22, 2022, and as further amended by Amendment No. 3, dated as of April 27, 2023, this “Agreement”), among GARRETT MOTION INC., a Delaware corporation (“Holdings”), GARRETT LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642 (the “Lux Borrower”), GARRETT MOTION HOLDINGS INC., a Delaware corporation (the “U.S. Co-Borrower” and, together with the Lux Borrower, the “Term Borrowers”) and GARRETT MOTION Sàrl, (f/k/a Honeywell Technologies Sàrl) a limited liability company (société à responsabilité limitée) organized under the laws of Switzerland (the “Swiss Borrower”), the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, on September 20, 2020, Holdings and certain affiliates (collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases under chapter 11 of the Bankruptcy Code under the cases jointly administered as In re Garrett Motion Inc., et al.;

WHEREAS, the Debtors filed the Plan of Reorganization with the Bankruptcy Court on January 22, 2021, which Plan of Reorganization was confirmed by the Bankruptcy Court on April 26, 2021;

WHEREAS, the Borrowers have requested that (a) the Dollar Term Lenders extend credit in the form of Dollar Term Loans on the Effective Date to the Term Borrowers in an aggregate principal amount not in excess of $715,000,000, (b) the Euro Term Lenders extend credit in the form of Euro Term Loans on the Effective Date to the Term Borrowers in an aggregate principal amount not in excess of €450,000,000 and (c) the Revolving Lenders extend credit in the form of Revolving Loans and the Issuing Banks issue Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period to the Swiss Borrower such that the Aggregate Revolving Exposure will not exceed $474,750,000 at any time; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in dollars.

“Acceptable Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations, at the option of the Swiss Borrower, either (i) a Pari Passu Intercreditor Agreement or (ii) a customary U.S.-style intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Swiss Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness and related obligations shall rank equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) junior to the Liens on the Collateral securing the Obligations, at the option of the Swiss Borrower, either (i) a Junior Lien Intercreditor Agreement or (ii) a customary U.S.-style intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Swiss Borrower, which

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agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Additional Lender” has the meaning assigned to such term in Section 2.21(c).

“Adjusted AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling and (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be determined to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) the Term SOFR Adjustment for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and Related Parties), in its capacity as administrative agent, security trustee and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls, is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means any Affiliate of the Sponsors (other than a natural Person) that is engaged in or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities, and that exercises independent discretion from the private equity business of the Sponsors, or any of their respective subsidiaries or successor or parallel funds or vehicles.

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“Affiliated Debt Fund Restrictions” has the meaning assigned to such term in Section 9.04(e).

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time measured in dollars (or the Dollar Equivalent).

“Agreed Currencies” means dollars and each Permitted Foreign Currency.

“Agreed Guaranty and Security Principles” means those principles set forth on Schedule 1.01 or as such principles may be supplemented or modified from time to time.

“Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.22.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c)  the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, (i) in the case of any Term Loans, if the Alternate Base Rate shall be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement and (ii) in the case of the Revolving Facility, if the Alternate Base Rate shall be deemed to be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

“Alternative Incremental Facility Debt” means any Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes, senior subordinated notes, bonds or debentures and/or term loans that are unsecured or secured on a pari passu basis with or junior basis to the Loans or senior unsecured notes, or any bridge facility; provided that (i) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of any member of the Restricted Group other than the Collateral or the proceeds of such Indebtedness pending application thereof, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the Latest Maturity Date (or in the case of Indebtedness secured on a junior basis to the Loan Document Obligations or unsecured Indebtedness, the date that is 90 days after the Latest Maturity Date) at the time such Indebtedness is incurred (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition); provided that the requirements set forth in this clause (ii) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions, (iii) the mandatory prepayment provisions of any such

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Indebtedness shall not be more favorable to the applicable lenders or creditors than those of the Term Loans unless (x) the Lenders of the Term Loans also receive the benefit of such more favorable terms or (y) such provisions apply after the Latest Maturity Date at the time, (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall comply with the requirement set forth in Section 6.01(c).

“Ancillary Document” has the meaning given to such term in Section 9.06(b).

“Anti-Corruption Laws” means all comprehensive laws and regulations of any Governmental Authority applicable to any Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning given to such term in Section 9.01(d)(iii).

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Revolving Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, for purposes of Section 2.20(c)(ii), “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans and LC Exposures that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day:

(a)       with respect to any Loan that is a Dollar Term Loan, 3.25% per annum in the case of Term Benchmark Loans and 2.25% per annum in the case of ABR Loans;

(b)       with respect to any Loan that is a Euro Term Loan, 3.50% per annum; and

(c)       with respect to (i) any Loan that is a Revolving Loan and (ii) the commitment fees payable hereunder in respect of unused Revolving Commitments after the Effective Date, the applicable rate per annum set forth in the table below in the “Revolving Loans that are Term Benchmark Loans”, “Revolving Loans that are EURIBOR Loans”, “Revolving Loans that are RFR Loans”, “Revolving Loans that are ABR Loans” or “Commitment Fee” columns, as applicable, based upon the Consolidated First Lien Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have most recently been delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b); provided that until the delivery of such consolidated financial statements as of and for the first fiscal quarter of Holdings beginning after the Effective Date, the Applicable Rate shall be that set forth below in Level I:

Level	Consolidated First Lien Leverage Ratio	Revolving Loans that are Term Benchmark Loans	Revolving Loans that are EURIBOR Loans	Revolving Loans that are RFR Loans denominated in Sterling	Revolving Loans that are RFR Loans denominated in Swiss Franc	Revolving Loans that are ABR Loans	Commitment Fee
I	≥ 1.85 to 1.00	2.75%	3.00%	2.7826%	2.75%	1.75%	0.50%
II	≥ 1.35 to 1.00 and < 1.85 to 1.00	2.50%	2.75%	2.5326%	2.50%	1.50%	0.375%
III	< 1.35 to 1.00	2.25%	2.50%	2.2826%	2.25%	1.25%	0.25%

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For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated First Lien Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated First Lien Leverage Ratio shall be deemed to be in Level I at the request of the Required Lenders if Holdings fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required to be delivered by it pursuant to Section 5.01(c) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.

Notwithstanding the foregoing, if the Borrowers shall not have obtained, on or prior to the Effective Date, public ratings (but no specific ratings) for the Initial Term Loans (the “Facility Ratings”) and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) in respect of the Lux Borrower after giving effect to the Transactions (the “Corporate Ratings”), in each case, from two out of three of Moody’s, S&P and Fitch, the Applicable Rate for Dollar Term Loans and Euro Term Loans shall be increased by 0.25% per annum for each day from the Effective Date until the first date on which Facility Ratings and Corporate Ratings, in each case, from two out of three of Moody’s S&P and Fitch shall have been obtained (and after such date, the Applicable Rate for Dollar Term Loans and Euro Term Loans shall be as reflected in clauses (a) and (b), respectively, above).

“Applicable Time” means, with respect to any Borrowings and payments in any Permitted Foreign Currency, the local time in the place of settlement for such Permitted Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.

“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., RBC Capital Markets, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc. and BNP Paribas Securities Corporation, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“ASU” has the meaning assigned to such term in Section 1.04(a).

“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans pursuant to the Auction Procedures.

“Auction Manager” means any financial institution or advisor employed by a Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that no Borrower shall designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).

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“Auction Procedures” means the procedures set forth in Exhibit G.

“Auction Purchase Offer” means an offer by a Purchasing Borrower Party to purchase Term Loans of one or more Classes pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(e).

“Audited Financial Statements” the audited combined balance sheets of Holdings dated December 31, 2020 and December 31, 2019, and the related audited consolidated statements of operations, comprehensive income (loss), cash flows and equity (deficit) as of and for the fiscal year ended December 31, 2020, December 31, 2019 and December 31, 2018, audited and reported on by Deloitte SA.

“AUD Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the AUD Screen Rate for the longest period for which that AUD Screen Rate is available that is shorter than the Impacted AUD Interest Period and (b) the AUD Screen Rate for the shortest period for which that AUD Screen Rate is available that exceeds the Impacted AUD Interest Period, in each case, at such time; provided that, at any time the AUD Interpolated Rate is less than zero, the AUD Interpolated Rate shall be deemed to be zero for purposes of this Agreement.

“AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 A.M., Sydney, Australia time, two Business Days prior to the beginning of such Interest Period; provided that if the AUD Screen Rate shall not be available at such time for such Interest Period (an “Impacted AUD Interest Period”), then the AUD Rate shall be the AUD Interpolated Rate.

“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Australia” shall mean the Commonwealth of Australia.

“Australian Corporations Acts” means the Corporations Act 2001 (Cth) of Australia.

“Australian Dollars” means the lawful currency of Australia.

“Australian Entity” means any entity incorporated or established under the laws of Australia (including any State or territory of Australia).

“Australian Loan Party” means any Australian Entity that is a Loan Party.

“Australian PPSA” means Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under the PPSA, including the Personal Property Securities Regulations 2010 (Cth).

“Available Amount” means, at any time,

(a)       the sum of:

(i)    the greater of (x) $132,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, plus

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(ii)    50% of cumulative Consolidated Net Income for the period commencing on the Effective Date through and including such date of measurement (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; provided that the amount pursuant to this clause (ii) shall in no event be less than $0), plus

(iii)    the Net Proceeds from any sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings to the extent such Net Proceeds are received by any Borrower, plus

(iv)    (A) the aggregate amount of prepayments declined by the Term Lenders and retained by the applicable Borrower pursuant to Section 2.11(f) plus (B) the aggregate amount of Retained Prepayment Event Proceeds, plus

(v)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (vi) below and of any amount deducted from the calculation of Investments pursuant to the definition of “Investment”, the amounts of any dividends in cash or Permitted Investments or other returns, profits, distributions and similar amounts (whether by means of a sale or other disposition, a repayment of a loan or advance, a dividend or otherwise) received by the Borrowers and the Restricted Subsidiaries on Investments made using the Available Amount, in each case up to the original amount of such Investments; plus

(iv)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (v) above and of any amount deducted from the calculation of Investments pursuant to the definition of “Investment”, the amount of any Investment made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into a Borrower or any of the Restricted Subsidiaries (up to the lesser of (A) the fair market value determined in good faith by the Swiss Borrower of the Investments of Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (B) the fair market value determined in good faith by the Swiss Borrower of the original Investment by Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary); minus

(b)       the sum since the Effective Date of (i) Investments, loans and advances then outstanding in reliance on the Available Amount, plus (ii) Restricted Payments previously or concurrently made in reliance on the Available Amount, plus (iii) Restricted Debt Payments previously or concurrently made in reliance on the Available Amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Back to Back Arrangements” shall mean any “back-to-back” transactions between Holdings, the Borrowers or any Restricted Subsidiary, in connection with facilitating any Hedging Agreements (provided that, for such arrangements to constitute Back to Back Arrangements, such arrangements must be settled in cash, which for this purpose shall include netting of obligations, within five Business Days of any corresponding settlement with the third-party counterparty to such Hedging Agreement).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect or any successor thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy, insolvency proceeding or Bail-In Action, or has had a receiver, conservator, trustee, administrator, custodian, examiner, Examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Belgian Financial Collateral Act” has the meaning assigned to such term in Section 8.01(a).

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency, (ii) EURIBOR Loan, the applicable Relevant Rate for Euros and (iii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Permitted Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)       in the case of any Loan denominated in dollars, the Adjusted Daily Simple SOFR; or

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, EURIBOR Loan and/or Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component

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thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative or as of a specified future date will no longer be representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by 31 C.F.R. § 1010.230 (“Beneficial Ownership Regulation”).

“Beneficial Ownership Regulation” has the meaning specified in the definition of “Beneficial Ownership Certification”.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bilateral Facility” means the continuing letter of credit agreement (committed), dated as of April 30, 2021, entered into between BNP Paribas and the Swiss Borrower, as amended, modified, supplemented, refinanced or replaced from time to time.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Swiss Borrower, the Lux Borrower and the U.S. Co-Borrower.

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“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, RFR Loans and EURIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $5,000,000, (b) in the case of a Term Benchmark Borrowing or RFR Borrowing, in each case, denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Euro Equivalent in excess of €5,000,000, (c) in the case of a EURIBOR Borrowing denominated in Euros, €5,000,000 and (d) in the case of an ABR Borrowing, $1,000,000.

“Borrowing Multiple” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $500,000, (b) in the case of a Term Benchmark Borrowing or RFR Borrowing, in each case, denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Euro Equivalent in excess of €500,000, (c) in the case of a EURIBOR Borrowing denominated in Euros, €500,000 and (d) in the case of an ABR Borrowing, $100,000.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit L (or in such other form as may be approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Zurich, Switzerland; provided that in addition to the foregoing, a Business Day shall be (A) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, (B) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (C) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (D) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is an RFR Business Day and (E) in relation to Loans denominated in Australian Dollars and in relation to the calculation or computation of the AUD Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Australia.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Restricted Group that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Restricted Group during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), (ii) made by the Restricted Group to effect leasehold improvements to any property leased by the Restricted Group as lessee, to the extent that such expenses have been reimbursed by the landlord, (iii) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Restricted Group and (iv) made with the Net Proceeds from the issuance of Qualified Equity Interests.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of December 31, 2018 shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement.

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“Captive Insurance Subsidiary” means a Subsidiary of Holdings established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by Holdings or any of its Subsidiaries or joint ventures.

“Cash Management Banks” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations”.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, single entity or multi-entity multicurrency notional pooling structures, temporary advances, interest and fees and interstate depository network services), netting services, employee credit or purchase card programs, Supply Chain Financings, Outside LC Facilities, bankers’ acceptances and similar programs, in each case provided to Holdings, any Borrower or any Restricted Subsidiary.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the sum of (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (c) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time, (d) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (e) any other Permitted Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor plus (solely with respect to the Revolving Facility) plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Revolving Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, (d) Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Yen in effect on the last Business Day in such period and (e) any other Permitted Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) each of the EURIBOR Rate and the TIBOR Rate on any day shall be based on the EURIBOR Screen Rate or the TIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

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“Centre of Main Interest” means “centre of main interest” as that term is used in Article 3(1) of the Insolvency Regulation.

“Change in Control” means (a) Holdings ceases to own, directly or indirectly through one or more Intermediate Holdcos, all of the Equity Interests of the U.S. Co-Borrower, the Lux Borrower and the Swiss Borrower, or (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, of 50% or more of the Voting Equity Interests in Holdings; provided, however, that this clause (b) shall not include any transaction where (x) Holdings becomes a direct or indirect wholly owned subsidiary of a holding company; and (y) the direct or indirect holders of the Voting Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of Holdings’ Voting Equity Interests immediately prior to that transaction.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Equity Interests of Holdings beneficially owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by any other member of such group for purposes of determining whether a Change in Control has occurred.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class,” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Dollar Term Loans, Euro Term Loans, Incremental Revolving Loans or Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Dollar Term Commitment, Euro Term Commitment, a Commitment in respect of any Incremental Revolving Loans or a Commitment in respect of any Incremental Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Revolving Loans and Incremental Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, but excluding, for the avoidance of doubt, the Excluded Property.

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“Collateral and Guarantee Requirement” means, subject to the last paragraph of Section 4.01, at any time and, in the case of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles in all respects, the requirement that:

(a)       the Obligations shall have been guaranteed by Holdings, each Intermediate Holdco, each Borrower (other than with respect to its own primary Obligations), each Designated Subsidiary and each other Subsidiary organized or incorporated in a Material Jurisdiction (other than an Excluded Subsidiary) (collectively, the “Guarantors”), and the Administrative Agent shall have received a counterpart of the Guarantee Agreement from each Guarantor, or in the case of a Subsidiary that becomes a Guarantor after the Effective Date, a supplement to the Guarantee Agreement in substantially the form attached as Exhibit I thereto and the Administrative Agent shall have received from Holdings, each Borrower, and each other Loan Party (i) a counterpart of each Security Document to which such Person is a party duly executed and delivered on behalf of such Person or (ii) in the case of any Subsidiary that becomes a Loan Party after the Effective Date, (A) if such Subsidiary is a U.S. Subsidiary, a supplement to the U.S. Collateral Agreement in substantially the form attached as Exhibit I thereto, a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the U.S. Collateral Agreement, and to the extent applicable) and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent, if applicable, with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person, to the extent reasonably requested by the Administrative Agent, and (B) if such Subsidiary is a Non-U.S. Subsidiary, subject to the Agreed Guaranty and Security Principles, a supplement to each applicable Non-U.S. Security Document and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent, if applicable, with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person, to the extent reasonably requested by the Administrative Agent; provided that any such obligation arising under this definition (including paragraph (b) below) in respect of an entity organized or incorporated in Australia shall be subject to prior completion of any and all applicable steps and procedures required pursuant to the Australian Corporations Act in respect of the provision of financial assistance (where applicable), it being understood that such steps shall be completed no later than 90 days after the obligation has arisen for any such entity organized or incorporated in Australia to comply with the relevant Collateral and Guarantee Requirement;

(b)       the Administrative Agent shall, to the extent required by the Security Documents and, with respect to Non-U.S. Loan Parties, by the Agreed Guaranty and Security Principles, have received certificates or other instruments representing all Equity Interests of any Restricted Subsidiary (other than any Equity Interests constituting Excluded Property) held by any Loan Party (including, without limitation, all Equity Interests issued by the Borrowers), together with undated stock powers or other appropriate instruments of transfer with respect thereto endorsed in blank (to the extent applicable) (provided that no Loan Party shall have any obligation to deliver a certificate or other instrument representing any such Equity Interest if such Equity Interest is uncertificated);

(c)       subject to, in the case of Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles, all Indebtedness of Holdings, each Borrower and each Subsidiary that is owing to any Loan Party in a principal amount greater than the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the time of incurrence thereof, or more, shall be evidenced by, at the Loan Party’s option, a Global Intercompany Note, or standalone promissory notes, and shall be Collateral pursuant to the applicable Security Documents; and further, in each case the Administrative Agent shall have received the Global Intercompany Note and all such promissory notes with a principal amount of the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the incurrence thereof, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)       (i) all financing statements and other appropriate filings or recordings, including Uniform Commercial Code financing statements (and the equivalent thereof in any applicable jurisdiction), required

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by law or specified in the Security Documents to be filed, registered or recorded on the Effective Date shall have been so filed, registered or recorded or delivered to the Administrative Agent for such filing, registration or recording and (ii) all documents and instruments required, or reasonably requested by the Administrative Agent, to be delivered, filed, registered or recorded and all actions required to be taken or reasonably requested by the Administrative Agent to be taken to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens with the priority required by the Security Documents shall have been taken, delivered, filed, registered, recorded, and/or delivered to the Administrative Agent;

(e)       subject to the Agreed Guaranty and Security Principles with respect to the Non-U.S. Loan Parties, the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property (provided that if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value, as reasonably determined by Holdings in good faith, of such Mortgaged Property), (ii) with respect to U.S. Mortgages, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property as reasonably determined by Holdings in good faith; provided that in no event will Holdings be required to obtain independent appraisals or other third-party valuations of such Mortgaged Property, unless required by FIRREA or other applicable law; provided, however, Holdings shall provide to the title company such supporting information with respect to its determination of Fair Market Value as may be reasonably required by the title company, (iii) with respect to each Mortgaged Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Mortgaged Property), and, if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and (iv) such customary surveys (or existing surveys together with no-change affidavits of such Mortgaged Property or survey alternatives, including express maps), abstracts, legal opinions, title documents and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that (x) the requirements of the foregoing clauses (i), (ii), (iii) and (iv) shall be completed on or before the date that is, with respect to U.S. Mortgages, 120 days, and with respect to Non-U.S. Mortgages, 150 days after the Effective Date, or, for Mortgaged Property purchased after the Effective Date, within 120 days (for U.S. Mortgages) and 150 days (for Non-U.S. Mortgages) following the acquisition of the applicable Mortgaged Property (or, in each case, such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing (such approval or consent not to be unreasonably withheld or delayed), in accordance with Section 5.15); (y) legal opinions referred to in the foregoing clause (iv) shall be limited to the purposes of obtaining customary legal opinions from counsel qualified to opine in the jurisdiction where such Mortgaged Property is located regarding solely to the enforceability of the Mortgage for such Mortgaged Property and such other customary matters as may be reasonably requested by the Administrative Agent; and (z) no delivery of new surveys shall be required for any non-U.S. Mortgaged Property or (with respect to U.S. Mortgaged Property) where the title company will issue a lender’s title policy with the standard survey exception omitted from, and customary affirmative survey-related endorsements as Administrative Agent may reasonably require included in, the policy; and

(f)       except as otherwise provided for in the Security Documents, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

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Notwithstanding anything to the contrary, except as set forth in the following sentence, no U.S. Loan Party shall be required, nor shall the Administrative Agent be authorized, (i) to perfect pledges, security interests and mortgages of Collateral of U.S. Loan Parties by any means other than by (A) filings pursuant to the Uniform Commercial Code, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code) and filings in the applicable real estate records with respect to Mortgaged Properties, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office with respect to intellectual property as expressly required in the U.S. Security Documents, and (C) delivery to the Administrative Agent to be held in its possession of the Global Intercompany Note and all Collateral consisting of intercompany notes in a principal amount greater than the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the time of incurrence thereof, owed by a single obligor, stock certificates and other certificates and instruments representing Equity Interests of Restricted Subsidiaries and instruments, in each case as expressly required in the Security Documents or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts, in each case to the extent in the name of otherwise held or located in the United States. For the avoidance of doubt, and notwithstanding anything to the contrary, including the foregoing, (x) other than the U.S. HoldCo Lux Share Pledge Agreement, pledge agreements with respect to the Equity Interests of Non-U.S. Loan Parties and the actions specified in clause (i) of the immediately preceding sentence, no actions shall be required in order to create or perfect any security interest in any assets of U.S. Loan Parties located outside of the United States, (y) no actions (including filings or searches) shall be required in order to perfect any security interest in any intellectual property assets of any Loan Parties (whether a U.S. Loan Party or a non-U.S. Loan Party), that are located, protected or arising under the laws of any jurisdiction outside of the United States (including any intellectual property registered or applied-for, or otherwise located, protected or arising under the laws of any jurisdiction outside the United States) and (z) no foreign law security or pledge agreements or foreign law mortgages or deeds shall be required outside of the United States with respect to any U.S. Loan Party (other than the U.S. HoldCo Lux Share Pledge Agreement and otherwise in respect of a pledge of the Equity Interests of a Non-U.S. Loan Party by a U.S. Loan Party). Furthermore, notwithstanding anything to the contrary in this Agreement or any other Loan Document, nothing in this Agreement or any other Loan Document shall require any Non-U.S. Loan Party to make any filings or take any actions other than in a manner consistent with the Agreed Guaranty and Security Principles.

“Commitment” means with respect to any Lender, such Lender’s Revolving Commitment, Dollar Term Commitment, Euro Term Commitment, commitment in respect of any Incremental Revolving Loans or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires).

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of February 24, 2021, by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, BNP Paribas, BNP Paribas Securities Corporation, UBS Switzerland AG and Gearbox FinCo LLC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.) and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Competitor Debt Fund Affiliates” has the meaning given to such term in the definition of “Disqualified Institution”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.22(a).

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“Consolidated Debt” means, as of any date, the aggregate principal amount of Indebtedness of the type specified in the following clauses of the definition of “Indebtedness”: clauses (a) (excluding Indebtedness of the type set forth in Section 6.01(a)(ix) that is non-recourse to the Borrowers, Holdings and the Restricted Subsidiaries and excluding any Excluded Refinanced Debt), (b), (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (f) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (g), (h) (but only to the extent drawn and unreimbursed after one Business Day) and (k), in each case relating to the Restricted Group outstanding as of such date determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a)       without duplication and (other than with respect to clauses (ix), (xi), (xii) and (xiii) below) to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i)    total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Leases that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any letter of credit facility or Permitted Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,

(ii)    provision for Taxes based on income, profits, revenue or capital for such period, including, without limitation, state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication of the foregoing, any payments to any direct or indirect parent in respect of such taxes (including, without limitation, the amount of any distributions in respect of the foregoing items pursuant to Section 6.08(a)(xiii)),

(iii)    depreciation and amortization expense for such period,

(iv)    fees, costs and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof,

(v)    unusual, non-recurring or exceptional expenses, losses or charges incurred during such period,

(vi)    any non-cash charges, losses or expenses for such period except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by the credit facilities provided for under this Agreement),

(vii)    any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests and hedging obligations or other derivative instruments;

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(viii)    any losses during such period resulting from the sale or disposition of any asset or from casualty events, in each case, outside the Ordinary Course of Business,

(ix)    charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic initiatives, business optimization (including costs and expenses relating to business optimization programs) and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) public company registration, listing, compliance, reporting and related expenses and (G) charges and expenses incurred in connection with litigation to the extent not incurred in the Ordinary Course of Business (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general),

(x)    (A) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (B) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (C) any losses from disposed or discontinued operations,

(xi)    the amount of “run rate” cost savings, operating expense reductions and other cost synergies related to acquisitions, dispositions or restructuring activities or that are reasonably expected by the Swiss Borrower in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or are expected to be taken no later than 24 months of the date of the relevant event (which amounts will be determined by the Swiss Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the applicable period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during the applicable period from such actions (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities law); provided that (A) such cost savings are reasonably identifiable and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are otherwise added back in the computation of Consolidated EBITDA (whether through a pro forma adjustment or otherwise) for such period (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken),

(xii)    other add-backs and adjustments to the extent permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act,

(xiii)    other add-backs and adjustments of the type and nature reflected in (A) the Sponsor Model and/or (B) any other quality of earnings analysis prepared by independent registered public accountants of recognized national standing (including any “Big Four” firm) or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Investment permitted hereunder; and

(xiv)    any amount of dividends accrued or paid on the Series A Preferred Equity and that reduced Consolidated Net Income for such period, minus

(b)       without duplication and to the extent included in determining such Consolidated Net Income, the sum of

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(i)    any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(ii)    all gains during such period resulting from the sale or disposition of any asset outside the Ordinary Course of Business, and

(iii)    any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instrument.

Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to equal (a) $108,000,000 for the fiscal quarter ended March 31, 2020, (b) $63,000,000 for the fiscal quarter ended June 30, 2020, (c) $120,000,000 for the fiscal quarter ended September 30, 2020 and (d) $149,000,000 for the fiscal quarter ended December 31, 2020 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any pro forma adjustment or any calculation on a Pro Forma Basis with respect to events occurring after the Effective Date); provided that, notwithstanding any requirements of GAAP to the contrary, the determination of Consolidated EBITDA for purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio (including in connection with determining compliance with Section 6.13) shall be calculated on a Dollar-basis by converting any Euro-denominated income-statement accounts of Holdings and its Subsidiaries into dollars as of the end of each calendar month during such four-quarter period on the basis of the Period Average Exchange Rate.

“Consolidated First Lien Debt” means, as of any date, Consolidated Secured Debt that is secured only by Liens on the Collateral that rank pari passu with the Liens securing the Obligations.

“Consolidated First Lien Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended Test Period.

“Consolidated Interest Expense” means for any period, the excess of (a) the sum of, without duplication, (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP and (ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the Restricted Group that are required to be capitalized rather than included in Consolidated Interest Expense of Holdings for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, and (iv) all cash dividends paid or payable during such period in respect of Disqualified Equity Interests of Holdings; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of Holdings (expressed as a decimal) for such period (as estimated by a Financial Officer of Holdings in good faith) minus (b) the sum of, without duplication, (i) interest income of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (iii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period and (iv) to the extent included in such Consolidated Interest Expense for such period, the aggregate amount of dividends paid in cash during such period on the Series B Preferred Equity and other preferred Equity Interests of the same series as the Series B Preferred Equity.

“Consolidated Net Income” means, for any period, (a) the net income or loss of the Restricted Group for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Restricted Group for such period minus (b) cash dividends paid on Series A Preferred Equity and Series B Preferred Equity, in each case, to the extent such dividends did not otherwise reduce Consolidated Net Income in such period;

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provided that there shall be excluded (i) fees and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof, (ii) the income of any Person that is not a member of the Restricted Group, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to a Borrower or any Restricted Subsidiary of Holdings during such period, (iii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iv)(A) any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, obligations pursuant to any Hedging Agreement or other derivative instrument (including any premiums paid), (B) any non-cash income (or loss) related to the recording of the Fair Market Value of any obligations under Hedging Agreements and (C) any unrealized gains or losses in respect of any foreign exchange contract, currency swap agreement or other agreement with respect to currency values, (v) any gain (loss) as a result of any revaluation of the Series A Preferred Equity, the Series B Preferred Equity or any other preferred equity instrument during the applicable period and (vi) the cumulative effect of a change in accounting principles in such period, if any.

“Consolidated Secured Debt” means, as of any date, Consolidated Debt minus the portion of Indebtedness of the Restricted Group included in Consolidated Debt that is not secured by a Lien on property or assets of the Restricted Group.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Total Assets” means the total assets of the Restricted Group determined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, as of any date (or, for purposes of Section 6.13, as of the last day of any fiscal quarter), the ratio of (a) Consolidated Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Ratings” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

    (iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.23.

“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.

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“Customary Escrow Provisions” means customary prepayment or redemption terms relating to Escrowed Proceeds under escrow arrangements.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Date”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtors” has the meaning assigned to such term in the recitals to this Agreement.

“Declining Lender” has the meaning assigned to such term in Section 2.22(a).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Holdings, the Swiss Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Swiss Borrower, each Issuing Bank and each other Lender.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any Affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Obligations (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Obligations

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and/or the creditworthiness of a Borrower and/or any one or more of the Loan Parties (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” has the meaning assigned to such term in Section 5.12(b).

“DIP Facility” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Directing Lender” has the meaning assigned to such term in Section 7.03(a).

“Disqualified Equity Interest” means any Equity Interest, other than the Effective Date Preferred Equity, that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (i) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (i)(x) those competitors of Holdings, the Borrowers and their respective subsidiaries identified to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com, or such other address provided by the Administrative Agent from time to time and (y) the banks, financial institutions and other institutional lenders and persons set forth in a list provided by Holdings to the Arrangers on or prior to February 24, 2021, and (ii) any of their Affiliates that are (x) readily identifiable on the basis of such Affiliates’ name (other than, in the case of clause (i)(x) above, any such Affiliates that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans in the ordinary course of their business and with respect to which no competitor so identified by you possesses the power, directly or indirectly, to direct or cause the investment policies of such entity (the “Competitor Debt Fund Affiliates”)) or (y) identified to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com, or such other address provided by the Administrative Agent from time to time; provided that (A) the exclusion as to Disqualified Institutions shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be and (B) any additional designation permitted by the foregoing shall not become effective until one (1) Business Days following delivery to the Administrative Agent by email.

“Disqualified Person” has the meaning assigned to such term in Section 9.04(f)(iii).

“Documentation Agents” means BNP Paribas and UBS Switzerland AG.

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“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower.

“Dollar Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Dollar Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Dollar Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Term Commitments is $715,000,000.

“Dollar Term Lender” means a Lender with a Dollar Term Commitment or an outstanding Dollar Term Loan.

“Dollar Term Loan” means a Loan made pursuant to clause (a)(i) of Section 2.01.

“Dollar Tranche Borrowing” means Dollar Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“dollars” or “$” refers to lawful currency of the United States of America.

“ECF Sweep Amount” has the meaning assigned to such term in Section 2.11(d).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 30, 2021.

“Effective Date Preferred Equity” means the Series A Preferred Equity and the Series B Preferred Equity.

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“Effective Date Preferred Equity Documentation” means the Series A Preferred Equity Documentation and the Series B Preferred Equity Documentation.

“Effective Date Preferred Equity Investment” means the investment by the applicable investors in the Effective Date Preferred Equity.

“Effective Date Refinancing” means (i) the repayment, settlement or discharge (including by order of the Bankruptcy Court) of the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, other than (x) contingent obligations not then due and payable and that by their terms and the terms of the Plan of Reorganization survive the termination of the Terminating Indebtedness (as defined below) and (y) certain Existing Letters of Credit outstanding under the Existing Credit Agreement that on the Plan Effective Date will be grandfathered into (if applicable), or backstopped by, the Revolving Facility or cash collateralized in a manner satisfactory to the issuing banks thereof, (a) under the Existing Credit Agreement, (b) in respect of the 5.125% senior secured notes issued by the Lux Borrower under the indenture dated September 27, 2018, by and among, inter alios, the Lux Borrower and Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG London Branch, as security agent and paying agent and Deutsche Bank Luxembourg S.A., as register and transfer agent (the “Existing Notes”) and (c) the debtor-in-possession term loan facility, approved by final order of the Bankruptcy Court on October 23, 2020, by and among Holdings, as borrower, the several banks and other financial institutions or entities from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (the “DIP Facility” and, together with the indebtedness under the Existing Credit Agreement and the Existing Notes, the “Terminating Indebtedness”), (ii) the termination of any commitments to extend credit under the Terminating Indebtedness and (iii) the termination and/or release of any security interests, Liens or guarantees in connection with the Terminating Indebtedness.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (but with respect to Holdings, any Borrower, any other Subsidiary and any other Affiliate of Holdings, subject to Section 9.04(e)), other than, in each case, a natural person, a Defaulting Lender and, to the extent the list of Disqualified Institutions is provided on a confidential basis to any Lender, Participant, prospective Lender or prospective Participant who specifically requests a copy thereof, a Disqualified Institution.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Law” means any treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice of violation or potential liability or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters to the extent relating to the exposure to Hazardous Materials.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract or agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof

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to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests). For the avoidance of doubt, the Effective Date Preferred Equity shall constitute “Equity Interests” hereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041 or 4041(A) of ERISA, respectively, (f) the receipt by a Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 or 4041A of ERISA, respectively, or to appoint a trustee to administer any Plan, (g) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness deposited into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate.

“EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Swiss Borrower.

“Euro” or “€” means the single currency of the Participating Member States.

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“Euro Equivalent” means, at any time:

(a)       with respect to any Loan denominated in Euro, the principal amount thereof then outstanding (or in which such participation is held);

(b)       with respect to any Loan denominated in dollars or a Permitted Foreign Currency, the principal amount thereof then outstanding in dollars or the relevant Permitted Foreign Currency, converted to Euro in accordance with Section 1.06; and

(c)       with respect to Letters of Credit (or any participation therein), (i) if denominated in Euro, the amount thereof and (ii) if denominated in Dollars or a Permitted Foreign Currency, the amount thereof converted to Euro in accordance with Section 1.06.

“Euro Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Euro Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Euro Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Euro Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Euro Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Euro Term Commitments is €450,000,000.

“Euro Term Lender” means a Lender with a Euro Term Commitment or an outstanding Euro Term Loan.

“Euro Term Loan” means a Loan made pursuant to clause (a)(ii) of Section 2.01.

“Euro Tranche Borrowing” means Euro Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of EURIBOR Loans, as to which a single Interest Period is in effect.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Examiner” has the meaning given to that term in Section 2 of the Irish Companies Act 2014 and “Examinership” shall be construed accordingly.

“Excess Cash Flow” means, for any fiscal year of Holdings, the sum (without duplication) of:

(a)       the Consolidated Net Income (or loss) of the Restricted Group for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by Holdings to the extent such income or loss is attributable to the non-Controlling interest in such consolidated Restricted Subsidiary and (ii) any non-cash gains (or non-cash losses) attributable to sale or disposition of any asset of the Restricted Group outside the Ordinary Course of Business to the extent included (or deducted) in calculating Consolidated Net Income; plus

(b)       depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus

(c)       the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group decreased during such fiscal year; minus

(d)       the sum of (i) any non-cash gains included in determining such Consolidated Net Income (or loss) for such fiscal year, (ii) the amount, if any, by which Net Working Capital increased during such

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fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group decreased during such fiscal year and (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group increased during such fiscal year; minus

(e)       the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources (other than Revolving Loans)) and (ii) cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (except to the extent financed from Excluded Sources (other than Revolving Loans)), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(f)       the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Restricted Group during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Revolving Commitments or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans voluntarily prepaid or prepaid pursuant to Section 2.11(c) or (d) and, to the extent Revolving Commitments are permanently reduced, Revolving Loans voluntarily prepaid and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources (other than Revolving Loans), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(g)       the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08(a)(v) (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (i) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (ii) are financed from Excluded Sources, without duplication of amounts credited against the prepayment amount pursuant to Section 2.11(d), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(h)       the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent such amounts exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; minus

(i)       the aggregate amount of cash dividends paid on or cash redemptions or repurchases of the Series B Preferred Equity during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or

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if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower.

“Excluded Deposit Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the Ordinary Course of Business, (b) any deposit account that is a zero-balance disbursement account and (c) any deposit account the funds in which consist solely of (i) funds held by Holdings, the Borrowers or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrowers or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrowers or any Restricted Subsidiary or (ii) funds representing deferred compensation for the directors and employees of Holdings, the Borrowers or any Restricted Subsidiary.

“Excluded Property” means (a) any assets or property of any Non-U.S. Loan Party that is excluded from the Collateral due to the Agreed Guaranty and Security Principles and (b) the following assets and property of any U.S. Loan Party (or, with respect to clause (iii) below, any Loan Party): (i) all leasehold interests and any fee-owned real property other than Mortgaged Property (including requirements to deliver landlord waivers, estoppels and collateral access letters); (ii) aircraft, rolling stock, motor vehicles and other assets subject to certificates of title and letter of credit rights (except, in each case, to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements) and commercial tort claims for which a complaint or a counterclaim has not yet been filed in a court of competent jurisdiction and commercial tort claims reasonably expected to result in a judgment less than the greater of (x) $18,000,000 and (y) 4.0% of Consolidated EBITDA for the most recently ended Test Period; (iii) “margin stock” (within the meaning of Regulation U), and pledges and security interests prohibited by applicable law, rule or regulation; (iv) Equity Interests in (x) any Excluded Subsidiary of the type described in clauses (a), (b), (d) (other than any Unrestricted Subsidiary that is a Receivables Entity to the extent a pledge of the equity of such Receivables Entity is not prohibited by the terms of the Permitted Receivables Facility Documents), (e) or (h) of the definition thereof or (y) any Person other than wholly owned Subsidiaries to the extent the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture documents or similar contractual obligations; (v) assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings and its Subsidiaries (as determined by the Swiss Borrower in its reasonable judgment in consultation with the Administrative Agent); (vi) rights, title or interest in any lease, license, sublicense or other agreement or in any equipment or property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement or purchase money arrangement, Capital Lease Obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than a Loan Party or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or equivalent law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or equivalent law notwithstanding such prohibition; (vii) assets that are (x) prohibited by applicable law, rule or regulation or require governmental (including regulatory) consent, approval, license or authorization to pledge such assets or (y) contractually prohibited on the Effective Date or the date of acquisition of such asset (or on the date an Excluded Subsidiary becomes a Loan Party by guaranteeing the Obligations) from pledging such assets, so long as such prohibition is not created in contemplation of such transaction, and unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; (viii) any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other intellectual property in any jurisdiction

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where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable law; (ix) accounts primarily holding funds received from insurance companies in connection with the third party claims of management and handling business of Holdings and the Restricted Subsidiaries (together with the funds held in such accounts); (x) Excluded Deposit Accounts; (xi) Excluded Securities Accounts; (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Administrative Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Documents and such license, franchise, charter or authorization shall be included as Collateral; (xiii) assets of U.S. Loan Parties located in any jurisdiction outside of the United States (but excluding (1) Equity Interests of any non-U.S. entity or any other Person organized in a jurisdiction outside of the United States and (2) assets owned by a Loan Party organized under the laws of the United States in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement or by delivery of certificates evidencing Equity Interests or instruments), (xiv) those assets as to which the Administrative Agent and Holdings reasonably agree that the cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (xv) assets that are not owned by Loan Parties and that are held by Loan Parties on behalf of third parties (other than Loan Parties) pursuant to valid, binding and enforceable bailment agreements. Notwithstanding anything to the contrary, in no circumstances shall the Equity Interests in any Borrower or any Intermediate Holdco constitute Excluded Property.

“Excluded Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

“Excluded Securities Account” shall mean (a) any securities account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the Ordinary Course of Business and (b) any securities account the funds or assets in which consist solely of (i) funds or assets held by Holdings, the Borrowers or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrowers or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrowers or any Restricted Subsidiary or (ii) funds or assets representing deferred compensation for the directors and employees of Holdings, the Borrowers or any Restricted Subsidiary.

“Excluded Sources” means proceeds of any incurrence or issuance of Long-Term Indebtedness or Capital Lease Obligations.

“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary of Holdings, (b) each Subsidiary that is not a wholly owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-wholly owned Subsidiary or joint venture), (c) each Subsidiary that is prohibited by any applicable law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary) (unless such prohibition is removed or any necessary consent, approval, waiver or authorization has been received), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received (and for so long as such restriction or any replacement or renewal thereof is in effect), (d) each Unrestricted Subsidiary, (e) any special purpose entity or broker-dealer entity, (f) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary would result in material adverse tax or accounting consequences (as determined by the Swiss Borrower in its reasonable judgment in consultation with the Administrative Agent), (g) any Captive Insurance Subsidiary, (h) any non-profit Subsidiary, (i) any Subsidiary of Holdings that is, or would become as a result of providing the Guarantee required by the Collateral and Guarantee Requirement, an “investment company” as defined in, or subject to regulation under, the Investment Company Act or (j) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Swiss Borrower, the cost, burden, difficulty or other consequence of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that a Subsidiary that has become a Designated Subsidiary shall not constitute an Excluded Subsidiary. Notwithstanding anything to the contrary, none of the Borrowers or any Intermediate Holdco shall constitute an Excluded Subsidiary.

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“Excluded Swap Guarantor” means Holdings or any other Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” means, with respect to Holdings or any other Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of Holdings or such other Loan Party of, or the grant by Holdings or such other Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.19(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any U.S. Federal withholding Taxes imposed under FATCA, (e) Taxes attributable to or arising as a result of any Recipient’s failure to comply with Section 9.04(b), (f) withholding Taxes required by virtue of the so called Luxembourg Relibi law dated 23 December 2005, as amended, (g) any Tax withholding or deduction arising as a result of a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia, or under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or under other similar legislation (as applicable) and (h) in the case of a Revolving Lender, Swiss withholding tax imposed as a result of a violation of the Swiss Non-Bank Rules to the extent that those rules would not have been violated but for the fact that (x) such Revolving Lender was a Swiss Qualifying Bank but on the relevant date for purposes of withholding, the Revolving Lender was not, or has ceased to be, a Swiss Qualifying Bank, in each case, other than as a result of any change of law after the date such Revolving Lender became a Lender under this Agreement, (y) such Revolving Lender incorrectly declared its status as a Swiss Qualifying Bank or (z) such Revolving Lender incorrectly declared or failed to declare to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Swiss Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of September 27, 2018 among Holdings, Garrett LX I S.à r.l, Garrett LX II S.à r.l, the Borrowers, the other loan parties party thereto from time to time, the lenders and issuing banks party thereto from time to time and WSFS Global Capital Markets, as successor administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

“Existing Letters of Credit” means those certain letters of credit, bank guarantees or similar instruments issued prior to the Effective Date, in effect on the Effective Date and listed on Schedule 1.04.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Existing Notes” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Existing Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Extension Effective Date” has the meaning assigned to such term in Section 2.22(a).

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“Facility Ratings” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by Holdings in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code (or any such amended or successor version thereof).

“FCPA” has the meaning assigned to such term in Section 3.08(b).

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean the Amended and Restated Fee Letter, dated February 24, 2021, by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, BNP Paribas, BNP Paribas Securities Corporation, UBS Switzerland AG and Gearbox FinCo LLC.

“Financial Officer” means, with respect to any Person, a managing director, director, the chief executive officer, president, member of the board of directors of a Loan Party, Class A Manager and Class B Manager (and any other manager in similar capacity) in the case of any Person organized under the laws of the Grand Duchy of Luxembourg, and with respect to certain limited liability companies that do not have officers, the manager, sole member, managing member or general partner thereof, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller, but in any event, with respect to financial matters, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.

“First Amendment” means that certain Amendment No. 1, dated as of the First Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 11, 2022.

“Fitch” shall mean Fitch Ratings, Inc. and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, the Adjusted Daily Simple SOFR, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of (i) the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR, in each case, in respect of Dollar Term Loans shall be 0.50% and (ii) the Adjusted Term SOFR Rate (other than in respect of Dollar Term Loans), the Adjusted Daily Simple SOFR (other than in respect of Dollar Term

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Loans), the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0.00%.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under Requirements of Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Requirements of Law or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in Holdings, any Borrower or any Restricted Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including, without limitation, any superannuation fund) or other similar program established or maintained by a Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees or other service providers of such Borrower or such Restricted Subsidiaries, as applicable, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(e).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time (unless the Swiss Borrower elects to change to IFRS pursuant to Section 1.11, upon the effective date of which GAAP shall subsequently refer to IFRS); provided, however, that if the Swiss Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Restricted Debt Prepayments Basket” has the meaning assigned to such term in Section 6.08(b)(iv)(A).

“General Restricted Payments Basket” has the meaning assigned to such term in Section 6.08(a)(xii)(A).

“Global Intercompany Note” means the global intercompany note substantially in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the pur-

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chase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of the foregoing clause (i), pursuant to such terms or, in the case of the foregoing clause (ii), reasonably and in good faith by a Financial Officer of the Swiss Borrower)). The term “Guarantee” used as a verb and the term “Guaranteed” have corresponding meanings.

“Guarantee Agreement” means the Guarantee Agreement dated as of April 30, 2021 by and among the Administrative Agent and the Loan Parties from time to time party thereto, substantially in the form of Exhibit E, as may be amended, restated, amended and restated, supplemented or modified from time to time.

“Guarantors” has the meaning assigned to such term in clause (a) of the definition of “Collateral and Guarantee Requirement”.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold, or any or materials or substances which are defined or regulated as “toxic”, or “hazardous”, or words of similar import, pursuant to any Environmental Law.

“Hedge Banks” has the meaning assigned to such term in the definition of “Secured Hedging Obligations”.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any member of the Restricted Group shall be a Hedging Agreement.

“Holdings” means any of the following persons: (i) Garrett Motion, Inc., a Delaware corporation or (ii) any Successor Holdings.

“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“IFRS Equity Amount” means the amount of equity capital of the Lux Borrower as reflected in its year-end financial statements, determined in accordance with IFRS.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Impacted AUD Interest Period” has the meaning assigned to it in the definition of “AUD Rate”.

“Incremental Extensions of Credit” has the meaning assigned to such term in Section 2.21(a)(iv).

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“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.21(c)(ii).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21(a)(iv).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a)(iii).

“Incremental Term Loan Increase” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a)(i).

“Incremental Tranche B Term Loan” means any Incremental Term Loan that would be considered a “Term B” loan under then-existing customary market convention.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable, promissory notes issued to suppliers and other accrued or cash management obligations, in each case incurred in the Ordinary Course of Business, (y) any earn-out obligation until after becoming due and payable and shown as a liability on the balance sheet of such Person in accordance with GAAP and (z) Taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net obligations of such Person under any Hedging Agreement and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, payment obligations under the Effective Date Preferred Equity Documentation shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Loans” means the Term Loans made on the Effective Date.

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“Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing, Dollar Tranche Borrowing or Euro Tranche Borrowing in accordance with Section 2.07, substantially in the form of Exhibit M or otherwise in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date of the relevant Loans and (c) with respect to any Term Benchmark Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Term Benchmark Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holdco” means any Subsidiary of Holdings that directly or indirectly owns Equity Interests of any Borrower.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other

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distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) above do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Rights” has the meaning assigned to such term in Section 3.05(b).

“Ipso Facto Event” has the meaning assigned to such term in Section 9.26.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Banks” means (a) JPMorgan Chase Bank, N.A., Royal Bank of Canada, Deutsche Bank AG New York Branch, Fifth Third Bank National Association, KeyBank National Association, BNP Paribas, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j), in each case, in its capacity as an issuer of Letters of Credit hereunder (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)); provided that each of Royal Bank of Canada, Deutsche Bank AG, New York Branch, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA and their respective affiliates and designees shall only be required to issue standby Letters of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit B-2.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time.

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“LC Sublimit” means $125,000,000.

“LCT Election” means the Swiss Borrower’s election to test the permissibility of a Limited Condition Transaction in accordance with the methodology set forth in Section 1.08.

“LCT Test Date” has the meaning specified in Section 1.08(ii).

“Lender Direction” has the meaning specified in Section 7.03(a).

“Lender Presentation” means that certain lender presentation dated February 23, 2021 relating to the Transactions.

“Lender-Related Person” has the meaning specified in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit” means any letter of credit (or with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) denominated in dollars or in a Permitted Foreign Currency issued pursuant to this Agreement by an Issuing Bank under the Revolving Commitments and shall include the Existing Letters of Credit (which shall be deemed issued hereunder on the Effective Date), other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Lien” means, with respect to any asset, (a) any mortgage, lien (including voorrecht/privilège), pledge, hypothecation, charge, security interest (including as defined in the Australian PPSA) or other encumbrance in, on or of such asset, a mandate to create the same, or any other right arising by operation of law, agreement or arrangement having similar effect, or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition of any assets, business or person, or a merger or consolidation, in each case involving third parties, or similar Investment permitted hereunder (subject to Section 1.08) by a Borrower or one or more of the Restricted Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the applicable Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Corresponding Debt” has the meaning specified in Section 9.25(a).

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other

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similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, Examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Security Document, any Acceptable Intercreditor Agreement, if any is entered into, the Global Intercompany Note, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(d) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing) and any document designated as a Loan Document by the Administrative Agent and the Swiss Borrower.

“Loan Parallel Debt” has the meaning specified in Section 9.25.

“Loan Parties” means, collectively, Holdings, the Borrowers, the U.S. Loan Parties and the Non-U.S. Loan Parties.

“Loans” means the loans made by the Lenders to a Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“Local Time” means (a) with respect to any Loan or Borrowing denominated in Dollars or any Letter of Credit denominated in Dollars, New York City time, and (b) with respect to any Loan or Borrowing denominated in a Permitted Foreign Currency or any Letter of Credit denominated in a Permitted Foreign Currency, London time.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(a)(iv)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Lux Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of the aggregate principal amount of all Term Loans of such Class outstanding at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender of any Class shall be excluded for purposes of making a determination of Majority in Interest.

“Market Capitalization” means an amount, as determined by Holdings in good faith, equal to (a)(i) the total number of issued and outstanding shares of common Equity Interests of Holdings plus (ii) the total number of shares of common Equity Interests into which the Series A Preferred Equity may be converted in accordance with the Series A Preferred Equity Documentation, in each case, on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.08(a)(vii), multiplied by (b) the arithmetic mean of the closing prices per share of the common Equity Interests of Holdings on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) the ability of the

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Loan Parties (taken as a whole) to perform their material obligations to the Lenders or the Administrative Agent under this Agreement or any other Loan Document or (c) the material rights of, or remedies available to, the Administrative Agent or the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (x) $92,000,000 and (y) 21.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, any Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Jurisdiction” means each of the Non-U.S. Material Jurisdictions and the United States.

“Material Subsidiary” means each Restricted Subsidiary (a) the Consolidated Total Assets of which equal 5.0% or more of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries, in each case as of the end of or for the most recently ended Test Period; provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined Consolidated Total Assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 7.5% of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries or 7.5% of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be designated by the Swiss Borrower to be Material Subsidiaries, until such excess shall have been eliminated.

“Maturity Date” means the Revolving Maturity Date, the Term Maturity Date or the maturity date with respect to any Class of Incremental Term Loans, as the context requires.

“Maturity Date Extension Request” means a request by the Swiss Borrower, substantially in the form of Exhibit I hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.22.

“Maximum Amount” has the meaning assigned to such term in Section 9.20(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning Holdings, any Borrower, any Subsidiary or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Holdings, the Borrowers, the Subsidiaries or any Affiliate of any of the foregoing or any of their respective securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a U.S. Mortgage and/or a mortgage that is, or is contained within, a Non-U.S. Security Document, as the context requires.

“Mortgaged Property” means, initially, each parcel of fee-owned real property with a Fair Market Value in excess of the greater of (x) $50,000,000 and (y) 12.0% of Consolidated EBITDA for the four consecutive fiscal quarters of Holdings most recently ended prior to the Effective Date, calculated on a Pro Forma Basis and identified

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on Schedule 1.02 and thereafter, each parcel of fee-owned real property with respect to which a Mortgage is required to be granted pursuant to Section 5.12 or 5.13, as applicable.

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, and in respect of which any Borrower or any of its respective ERISA Affiliates makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Restricted Group (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Restricted Group as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of Holdings, any Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Holdings, any Borrower or any Restricted Subsidiary and including pension and other post-employment benefit liabilities and Environmental Liabilities and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and Environmental Liabilities) reasonably estimated to be payable, as a result of the occurrence of such event (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.08(a)(xiii)) (as determined reasonably and in good faith by a Financial Officer of Holdings). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Proceeds Prepayment Amount” has the meaning assigned to such term in Section 2.11(c).

“Net Short” means, with respect to a Lender or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Obligations plus (y) the value of its Long Derivative Instruments as of such date of determination either (1) by more than $10,000,000 or (2) as a result of Short Derivative Instruments entered into pursuant to bona fide market making activities or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Loan Party immediately prior to such date of determination.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Restricted Group as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Restricted Group as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Affiliated Debt Fund” means the Sponsors (other than any Affiliated Debt Fund).

“Non-Consenting Lender” means a Lender whose consent to a Proposed Change is not obtained.

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“Non-Guarantor Debt and Investment Basket” means a shared basket in an amount not to exceed the greater of $220,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, that may be used for (A) the incurrence of certain Indebtedness by Restricted Subsidiaries that are not Loan Parties under Section 6.01(a)(xix) and 6.01(a)(xx), (B) certain Investments permitted under Sections 6.04(e), (f) and (r) and (C) certain Guarantees permitted under Section 6.04(g) (without duplication of amounts previously included or utilized under clauses (A) or (B) of the definition hereof).

“Non-U.S. Designated Jurisdiction” has the meaning assigned to such term in Section 5.12(b).

“Non-U.S. Loan Party” means, collectively, the Swiss Borrower, the Lux Borrower and each other Non-U.S. Subsidiary that guarantees any Obligations pursuant to the Guarantee Agreement.

“Non-U.S. Material Jurisdiction” means Australia, Ireland, Italy, Japan, Luxembourg, Mexico, Romania, Slovakia, Switzerland, United Kingdom, each Non-U.S. Designated Jurisdiction and any other jurisdiction agreed by the Swiss Borrower and the Administrative Agent.

“Non-U.S. Mortgage” mean a mortgage that is, or is contained within, a Non-U.S. Security Document.

“Non-U.S. Security Documents” means the U.S. HoldCo Lux Share Pledge Agreement, each of the other agreements listed on Part A of Schedule 1.03 and each other local law security agreement or other instrument or document executed and delivered by any Non-U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“Non-U.S. Subsidiary” means each Subsidiary that is not a U.S. Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations. For the avoidance of doubt, Obligations of an Excluded Swap Guarantor shall not include any Excluded Swap Obligations of such Excluded Swap Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Ordinary Course of Business” means the ordinary course of business (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business acting in good faith; provided that, for the avoidance of doubt, the payment of reasonable and customary corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties), the payment of taxes and the payment of costs and expenses in connection with litigation matters shall be deemed to be in the Ordinary Course of Business.

“Original Indebtedness” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

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“Other Connection Tax” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) and (b) regarding Luxembourg registration duties for any Luxembourg Taxes payable due to a registration, submission or filing by the Lenders of any Loan Document where such registration, submission or filing is or was not required to maintain or preserve the rights of the Lenders under the Loan Document.

“Outside LC Facility” means (x) the Bilateral Facility and (y) one or more other agreements (other than this Agreement) providing for the issuance of letters of credit for the account of Holdings and/or any of its Subsidiaries that is designated from time to time by a Financial Officer of the Swiss Borrower to the Administrative Agent as an “Outside LC Facility” in a writing (which writing shall specify the maximum face amount of letters of credit under such agreement that shall be deemed for purposes of this Agreement to constitute letters of credit under an “Outside LC Facility”) and which writing is acknowledged by the Administrative Agent (which acknowledgement shall be provided by the Administrative Agent so long as, after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect, together with the face amount of all letters of credit under the Bilateral Facility, does not exceed $70,000,000); provided that upon delivery of a certificate of a Financial Officer of the Swiss Borrower to the Administrative Agent revoking such designation, such agreement shall cease to be an “Outside LC Facility” hereunder.

“Overnight Bank Funding Rate” means, for any day, the rate comprising both overnight federal funds and overnight eurocurrency transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Permitted Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit B-1.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning assigned to such term in Section 8.04(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Perfection Exceptions” has the meaning assigned to such term in the Agreed Guaranty and Security Principles.

“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument”.

“Period Average Exchange Rate” shall mean, with respect to any calculation of Consolidated EBITDA for any period, the weighted average daily Exchange Rate for each calendar month or fiscal quarter, as applicable, during such period, as determined in accordance with the methodology described in the definition of “Exchange Rate”.

“Permitted Earlier Maturing Indebtedness” means Indebtedness constituting Alternative Incremental Facility Debt, Incremental Facilities and Refinancing Term Loan Indebtedness in an aggregate amount for all such Indebtedness outstanding at any time not to exceed the greater of $220,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis.

“Permitted Encumbrances” means, with respect to any Person:

(a)       Liens imposed by law for Taxes, assessments or governmental charges that (i) are not yet overdue for a period of more than 30 days or not subject to penalties for nonpayment, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on property such Person or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(b)       Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)       pledges and deposits made (i) in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any subsidiary of Holdings in the Ordinary Course of Business supporting obligations of the type set forth in clause (i) above;

(d)       pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the Ordinary Course of Business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any subsidiary of Holdings in the Ordinary Course of Business supporting obligations of the type set forth in clause (i) above;

(e)       judgment and attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

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(f)       easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of Holdings and the Restricted Subsidiaries, restrictions, rights-of-way and similar encumbrances (including, without limitation, minor defects or irregularities in title and similar encumbrance) on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of a Borrower or any Subsidiary, leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, or which are set forth in the title insurance policy or survey delivered with respect to the Mortgaged Property;

(g)       [reserved];

(h)       banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i)       Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by Holdings, the Borrowers and the Restricted Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(j)       Liens of a collecting bank arising in the Ordinary Course of Business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k)       (i) Liens representing any interest or title of (or arising by, through or under) a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by Holdings, any Borrower or any Restricted Subsidiary in the Ordinary Course of Business and (ii) deposits of cash with the owner or lessor of premises leased and operated by Holdings or any of its Subsidiaries in the Ordinary Course of Business of Holdings and such Subsidiary to secure the performance of Holdings’ or such Subsidiary’s obligations under the terms of the lease for such premises;

(l)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)       Liens that are contractual rights of set-off;

(n)       Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;

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(o)       Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(p)       [reserved];

(q)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the Ordinary Course of Business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r)       deposits made or other security provided in the Ordinary Course of Business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(s)       Liens on the Equity Interests or other securities of Unrestricted Subsidiaries to the extent securing obligations of such Unrestricted Subsidiaries, which obligations shall be non-recourse to the Restricted Group;

(t)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(u)       Liens on accounts receivable and related assets of the type specified in the definition of “Permitted Receivables Facility Assets” incurred and transferred in connection with a Permitted Receivables Facility, including Liens on such receivables resulting from precautionary Uniform Commercial Code (or equivalent statutes) filings or from recharacterization of any such sale as a financing or loan;

(v)       non-exclusive licenses or sublicenses of IP Rights granted in the Ordinary Course of Business, or other licenses or sublicenses of IP Rights that do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(w)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(x)       agreements to subordinate any interest of Holdings or any Restricted Subsidiary in any accounts receivable or other proceeds arising from consignment of inventory by Holdings or any Restricted Subsidiary pursuant to an agreement entered into in the Ordinary Course of Business;

(y)       with respect to any entities that are not Loan Parties, other Liens and privileges arising mandatorily by Law;

(z)       Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other Environmental Law;

(aa)    Liens on cash or Permitted Investments securing Hedging Agreements in the Ordinary Course of Business;

(bb)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(cc)    Liens on the property of (x) any Loan Party in favor of any other Loan Party and (y) any Restricted Subsidiary that is not a Loan Party in favor of Holdings, the Borrowers or any Restricted Subsidiary;

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(dd)    Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to any Borrower and any other Restricted Subsidiaries; and

(ee)    receipt of progress payments and advances from customers in the Ordinary Course of Business to the extent the same creates a Lien on the related inventory and proceeds thereof.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (a), (b), (c), (d), (f), (h), (i), (j), (q), (s), (u), (aa) and (cc) above.

“Permitted Foreign Currency” means, (a) with respect to any Euro Term Loan, Euros, (b) with respect to any Revolving Loan, Australian Dollars, Euros, Sterling, Swiss Francs, Yen and any other foreign currency reasonably requested by the applicable Borrower from time to time and in which each Revolving Lender has agreed, in accordance with its policies and procedures in effect at such time, to lend Revolving Loans and (c) with respect to any Letter of Credit, Australian Dollars, Euros, Sterling, Swiss Francs, Yen and any other foreign currency included in clause (b) above that is reasonably requested by the applicable Borrower from time to time.

“Permitted Foreign Currency Equivalent” means, for any amount of any Permitted Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Permitted Foreign Currency, such amount and (b) if such amount is expressed in dollars, the equivalent of such amount in such Permitted Foreign Currency determined by using the rate of exchange for the purchase of such Permitted Foreign Currency with dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Permitted Foreign Currency with dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower).

“Permitted Holder” means each of (a) the Sponsors and (b) any group (within the meaning of Section 13(d)(3) of the Exchange Act (or any successor provision)) the members of which include any of the Permitted Holders specified in clause (a) above (a “Permitted Holder Group”); provided that, in the case of any Permitted Holder Group, no Person or other group (other than the Permitted Holders specified in clause (a) above) owns, directly or indirectly, Equity Interests having more than 50.0% of the total voting power of the Voting Stock of Holdings (or, for the avoidance of doubt, any Successor Holdings) held by such Permitted Holder Group.

“Permitted Holder Group” has the meaning assigned to such term in the definition of “Permitted Holder”.

“Permitted Investments” means:

(a)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, (i) the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), (ii) England and Wales, (iii) Canada or (iv) Switzerland, in each case maturing within one year from the date of acquisition thereof;

(b)       investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;

(c)       investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or

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placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)       fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)       “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)       asset-backed securities rated AAA by Moody’s or S&P, with weighted average lives of 12 months or less (measured to the next maturity date);

(g)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States, England and Wales, Canada or Switzerland or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(h)        Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(i)       investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above;

(j)       in the case of any Non-U.S. Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Non-U.S. Subsidiary for cash management purposes; and

(k)       dollars, euros, Canadian dollars, Sterling, Swiss Francs, any Permitted Foreign Currency or any other readily tradable currency held by it from time to time in the Ordinary Course of Business of Holdings or any of its Restricted Subsidiaries.

“Permitted Other Currency” means Permitted Foreign Currencies (other than Euros) and dollars.

“Permitted Receivables Facility” means one or more receivables facilities created or factoring arrangements under the Permitted Receivables Facility Documents providing for (a) the factoring, sale or pledge by one or more of Borrowers or a Restricted Subsidiary (each a “Receivables Seller”) of Permitted Receivables Facility Assets (thereby providing financing to the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the respective Receivables Sellers or (b) the factoring, sale or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in connection with Receivables-backed financing programs, in each case as more fully set forth in the Permitted Receivables Facility Documents; provided that in each case of the foregoing clause (a) and clause (b), such facilities are not recourse to or obligates Holdings, any Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings.

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“Permitted Receivables Facility Assets” means (i) accounts receivables (whether now existing or arising in the future) of Subsidiaries) which are transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the Ordinary Course of Business, to third-party lenders or investors) pursuant to the Permitted Receivables Facility and any related Permitted Receivables Facility Assets which are also so transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the Ordinary Course of Business, to third-party lenders or investors) and all proceeds thereof and (ii) loans to Subsidiaries secured by accounts receivables (whether now existing or arising in the future) of the Borrowers and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type.

“Permitted Second Priority Refinancing Debt” shall mean any secured Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations and is not secured by any property or assets of Holdings, any Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (iii) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined by the Swiss Borrower in good faith), (iv) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by a Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (ii) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (iii) such Indebtedness is not secured by any Lien or any property or assets of Holdings, any Borrower or any Restricted Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR §§ 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan Effective Date” has the meaning assigned to the term “Effective Date” in the Plan of Reorganization.

“Plan of Reorganization” means the Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, which was filed with the Bankruptcy Court on January 22, 2021 and confirmed by the Bankruptcy Court on April 26, 2021.

“Platform” has the meaning assigned to such term in Section 9.01(d)(ii).

“Position Representation” has the meaning assigned to such term in Section 7.03(a).

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“Prepayment Event” means:

(a)       any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger, consolidation or division) (for purposes of this defined term, collectively, “dispositions”) of any Collateral, other than (i) dispositions described in clauses (a) through (i) and (l) and (n) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) the greater of $31,000,000 and 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, in the case of any single disposition or series of related dispositions and (B) the greater of $62,000,000 and 14.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis for all such dispositions during any fiscal year of Holdings;

(b)       any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any member of the Restricted Group with a fair market value immediately prior to such event equal to or greater than the greater of $31,000,000 and 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis; or

(c)       the incurrence by any member of the Restricted Group of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01 (other than Refinancing Term Loan Indebtedness).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private-Siders” has the meaning assigned to such term in Section 9.17(b).

“Pro Forma Basis” means, with respect to the calculation of the financial covenant contained in Section 6.13 or any other calculations hereunder or otherwise for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Expense, the Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Net Income or Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to all acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, all designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary or all or substantially all assets of a Restricted Subsidiary or division or line of business of a Restricted Subsidiary outside the Ordinary Course of Business (and any related prepayments or repayments of Indebtedness) that have occurred during (or, if such calculation is being made for the purpose of determining whether any Incremental Extension of Credit may be made, any designation under Section 5.17 is permitted or any event subject to Article VI is permitted, since the beginning of) the four consecutive fiscal quarter period of Holdings most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including any cost savings or other add-backs permitted under the definition of “Consolidated EBITDA” or “Consolidated Net Income”; provided that, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with clause (a)(xi), (xii) or (xiii) of the definition of “Consolidated EBITDA”. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).

“Pro Forma Financial Statements” means the pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings, as of, and for the twelve-month period ending on, the last day of the four-fiscal quarter period ended December 31, 2021 prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the

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case of such income statements), which need not be prepared in compliance with Regulation S-X of the Securities Act, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)), tax adjustments, deferred taxes or other similar pro forma adjustments.

“Pro Rata Share” means, with respect to a Revolving Lender or Issuing Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Revolving Commitments of such Revolving Lender or Issuing Bank in its capacity as Revolving Lender and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders.

“Proposed Change” means a proposed amendment, modification, waiver or termination of any provision of this Agreement or any other Loan Document.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Siders” has the meaning assigned to such term in Section 9.17(b).

“Purchasing Borrower Party” means any Non-Affiliated Debt Fund, Holdings, any Borrower and/or any Restricted Subsidiary.

“Purchasing Borrower Party Cap” has the meaning assigned to such term in Section 9.04(e)(xi).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.23.

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Receivables Entity” means a wholly owned Subsidiary of Holdings which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, any Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, any Borrower or any Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of Holdings, any Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings, any Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the Ordinary Course of Business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings, any Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Financial Officer of the Swiss Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

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“Reference Rate” means, for any day, the Adjusted Term SOFR Rate, Adjusted AUD Rate or Adjusted TIBOR Rate as of such day for a Term Benchmark Borrowing or the Adjusted EURIBOR Rate as of such day for a EURIBOR Borrowing (as applicable), in each case, with an Interest Period of three months’ duration (without giving effect to the proviso to the definitions of “Adjusted EURIBOR Rate”, “Adjusted Term SOFR Rate”, “Adjusted AUD Rate” and “Adjusted TIBOR Rate” herein, as applicable).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m., Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is the TIBOR Rate, 11:00 a.m. Tokyo time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (5) if the RFR for such Benchmark is SARON, then five Business Days prior to such setting, (6) if such Benchmark is the AUD Rate, 11:00 a.m. Sydney, Australia time two Business Days preceding the date of such setting, (7) if such Benchmark is Daily Simple SOFR, then four Business Days preceding the date of such setting or (8) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, SARON, Daily Simple SOFR or the AUD Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.23(a).

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Swiss Borrower, the Administrative Agent and one or more Refinancing Term Lenders, establishing commitments in respect of Refinancing Term Loans and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or (ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the Latest Maturity Date in effect on the date of such extension, renewal, replacement or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing (or, if shorter, the Latest Maturity Date in effect on the date of such extension, renewal or refinancing); (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Holdings if Holdings shall not have been an obligor in respect of such Original Indebtedness; (d) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or the proceeds of such Refinancing Indebtedness pending application thereof or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent; and (f) if the proceeds of any Refinancing Indebtedness in respect of any Orig-

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inal Indebtedness are not applied to refinance, repurchase or redeem such Original Indebtedness immediately upon the incurrence thereof, to the extent that (x) the incurrence of such Refinancing Indebtedness is otherwise permitted under this Agreement, (y) the proceeds of such Refinancing Indebtedness are applied to so refinance, repurchase or redeem such Original Indebtedness on or prior to the ninetieth day following the date of the incurrence of such Refinancing Indebtedness and (z) the proceeds are segregated and held in escrow prior to their application to refinance, repurchase or redeem such Original Indebtedness, from and after the date of the incurrence of such Refinancing Indebtedness, such Original Indebtedness shall be deemed not to be outstanding for the purposes of computation of any ratios hereunder (such Indebtedness described in this clause (f), “Excluded Refinanced Debt”).

“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.

“Refinancing Term Loan Indebtedness” means (a) Permitted Second Priority Refinancing Debt, (b) Permitted Unsecured Refinancing Debt or (c) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the applicable Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Term Loan Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt (provided that the requirements set forth in this clause (ii) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions); (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, on the stated final maturity date as permitted pursuant to the preceding clause (ii) or upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt) prior to the earlier of (A) the latest stated final maturity of such Refinanced Debt and (B) the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of such Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt and (v) in the case of Refinancing Term Loans, such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole) to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, maturity, amortization, optional prepayments and redemption and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date) on the date such Refinancing Term Loan is incurred (as determined by Swiss Borrower in good faith).

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“Refinancing Term Loans” shall mean one or more Classes of term loans incurred by a Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Bank” means an (x) Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii) above; or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) above to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) above or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and Controlling persons of such Person.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, as applicable, or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Measure” has the meaning assigned to such term in Section 1.12(b).

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Adjusted Term SOFR Rate, (ii) with respect to any EURIBOR Borrowing of Loans denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any RFR Borrowing denominated in Sterling or Swiss Francs, the applicable Adjusted Daily Simple RFR, as applicable or (v) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Adjusted AUD Rate.

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“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate, (ii) with respect to any EURIBOR Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate or (iv) with respect to any Borrowing denominated in Australian Dollars, the AUD Screen Rate, as applicable.

“Repricing Transaction” means (i) the prepayment or refinancing of all or a portion of the Initial Term Loans, directly or indirectly, from the net proceeds of any broadly syndicated Indebtedness of the Borrowers or any of their Subsidiaries, in each case having a lower Weighted Average Yield than such Initial Term Loans or (ii) any amendment to the terms of such Initial Term Loans that is effected for the primary purpose of reducing the Weighted Average Yield applicable to such Initial Term Loans, excluding, in each case of clauses (i) and (ii) above, any such prepayment, refinancing or amendment made or effected in connection with (w) a Change in Control, (x) any Transformative Acquisition, (y) any Transformative Disposition or (z) any transaction that results in an increase in the outstanding principal amount of Term Loans under this Agreement.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Dollar Equivalent of the Aggregate Revolving Exposure (with the aggregate Dollar Equivalent of each Lender’s risk participation and funded participation in Letters of Credit being deemed “held” by such Lender for purposes of this definition), outstanding Term Loans and unused Commitments at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Credit Party” has the meaning assigned to such term in Section 1.12(a).

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Group” means Holdings, the Borrowers and the Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by Holdings, any Borrower or any Restricted Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by Holdings, any Borrower or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests.

“Restricted Subsidiary” means each Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Retained Prepayment Event Proceeds” means the amount of Net Proceeds received by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in respect of Prepayment Events that are not required to be

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applied to prepay Term Borrowings under Section 2.11(c) as a result of the Specified Prepayment Event Percentage being less than 100% at the time of receipt of such Net Proceeds.

“Revaluation Date” means (a) with respect to any Loan denominated in any Permitted Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan or EURIBOR Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in any Permitted Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all the Revolving Commitments.

“Revolving Borrowing” means Revolving Loans of the same Class, Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Revolving Loans or EURIBOR Revolving Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.23 and Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption, Refinancing Facility Agreement or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date was $300,000,000, and, pursuant to a Revolving Commitment Increase as of the First Amendment Effective Date of $124,250,000, the aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date is $424,250,000, and, pursuant to a Revolving Commitment Increase as of the Second Amendment Effective Date of $50,500,000, the aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is $474,750,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.21(a).

“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and (b) such Revolving Lender’s LC Exposure, in each case, at such time.

“Revolving Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

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“Revolving Maturity Date” means April 30, 2026, as the same may be extended pursuant to Section 2.22.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Romanian Security Documents” has the meaning assigned to such term in Section 8.01(h).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Switzerland or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Switzerland, His Majesty’s Treasury of the United Kingdom or Australia (including any State or territory thereof).

“Sanctions Clauses” has the meaning assigned to such term in Section 1.12(a).

“SARON” means, with respect to any Business Day, a rate per annum equal to the greater of (x) (i) Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website minus (ii) 0.0571% and (y) 0.00%.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Screened Affiliate” means any Affiliate of a Lender (i) that makes investment decisions independently from such Lender and any other Affiliate of such Lender that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Lender and any other Affiliate of such Lender that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Holdings or its Subsidiaries, (iii) whose investment policies are not directed by such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Obligations, and (iv) whose investment decisions are not

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influenced by the investment decisions of such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Obligations.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Amendment No. 2, dated as of the Second Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent, the Second Amendment Incremental Revolving Lenders (as defined therein) and the other Lenders party thereto.

“Second Amendment Effective Date” means March 22, 2022.

“Section 5.01 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.01(a) or (b).

“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of Holdings and each Restricted Subsidiary whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) arising in respect of Cash Management Services, in each case that (a)(i) are owed to the Administrative Agent or an Affiliate thereof, or to any Person that was the Administrative Agent or an Affiliate thereof at the time the agreements in respect of such obligations were entered, incurred or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (iii) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender thereafter or (iv) are owed to any other Person, provided that, in the case of this clause (iv), such Person delivers written notice to the Administrative Agent, substantially in the form of Exhibit N hereto (x) describing the Cash Management Services and setting forth the maximum amount to be secured by the Collateral (all such amounts at any one time outstanding not to exceed $20,000,000) and (y) agreeing to be bound by the terms hereof applicable to a Cash Management Bank (the obligees described in clauses (i), (ii), (iii) and (iv) above, the “Cash Management Banks”) and (b) are secured by the Collateral.

“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of Holdings, each Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a)(i) is with a counterparty that is the Administrative Agent or an Affiliate thereof, or any Person that was the Administrative Agent or an Affiliate thereof at the time such Hedging Agreement was entered into or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or which becomes a Lender or an Affiliate of a Lender within 90 days of the Effective Date or (iii) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into or that becomes a Lender or an Affiliate of a Lender thereafter (the foregoing counterparties described in clauses (i), (ii) and (iii) above, the “Hedge Banks”) and (b) are secured by the Collateral. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each Cash Management Bank that provides Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each Hedge Bank party to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (f) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Guarantee Agreement, the U.S. Security Documents and/or the Non-U.S. Security Documents, as the context requires.

“Series A Preferred Equity” means the convertible preferred equity interests issued by Holdings on the Effective Date at a purchase price of $1,300,800,000.

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“Series A Preferred Equity Documentation” means the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. dated as of the date hereof, as amended, restated, amended and restated, modified or supplemented from time to time.

“Series B Preferred Equity” means the preferred equity interests issued by Holdings to Honeywell International, Inc. on the Effective Date.

“Series B Preferred Equity Documentation” means the Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. dated as of the date hereof, as amended, restated, amended and restated, modified or supplemented from time to time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified ECF Percentage” means, with respect to any fiscal year of Holdings, (a) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is greater than 2.60 to 1.00, 50%, (b) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00, 25%, and (c) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.10 to 1.00, 0%.

“Specified Jurisdiction” has the meaning assigned to such term in Section 6.03(a)(v).

“Specified Permitted Indebtedness” has the meaning assigned to such term in the last paragraph of Section 6.01(a).

“Specified Prepayment Event Percentage” means, at the time of receipt of any Net Proceeds of any Prepayment Event, (x) with respect to any Prepayment Event described in clause (c) of the definition of such term, 100% and (y) with respect to any Prepayment Event described in clause (a) or (b) of the definition of such term, (i)

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if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is greater than 2.60 to 1.00, 100%, (ii) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00, 50%, and (iii) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is less than or equal to 2.10 to 1.00, 0%.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a) (as it relates to the organizational existence of Holdings, the Borrowers and the other Loan Parties), Section 3.01(b)(ii) (with respect to the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties, the granting of the security interests in the Collateral by the Loan Parties and the performance of the obligations under the Loan Documents by the Loan Parties), Section 3.02 (with respect to entry into the Loan Documents by the Loan Parties, the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties, the granting of the security interests in the Collateral by the Loan Parties and the performance of the obligations under the Loan Documents by the Loan Parties), Section 3.03(e) (with respect to entry into the Loan Documents by the Loan Parties, the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties and the granting of the security interests in the Collateral by the Loan Parties), Section 3.08(b) (as it relates to the use of proceeds of the Loans on the Effective Date), Section 3.09, Section 3.10, Section 3.16 and Section 3.17 (as it relates to the creation, validity and perfection of the security interests in the Collateral on the Effective Date).

“Sponsor Model” means the financial model provided to the Arrangers on November 6, 2020 (together with updates and modifications thereto reasonably agreed to by the Arrangers).

“Sponsors” mean Centerbridge Partners, L.P. (together with its affiliates and its affiliates’ funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing) and Oaktree Capital Management, L.P. (together with its affiliates and its affiliates’ funds, partnerships, or other co-investment vehicles managed, advised or controlled by the foregoing).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings, any Borrower or any Restricted Subsidiary thereof in connection with the Permitted Receivables Facility which are customary in an accounts receivable financing or factoring transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject with respect to the Adjusted EURIBOR Rate, Adjusted AUD Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to such Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the or-

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dinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Successor Intermediate Holdco” has the meaning assigned to such term in Section 6.03(a)(v).

“Supply Chain Financings” means any agreement to provide to Holdings or any Restricted Subsidiary letters of credit, guarantees or other credit support provided in respect of trade payables of Holdings or any Restricted Subsidiary, in each case issued for the benefit of any bank, financial institution or other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers, including tooling vendors, of Holdings or any Restricted Subsidiaries, so long as such Indebtedness represents amounts not in excess of those which Holdings or any of its Restricted Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables.

“Supported QFC” has the meaning assigned to such term in Section 9.23.

“Swap Obligations” means, with respect to Holdings or any other Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Swiss 10 Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Loan Party under this Agreement which are not Swiss Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss 20 Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of a Swiss Loan Party under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Anticipatory Tax” means the Tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965, as modified from time to time.

“Swiss Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Swiss Entity” and “Swiss Entities” have the meanings assigned to such terms in Section 6.16.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Guidelines” means, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen,

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Wechseln und Unterbeteiligungen vom 24. Juli 2019) and (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Loan Party” means a Loan Party or a guarantor of the Obligations which is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Anticipatory Tax purposes.

“Swiss Non-Bank Rules” means, together, the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule.

"Swiss Non-Qualifying Bank" means any person which does not qualify as a Swiss Qualifying Bank.

“Swiss Qualifying Bank” means:

(a)       any bank as defined in the Swiss Federal Act for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(b)       a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines.

“Swiss Security Documents” means the Security Documents governed by the laws of Switzerland.

“Syndication Agents” means, collectively, BNP Paribas and UBS Switzerland AG.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” has the meaning assigned to such term in Section 6.08(a)(xiii).

“Tax Inclusion” has the meaning assigned to such term in Section 6.08(a)(xiii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate.

“Term Borrowers” has the meaning assigned to such term in the introductory statement to this Agreement.

“Term Borrowings” means the Dollar Tranche Borrowings, the Euro Tranche Borrowings and/or the Incremental Term Loans, as the context requires.

“Term Commitments” means, collectively, the Dollar Term Commitments, the Euro Term Commitments and any commitments to make Incremental Term Loans.

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“Term Lenders” means, collectively, the Dollar Term Lenders, the Euro Term Lenders and any Lenders with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.

“Term Loans” means, collectively, the Initial Term Loans and any Incremental Term Loans.

“Term Maturity Date” means April 30, 2028, as the same may be extended pursuant to Section 2.22.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Adjustment” means, for any calculation of the Adjusted Term SOFR Rate:

(a)       with respect to any Loan that is a Dollar Term Loan, a percentage per annum as set forth below opposite the applicable Interest Period therefor:

Interest Period	Term SOFR Adjustment
1 month	0.11448%
3 months	0.26161%
6 months	0.42826%

(b)       with respect to any Loan that is a Revolving Loan, 0.10% per annum.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Terminating Indebtedness” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings then last ended and for which Section 5.01 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 5.01 Financials, the most recent period of four consecutive fiscal quarters of Holdings for which financial statements are available).

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“Third Amendment” means that certain Amendment No. 3, dated as of the Third Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent, the Third Amendment Incremental Revolving Lenders (as defined therein), the Third Amendment Incremental Term Lenders (as defined therein) and the other Lenders party thereto.

“Third Amendment Effective Date” means April 27, 2023.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Transaction Funds” means any amounts required (i) to fund distributions (including in respect of the Effective Date Refinancing) in accordance with the Plan of Reorganization, (ii) for working capital and general corporate purposes of Holdings and its Subsidiaries and (iii) to pay the fees and expenses incurred in connection with the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the occurrence of the Plan Effective Date, (c) the Effective Date Refinancing, (d) the Effective Date Preferred Equity Investments and (e) the release, prior to, on, or within 270 days after, the Plan Effective Date, of Liens on cash collateral of the Debtors and the distribution of such cash collateral amounts to the holders of Equity Interests of Holdings.

“Transformative Acquisition” means any merger, acquisition, consolidation or similar transaction involving third-parties, in any case by any Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide such Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by the Swiss Borrower acting in good faith.

“Transformative Disposition” means any disposition by any Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such disposition or (b) if permitted by the terms hereunder immediately prior to the consummation of such disposition, would not provide such Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Swiss Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate, the Adjusted TIBOR Rate, the Adjusted Daily Simple RFR or the Alternate Base Rate.

“U.S. Co-Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“U.S. Collateral Agreement” means the Collateral Agreement among the U.S. Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

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“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. HoldCo 2” means Garrett ASASCO Inc., a Delaware corporation.

“U.S. HoldCo Lux Share Pledge Agreement” means the pledge agreement to be entered into by U.S. HoldCo 2 in respect of its pledge of the Equity Interests in the Lux Borrower in favor of the Administrative Agent.

“U.S. Loan Party” means, collectively, Holdings, the U.S. Co-Borrower and each other U.S. Subsidiary that guarantees any Obligations pursuant to the Guarantee Agreement.

“U.S. Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property owned by a U.S. Loan Party to secure the Obligations. Each U.S. Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Documents” means the U.S. Collateral Agreement, each U.S. Mortgage, each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered by any U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.23.

“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiaries” means (a) any Subsidiary that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Swiss Borrower pursuant to Section 5.17 subsequent to the Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Effective Date, there are no Unrestricted Subsidiaries.

“Unrestricted Subsidiary Reconciliation Statement” means in connection with the delivery of financial statements pursuant to Section 5.01(a) or (b) (solely to the extent required under Section 5.01(c)), an unaudited financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrowers and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

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“Upstream or Cross-Stream Secured Obligations” has the meaning assigned to such term in Section 9.20(a).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Equity Interests” of any Person means the Equity Interests of such Person ordinarily having the power to vote for the election of the directors of such Person.

“Weighted Average Yield” means, with respect to any Term Loan, Term Commitment or any other Loans or Commitments, the weighted average yield to stated maturity thereof based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the lenders with respect thereto and to any interest rate “floor”, but excluding any prepayment premiums, customary arrangement, syndication, commitment, structuring, ticking, underwriting and other similar fees paid or payable to the arrangers (or similar titles) or their Affiliates, in each case in their capacities as such in connection therewith and that are not generally shared with all lenders providing such loans and commitments; provided that to the extent that the Reference Rate on the effective date of such other loans or commitments is less than the interest rate floor, if any, applicable to such other loans or commitments, then the amount of such difference shall be included in the calculation of the Weighted Average Yield of such other loans or commitments. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other external indices not influenced by the financial performance or creditworthiness of Holdings, any Borrower or any Subsidiary).

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. Federal withholding Tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

SECTION 1.02.           Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Dollar Term Loan”) or by Type (e.g., a “Term Benchmark Loan,” a “EURIBOR Loan” or a “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Dollar Term Loan,” a “EURIBOR Term Loan,” a “Term Benchmark Revolving Loan,” a “EURIBOR Revolving Loan” or a “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” a “Dollar Tranche Borrowing” or a “Euro Tranche Borrowing”) or by Type (e.g., a “Term Benchmark Borrow-

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ing,” a “EURIBOR Borrowing” or a “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Dollar Tranche Borrowing,” a “EURIBOR Euro Tranche Borrowing,” a “Term Benchmark Revolving Borrowing,” a “EURIBOR Revolving Borrowing” or a “RFR Revolving Borrowing”).

SECTION 1.03.           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.           Accounting Terms; GAAP; Borrower Representative.

(a)                 Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Swiss Borrower notifies the Administrative Agent that the Swiss Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Swiss Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of Holdings, any Borrower or any Subsidiary at “fair value”, as defined therein and (iii) notwithstanding any other provision contained herein, all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in Holdings’ financial statements (provided that the only financial statements required to be delivered shall be those filed with the SEC).

(b)                The Swiss Borrower is hereby authorized to act as an agent and representative of the other Borrowers and Loan Parties party hereto in providing and receiving notices, consents, certificates, other writing or statements on behalf of the other Borrowers and Loan Parties for purposes hereof (including for purposes of Article II). Unless otherwise provided therein, the Administrative Agent may assume any notice, consent, certificate, other writing or statement received from the Swiss Borrower is made on behalf of the other Borrowers and Loan Parties, and shall be entitled to rely on, and shall incur no liability by acting upon, any such notice, consent, certificate, other writing or statement accordingly.

SECTION 1.05.           Calculations. Notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) with respect to any period during which or (except for purposes of calculating (x) the Consolidated

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First Lien Leverage Ratio for purposes of the definition of “Applicable Rate”, Section 2.11(c) and Section 2.11(d) and (y) the Consolidated Total Leverage Ratio for purposes of Section 6.13) following such period and on or prior to the relevant date of determination, any acquisition permitted by this Agreement or any sale, transfer or other disposition of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the Ordinary Course of Business occurs, or any incurrence or repayment of Indebtedness is made, or any Investments, Restricted Payments or Restricted Debt Payments are made by any member of the Restricted Group, for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Net Income and Consolidated EBITDA, calculations with respect to such period shall be made on a Pro Forma Basis, (ii) the Borrowers may rely on more than one basket or exception within a covenant hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrowers may, in their sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions within such covenant hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 6.02 and 6.03, as applicable), (iii) unless the Borrowers elect otherwise, if any member of the Restricted Group in connection with any transaction or series of such related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments or Restricted Debt Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments or Restricted Debt Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket or exception, then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions, (iv) if any member of the Restricted Group enters into any revolving, delayed draw or other committed debt facility, the Borrowers may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that if such election is made with respect to any delayed draw facility or other committed debt facility (other than a revolving facility), then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent incurrence of Indebtedness (including the incurrence of Liens in connection therewith) or Liens, such calculation shall be made assuming the full amount of such delayed draw facility or committed debt facility, as applicable, has been incurred (and any applicable Liens granted) on such date of incurrence for so long as any commitments remain outstanding thereunder, and (v) if any member of the Restricted Group incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or Restricted Debt Payments) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes, provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.

SECTION 1.06.           Exchange Rates; Currency Equivalents.

(a)                 Any amount specified in this Agreement (other than in Articles II, VIII and IX or as set forth in paragraph (b) of this Section 1.06) or any of the other Loan Documents to be in Euros or Dollars shall also include the equivalent of such amount in any currency other than Euros or Dollars, such equivalent amount to be determined at the Exchange Rate; provided if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)                Amounts denominated in a currency other than dollars will be converted to dollars for the purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance

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with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.

(c)                 The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Permitted Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.

(d)                Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan, a EURIBOR Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Permitted Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Permitted Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

SECTION 1.07.           Agreed Guaranty and Security Principles. The determination of any Non-U.S. Loan Party’s Collateral and assets that constitute Collateral and each guaranty and security document delivered or required to be delivered by any Non-U.S. Loan Party under this Agreement or any other Loan Document shall be subject to the Agreed Guaranty and Security Principles.

SECTION 1.08.           Limited Condition Transaction. Notwithstanding anything in this Agreement or any Loan Document to the contrary (but subject to the final sentence of this Section 1.08), when calculating any applicable financial ratio or test or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Swiss Borrower (the Swiss Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date the definitive agreements for such Limited Condition Transaction are entered into and (ii) in the case of a Limited Condition Transaction described in clause (ii) of the definition thereof, the date of giving of the irrevocable notice of redemption therefor (the “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period being used to calculate such financial ratio ending prior to the LCT Test Date, the Swiss Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Swiss Borrower, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or test (including due to fluctuations in Consolidated EBITDA or otherwise) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions will not be deemed to have been exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transaction. For the avoidance of doubt, if the Swiss Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test (other than actual compliance with Section 6.13) or basket availability with respect to any Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under this Agreement or any Loan Document, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as

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the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires. Notwithstanding the foregoing, this Section 1.08 shall not apply with respect to the conditions to any Borrowing or issuance of a Letter of Credit, in each case, under the Revolving Facility.

SECTION 1.09.           Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Loan Party or any Restricted Subsidiary which is organized under the laws of Luxembourg, a reference to: (a) a winding-up, administration, court ordered liquidation (liquidation judiciaire), voluntary dissolution or liquidation (dissolution ou liquidation volontaire), conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or dissolution includes bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, receiver and manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur, curateur or any similar officer pursuant to any insolvency or similar proceedings; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a Person being unable to pay its debts includes that person being in a state of cessation de paiements or having lost or meeting the criteria to lose its creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guaranty includes any garantie that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code; (g) articles of organization or by-laws includes its articles of association (statuts); and (h) a director or a manager includes an administrateur or a gérant.

SECTION 1.10.           Australian Code of Banking Practice. The parties agree that the Australian Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents and the transactions under them.

SECTION 1.11.           Change in GAAP. Upon written notice to the Administrative Agent, Holdings, the Borrowers and the Restricted Subsidiaries may elect to apply IFRS, in lieu of GAAP, which change shall take effect at the end of such fiscal quarter or year specified by the Borrowers and in which case all accounting terms (including financial ratios and other financial calculations for the test period then ended and all subsequent periods) required to be submitted pursuant to this Agreement shall be prepared in conformity with IFRS. As of such effective date, at the request of the Borrowers the Administrative Agent shall enter into and is hereby authorized by the Lenders to enter into an amendment to this Agreement which shall provide for and give effect to the change in GAAP.

SECTION 1.12.           Restricted Credit Parties.

(a)                 In relation to each Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) and notifies the Administrative Agent and the Swiss Borrower to this effect (each a “Restricted Credit Party”), Section 3.08(b) (Sanctions; Anticorruption Laws) and Section 5.11(b) (Use of Proceeds; Letters of Credit) (collectively, the “Sanctions Clauses”) shall only apply for the benefit of any such Restricted Credit Party to the extent that the Sanctions Clauses do not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) section 7 of the German Foreign Trade Rules (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) and/or (iii) any similar applicable anti-boycott statute.

(b)                In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a “Relevant Measure”) relating to any part of the Sanctions Clauses:

(i)              the Commitments of a Credit Party that is a Restricted Credit Party; and

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(ii)               the vote of any other Restricted Credit Party which would be required to vote in accordance with the provisions of this Agreement, will be excluded for the purpose of determining whether the consent of the Majority in Interest to approve such Relevant Measure has been obtained or whether the Relevant Measure by the Majority in Interest has been made unless the relevant Restricted Credit Party has (in its sole discretion) notified the Administrative Agent in writing that it does have, in the given circumstances, the benefit of the provision in respect of which the Relevant Measure is sought.

SECTION 1.13.           LLC Divisions. For all purposes under the Loan Documents in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.14.           Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

SECTION 1.15.           Bridge Loans and Escrow Indebtedness. For purposes of determining the maturity date of any Indebtedness, (a) customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged and (b) Indebtedness the proceeds of which are deposited into escrow pursuant to customary escrow arrangements pending consummation of a specified acquisition or Investment shall be deemed to have the maturity date of such Indebtedness upon consummation of the specified acquisition or Investment and release of such proceeds from escrow.

SECTION 1.16.           Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or a Permitted Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or to have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II

The Credits

SECTION 2.01.           Commitments. Subject to the terms and conditions set forth herein, (a)(i) each Dollar Term Lender agrees to make a Dollar Term Loan denominated in dollars to the Term Borrowers on the Effective Date in a principal amount not exceeding its Dollar Term Commitment, (ii) each Euro Term Lender agrees to make a Euro Term Loan denominated in Euro to the Term Borrowers on the Effective Date in a principal amount not exceeding its Euro Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans denominated in dollars or a Permitted Foreign Currency to the Swiss Borrower from time to time, in each case during the Revolving Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Dollar Term Loans may be ABR Loans or Term Benchmark Loans, as further provided herein. Euro Term Loans shall be EURIBOR Loans, but (subject to Section 2.14) not ABR Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Swiss Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.           Loans and Borrowings.

(a)                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                Subject to Section 2.14, (i) each Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Term Benchmark Loans as the applicable Borrower may request in accordance herewith, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans and (iii) each Borrowing denominated in any Permitted Foreign Currency (other than Euro) shall be comprised entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan advanced to it in accordance with the terms of this Agreement.

(c)                 At the commencement of each Interest Period for any Term Benchmark Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing or EURIBOR Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing or EURIBOR Borrowing (as applicable) may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 (or the Dollar Equivalent thereof). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of twelve Term Benchmark Borrowings, RFR Borrowings and EURIBOR Borrowings in the aggregate at any time outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

SECTION 2.03.           Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing denominated in dollars, not later than 2:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Yen or a EURIBOR Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (c) in the case of an AUD Rate Borrowing denominated in Australian Dollars, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing denominated in

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Swiss Francs, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of the proposed Borrowing or (f) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing (or, in the case of up to $100,000,000 of ABR Borrowings outstanding at any time, on the date of the proposed Borrowing). Each such Borrowing Request shall be irrevocable (provided that the Borrowing Request in respect of the initial Borrowings on the Effective Date, or in connection with any acquisition or other Investment permitted under Section 6.04, may be conditioned on the occurrence of the Plan Effective Date or consummation of such acquisition or other Investment, as applicable) and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by a Financial Officer of the applicable Borrower substantially in the form of Exhibit L. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):

(i)              specifying the Class of the requested Borrowing;

(ii)             the Agreed Currency and the aggregate amount of such Borrowing;

(iii)            the requested date of such Borrowing, which shall be a Business Day;

(iv)            whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing, an RFR Borrowing or a EURIBOR Borrowing;

(v)             in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)            the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a), or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement denominated in dollars in accordance with Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(vii)           except with respect to a Borrowing to be made on the Effective Date, that as of such date Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified, other than with respect to Borrowings denominated in a Permitted Foreign Currency, then the requested Borrowing shall be an ABR Borrowing made in dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the applicable Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.           [Reserved].

SECTION 2.05.           Letters of Credit.

(a)                 General. Subject to the terms and conditions set forth herein, the Swiss Borrower may request (and each Issuing Bank shall issue) Letters of Credit for the Swiss Borrower’s own account (or for the account of any Subsidiary so long as (x) the Swiss Borrower is a joint and several co-applicant in respect of such Letter of Credit and (y) such Issuing Bank has completed its customary “know your client” procedures with respect to such Subsidiary), denominated in dollars or in a Permitted Foreign Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Swiss Borrower to, or entered into by the Swiss Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such

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Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control.

(b)                Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Swiss Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable such Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Swiss Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. An Issuing Bank shall not be obligated to issue any trade Letter of Credit (unless it otherwise consents) and no Letter of Credit shall be issued, amended, renewed or extended unless (and upon issuance, amendment, renewal or extension of any Letter of Credit the Swiss Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the sum of the LC Exposure shall not exceed the LC Sublimit, (ii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment, (iii) unless consented to by the applicable Issuing Bank, the face amount of the Letters of Credit issued by the applicable Issuing Bank shall not exceed its Pro Rata Share of the LC Sublimit and (iv) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving Commitments of any Class, the LC Exposure in respect of all Letters of Credit of such Class having an expiration date after the second Business Day prior to the applicable Existing Maturity Date shall not exceed the aggregate Revolving Commitments of such Class of the Consenting Lenders extended pursuant to Section 2.22. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall give to the Administrative Agent written notice thereof as required under paragraph (l) of this Section. Notwithstanding anything herein to the contrary, an Issuing Bank shall have no obligation hereunder to issue any Letter of Credit if (x) any law applicable to such Issuing Bank from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or (y) such issuance shall violate such Issuing Bank’s internal policies and procedures that are applicable to letters of credit generally.

(c)                 Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank); provided that (x) any Letter of Credit may, upon the request of the Swiss Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional periods (but not beyond the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed and (y) clause (c)(i) above shall not apply to a Letter of Credit if such long-dated Letter of Credit is consented to by the applicable Issuing Bank. For the avoidance of doubt, if the Revolving Maturity Date in respect of any Class of Revolving Commitments shall be extended pursuant to Section 2.22, “Revolving Maturity Date” as referenced in this paragraph shall refer, with respect to the Class of Letters of Credit associated with such Class of Revolving Commitments, to the Revolving Maturity Date in respect of any Class of Revolving Commitments as extended pursuant to Section 2.22; provided that, notwithstanding anything in this Agreement (including Section 2.22 hereof) or any other Loan Document to the contrary, the Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.

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(d)                Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Swiss Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Swiss Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of Holdings and the Borrowers deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)                 Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Swiss Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Swiss Borrower receives such notice; provided that, (x) in the case of an LC Disbursement denominated in dollars in an amount equal to or in excess of $500,000, the Swiss Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount or (y) in the case of an LC Disbursement denominated in a Permitted Foreign Currency and is not less than the Dollar Equivalent of $500,000, the Swiss Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing denominated in dollars in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency and, in each case, to the extent so financed, the Swiss Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. In the case of any such reimbursement in Euros with respect to a Letter of Credit denominated in a Permitted Foreign Currency, the applicable Issuing Bank shall notify the Swiss Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof. If the Swiss Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, then the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the currency and amount of the payment then due from the Swiss Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Swiss Borrower in the currency of the applicable LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Swiss Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for

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any LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Swiss Borrower of its obligation to reimburse such LC Disbursement.

(f)                  Obligations Absolute. The Swiss Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Swiss Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Permitted Foreign Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Swiss Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Swiss Borrower to the extent permitted by applicable law) suffered by the Swiss Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(g)                Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Swiss Borrower in writing (via hand delivery, facsimile or other electronic imaging) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h)                Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Swiss Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Swiss Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in dollars, the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in any Permitted Foreign Currency, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Term Benchmark Revolving Loans, RFR Loans or EURIBOR Revolving Loans (as applicable); provided that, if the Swiss Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to

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paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Swiss Borrower reimburses the applicable LC Disbursement in full.

(i)                  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day following the Business Day on which the Swiss Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Swiss Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash (in the currency of each applicable Letter of Credit) equal to the LC Exposure of the Revolving Lenders with respect to the Letters of Credit issued to the Swiss Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind upon the occurrence of any Event of Default with respect to the Swiss Borrower described in clause (h) or (i) of Section 7.01. The Swiss Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b), 2.20(c) or 2.22(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Swiss Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Swiss Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Swiss Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a Majority in Interest of the Revolving Lenders (treating the Classes of Revolving Commitments and Revolving Loans as one Class) and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Swiss Borrower under this Agreement. If the Swiss Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower within three Business Days after all Events of Default have been cured or waived. If the Swiss Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure in respect of the Revolving Commitments or Revolving Loans would not exceed the Aggregate Revolving Commitment and no Event of Default shall have occurred and be continuing. If the Swiss Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20(c), such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)                  Designation of Additional Issuing Banks. The Swiss Borrower may, at any time and from time to time with notice to the Administrative Agent, designate as additional Issuing Banks one or more Revolving Lenders, that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Swiss Borrower, executed by the Swiss Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)                Termination of an Issuing Bank. The Swiss Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; pro-

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vided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Swiss Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)                  Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Swiss Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that for purposes of clauses (i) and (v), unless such Issuing Bank shall agree, such Issuing Bank shall not be required to deliver such report and information (x) more frequently than on a monthly basis or (y) that is up-to-date as of a day that is less than 15 days prior to the date of delivery.

(m)               LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06.           Funding of Borrowings.

(a)                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders (and in the case of Loans denominated in Australian Dollars, to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Lenders by at least two Business Days’ notice). The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement denominated in dollars as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(b)                Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Permitted Foreign Currency, the rate determined by the Administrative Agent to be the cost

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to it of funding such amount (which determination will be conclusive absent manifest error) or (ii) in the case of such Borrower, the interest rate applicable to (A) in the case of Loans denominated in dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Permitted Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.13. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.           Interest Elections.

(a)                 Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the applicable Borrower of such Borrowing may elect to convert such Borrowing to a Borrowing of a different Type (provided that, subject to Section 2.14, Term Benchmark Borrowings denominated in a Permitted Foreign Currency and EURIBOR Borrowings may not be converted into ABR Borrowings but instead must be prepaid in the original currency of such Loan) or to continue such Borrowing and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Agreement, from and after the Benchmark-Related Amendments Effective Date (as defined in the Third Amendment), any outstanding Dollar Tranche Borrowing that the Borrowers request to continue as, or convert into, a Eurocurrency Borrowing (as defined in this Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date (as defined in the Third Amendment)) shall instead be converted into a Term SOFR Loan with the Interest Period specified in the applicable Interest Election Request (or, if no Interest Period is specified in such Interest Election Request, an Interest Period of one month) at the end of the then-current Interest Period applicable thereto.

(b)                To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the applicable Borrower.

(c)                 Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)              the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)             the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in dollars), a Term Benchmark Borrowing, a EURIBOR Borrowing or an RFR Borrowing; and

(iv)            if the resulting Borrowing is to be a Term Benchmark Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

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If any such Interest Election Request requests a a Term Benchmark Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                 If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Term Benchmark Borrowing denominated in dollars, such Borrowing shall be deemed to have an Interest Period that is one month and (ii) in the case of a Term Benchmark Borrowing denominated in a Permitted Foreign Currency or a EURIBOR Borrowing, such Borrowing shall automatically be continued as a Term Benchmark Borrowing or EURIBOR Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to Holdings or any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Swiss Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in dollars may be converted to or continued as a Term Benchmark Borrowing or a EURIBOR Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (y) each EURIBOR Euro Tranche Borrowing shall be continued as a EURIBOR Borrowing in its original Agreed Currency with an Interest Period of one month at the end of the Interest Period applicable thereto and (z) each Term Benchmark Borrowing, each EURIBOR Revolving Borrowing and each RFR Borrowing, in each case, denominated in a Permitted Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected EURIBOR Revolving Loans, RFR Loans and Term Benchmark Loans denominated in any Agreed Currency other than dollars shall either be (A) converted to an ABR Borrowing denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan or EURIBOR Revolving Loan, the Borrowers shall be deemed to have elected clause (A) above.

SECTION 2.08.           Termination and Reduction of Commitments.

(a)                 Unless previously terminated, (i) the Term Commitments shall automatically terminate and be reduced to $0 on the Effective Date upon the making of the Term Loans and (ii) the Revolving Commitments shall automatically terminate and be reduced to $0 on the Revolving Maturity Date.

(b)                Each applicable Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000 and (ii) the Swiss Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, any Lender’s Revolving Exposure would exceed its Commitment.

(c)                 The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the applicable Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be re-

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voked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.           Repayment of Loans; Evidence of Debt.

(a)                 Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made by such Revolving Lender to such Borrower on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan made by such Term Lender to such Borrower as provided in Section 2.10.

(b)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower in respect of Loans made to such Borrower, LC Disbursements, interest and fees due or accrued, in each case, with respect to such Borrower hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of such Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to this paragraph (b) and paragraph (c) of this Section 2.09, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section 2.09 shall control.

(c)                 The Administrative Agent shall, in connection with maintenance of the Register in accordance with Section 9.04(b)(iv) maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal, premium, interest or fees due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower of such Loans shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Swiss Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.           Amortization of Term Loans.

(a)                 Subject to adjustment pursuant to paragraph (c) of this Section, the Term Borrowers shall jointly and severally repay to the Administrative Agent, for the account of each Dollar Term Lender, on the last Business Day of each March, June, September and December (commencing on December 31, 2021), in the principal amount of Dollar Term Loans equal to (i) the aggregate outstanding principal amount of Dollar Term Loans outstanding on the Effective Date multiplied by (ii) 0.25%.

(b)                To the extent not previously paid, the Term Borrowers shall jointly and severally pay to the Administrative Agent for the account of the Term Lenders the then unpaid principal amount of the Term Loans on the Term Maturity Date.

(c)                 Any prepayment by a Borrower of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed in writing by the Swiss Borrower; provided that (A) any prepayment of any Class of Incremental Term Loans

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shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment, (B) any prepayment of Term Borrowings of any Class contemplated by Section 2.23 shall be applied to subsequent scheduled repayments as provided in such Section and (C) if any Lender elects to decline a mandatory prepayment of a Term Borrowing in accordance with Section 2.11(f), then the portion of such prepayment not so declined shall be applied to reduce the subsequent repayments of such Term Borrowing to be made pursuant to this Section ratably based on the amount of such scheduled repayments.

(d)                Prior to any repayment of any Term Borrowings of any Class under this Section, a Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of such selection not later than 12:00 noon, New York City time, two Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11.           Prepayment of Loans.

(a)                 The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except as set forth in clause (h) of this Section 2.11), subject to Section 2.16.

(b)                The Administrative Agent shall determine the Dollar Equivalent of each Revolving Borrowing denominated in Permitted Other Currencies and the LC Exposure in respect of Letters of Credit denominated in Permitted Other Currencies as of each Revaluation Date. Each such determination shall be based on the Exchange Rate (A) on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Borrowing and (B) on the fourth Business Day prior to the date as of which such Dollar Equivalent is to be determined, for purposes of any subsequent determination. In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Swiss Borrower shall prepay Revolving Borrowings (or, if no such Revolving Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess. In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure denominated in any Permitted Other Currency on any Revaluation Date) or (ii) the Aggregate Revolving Exposure exceeds 105% of the Aggregate Revolving Commitments solely as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure on any Revaluation Date, the Swiss Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.

(c)                 In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Swiss Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the Specified Prepayment Event Percentage of the amount of such Net Proceeds (or, if any Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Swiss Borrower shall, on or prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings or the Borrowers intend to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 450 days after receipt of such Net Proceeds to be reinvested in the business of Holdings, the Borrowers or their Restricted Subsidiaries, or to enter into an acquisition permitted by this Agreement, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of

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such 450-day period (or within a period of 180 days thereafter if by the end of such initial 450-day period any Borrower or one or more Restricted Subsidiaries shall have committed to invest such proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(d)                Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2022, the Swiss Borrower shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year (such amount, as reduced in accordance with the provisos to this paragraph (d), the “ECF Sweep Amount”); provided that such amount shall be reduced, at the option of the Swiss Borrower, by the aggregate amount of (i) prepayments of Term Borrowings and Revolving Borrowings (but only to the extent accompanied by a permanent reduction of the corresponding Commitment) made pursuant to paragraph (a) of this Section during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this paragraph (d)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made, (ii) voluntary prepayments of any Incremental Facilities, Refinancing Term Loan Indebtedness, Alternative Incremental Facility Debt or Indebtedness incurred pursuant to Section 6.01(a)(xx), in each case, that is secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations made during such fiscal year, (iii) the amount of reduction in the outstanding amount of the Term Loans resulting from any assignment made in accordance with Section 9.04(e) during such fiscal year, in an amount equal to the actual amount of cash paid in connection therewith, (iv) the sum (without duplication) of (x) the amount of Capital Expenditures made in cash for such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources (other than Revolving Loans)) and (y) the amount of cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made) (except to the extent financed from Excluded Sources (other than Revolving Loans)), (v) the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08(a), other than Restricted Payments to Holdings, the Borrowers or any Restricted Subsidiary (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (A) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (B) are financed from Excluded Sources (other than Revolving Loans), and (vi) the aggregate amount of mandatory dividends paid on or cash redemptions or repurchases of the Series B Preferred Equity during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made); provided further that, in the case of any Term Loan prepaid in connection with the purchase thereof by a Purchasing Borrower Party pursuant to Section 9.04(e) at a discount to par, the prepayment required pursuant to this paragraph (d) shall be reduced, with respect to the prepayment of such Term Loan, only by the actual amount of cash paid to the applicable Lender or Lenders in connection with such purchase. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event not later than the last day on which such financial statements may be delivered in compliance with such Section). Any payment of an ECF Sweep Amount pursuant to this clause (d) shall only be required with respect to amounts in excess of the greater of (x) $22,000,000 and (y) 5.0% of Consolidated EBITDA for the applicable fiscal year of Holdings.

(e)                 Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by or Excess Cash Flow of a Subsidiary of Holdings giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the applicable Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such

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Subsidiary, and once such Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, then the amount of such Net Proceeds or Excess Cash Flow will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, (B) to the extent that and for so long as the Swiss Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax or cost consequence with respect to such Net Proceeds or Excess Cash Flow, the amount of Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Swiss Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (C) to the extent that and for so long as the Swiss Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary.

(f)                  Prior to any optional prepayment of Borrowings under this Section, the Swiss Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among Dollar Tranche Borrowings and Euro Tranche Borrowings and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, the Borrowings of such Class pro rata based on the aggregate Dollar Equivalent principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, any Lender that holds Incremental Term Loans of such Class) may elect, by notice to the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than (x) an optional prepayment pursuant to paragraph (a) of this Section or (y) a mandatory prepayment triggered by an event described in clause (c) of the definition of the term “Prepayment Event”, neither of which may be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans may be retained by the applicable Borrower.

(g)                The Swiss Borrower shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of a prepayment of a Term Benchmark Borrowing or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment or (iv) in the case of a prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Swiss Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as

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provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h)                All (i) prepayments of Term Loans effected on or prior to the six-month anniversary of the Effective Date with the proceeds of a Repricing Transaction, and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the six-month anniversary of the Effective Date, the effect of which is a Repricing Transaction, shall be accompanied by a fee payable for the ratable account of each of the applicable Term Lenders in an amount equal to 1.00% of the aggregate principal amount of the Term Loans so prepaid in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of the Term Borrowings affected by such amendment, amendment and restatement or other modification in the case of a transaction described in clause (ii) of this paragraph. Such fee shall be paid by the Term Borrowers to the Administrative Agent, for the account of the Term Lenders of the applicable Class, on the date of such prepayment.

SECTION 2.12.           Fees.

(a)                 The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) in accordance with its Pro Rata Share of the Aggregate Revolving Commitments for the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate (or are otherwise reduced to zero), a commitment fee which shall accrue at the Applicable Rate on the average daily unused amount of the aggregate Revolving Commitment of such Revolving Lender. Such accrued commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which all the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)                The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then used to determine the interest rate applicable to Term Benchmark Revolving Loans (or, in the case of a Letter of Credit denominated in Euro, the interest rate applicable to EURIBOR Revolving Loans) on the Dollar Equivalent of the average daily amount of such Lender’s aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which all of such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the Dollar Equivalent of the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of all the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall (x) be payable on the date on which all the Revolving Commitments terminate and any such fees accruing after the date on which all the Revolving Commitments terminate shall be payable on demand and (y) accrue on the Dollar Equivalent of the applicable amounts. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.

(c)                 The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)                The Borrowers agree to pay to the Arrangers and the Administrative Agent, for the account of each applicable Arranger and Lender, such other fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter and including upfront fees, which may be in the form of original issue discount to the Loans) in the amounts and at the times so specified.

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(e)                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(f)                  All commitment fees, participation fees, fronting fees and other fees payable pursuant to this Section 2.12 shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

SECTION 2.13.           Interest.

(a)                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(c)                 Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, such overdue amount shall bear interest, on and from such date, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.

(d)                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term Benchmark Loan or a EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                 Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate, or Daily Simple RFR with respect to Swiss Francs, Euros and dollars hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest computed by reference to the Daily Simple RFR with respect to Sterling, the AUD Rate, the TIBOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that for purposes of this Section 2.13(e), if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loans as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Adjusted AUD Rate, AUD Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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(f)                  If Swiss Anticipatory Tax in respect of any interest payable will be due under this Agreement and should Section 2.17 be unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Section 2.17 in the absence of this paragraph (f)) divided by (ii) 1 minus the rate at which the Swiss Anticipatory Tax is required to be made (where the rate at which the relevant Swiss Anticipatory Tax is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (A) that the Swiss Loan Party shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph (f) and (B) all references to a rate of interest in Section 2.17 shall be construed accordingly. Unless an Event of Default has occurred and is continuing, no recalculation of interest shall be made under this paragraph (f) with respect to a specific Lender if the Swiss Non-Bank Rules would not have been violated but for the fact that such Lender, (i) was a Swiss Qualifying Bank but on that date that any Lender is not or has ceased to be a Swiss Qualifying Bank other than as a result of any change of law after the date it became a Lender under this Agreement or (ii) incorrectly declared its status as Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h). The Swiss Loan Party will provide to each Lender those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax in order for each Lender to prepare a claim for refund of Swiss Withholding Tax.

SECTION 2.14.           Alternate Rate of Interest.

(a)                 Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)              the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a EURIBOR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)               the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a EURIBOR Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR for dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Per-

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mitted Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, EURIBOR Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of Section 2.14(a)(i) or (ii) above, on such day and (B) for Loans denominated in a Permitted Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans and EURIBOR Loans denominated in any Permitted Foreign Currency shall, at the Borrowers’ election prior to such day (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or EURIBOR Loan, such Term Benchmark Loan or EURIBOR Loan denominated in any Permitted Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Permitted Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Permitted Foreign Currency, at the Borrowers’ election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)                Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)                 Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time

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to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)                The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)                 Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, AUD Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)                  Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing, EURIBOR Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or EURIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing, EURIBOR Borrowing or RFR Borrowing, in each case, denominated in a Permitted Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, EURIBOR Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in a Permitted Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if

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such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans or EURIBOR Loans denominated in any Permitted Foreign Currency shall, at the Borrower’s election prior to such day (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or EURIBOR Loan, such Term Benchmark Loan or EURIBOR Loan denominated in any Permitted Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Permitted Foreign Currency, at the Borrowers’ election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15.           Increased Costs.

(a)                 If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable) or any Issuing Bank;

(ii)               impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b)                If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as

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applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                 A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and the calculation thereof shall be delivered to the Swiss Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)                Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies the Swiss Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                 Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

SECTION 2.16.           Break Funding Payments.

(a)                 With respect to Loans that are not RFR Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the assignment of any Term Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Swiss Borrower pursuant to Section 2.19(b) or 9.02(c) or (e) the failure by a Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of profit). In the case of a EURIBOR Euro Term Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted EURIBOR Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in applicable offshore interbank market for such Agreed Currency, whether or not such EURIBOR Euro Term Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons therefor, and showing the calculation thereof, shall be delivered to the Swiss Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

(b)                With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of

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whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or (iv) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons thereof shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

SECTION 2.17.           Taxes.

(a)                 Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then an additional amount shall be payable by the applicable Loan Party as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c)                 Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) that are payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Swiss Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

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(f)                  Status of Lenders.

(i)              Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Swiss Borrower and the Administrative Agent, at the time or times reasonably requested by the Swiss Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Swiss Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Swiss Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Swiss Borrower or the Administrative Agent as will enable the Swiss Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing:

(A)               any Lender that is a U.S. Person shall deliver to the Swiss Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)               with respect to a Term Loan, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Swiss Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                executed originals of IRS Form W-8ECI;

(3)                in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c)(3)(B) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the U.S. Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” related to the U.S. Co-Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or

(4)                to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a

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U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Swiss Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Swiss Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)               if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Swiss Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Swiss Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Swiss Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Swiss Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                Treatment of Certain Refunds.

(i)              If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ii)               Each Lender undertakes to collaborate with the Swiss Loan Party and use its reasonable commercial efforts to timely file a claim for refund of any Swiss Withholding Tax, at no cost to the Lender; provided that a Lender shall not be required to take any action in this regard that it determines in its reasonable discretion would be disadvantageous to its interests. In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the applicable Swiss Loan Party, provided that in no event will a Lender be required to pay any amount to a Swiss Loan Party pursuant to this paragraph the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Swiss Withholding Tax had not been deducted, withheld or otherwise imposed.

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(h)                Swiss Qualifying Bank.

(i)              As at the date of this Agreement, each Revolving Lender confirms that it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank, provided that prior to the date of this Agreement, any such Swiss Non-Qualifying Bank has confirmed (in form and substance satisfactory to the Swiss Borrower) to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as, in each case for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(ii)             Each Revolving Lender that becomes a party to this Agreement after the date of this Agreement shall confirm, prior to becoming party hereto, for the benefit of the Administrative Agent and without liability to any Swiss Loan Party, which of the following categories it falls into: (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank. In the latter case, such Revolving Lender shall confirm that it counts as only one (1) Swiss Non-Qualifying Bank for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(iii)            If a Revolving Lender that becomes a party to this Agreement after the date of this Agreement fails to indicate its status in accordance with clause (ii) of this Section 2.17(h), such Revolving Lender shall be treated for purposes of this Agreement (including by each Loan Party) as if it is a Swiss Non-Qualifying Bank until such time as it notifies the Administrative Agent whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank. Upon receipt of such notification, the Administrative Agent shall inform the Borrowers or Holdings of such Revolving Lender’s status.

(iv)            Upon request by Holdings or the Administrative Agent, each Revolving Lender shall confirm whether it is (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank. In the latter case, such Revolving Lender shall also confirm that it counts as only one (1) Swiss Non-Qualifying Bank for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(v)             Each Revolving Lender that is a Swiss Non-Qualifying Bank on the date of this Agreement shall promptly inform the Swiss Borrower if it has reason to believe that the number of Swiss Non-Qualifying Banks it confirmed it counts as pursuant to clause (i) of this Section 2.17(h) is likely to change or has changed.

(i)                  For purposes of this Section 2.17, the term “Revolving Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                 Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, (i) except with respect to payments of principal of and interest on Loans denominated in a Permitted Foreign Currency, prior to 1:00 p.m., New York City time, on the date when due and (ii) in the case of payments of principal of and interest on Loans denominated in a Permitted Foreign Currency, not later than the Applicable Time specified in writing by the Administrative Agent to the Swiss Borrower at least three Business Days prior to the relevant required date of payment (and, if not so specified, 1:00 p.m., New York City time), in each case, on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. If, for any reason, any Borrower is prohibited by Requirements of Law from making any required payment hereunder in Permitted Other Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the alternative currency payment amount. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall

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be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest (or fees in respect of any Term Loan) in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in dollars. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States and, to the extent so required, such payments shall be due prior to 1:00 p.m., New York City time, on the date when due. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in a Permitted Foreign Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the Permitted Foreign Currency payment amount.

(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                 If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Eligible Assignee, to any Borrower or any Subsidiary or other Affiliate thereof in a transaction that complies with the terms of Section 9.04(e), as applicable. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e)                 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

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SECTION 2.19.           Mitigation Obligations; Replacement of Lenders.

(a)                 If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be disadvantageous to such Lender in any material economic, legal or regulatory respect. The Borrowers hereby agree to pay all reasonable and documented assignment fees in connection with any such designation or assignment and delegation.

(b)                If (i) any Lender has requested compensation under Section 2.15, (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has become a Declining Lender under Section 2.22, (v) any Lender is a Disqualified Institution or (vi) any Revolving Lender is not in compliance with Swiss Non-Bank Rules, then the Swiss Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Swiss Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the applicable Borrower (in the case of all other amounts (including any fee payable pursuant to Section 2.11(h)), (C) the applicable Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (E) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Swiss Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Swiss Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20.           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a)                 commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)                the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may

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take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders adversely affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)                 if any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender, then:

(i)              [reserved];

(ii)               all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all non-Defaulting Lenders’ Revolving Commitments and (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment; provided that, subject to Section 9.18, no reallocation under this clause (ii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(iii)               if the reallocation described in clause (ii) above cannot, or can only partially, be effected, the Swiss Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iv)               if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (iii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(v)              if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(vi)               if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (ii) or (iii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)                so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Swiss Borrower in accordance with Section 2.20(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the non-Defaulting Lenders in a manner consistent with Section 2.20(c)(ii) (and such Defaulting Lender shall not participate therein).

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In the event that (i) a Bankruptcy Event with respect to a Revolving Lender Parent shall occur following the Effective Date and for so long as such Bankruptcy Event shall continue or (ii) any applicable Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with Holdings and the Swiss Borrower or the applicable Revolving Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, Holdings, the applicable Borrower and each applicable Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused the applicable Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders of such Class as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans of such Class in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Swiss Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.

SECTION 2.21.           Incremental Extensions of Credit.

(a)                 At any time and from time to time, commencing on the Effective Date and ending on the latest Maturity Date, subject to the terms and conditions set forth herein, any Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loans denominated in dollars or Euros (the “Incremental Term Loans”), (ii) to add one or more increases in the aggregate amount of any Class of Term Loans denominated in dollars or Euros (each such increase, a “Incremental Term Loan Increase”), (iii) to add one or more additional tranches of revolving commitments available in dollars and/or one or more Permitted Foreign Currencies (each, an “Incremental Revolving Commitment”, and the loans made pursuant thereto, the “Incremental Revolving Loans”), (iv) solely during the Revolving Availability Period, to add one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, any Incremental Term Loan Increase, any Alternative Incremental Facility Debt and the Incremental Revolving Commitments, the “Incremental Extensions of Credit”; the Incremental Revolving Commitments and the Incremental Revolving Loans, together with the Incremental Term Loans, any Revolving Commitment Increase and any Incremental Term Loan Increase, the “Incremental Facilities”) or (v) Alternative Incremental Facility Debt, in an aggregate principal amount of up to the sum of (x) the greater of (I) $440,000,000 and (II) 100% of Consolidated EBITDA for the most recently ended Test Period prior to the date of incurrence thereof, calculated on a Pro Forma Basis, plus (y) the amount of any voluntary prepayments, buybacks or repurchases of the Term Loans, Incremental Facilities, Refinancing Term Loan Indebtedness, Alternative Incremental Facility Debt or Indebtedness incurred pursuant to Section 6.01(a)(xx), in each case, that are secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations (provided that if such prepaid Indebtedness consists of revolving Indebtedness such prepayments shall be accompanied by a corresponding permanent reduction in the commitments in respect of such revolving Indebtedness) and permanent reductions in the amount of the Revolving Commitments, in each case, to the extent not funded with long-term Indebtedness, plus (z) an additional amount if, after giving effect to the incurrence of such additional amount and the application of the proceeds therefrom on a Pro Forma Basis (excluding any concurrent borrowings of Revolving Loans and assuming that the full amount of such Incremental Extension of Credit has been funded on such date), (I) if such Incremental Extension of Credit is secured by Liens that rank (or are intended to rank) on an equal priority basis (but without regard to control of remedies) with the Liens securing the Obligations, (A) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) the Consolidated First Lien Leverage Ratio is no greater than the Consolidated First Lien Leverage Ratio immediately prior to such incurrence, (II) if such Incremental Extension of Credit is secured by Liens that rank (or are intended to rank) on a junior priority basis to the Liens securing the Obligations, (A) the Consolidated Secured Leverage Ratio is equal to

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or less than 2.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) the Consolidated Secured Leverage Ratio is no greater than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and (III) if such Incremental Extension of Credit is unsecured, at the option of the Swiss Borrower, either (A)(X) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (Y) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (2) the Consolidated Total Leverage Ratio is no greater than the Consolidated Total Leverage Ratio immediately prior to such incurrence or (B)(X) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (Y) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (2) the Consolidated Interest Coverage Ratio is no less than the Consolidated Interest Coverage Ratio immediately prior to such incurrence, it being understood that if the proceeds of the relevant Incremental Extensions of Credit will be applied to finance a Limited Condition Transaction and the Swiss Borrower has made an LCT Election, compliance with the Consolidated Secured Leverage Ratio test, the Consolidated First Lien Leverage Ratio test, the Consolidated Interest Coverage Ratio test and the Consolidated Total Leverage Ratio test prescribed above may be determined as of the LCT Test Date in respect of such Limited Condition Transaction on a Pro Forma Basis; provided that, at the time of effectiveness of each Incremental Facility Amendment, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing or shall result therefrom (or, in the event the proceeds of any Incremental Extension of Credit are used to finance any Limited Condition Transaction permitted hereunder for which the Swiss Borrower has made an LCT Election, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist and be continuing as of the LCT Test Date for such Limited Condition Transaction), and provided further that (i) any Incremental Extension of Credit may be incurred under one or more of clauses (x), (y) and (z) of this Section 2.21(a) as selected by the Swiss Borrower in its sole discretion, (ii) if any Incremental Extension of Credit is intended to be incurred under clause (z) of this Section 2.21(a) and any other clause of this Section 2.21(a) in a single transaction or series of related transactions, (A) the permissibility of the portion of such Incremental Extension of Credit to be incurred or implemented under clause (z) shall first be determined without giving effect to any Incremental Extension of Credit to be incurred or implemented under any other clause of this Section 2.21(a), but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Extension of Credit and (B) the permissibility of the portion of such Incremental Extension of Credit to be incurred or implemented under the other applicable clauses of this Section 2.21(a) shall be determined thereafter and (iii) any Incremental Extension of Credit (or, in each case, a portion thereof) previously incurred in reliance on clause (x) or (y) of this Section 2.21(a) shall be automatically reclassified and be deemed to have been incurred in reliance on clause (z) of this Section 2.21(a) to the extent that as of the last day of any fiscal quarter subsequent to the incurrence of such Incremental Extension of Credit, after giving effect to such reclassification, the Consolidated Secured Leverage Ratio test, the Consolidated First Lien Leverage Ratio test, the Consolidated Total Leverage Ratio test or the Consolidated Interest Coverage Ratio test, as applicable, as each set forth in clause (z) of this Section 2.21(a) would be satisfied. Each Class of Incremental Term Loans and Incremental Revolving Commitments, and each Revolving Commitment Increase and Incremental Term Loan Increase, shall be in an integral multiple of the $1,000,000 and be in an aggregate principal amount that is not less than $15,000,000; provided that such amount may be less than $15,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b)                The Incremental Facilities (i) shall be documented pursuant to an Incremental Facility Amendment and may be secured by Liens ranking pari passu with the Lien securing the Initial Term Loans, Liens ranking junior to the Lien securing the Initial Term Loans, or be unsecured, (ii) [reserved], (iii) shall not be (x) secured by any property or assets of Holdings, any Borrower or any Restricted Subsidiary other than the Collateral or the proceeds of such Indebtedness pending application thereof or (y) guaranteed by any Subsidiaries other than the Loan Parties, (iv) (x) in the form of Incremental Term Loans or any Incremental Term Loan Increase shall be borrowed by one or both of the Term Borrowers and (y) in the form of Incremental Revolving Commitments, Incremental Revolving Loans or a Revolving Commitment Increase, shall be borrowed by the Swiss Borrower and (v) shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the applicable Borrower and the Lenders providing the applicable Incremental Extension of Credit and to the extent the covenants and events of default of any Incremental Facility (other than with respect to maturity, amortization and pricing) are inconsistent with those governing the other Loans hereunder, such terms shall be, when taken as a whole, no more favorable to the

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Lenders providing the applicable Incremental Facility than the terms governing the Loans hereunder, unless (1) the Lenders receive the benefit of such more restrictive terms (it being understood to the extent that any covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of the Lenders), (2) such more restrictive terms only apply after the Latest Maturity Date, (3) such terms reflect market terms and conditions, taken as a whole, at the time of incurrence of such Incremental Extension of Credit (as determined by Swiss Borrower in good faith) or (4) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrowers; provided further that (A) for any Incremental Tranche B Term Loans (including in the form of any Incremental Term Loan Increase) incurred prior to the date that is twelve (12) months after the Effective Date, if the Weighted Average Yield relating to such Incremental Tranche B Term Loans that (u) rank pari passu to the Initial Term Loans with respect to security, (v) are floating rate term loans, issued in the same currency, that are broadly syndicated to banks and other financial institutions, (w) are in an aggregate amount in excess of the greater of $440,000,000 and 100% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, (x) are not incurred for the purposes of consummating a permitted acquisition or other Investment permitted under this Agreement, (y) are incurred in reliance on clause (z) of Section 2.21(a) and (z) have a maturity date that is less than six (6) months after the Term Maturity Date, exceeds the Weighted Average Yield relating to the Dollar Term Loans or Euro Term Loans, as applicable (after giving effect to any amendments to the applicable margin on such Class of existing Term Loans prior to the time that such Incremental Term Loans are made) immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, then the Applicable Rate relating to such class of existing Term Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Term Loans shall not exceed the Weighted Average Yield relating to such Class of existing Term Loans by more than 0.50%, (B) any Incremental Term Loan shall not have (1) a final maturity date earlier than the Term Maturity Date or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then-remaining Term Loans; provided that the requirements set forth in this clause (B) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions, (C) any Incremental Revolving Commitment or any Revolving Commitment Increase shall not have a maturity date that is earlier than the Revolving Maturity Date and shall not require any scheduled amortization or mandatory commitment reductions prior to the Revolving Maturity Date and (D) any Incremental Term Loan Increase shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Term Loans being increased and shall be on the same terms applicable to such Term Loans.

(c)                 Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit (other than any Alternative Incremental Facility Debt) (i) shall, to the extent a consent would be required under Section 9.04 if such additional bank, financial institution, existing Lender or other Person were taking an assignment of Loans or Commitments, be approved by the applicable Borrower and the Administrative Agent (and, in the case of any Incremental Revolving Commitment or Revolving Commitment Increase, each applicable Issuing Bank) (such approval not be unreasonably withheld) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and (ii) if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the applicable Borrower, each such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Facility unless it so agrees. Commitments in respect of any Incremental Facility shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)).

(d)                On the date of effectiveness of any Revolving Commitment Increase, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment prior to the effectiveness of such Revolving Com-

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mitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender of the applicable Class the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Swiss Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Swiss Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender of the applicable Class shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Swiss Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Swiss Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

(e)                 Notwithstanding anything to the contrary contained in this Section 2.21, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.21, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

SECTION 2.22.           Extension of Maturity Date.

(a)                 The Swiss Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) prior to the then-existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section; provided that, for the avoidance of doubt, each Lender may elect to agree or not agree, in its sole discretion, to an extension of a Maturity Date. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such

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changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Swiss Borrower, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Swiss Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Swiss Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Swiss Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.

(b)                Notwithstanding the foregoing, the Swiss Borrower shall have the right, in accordance with the provisions of Sections 2.19(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.

(c)                 If a Maturity Date Extension Request has become effective hereunder:

(i)              solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Swiss Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit, in each case, in the manner set forth in Section 2.05(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section (and the Swiss Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Exposure would exceed the aggregate amount of the Revolving Commitments so extended);

(ii)               solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Swiss Borrower shall repay all the Revolving Loans made by each Declining Lender to such Borrower to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings

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made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments; and

(iii)               solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, each Borrower shall repay all the Loans of such Class made by each Declining Lender to such Borrower, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.

(d)                Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in clauses (a) and (b) of Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Swiss Borrower.

(e)                 Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.08(c) or Section 2.18(b) or 2.18(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).

(f)                  The Swiss Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.

(g)                Notwithstanding anything to the contrary contained in this Section 2.22, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.22, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

SECTION 2.23.           Refinancing Facilities.

(a)                 Each Borrower may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Term Loan Indebtedness. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the applicable Borrower proposes that such Refinancing Term Loan Indebtedness shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)              no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing,

(ii)             substantially concurrently with the incurrence of such Refinancing Term Loan Indebtedness, the applicable Borrower shall repay or prepay then outstanding Term Borrowings of the applicable Class made to such Borrower (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.09(a) ratably,

(iii)            such notice shall set forth, with respect to the Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans, to the extent applicable, the following terms

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thereof: (a) the designation of such Refinancing Term Loans as a new “Class” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Term Loans of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (d) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (e) the fees applicable to the Refinancing Term Loans of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans of such Class (which prepayment requirements may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable (as determined by Swiss Borrower in good faith) to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans of such Class,

(iv)            such Refinancing Term Loan Indebtedness will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, and

(v)             the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Refinancing Term Loan Indebtedness (unless incurred hereunder as an additional Class) shall have become party to an Acceptable Intercreditor Agreement if such Indebtedness is secured by Liens on the Collateral ranking pari passu with or junior to the Liens on the Collateral securing the Obligations.

(b)                Any Lender or any other Eligible Assignee approached by a Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness.

(c)                 Any Refinancing Term Loans shall be established pursuant to a Refinancing Facility Agreement executed and delivered by Holdings, the applicable Borrower, each Refinancing Term Lender providing such Refinancing Term Loan and the Administrative Agent, which shall be consistent with the provisions set forth in clause (a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to effect provisions of this Section 2.23, including any amendments necessary to treat such Refinancing Term Loans as a new “Class” of loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.

(d)                Notwithstanding anything to the contrary contained in this Section 2.23, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.23, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

ARTICLE III

Representations and Warranties

Each of Holdings (with respect to itself and, where applicable, the Restricted Subsidiaries) and the Borrowers represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that; provided that on the Effective Date only the Specified Representations will be made by each of Holdings and the Borrowers:

SECTION 3.01.           Organization; Powers. Each of Holdings, the Borrowers and the Restricted Subsidiaries (a) is duly organized or incorporated, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to (i) carry on its business as now conducted and (ii) to execute, deliver and perform its obligations under this Agreement and each other Loan Document and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is

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qualified to do business in, and, to the extent that such concept exists in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.           Authorization; Due Execution and Delivery; Enforceability. This Agreement has been duly authorized, executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, such Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.           Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (a) as of the date such Loan Document is executed, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to create Liens under the Loan Documents or perfect Liens created under the Loan Documents or (ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to Holdings, any Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, any Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration under this clause (c) or clause (b) above that would not reasonably be expected to have a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02 and (e) will not violate any of such Loan Party’s organizational documents.

SECTION 3.04.           Financial Condition; No Material Adverse Change.

(a)                 The Audited Financial Statements present fairly, in all material respects, the financial position of Holdings, the Borrowers and the Subsidiaries on a combined consolidated basis as of such dates and their results of operations and cash flows for the period covered thereby, and were prepared in accordance with GAAP consistently applied throughout the period covered thereby except as otherwise expressly noted therein, subject to normal year-end audit adjustments.

(b)                Except as disclosed in Holdings’ filings with the SEC, since the Effective Date, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05.           Properties.

(a)                 Each of Holdings, the Borrowers and the Restricted Subsidiaries has good title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property necessary for the conduct of its business (including the Mortgaged Properties), (i) free and clear of Liens, other than Liens permitted by Section 6.02 and (ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                To the knowledge of Holdings, any Borrower or any Restricted Subsidiary, (i) each of Holdings, the Borrowers and the Restricted Subsidiaries owns, or has a valid and enforceable right to use, any and all trademarks, service marks, trade names, domain names, copyrights (including in or with respect to software), patents, patents rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all registrations and applications for registrations therefor (collectively, “IP Rights”) that is used in or necessary for its business as currently conducted, and (ii) the use thereof by Holdings, each Borrower and each Restricted Subsidiary does not infringe upon, misappropriate or otherwise violate the rights

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of any other Person, except, in each case of clauses (i) and (ii) above, for any such failures to own or have rights to use, or any such infringements, misappropriations or other violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any IP Rights owned or used by Holdings, any Borrower or any Restricted Subsidiary is pending or, to the knowledge of Holdings, any Borrower or any Restricted Subsidiary, threatened against Holdings, any Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.           Litigation and Environmental Matters.

(a)                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened in writing against or affecting Holdings, any Borrower or, to the knowledge of Holdings, any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, any Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has incurred any Environmental Liability or, to the knowledge of Holdings, any Borrower or any Restricted Subsidiary, there is a reasonable expectation to incur any such Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) is reasonably expected to incur any Environmental Liability with respect to any Release on any real property now or previously owned, leased or operated by it.

SECTION 3.07.           Compliance with Laws. Each of Holdings, the Borrowers and the Restricted Subsidiaries is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.           Sanctions; Anti-Corruption Laws.

(a)                 Holdings and the Borrowers have implemented and maintain in effect policies and procedures designed to promote compliance by Holdings, the Borrowers, the Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Borrowers, the Restricted Subsidiaries and to the knowledge of Holdings, the respective directors, officers and employees of Holdings and the Borrowers (when acting in their role as directors, officers or employees), are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings or a Borrower being designated as a Sanctioned Person. None of Holdings, any Borrower, any Restricted Subsidiary or any of their respective directors, officers or, to the knowledge of Holdings, employees is a Sanctioned Person

(b)                The use of proceeds of the Loans will not directly be used in violation of OFAC, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the USA PATRIOT Act.

This Section 3.08 is subject to Section 1.12.

SECTION 3.09.           Investment Company Status. None of Holdings, any Borrower or any other Loan Party is required to register as an “investment company” under the Investment Company Act.

SECTION 3.10.           Federal Reserve Regulations. None of Holdings, any Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that violates the provisions of Regulation U or X of the Board of Governors.

SECTION 3.11.           Taxes. Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each of Holdings, each Borrower and each Restricted Subsidiary (a) has timely

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filed or caused to be filed all Tax returns and reports required to have been filed by it and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and where Holdings, such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP.

SECTION 3.12.           ERISA.

(a)                 Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b)                Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, any Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP.

SECTION 3.13.           Disclosure. As of the Effective Date, neither the Lender Presentation nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of Holdings, any Borrower or any Restricted Subsidiary to the Arrangers, the Administrative Agent, any Issuing Bank or any Lender on or before the Effective Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of Holdings and each Borrower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood and agreed that (i) such projected financial information is merely a prediction as to future events and are not to be viewed as facts, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers or any of the Restricted Subsidiaries and (iii) no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

SECTION 3.14.           Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth the name of, and the ownership interest of Holdings, each Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

SECTION 3.15.           [Reserved].

SECTION 3.16.           Solvency. As of the Effective Date, immediately after the consummation of the Transactions, and giving effect to the rights of indemnification, subrogation and contribution under the Security Documents, (a) the fair value of the assets of Holdings, the Borrowers and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings, the Borrowers and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Borrowers and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) Holdings, the Borrowers and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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SECTION 3.17.           Collateral Matters.

(a)                 Each Security Document is effective to create (to the extent described therein and subject, in the case of Security Documents governed by the laws of a jurisdiction located outside of the United States, to the Agreed Guaranty and Security Principles) in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid, enforceable security interest in the Collateral to the extent intended to be created thereby and (i) in the case of any Loan Party organized in the United States (x) when all financing statements and other appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and filings and recordation with the United States Patent and Trademark Office and the United States Copyright Office (which filings or recordings shall be made to the extent required by the applicable Security Document) and (y) when the taking of possession by the Administrative Agent of such Collateral with respect to which a security interest may be perfected by possession (which possession shall be given to the Administrative Agent to the extent possession by the Administrative Agent is required by the applicable Security Document) occurs and (ii) in the case of Non-U.S. Loan Parties, when such actions as set forth in the applicable Security Documents to which such Non-U.S. Loan Parties are a party are taken, then in each case, the security interests created by the Security Documents shall constitute so far as possible under relevant law fully perfected (or equivalently under applicable foreign law) Liens on, and security interests in the Collateral in which a security interest may be perfected by such filing or the taking of such actions described in clauses (i) and (ii) of this Section 3.17(a) (in each case with respect to such Liens and security interests, to the extent intended to be created thereby and required to be perfected under the Loan Documents and, in each case of a Non-U.S. Loan Party, subject to the Perfection Exceptions and the Agreed Guaranty and Security Principles) all right, title and interest of the Loan Parties in such Collateral in each case free and clear of any Liens other than Liens permitted under Section 6.02; provided that no representation is made that a charge that is expressed to be a fixed charge will actually take effect as a fixed charge and not a floating charge.

(b)                Each Mortgage upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c)                 Upon the recordation of the U.S. Collateral Agreement (or short-form intellectual property security agreements in form and substance substantially similar to the Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the U.S. Collateral Agreement)) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the United States Intellectual Property (as defined in the U.S. Collateral Agreement) in which a security interest may be perfected by such filing of such documents in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such intellectual property acquired by the Loan Parties after the Effective Date).

SECTION 3.18.           [Reserved].

SECTION 3.19.           Centre of Main Interest. (i) The Lux Borrower has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation (or, with the consent of the Administrative Agent, England and Wales or Ireland) and (ii) each other Material Subsidiary that is a Loan Party and is organized or incorporated in the European Union, in each case has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation or England and Wales, Ireland or Luxembourg.

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SECTION 3.20.           Swiss Non-Bank Rules. The Swiss Borrower represents and warrants that it is in compliance with the Swiss Non-Bank Rules; provided that the Swiss Borrower shall not be in breach of this representation if its number of creditors in respect of either the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule is exceeded solely because a Revolving Lender having (i) failed to comply with its obligations under Section 9.04(b), (ii) incorrectly declared its status as Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare that the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h), (iii) ceased to be a Swiss Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement. In addition, the Swiss Borrower shall not be in breach of this representation if in circumstances where the number of the Swiss Borrower's creditors in respect of the Swiss Non-Bank Rules is exceeded as a result of assignments or transfers to Swiss Non-Qualifying Banks at a time when an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

For the purpose of its compliance with the Swiss 20 Non-Bank Rule under this Section 3.20, the number of Lenders under this Agreement which are Swiss Non-Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and it will be assumed that the Lenders are in compliance with the assignment provisions in Section 9.04(b).

ARTICLE IV

Conditions

SECTION 4.01.           Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)                 The Administrative Agent (or its counsel) shall have received from each Loan Party hereto either (i) a counterpart of this Agreement signed on behalf of such Loan Party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such Loan Party has signed a counterpart of this Agreement.

(b)                The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (i) Sullivan & Cromwell LLP, special New York counsel for the Loan Parties and (ii) subject to the final paragraph of this Section 4.01, each other local counsel for the Loan Parties (or the Administrative Agent, as applicable) listed on Part B of Schedule 1.03, in each case (A) dated as of the Effective Date and (B) in form and substance reasonably satisfactory to the Administrative Agent.

(c)                 The Administrative Agent shall have received a copy of (i) each organizational or constitutional document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or as of the Effective Date by a director or an authorized representative of such Loan Party (where customary in any applicable jurisdiction), which shall, for the avoidance of doubt, include in the case Swiss Loan Party a copy of (x) up-to-date and certified articles of association (Statuten), (y) an up-to-date and certified excerpt of the competent commercial register and (z) the register of beneficial owners (Verzeichnis der wirtschaftlich Berechtigten) relating to such Swiss Loan Party; (ii) signature and incumbency certificates (where customary in any applicable jurisdiction) of the responsible officers or authorized representatives of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions (or extracts of resolutions) of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each Loan Party, as applicable, approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary, a responsible officer or an authorized representative of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (or in the case of an

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Irish Loan Party, a letter of status issued by the Irish Companies Registration Office dated no earlier than 15 days prior to the date the Irish Loan Party enters into a Loan Document).

(d)                [Reserved].

(e)                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (or such shorter period agreed by the Swiss Borrower in its sole discretion), reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand; provided that such amounts may be offset against the proceeds of the Term Loans.

(f)                 The Administrative Agent shall have received (i) the Audited Financial Statements and (ii) the Pro Forma Financial Statements.

(g)                The Administrative Agent and the Arrangers shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrowers and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Arrangers in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agent and the Arrangers reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act including, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (g) shall be deemed to be satisfied).

(h)                Subject to the final paragraph of this Section 4.01 and except as provided by Section 5.15 hereof or the Agreed Guaranty and Security Principles, the Administrative Agent shall have received the Security Documents set forth on Schedule 4.01 and the Collateral and Guarantee Requirement shall have been satisfied to the extent applicable to each Loan Party organized in the United States, England and Wales, Switzerland and Luxembourg, and the Administrative Agent, on behalf of the Secured Parties, shall have a perfected security interest in the Collateral of the type and priority described in each Security Document (in each case, subject to, and except as otherwise set forth in, the Collateral and Guarantee Requirement, the Agreed Guaranty and Security Principles and/or Section 5.15), including, without limitation, the Equity Interests in each Borrower.

(i)                  The Plan of Reorganization shall reflect the terms and conditions described in the Restructuring Term Sheet attached to the Commitment Letter as Annex II, without any further modifications to such terms and conditions that would be material and economically adverse to the interests of the Lenders (in their respective capacities as such) without the prior written consent of the Lenders (not to be unreasonably withheld, delayed or conditioned).

(j)                  The Bankruptcy Court shall have entered an order confirming the Plan of Reorganization (including authorizing and approving this Agreement and the other Loan Documents), which order shall not have been stayed, reversed, revoked, modified or vacated on appeal, in each case, in a manner material and adverse to the Lenders without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(k)                The Plan Effective Date shall have occurred or, substantially simultaneously with the initial borrowing of the Term Loans hereunder, shall occur;

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(l)                 The Lenders shall have received a certificate from a Financial Officer of Holdings, substantially in the form of Exhibit K, certifying as to the solvency of Holdings and its Restricted Subsidiaries as of the Effective Date on a consolidated basis after giving effect to the Transactions.

(m)               The Effective Date Preferred Equity Investment shall have been made, or shall be made substantially simultaneously with the initial borrowing of the Term Loans hereunder.

(n)                The Effective Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the initial borrowing of the Term Loans hereunder.

(o)                The applicable Borrowers shall have delivered to the Administrative Agent the notice required by Section 2.03.

(p)                The Specified Representations shall be true and correct in all material respects (unless such representations related to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date).

(q)                The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice President of Holdings, confirming compliance with the condition set forth in Section 4.01(p).

The Administrative Agent shall notify the Swiss Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 11:59 p.m., New York City time, on the Effective Date.

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, (i) the terms of the Loan Documents and the deliverables set forth in clauses (b), (c) and (l) above shall be in a form such that they do not impair the availability or the funding of the Loans on the Effective Date if the other conditions set forth above have been satisfied and (ii) to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Effective Date (other than the pledge and perfection of the security interests (i) in the certificated Equity Interests, if any, of each Borrower and any wholly-owned Restricted Subsidiary of Holdings that is organized in the United States of America or any state thereof and that is not an Immaterial Subsidiary (to the extent required by the Collateral and Guarantee Requirement) and (ii) in other assets pursuant to which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code) after Holdings’ use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition to the Effective Date and Holdings agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to provide and/or perfect such security interests with respect to such Collateral promptly, and in any event at the time set forth in Section 5.15, or if no time is set forth therein, within 90 days of the Effective Date or such longer period of time as may be mutually agreed by the Administrative Agent and the Holdings, each acting reasonably.

SECTION 4.02.           Each Credit Event. After the Effective Date, the obligations of the Lenders to make Loans on the occasion of any Borrowing (but not any conversion or continuation thereof), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                 The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such repre-

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sentation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(b)                At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)                 The applicable Borrower shall have delivered to the Administrative Agent a request for Borrowing that complies with the requirements set forth in Section 2.03 or a request for the issuance, amendment, renewal or extension of such Letter of Credit that complies with the requirements of Section 2.05(b).

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) (other than (x) a Borrowing under any Incremental Facility the proceeds of which are used to finance a Limited Condition Transaction and (y) any extensions of credit or Borrowings under Section 2.23), and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

From and including the Effective Date and until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under this Agreement or any other Loan Document and all other Obligations (other than (x) contingent amounts not yet due and (y) Secured Hedging Obligations and Cash Management Obligations) shall have been paid in full and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) shall have expired or been terminated and all LC Disbursements shall have been reimbursed, Holdings covenants and agrees (except with respect to Section 5.08), and with respect to Section 5.08 each Swiss Entity (as defined below) covenants and agrees, and Holdings shall (except in the case of Sections 5.01, 5.03 and 5.08) cause the Borrowers (limited to the Swiss Borrower with respect to Section 5.18) to covenant and agree with the Lenders that:

SECTION 5.01.           Financial Statements and Other Information. In the case of Holdings, Holdings will furnish to the Administrative Agent, which shall furnish to each Lender, the following:

(a)                 within 90 days after the end of each fiscal year of Holdings (or such later date as Form 10-K of Holdings is required to be filed with the SEC taking into account any extension granted or provided for by the SEC), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted accounting principles and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit, but may contain a “going concern” or like qualification that is due to (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in any future period) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of Holdings and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of Holdings and its consolidated Subsidiaries;

(b)                within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or such later date as Form 10-Q of Holdings is required to be filed with the SEC taking into account any extension granted or provided for by the SEC), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter

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and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of Holdings and its consolidated Subsidiaries;

(c)                 concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenant contained in Section 6.13 (if then in effect) and (B) in the case of financial statements delivered under clause (a) above and, solely to the extent either of the Borrowers would be required to prepay the Term Loans pursuant to Section 2.11(d), beginning with the financial statements for the fiscal year of Holdings ending December 31, 2022, of Excess Cash Flow, (iii) at any time when there is any Unrestricted Subsidiary, including as an attachment with respect to each such financial statement, an Unrestricted Subsidiary Reconciliation Statement (except to the extent that the information required thereby is separately provided with the public filing of such financial statement) and (iv) certifying that the representation in Section 3.19(i) is true and correct in all material respects with respect to the Lux Borrower.

(d)                within 90 days after the end of each fiscal year of Holdings (or such longer period as permitted under Section 5.01(a)), a consolidated budget for the current fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal);

(e)                 [reserved];

(f)                  promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange, or distributed by Holdings to the holders of its Equity Interests generally, as applicable; and

(g)                promptly following any reasonable request therefor, but subject to the limitations set forth in the provisos to the last sentence of Section 5.09 and Section 9.12, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition, of Holdings, any Borrower or any Material Subsidiary that is a Restricted Subsidiary; provided that none of Holdings, any Borrower or any Restricted Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, any Borrower or any Restricted Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by Holdings, any Borrower or any Restricted Subsidiary (not created in contemplation thereof); provided, further, that if any information is withheld pursuant to clause (i), (ii) or (iii) above, Holdings, any Borrower or any Restricted Subsidiary shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.

Information required to be furnished pursuant to clause (a), (b), (f) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

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SECTION 5.02.           Notices of Material Events. Holdings and each Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, prompt written notice of the following:

(a)                the occurrence of any Default;

(b)                to the extent permitted by the Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, any Borrower or any Restricted Subsidiary, affecting Holdings, any Borrower or any Restricted Subsidiary, that in each case has a reasonable probability of being determined adversely and if determined adversely would reasonably be expected to result in a Material Adverse Effect; and

(c)                 the occurrence of any Environmental Liability or ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of Holdings or the Swiss Borrower setting forth a summary description of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.           Information Regarding Collateral. Holdings will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational or constitutional documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification/registration number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement (or the equivalent thereof in each applicable jurisdiction), the Federal Taxpayer Identification Number of such Loan Party.

SECTION 5.04.           Existence; Conduct of Business. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to maintain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and IP Rights in each case to the extent necessary for the conduct of its business, except in each case, (i) in connection with a transaction permitted under Section 6.03, (ii) for allowing registered or applied-for IP Rights to lapse, expire, become abandoned or otherwise terminate in the Ordinary Course of Business or where the lapse, expiration, abandonment or termination would not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary, as applicable or (iii) with respect to any Restricted Subsidiary other than a Borrower, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05.           Payment of Taxes. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Holdings, such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.           Maintenance of Properties. Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted.

SECTION 5.07.           Insurance. Holdings will, and will cause each of its Restricted Subsidiaries to, subject to the Agreed Guaranty and Security Principles in the case of Non-U.S. Loan Parties, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are consistent with the past practices of the Loan Parties or otherwise as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Holdings and the Swiss Borrower shall take commercially reasonable efforts to cause the main property and

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liability policies maintained by or on behalf of Holdings to (a) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. Holdings will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained; provided that no Loan Party shall be required to deliver original copies of any insurance policies.

SECTION 5.08.           Swiss Tax.

(a)                 To the extent any Loan Party organized under the laws of Switzerland would otherwise be required under the terms of the Loan Documents to grant a Lien over any real estate (including building rights (Baurechte)) acquired (but not leased or licensed) by it in favor of the Secured Parties, such Loan Party organized under the laws of Switzerland shall, prior to granting such Lien, obtain a ruling from the Cantonal tax administration in which the real estate is located confirming that interest payments in respect of the Loans are not subject to withholding tax within the meaning of Art. 94 Swiss Direct Tax Law (DBG) respectively Art. 35(1)(e) Swiss Tax Harmonization Law (StHG), irrespective whether the Lenders are resident in a country with which Switzerland has a double taxation agreement under which residents of that country can benefit from a full exemption from Swiss taxation on interest, in form and substance satisfactory to the Administrative Agent.

(b)                Any Loan Party organized under the laws of Switzerland shall conduct its business in a manner such that it would not reasonably likely to result in the imposition of any withholding tax liability in respect of any payment to a Secured Party under a Loan Document.

SECTION 5.09.           Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct (in all material respects) entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular office hours but no more often than one (1) time during any calendar year absent the existence of an Event of Default; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.09; provided further that none of Holdings, any Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement (not created in contemplation thereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.10.           Compliance with Laws. Each of Holdings and the Borrowers will, and will take reasonable action to cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including ERISA, Environmental Laws and the USA PATRIOT Act) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11.           Use of Proceeds; Letters of Credit.

(a)                 The proceeds of the Term Loans, together with the proceeds from the Effective Date Preferred Equity and cash on hand at Holdings and its Subsidiaries, will be used solely for (i) the payment of fees and expenses payable in connection with the Transactions (including any original issue discount or upfront fees), (ii) the Transaction Funds and (iii) general corporate purposes. On the Effective Date, the proceeds of the Revolving Loans will be used for (x) working capital and other general corporate purposes of the Restricted Group, (y) to fund certain

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original issue discount or upfront fees required to be funded on the Effective Date and (z) to fund a portion of the Transaction Funds in an amount not to exceed $50,000,000. Thereafter, the proceeds of the Revolving Loans, as well as the proceeds of any Incremental Facilities (unless otherwise provided in the applicable Incremental Facility Amendment) will be used for working capital and other general corporate purposes, including acquisitions permitted by this Agreement, of Holdings, the Borrowers and the Restricted Subsidiaries. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.10. Letters of Credit will be used by Holdings, the Borrowers and the Restricted Subsidiaries for general corporate purposes.

(b)                The Borrowers will not request any Borrowing or Letter of Credit, and each of Holdings and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws by Holdings, the Borrowers or any of their respective Subsidiaries; (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a person required to comply with Sanctions; or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.11(b) is subject to Section 1.12.

SECTION 5.12.           Additional Subsidiaries.

(a)                 If any additional Subsidiary (other than any Excluded Subsidiary) is formed or acquired or if any Subsidiary becomes a Designated Subsidiary or otherwise ceases to be an Excluded Subsidiary, in each case after the Effective Date, Holdings will, as promptly as practicable and, in any event, within 90 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing (including electronic mail)) after such Subsidiary is formed or acquired or becomes a Designated Subsidiary or ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof and, if such Subsidiary is a subsidiary organized outside the United States, subject to the Agreed Guaranty and Security Principles, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and such other documents, certificates and opinions consistent with those delivered pursuant to Sections 4.01(b) and (c) that the Administrative Agent may reasonably request with respect to such Subsidiary.

(b)                Holdings may designate by writing to the Administrative Agent any wholly owned Restricted Subsidiary that is otherwise an Excluded Subsidiary and that is either a U.S. Subsidiary or a Non-U.S. Subsidiary organized in a Material Jurisdiction or a jurisdiction reasonably acceptable to the Administrative Agent (each such jurisdiction, a “Non-U.S. Designated Jurisdiction”) as a Designated Subsidiary (each such Restricted Subsidiary, a “Designated Subsidiary”).

SECTION 5.13.           Further Assurances.

(a)                 Each of Holdings and the Borrowers will, and will cause each of its Subsidiaries that is a Loan Party to (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and any foreign equivalents of the foregoing, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Loan Parties.
(b)                If any (i) IP Rights registered with, issued by, or subject to a pending application before the United States Patent and Trademark Office or United States Copyright Office or (ii) material assets (other than IP Rights), in each case, other than Excluded Property, are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Security Document that become subject to the Lien created by such Security Document upon acquisition thereof), Holdings will notify the Administrative Agent thereof in writing, and, if requested by the Administrative Agent, Holdings will (with respect to the Non-U.S. Loan Parties, to the extent pro-

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vided for in the Agreed Guaranty and Security Principles), subject to the terms of the Collateral and Guarantee Requirement, take, and cause the Loan Parties to take, such actions requested by Administrative Agent as shall be necessary to grant and perfect a security interest in such assets to secure the Obligations for the benefit of the Secured Parties, all at the expense of the Loan Parties.

(c)                 Notwithstanding anything in this Agreement to the contrary, (i) the Administrative Agent may grant extensions of time or waivers or modifications of the requirements for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets where it reasonably determines, in consultation with the Borrowers, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents and (ii) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, with respect to Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles.

SECTION 5.14.           Credit Ratings. Each of Holdings and the Borrowers will use commercially reasonable efforts to cause the credit facilities made available under this Agreement to be continuously rated by S&P and Moody’s (but not any particular rating). Holdings will use commercially reasonable efforts to maintain a corporate rating (but not any particular rating) from S&P and a corporate family rating (but not any particular rating) from Moody’s, in each case in respect of Holdings.

SECTION 5.15.           Post-Effective Date Matters.

(a)                 As promptly as practicable, and in any event within the time period specified on Schedule 5.15 (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing), and in respect of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles, after the Effective Date, (i) Holdings and each Borrower shall, and shall cause each of its subsidiaries that is a Loan Party to, deliver all Mortgages that are required to be delivered pursuant to the Collateral and Guarantee Requirement (if any), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement” and (ii) Holdings shall deliver, or cause to be delivered, the items specified on Schedule 5.15 hereof or complete such undertakings described on Schedule 5.15 hereof, if any, on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Administrative Agent in its reasonable discretion; and

(b)                On or prior to the 120th day after the Effective Date (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing (such agreement not to be unreasonably withheld or delayed)), Holdings and each Borrower shall cause each of its Subsidiaries (other than any Excluded Subsidiary) that is organized or incorporated in Australia, Ireland, Italy, Japan, Mexico, Romania and Slovakia to satisfy the Collateral and Guarantee Requirement subject to the Perfection Exceptions to the extent any such Subsidiary has not already satisfied the Collateral and Guarantee Requirement. Until the expiration of such 120-day period (or such longer period as agreed by the Administrative Agent), each such Restricted Subsidiary who is party to the Guarantee Agreement shall be treated as a Loan Party for the purposes of Article VI of this Agreement.

SECTION 5.16.           [Reserved].

SECTION 5.17.           Designation of Subsidiaries. Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist or shall result from such designation, (b) no Subsidiary may be designated as an Unrestricted Subsidiary if it (i) is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness that is subordinated in right of payment to the Obligations, (ii) is an Intermediate Holdco or a Borrower or (iii) owns any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings) and (c) solely with respect to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Consolidated Total Leverage Ratio (on a Pro Forma Basis after giving effect to any such designation) would be less than or equal to 1.85 to 1.00. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04 at the

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date of designation in an amount equal to the fair market value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time, and (ii) a return on any Investment in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of any Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.18.           Swiss Non-Bank Rules. The Swiss Borrower shall ensure that it is in compliance with the Swiss Non-Bank Rules; provided that the Swiss Borrower shall not be in breach of this undertaking if its number of creditors in respect of either the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule is exceeded solely as a result of a Lender having (i) failed to comply with its obligations under Section 9.04(b), (ii) incorrectly declared its status as a Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare that it counts as only one Swiss Non-Qualifying Bank or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h), or (iii) ceased to be a Swiss Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement. In addition, the Swiss Borrower shall not be in breach of this undertaking if in circumstances where the number of the Swiss Borrower’s creditors in respect of the Swiss Non-Bank Rules is exceeded as a result of assignments or transfers to Swiss Non-Qualifying Banks at a time when an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

For the purpose of the Swiss Borrower’s compliance with the Swiss 20 Non-Bank Rule under this Section 5.18, the number of Lenders under this Agreement that are Swiss Non-Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and it will be assumed that the Lenders are in compliance with the assignment provisions in Section 9.04(b).

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under this Agreement or any other Loan Document and all other Obligations(other than (x) contingent amounts not yet due and (y) Secured Hedging Obligations and Cash Management Obligations) have been paid in full, and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) have expired or been terminated and all LC Disbursements shall have been reimbursed:

SECTION 6.01.           Indebtedness; Certain Equity Securities.

(a)                 Neither Holdings nor any of the Borrowers will, nor will Holdings or any Borrower permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)              Indebtedness created hereunder and under the other Loan Documents (including any Indebtedness incurred pursuant to Section 2.21 or 2.23);

(ii)             [reserved];

(iii)           Indebtedness (and Guarantees thereof) existing on the Effective Date or incurred pursuant to commitments in effect on the Effective Date and, to the extent having a principal amount in excess of $7,500,000 individually, set forth on Schedule 6.01 (except for intercompany Indebtedness), any Refinancing Indebtedness in respect thereof and any intercompany Indebtedness existing on the Effective Date arising out of, or in connection with, the Transactions;

(iv)           Indebtedness of any member of the Restricted Group to any other member of the Restricted Group so long as (A) such Indebtedness of any Subsidiary that is not a Loan Party to Holdings, any Borrower or any other Loan Party shall be permitted under Section 6.04 and (B) such Indebtedness of any

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Borrower or any other Loan Party owing to any Restricted Subsidiary (other than intercompany loans made by any Swiss Entity to any entity that is not a Subsidiary of such Swiss Entity) shall be subordinated in right of payment to the Obligations, subject to the Agreed Guaranty and Security Principles, on the terms set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination reasonably satisfactory to the Administrative Agent);

(v)            Guarantees by any member of the Restricted Group of Indebtedness of any other member of the Restricted Group; provided that (A) the Indebtedness so Guaranteed is permitted by this Section, (B) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (C) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(vi)           (A) Indebtedness of any member of the Restricted Group incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any member of the Restricted Group in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement, and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that at the time of incurrence thereof, the aggregate principal amount of Indebtedness permitted by this clause (vi), together with any sale and leaseback transaction incurred pursuant to Section 6.06, outstanding under this clause (vi) at any time shall not exceed the greater of (x) $102,000,000 and (y) 23.25% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(vii)          (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an acquisition permitted by Section 6.04; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed, as applicable, pursuant to clause (A) above;

(viii)          other Indebtedness in an aggregate principal amount outstanding under this clause (viii) at any time not exceeding, the greater of (x) $220,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis,

(ix)            Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the Indebtedness incurred by Loan Parties and outstanding in reliance on this clause (ix) shall not exceed, at the time of incurrence thereof, the greater of (x) €155,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(x)             Indebtedness and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the Ordinary Course of Business;

(xi)            Indebtedness in respect of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(xii)           Indebtedness in respect of any Cash Management Services and other cash management and similar arrangements in the Ordinary Course of Business;

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(xiii)         Indebtedness in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under this Agreement;

(xiv)          Refinancing Term Loan Indebtedness (other than Refinancing Term Loans) incurred pursuant to Section 2.23, subject to the last paragraph of this Section 6.01(a); provided that the Net Proceeds thereof are used to make the prepayments required under clause (a)(iii) of Section 2.23;

(xv)           Alternative Incremental Facility Debt, subject to the last paragraph of this Section 6.01(a); provided that the aggregate principal amount of such Alternative Incremental Facility Debt shall not exceed the amount permitted under Section 2.21;

(xvi)          Indebtedness representing deferred compensation to directors, officers, consultants or employees of Holdings, the Borrowers and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(xvii)         Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 6.08;

(xviii)        [reserved];

(xix)          Indebtedness of Restricted Subsidiaries that are not Loan Parties under bilateral local law credit and other working capital facilities that are not secured by the Collateral; provided that at the time such Indebtedness is incurred under this clause (xix) and after giving effect thereto, such incurrence shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded; provided further that any such Indebtedness secured by a Letter of Credit issued hereunder in a principal amount not to exceed the face amount of such Indebtedness shall not count toward the aggregate amount permitted under this clause (xix) (including the Non-Guarantor Debt and Investment Basket);

(xx)           subject to the last paragraph of this Section 6.01(a), other Indebtedness of Holdings or any of its Restricted Subsidiaries so long as (A) (I) if such Indebtedness is secured by Liens that rank (or are intended to rank) on an equal priority basis (without regard to control of remedies) with the Liens securing the Obligations, (1) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (y) the Consolidated First Lien Leverage Ratio is no greater than the Consolidated First Lien Leverage Ratio immediately prior to such incurrence, (II) if such Indebtedness is secured by Liens that rank (or are intended to rank) on a junior priority basis to the Liens securing the Obligations, (1) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (y) the Consolidated Secured Leverage Ratio is no greater than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and (III) if such Indebtedness is unsecured, at the option of the Swiss Borrower, either (1)(A) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or the (y) the Consolidated Total Leverage Ratio is no greater than the Consolidated Total Leverage Ratio immediately prior to such incurrence or (2)(A) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (y) the Consolidated Interest Coverage Ratio is not less than the Consolidated Interest Coverage Ratio immediately prior to such incur-

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rence, (B) the incurrence of Indebtedness pursuant to this clause (xx) by a Restricted Subsidiary that is not a Loan Party shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded (after giving effect thereto on a Pro Forma Basis), (C) such Indebtedness shall not mature or, in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (in each case, except upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition), in each case, prior to the Latest Maturity Date as of such date and shall have a weighted average life to maturity not shorter than the longest remaining weighted average life to maturity of the Loans, (D) no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist or shall result therefrom (it being understood that if the proceeds of the relevant Indebtedness will be applied to finance a Limited Condition Transaction and the Swiss Borrower has made an LCT Election, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist and be continuing as of the LCT Test Date) and (E) the terms and conditions of such Indebtedness shall be as agreed by the providers of such Indebtedness; provided that any financial maintenance covenant that is applicable to such Indebtedness shall either (A) be added to this Agreement for the benefit of the Lenders under the Revolving Facility and/or holding Initial Term Loans (by amendment that shall not require the consent of the Required Lenders, Required Revolving Lenders or any other Lenders) or (B) apply to such Indebtedness only after the Latest Maturity Date;

(xxi)           Indebtedness constituting Secured Cash Management Obligations;

(xxii)          Indebtedness constituting Secured Hedging Obligations;

(xxiii)         Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(xxiv)        [reserved];

(xxv)          Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the Ordinary Course of Business on arm’s length commercial terms on a non-recourse basis;

(xxvi)         Indebtedness incurred by any Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the Ordinary Course of Business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;

(xxvii)       (x) Indebtedness in respect of obligations of any Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the Ordinary Course of Business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of any Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the Ordinary Course of Business and not in connection with the borrowing of money;

(xxviii)      Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Effective Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

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(xxix)         (x) tenant improvement loans and allowances in the Ordinary Course of Business and (y) to the extent constituting Indebtedness, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of any Borrower and any Restricted Subsidiary;

(xxx)          Indebtedness or guarantees arising from or in connection with any cross guarantee entered into pursuant to Part 2M of the Australian Corporations Act or any equivalent provision from time to time; and

(xxxi)         all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

Without limiting any of the foregoing requirements, the incurrence of Indebtedness for borrowed money under Section 6.01(a)(xiv), 6.01(a)(xv) (to the extent secured), 6.01(a)(xx)(A)(I), 6.01(a)(xx)(A)(II) or 6.01(a)(v) (to the extent a Guarantee of any Indebtedness is incurred pursuant to any of the foregoing) (any such Indebtedness that is subject to and satisfies the requirements of this paragraph, the “Specified Permitted Indebtedness”) shall be subject to the additional requirement that the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness (other than Indebtedness incurred as an additional Class hereunder) shall have become party to an Acceptable Intercreditor Agreement if such Indebtedness is secured by the Collateral on a pari passu basis with or junior basis to the Liens on the Collateral securing the Obligations.

(b)                For purposes of determining compliance with this Section 6.01, Indebtedness incurred under this Agreement shall only be classified as incurred under Section 6.01(a)(i). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

(c)                 For purposes of determining compliance with any dollar-denominated or Euro-denominated restriction, as applicable, on the incurrence of Indebtedness, the Dollar Equivalent or Euro Equivalent, as applicable, of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (at the Borrowers’ election), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated or Euro-denominated restriction, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated or Euro-denominated restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus the aggregate amount of premiums (including reasonable tender premiums), defeasance costs and fees, discounts and expenses in connection therewith).

SECTION 6.02.           Liens.

(a)                 Neither Holdings nor any Borrower will, nor will Holdings or any Borrower permit any of the Restricted Subsidiaries to, create, incur ,assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i)              Liens created under the Loan Documents;

(ii)             Permitted Encumbrances;

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(iii)            any Lien on any asset of any Borrower or any Restricted Subsidiary existing on the Effective Date and to the extent securing Indebtedness or obligations (other than intercompany Indebtedness or obligations) having a principal amount in excess of $7,500,000 individually as set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of any Borrower or any Restricted Subsidiary (other than assets financed by the same financing source in the Ordinary Course of Business) and (B) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(iii) as Refinancing Indebtedness in respect thereof;

(iv)            any Lien existing on any asset prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Holdings, any Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source in the Ordinary Course of Business and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(vii) as Refinancing Indebtedness in respect thereof;

(v)             Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by any Borrower or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement and permitted by clause (vi)(A) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (vi)(B) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement (provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by clause (vi)(B) of Section 6.01(a) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(vi) at any time outstanding and (D) such Liens shall not apply to any other property or assets of any Borrower or any Restricted Subsidiary (except assets financed by the same financing source in the Ordinary Course of Business);

(vi)           customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05;

(vii)           any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any (A) Restricted Subsidiary that is not a wholly owned Subsidiary or (B) joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(viii)          Liens on any cash advances or cash earnest money deposits, escrow arrangements or similar arrangements made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder;

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(ix)            Liens on Collateral securing any Permitted Second Priority Refinancing Debt or Alternative Incremental Facility Debt; provided that such Liens are subject to the terms of an Acceptable Intercreditor Agreement;

(x)             Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01;

(xi)            Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby outstanding under this clause (xi) at any time does not exceed the greater of (x) $220,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(xii)           Liens securing Indebtedness incurred as secured Indebtedness under Section 6.01(a)(xv) or (xx);

(xiii)          [reserved];

(xiv)          Liens that are deemed security interests under the Australian PPSA that do not, in substance, secure payment or performance of an obligation;

(xv)           Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(xvi)          Liens on the Collateral securing Secured Cash Management Obligations and Secured Hedging Obligations;

(xvii)         Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xviii)        Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (A) securing obligations of such joint venture or Unrestricted Subsidiary or (B) pursuant to the relevant joint venture agreement or arrangement;

(xix)          Liens on cash, Permitted Investments or other marketable securities securing (A) letters of credit of any Loan Party that are cash collateralized on the Effective Date in an amount of cash, Permitted Investments or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit and other credit support obligations in the Ordinary Course of Business; and

(xx)            any Liens on cash or deposits granted in favor of any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or other obligations in respect of Letters of Credit, in each case as contemplated by this Agreement;

provided that the expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.

SECTION 6.03.           Fundamental Changes.

(a)                 Neither Holdings nor any Borrower will, nor will they permit any of their Restricted Subsidiaries (including, without limitation, any Intermediate Holdco) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, divide, or otherwise dispose of

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all or substantially all of its properties and assets to any Person or group of Persons (which, for the avoidance of doubt, shall not restrict the change in organizational form), except that:

(i)              any Restricted Subsidiary may merge into or consolidate with (A) any Borrower so long as such Borrower shall be the continuing or surviving Person (and continues to be organized under the laws of the same jurisdiction), (B) any Restricted Subsidiary that is an Intermediate Holdco so long as the continuing or surviving Person is also an Intermediate Holdco and (C) any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Loan Party, either (x) the continuing or surviving entity is a Loan Party or (y) the acquisition of such Loan Party by such continuing or surviving Person is otherwise permitted under 6.04; provided that, after giving effect to any such activities under this Section 6.03(a)(i), the Loan Parties are in compliance with the Collateral and Guarantee Requirement in Sections 5.12 and 5.13;

(ii)               [reserved];

(iii)               any Intermediate Holdco or Restricted Subsidiary that is not a Borrower may liquidate or dissolve if Holdings or the Swiss Borrower determines in good faith that such liquidation or dissolution is in the best interests of the business of the Restricted Group and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04;

(iv)               any Restricted Subsidiary may engage in a merger, consolidation, dissolution or liquidation, the purpose of which is to effect an Investment permitted pursuant to Section 6.04 or a disposition permitted pursuant to Section 6.05; and

(v)              so long as no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, or would result therefrom, Holdings or any Intermediate Holdco may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (A) Holdings or such Intermediate Holdco shall be the continuing or surviving Person or (B) if (x) the Person formed by or surviving any such merger or consolidation is not Holdings or such Intermediate Holdco, (y) Holdings or such Intermediate Holdco is not the Person into which Holdings or such Intermediate Holdco has been liquidated or (z) in connection with a disposition of all or substantially all of Holdings’ or such Intermediate Holdco’s assets, the Person that is the transferee of such assets is not Holdings or an Intermediate Holdco (any such Person, a “Successor Holdings” or “Successor Intermediate Holdco”, as applicable), (1) the Successor Holdings or Successor Intermediate Holdco shall be an entity organized or existing under the laws of the Cayman Islands, the Kingdom of the Netherlands, the United States, Luxembourg, Jersey, Ireland or England and Wales or any other jurisdiction reasonably consented to by the Administrative Agent (each, a “Specified Jurisdiction”) (provided that if such Specified Jurisdiction is not a Material Jurisdiction, the Borrowers shall cause such Specified Jurisdiction to become a Material Jurisdiction for all purposes of this Agreement pursuant to the terms hereof); provided further that if Successor Holdings or Successor Intermediate Holdco shall as a result of such merger, consolidation or Disposition pursuant to this clause (B) become an entity organized or existing in any Specified Jurisdiction, then Successor Holdings or Successor Intermediate Holdco will still be required to be such a Guarantor and grantor, with such changes to the Collateral and Guarantee Requirement and Agreed Guaranty and Security Principles as reasonably agreed between the Borrowers and the Administrative Agent, (2) (x) Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (y) such Successor Intermediate Holdco shall expressly assume all the obligations of the applicable Intermediate Holdco under this Agreement and the other Loan Documents to which such Intermediate Holdco is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (3) if reasonably requested by the Administrative Agent, the Swiss Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement, amendment or restatement to this Agreement or any Loan Document comply with this Agreement; provided further that (I) if the foregoing are satisfied with respect to Successor Holdings, Suc

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cessor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents and the original Holdings will be released and (II) if the foregoing are satisfied with respect to a Successor Intermediate Holdco, such Successor Intermediate Holdco will succeed to, and be substituted for, the applicable Intermediate Holdco under this Agreement and the other Loan Documents and the original Intermediate Holdco will be released.

(b)                The Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, will not engage to any material extent in any business other than businesses of the type conducted or proposed to be conducted by the Borrowers, Holdings and the Restricted Subsidiaries as of the Effective Date if as a result thereof the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, would be substantially different from the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, on the Effective Date; provided that businesses reasonably related, incidental, synergistic, complementary or ancillary thereto to the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, on the Effective Date or reasonable extensions, developments or expansions thereof shall be permitted hereunder, in each case as determined by Swiss Borrower in good faith.

(c)                 Holdings and the Borrowers shall not permit any Intermediate Holdco to be organized in a jurisdiction that is not a Material Jurisdiction or a Specified Jurisdiction.

SECTION 6.04.           Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, make any Investment, except:

(a)                 Permitted Investments and cash;

(b)                investments constituting the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary; provided that the aggregate amount of cash consideration paid in respect of such investments (including in the form of loans or advances made to Restricted Subsidiaries that are not Loan Parties) by Loan Parties involving the acquisition of Restricted Subsidiaries that do not become Loan Parties outstanding under this clause (b) at any time shall not exceed the greater of (i) $209,000,000 and (ii) 47.5% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (provided that to the extent such Restricted Subsidiaries do become Loan Parties, the aggregate amount outstanding in reliance on this clause (b) shall be reduced by the amount initially utilized);

(c)                 [reserved];

(d)                Investments existing or committed to be made on the Effective Date and to the extent having a principal amount in excess of $7,500,000 individually (other than with respect to intercompany Investments) set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof;

(e)                 Investments by any member of the Restricted Group in the Equity Interests of any other member of the Restricted Group; provided that (i) any such Equity Interests held by a Loan Party in any other Loan Party shall be pledged to the extent required by the definition of “Collateral and Guarantee Requirement” and (ii) the making of such Investment by any Loan Party in any Restricted Subsidiary that is not a Loan Party shall not, at the time such Investment is made and after giving effect thereto, cause the Non-Guarantor Debt and Investment Basket to be exceeded, provided that if any such investment under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (e) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;

(f)                  loans or advances made by any member of the Restricted Group to any other member of the Restricted Group; provided that (i) any such loans and advances made by a Loan Party shall, to the ex

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tent required by the Collateral and Guarantee Requirements, be evidenced, on and after the Effective Date, by the Global Intercompany Note or other promissory notes reasonably acceptable to the Administrative Agent and (ii) the outstanding amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties at the time such loans or advances are made, and after giving effect thereto, shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded, provided that any intercompany loans or advances made by any Loan Party to any Restricted Subsidiary that is not a Loan Party using the proceeds of intercompany loans or advances received from Restricted Subsidiaries that are not Loan Parties no more than 120 days prior to making such intercompany loan or advance shall not be taken into account in the calculation of any restriction or basket set forth in this subclause (ii) (including the Non-Guarantor Debt and Investment Basket); provided further that if any such loan or advance under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (f) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section, provided further that any loan or advance made by any Loan Party to a Restricted Subsidiary that is not a Loan Party, for the purposes of calculating usage under this subclause (ii) and the Non-Guarantor Debt and Investment Basket, shall be reduced euro-for-euro (or other applicable currency) by any amounts owed by such Loan Party to such Restricted Subsidiary that is not a Loan Party;

(g)                Guarantees by Holdings, the Borrower or any Restricted Subsidiary in respect of Indebtedness permitted under Section 6.01 and in respect of other obligations not otherwise contemplated by this Section 6.04, in each case of Holdings, any Borrower or any Restricted Subsidiary; provided that any such Guarantees of Indebtedness and such other obligations, in each case of Restricted Subsidiaries that are not Loan Parties by any Loan Party shall not, at the time any such Guarantee is provided and after giving effect thereto, cause the Non-Guarantor Debt and Investment Basket to be exceeded;

(h)                loans or advances to directors, officers, consultants or employees of Holdings, any Borrower or any Restricted Subsidiary made in the Ordinary Course of Business of Holdings, such Borrower or such Restricted Subsidiary, as applicable, not exceeding the greater of $26,000,000 and 6.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);

(i)                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, any Borrower or any Restricted Subsidiary for accounting purposes and that are made in the Ordinary Course of Business;

(j)                  investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, in each case in the Ordinary Course of Business;

(k)                investments in the form of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(l)                  investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with any Borrower or any Restricted Subsidiary so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(m)               investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

(n)                investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

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(o)                investments that result solely from the receipt by Holdings, any Borrower or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(p)                receivables or other trade payables owing to a Borrower or a Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as any Borrower or any Restricted Subsidiary deems reasonable under the circumstances;

(q)                mergers and consolidations permitted under Section 6.03 that do not involve any Person other than Holdings, the Borrowers and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries;

(r)                  Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the Ordinary Course of Business by Holdings or any Borrower on behalf of any Restricted Subsidiary and made by any Restricted Subsidiary on behalf of any Borrower or any other Restricted Subsidiary; provided that at the time such letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations are made by Loan Parties on behalf of Restricted Subsidiaries that are not Loan Parties pursuant to this clause (r), and after giving effect thereto, such obligations shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded;

(s)                 Guarantees by Holdings, any Borrower or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(t)                  [reserved];

(u)                other Investments by any Borrower or any Restricted Subsidiary (and loans and advances by Holdings) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), outstanding under this clause (u) at any time in an aggregate amount not exceeding the sum of (i) (x) the greater of $154,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis plus (ii) the Available Amount at such time plus (iii) at the election of the Swiss Borrower, the amount of any Restricted Payments then permitted to be made in reliance on the General Restricted Payments Basket plus (iv) at the election of the Swiss Borrower, the amount of Restricted Debt Payments then permitted to be made in reliance on the General Restricted Debt Prepayments Basket, in the aggregate for all such investments made or committed to be made from and after the Effective Date plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such investment was made);

(v)                Investments consisting of (i) extensions of trade credit and accommodation guarantees in the Ordinary Course of Business and (ii) loans and advances to customers; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) at any time shall not exceed the greater of $26,000,000 and 6.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(w)               Investments in connection with the Transactions;

(x)                Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the Ordinary Course of Business;

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(y)                Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the Ordinary Course of Business and (B) in the form of trade accounts created, or prepaid expenses accrued, in the Ordinary Course of Business;

(z)                 non-cash Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(aa)              customary Investments in connection with Permitted Receivables Facilities;

(bb)             Investments in joint ventures and Unrestricted Subsidiaries; provided that at the time of any such Investment on a Pro Forma Basis, the aggregate amount at any time outstanding of all such Investments made in reliance on this clause (bb) shall not exceed the greater of $154,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(cc)              Investments in the form of loans or advances made to distributors and suppliers in the Ordinary Course of Business;

(dd)             to the extent they constitute Investments, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of any Borrower and any Restricted Subsidiary; and

(ee)              other Investments; provided that (i) the Consolidated Total Leverage Ratio (on a Pro Forma Basis after giving effect to any such Investment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom;

provided that notwithstanding anything to the contrary herein none of Holdings, any Borrower or any Restricted Subsidiary may make any Investments in an Unrestricted Subsidiary in the form of intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings).

SECTION 6.05.           Asset Sales. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (other than assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value of the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, or less), including any Equity Interest owned by it, nor will Holdings or any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to a Borrower or another Restricted Subsidiary), except:

(a)                 sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the applicable Borrower and the Restricted Subsidiaries (including intellectual property), (iv) immaterial assets and (v) cash and Permitted Investments;

(b)                sales, transfers, leases and other dispositions to a Borrower or a Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 6.04 and 6.09;

(c)                 sales, transfers and other dispositions or forgiveness of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction (including sales to factors or other third parties);

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(d)                (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j), (l) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Restricted Subsidiary by a Borrower or a Restricted Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Restricted Subsidiary permitted by Section 6.04;

(e)                 leases or subleases to the extent that they do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(f)                  non-exclusive licenses or sublicenses of IP Rights and other licenses or sublicenses of IP Rights that do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(g)                dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of Holdings, any Borrower or any Restricted Subsidiary;

(h)                dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)                  dispositions permitted by Section 6.08;

(j)                  dispositions set forth on Schedule 6.05;

(k)                sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;

(l)                  sales, transfers or other dispositions of (i) accounts receivable or (ii) promissory notes in the Ordinary Course of Business within the People’s Republic of China, in each case of clauses (i) and (ii), in connection with Permitted Receivables Facilities;

(m)               [reserved];

(n)                sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Swiss Borrower and the Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04; and

(o)                sales, transfers or other dispositions of assets or Investments in connection with the establishment or operation of joint ventures to the extent required by, or made pursuant to (including customary buy/sell arrangements between the joint venture parties set forth in) joint venture arrangements and similar binding arrangements;

provided that (1) all sales, transfers, leases and other dispositions permitted pursuant to clause (k) above shall be made for fair value (as determined in good faith by the Swiss Borrower) and (2) with respect to any sales, transfers, leases and other dispositions permitted pursuant to clause (k) above for a purchase price in excess of the greater of (x) $35,000,000 and (y) 8.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, at least 75% of the consideration from all such sales, transfers, leases and other dispositions permitted thereby since the Effective Date, on a cumulative basis, is in the form of cash or Permitted Investments; provided

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further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 60 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrowers and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by such Borrower or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (x) $70,000,000 and (y) 16.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

Notwithstanding anything to the contrary herein, none of Holdings, any Borrower or any Restricted Subsidiary shall contribute, sell, transfer, lease or otherwise dispose of any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings) to any Unrestricted Subsidiary.

SECTION 6.06.           Sale and Leaseback Transactions. Neither Holdings nor Borrower will, nor will Holdings permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary or that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(a)(vi) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(a)(v).

SECTION 6.07.           Hedging Agreements. Neither Holdings nor any Borrower shall, nor shall they permit any Restricted Subsidiary to, enter into any Hedging Agreement other than Hedging Agreements (including any Back to Back Arrangements) entered into in the Ordinary Course of Business and not for speculative purposes.

SECTION 6.08.           Restricted Payments; Certain Payments of Junior Indebtedness.

(a)                 Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i)              Holdings and/or any Restricted Subsidiary may make Restricted Payments in connections with the Transactions; provided that (x) the aggregate amount of Restricted Payments made pursuant to this clause (i) shall not exceed $250,000,000 in the aggregate and (y) any such Restricted Payment is made within 270 days after the Plan Effective Date;

(ii)               any Borrower and any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(iii)               Holdings and/or any Restricted Subsidiary may make Restricted Payments (A) in cash and/or in kind in the form of dividends on the Series A Preferred Equity to the extent permitted by Section 4(a) of the Series A Preferred Equity Documentation, (B) in cash upon conversion of shares of Series A Preferred Equity pursuant to Section 7(n) of the Series A Preferred Equity Documentation, and (C) in the form of mandatory cash redemptions of the Series B Preferred Equity to the extent required by the Series B

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Preferred Equity Documentation as in effect on the Second Amendment Effective Date, including cash redemptions pursuant to Section 11 thereof;

(iv)               Holdings may make Restricted Payments to the extent payable in Qualified Equity Interests or Disqualified Equity Interests permitted hereunder; provided that any Restricted Payment not in the form of Qualified Equity Interests or Disqualified Equity Interests shall not be permitted pursuant to this clause (iv);

(v)              Holdings may make Restricted Payments, not exceeding the greater of (A) $44,000,000 and (B) 10.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (with unused amounts being carried over to the succeeding fiscal years, subject to an aggregate cap of up to the greater of (X) $88,000,000 and (Y) 20.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis in any fiscal year under this clause (v)) during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans approved by Holdings’ board of directors for directors, officers, consultants or employees of Holdings, the Borrowers and the Restricted Subsidiaries;

(vi)               Holdings and/or any Restricted Subsidiary may make additional Restricted Payments; provided that (i) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis after giving effect to any such Restricted Payment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom;

(vii)               Holdings may make Restricted Payments with respect to its Equity Interests in an annual amount not to exceed an amount equal to 5.0% of the Market Capitalization at the time of determination;

(viii)               Holdings may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings;

(ix)               Holdings may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options (and related redemption or cancellation of shares for payment of taxes or other amounts relating to the exercise under such stock option or other benefit plans);

(x)              concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Equity Interests;

(xi)               Holdings’ Subsidiaries may pay dividends to Holdings concurrently with Holdings’ payment of dividends pursuant to Section 6.08(a)(xii);

(xii)               Holdings may declare and make Restricted Payments in an aggregate amount not to exceed, at the time such Restricted Payments are made and after giving effect thereto, the sum of (A) the greater of (X) $154,000,000 and (Y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (this subclause (A), the “General Restricted Payments Basket”) plus (B) the Available Amount at such time subject to, in the case of any utilization in reliance on clause (a)(ii) of the definition of “Available Amount”, no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom minus any amount of the General Restricted Payments Basket applied in reliance on (x) Section 6.04(u)(iii) in respect of the General Restricted Payments Basket or (y) Section 6.08(b)(iv)(C) in respect of the General Restricted Payments Basket;

(xiii)               for any taxable period for which (A) any Borrower and/or any Subsidiaries of Holdings are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable

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state, local or non-U.S. income or corporation Tax purposes of which a direct or indirect parent of such Borrower is the common parent (a “Tax Group”) or (B) the assets, income, profits or operations of any Borrower and/or any of its Subsidiaries are otherwise reflected on any tax return of any direct or indirect parent of any Borrower (a “Tax Inclusion”), Restricted Payments may be made in an amount not in excess of (I) in the case of a Tax Group, the U.S. federal, state, local or non-U.S. income Taxes that the applicable Borrower and/or applicable Subsidiaries of Holdings would have paid had such Borrower and/or such Subsidiaries of Holdings been a stand-alone taxpayer (or a stand-alone group) or (II) in the case of a Tax Inclusion, the portion of any Taxes on any such tax return for such taxable period that is attributable to the assets, income, profits or operations of the applicable Borrower and/or its applicable Subsidiaries, net of any credits for any foreign Taxes allocable to such Tax Inclusion, calculated as if such parent had claimed such credits to the full extent permissible; provided that Restricted Payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Holdings, such Borrower or any of its Subsidiaries for such purpose; and

(xiv)               (A) any non-cash repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights (for the avoidance of doubt, it being understood that any required withholding or similar tax related thereto may be paid by Holdings, any Borrower or any Restricted Subsidiary in cash), and (B) loans or advances to officers, directors and employees of Holdings, any Borrower or any Restricted Subsidiary in connection with such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this clause (B) other than to pay taxes due in connection with such purchase, unless immediately repaid.

(b)                Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Indebtedness that is expressly subordinated in right of payment to the Obligations (excluding, for the avoidance of doubt, any subordinated obligations owed to Holdings or any Restricted Subsidiary) (collectively, “Restricted Debt Payments”), except for:

(i)              payments of Indebtedness created under this Agreement or any other Loan Document;

(ii)               regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;

(iii)               refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iv)               payments of or in respect of Indebtedness in an amount equal to, at the time such payments are made and after giving effect thereto, (A) the greater of (x) $154,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (this subclause (A), the “General Restricted Debt Prepayments Basket”) plus (B) the Available Amount at such time subject to, in the case of any utilization in reliance of clause (a)(ii) of the definition of “Available Amount”, no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom plus (C) at the election of the Swiss Borrower, the amount of any Restricted Payments then permitted to be made in reliance on the General Restricted Payments Basket minus (D) any amount of the General Restricted Debt Prepayments Basket applied in reliance on Section 6.04(u)(iv) in respect of the General Restricted Debt Prepayments Basket; and

(v)              other Restricted Debt Payments; provided that (i) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Debt Payment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom.

SECTION 6.09.           Transactions with Affiliates. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions involving aggregate consideration in excess

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of the greater of (x) $44,000,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not materially less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined by Swiss Borrower in good faith, (ii) transactions between or among the Loan Parties not involving any other Affiliate, (iii) advances, equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests and other Restricted Payments permitted under Section 6.08 and investments, loans and advances to Restricted Subsidiaries permitted under Section 6.04 and any other transaction involving the Borrowers and the Restricted Subsidiaries permitted under Section 6.03 to the extent such transaction is between Holdings, a Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries and Section 6.05 (to the extent such transaction is not required to be for fair value thereunder), (iv) the payment of reasonable fees to directors of Holdings, any Borrower or any Restricted Subsidiary who are not employees of Holdings, any Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of Holdings, the Borrowers or the Restricted Subsidiaries in the Ordinary Course of Business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Swiss Borrower’s board of directors, (vi) employment and severance arrangements entered into in the Ordinary Course of Business between Holdings, any Borrower or any Restricted Subsidiary and any employee thereof and approved by the Swiss Borrower’s board of directors and (vii) payments made to other Restricted Subsidiaries arising from or in connection with any customary tax consolidation and grouping arrangements.

SECTION 6.10.           Restrictive Agreements. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, any Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets that are Collateral or required to be Collateral to secure the Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to repay loans or advances to any Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, any other Loan Document, any Incremental Facility Amendment, any Refinancing Facility Agreement, any document governing any Refinancing Term Loan Indebtedness or Refinancing Indebtedness or any document governing Alternative Incremental Facility Debt, (B) restrictions and conditions imposed by the Series A Preferred Equity Documentation and the Series B Preferred Equity Documentation, (C) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of Holdings, any Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the Effective Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect), (F) restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii) of Section 6.01(a) or to any restrictions in any Indebtedness of a non-Loan Party Restricted Subsidiary permitted by clause (viii) or (xix) of Section 6.01(a), in each case if such restrictions and conditions apply only to such Restricted Subsidiary and its subsidiaries, (G) [reserved], (H) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility, (I) any encumbrance or restriction under documentation governing other Indebtedness of Holdings, any Borrower and any Restricted Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not materially impair (1) any Borrower’s ability to make principal and interest payments hereunder or (2) the ability of the Loan Party to provide any Lien in favor of the Administrative Agent or Lenders upon any of its assets that are Collateral or required to be Collateral, (J) customary provisions in leases, licenses, sublicenses and other contracts restricting the assignment thereof, (K) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness, (L) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the Ordinary Course of Business (or other restrictions on cash or deposits constituting Permitted Encumbrances), (M) customary restrictions contained in leas-

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es, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (N) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or any Restricted Subsidiary, (O) customary net worth and liquidity provisions contained in real property leases entered into by Subsidiaries, so long as any Borrower has determined in good faith that such net worth and liquidity provisions would not reasonably be expected to impair the ability of such Borrower and its Subsidiaries to meet their ongoing obligations; and (ii) clause (a) of this Section 6.10 shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vi) of Section 6.01(a) if such restrictions and conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (P) customary guarantees (and net worth and liquidity provisions) relating to Indebtedness permitted by clause (vi) of Section 6.01(a).

SECTION 6.11.           Amendment of Material Documents, Etc. Holdings will not, nor will Holdings permit any of its Restricted Subsidiaries to, amend, modify or waive, its certificate of incorporation, bylaws or other organizational or constitutional documents, in each case if the effect of such amendment, modification or waiver would be materially adverse to the Lenders without the consent of the Required Lenders.

SECTION 6.12.           [Reserved].

SECTION 6.13.           Consolidated Total Leverage Ratio. Solely with respect to the Revolving Facility, as of the end of each fiscal quarter of Holdings (commencing with the first full fiscal quarter ended after the Effective Date) and so long as on the last day of any such fiscal quarter the aggregate amount of Revolving Loans and Letters of Credit outstanding (excluding (i) for the first three full fiscal quarters after the Effective Date, any Revolving Loans borrowed on the Effective Date to finance Transaction Funds, (ii) Letters of Credit issued under the Revolving Facility to the extent cash collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and (iii) other Letters of Credit issued under the Revolving Facility with an aggregate face amount not exceeding $30,000,000) exceeds 35.0% of the aggregate amounts of all Revolving Commitments in effect as of such date, Holdings will not permit the Consolidated Total Leverage Ratio to exceed 4.70 to 1.00.

SECTION 6.14.           Changes in Fiscal Period. Holdings will not make any change in fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.15.           Limitation on Activities. Notwithstanding anything contained in this Agreement:

(a)                 None of Holdings, any Intermediate Holdco or any Term Borrower shall own or acquire any assets or property or engage in any business activity, other than (i) the ownership of Equity Interests in accordance with paragraph (b) below, (ii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iii) activities directly relating to the offering, sale, issuance, incurrence and servicing, purchase, redemption, amendment, exchange, refinancing or retirement of the Obligations, (iv) activities undertaken with the purpose of fulfilling any of its other obligations under the Loan Documents, the Series A Preferred Equity Documentation, the Series B Preferred Equity Documentation and the Hedging Agreements, in each case to which it is a party, (v) activities directly related or reasonably incidental to the establishment and/or maintenance of its corporate existence, including the ability to incur fees, costs and expenses relating to such establishment and maintenance and the acquisition, holding or disposition of assets permitted to be held by it under this Agreement or its function as a holding company, (vi) the receipt of any Restricted Payments to the extent permitted by Section 6.08 and the making of Restricted Payments to the extent permitted by Section 6.08, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and members of the board of directors (or similar governing body), (ix) incurrence of the obligations and other activities incidental to the consummation of the Transactions, (x) the creation, incurrence, assumption or existence of any Indebtedness or other liabilities in accordance with paragraph (b) below, (xi) lending or borrowing intercompany loans and (xii) activities reasonably incidental to the businesses or activities described in clauses (i) through (xi) of this paragraph;

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(b)                (i) Holdings, each Intermediate Holdco and each of the Term Borrowers may only own the Equity Interests of any direct Subsidiary thereof, (ii) the only Indebtedness pursuant to which Holdings may be a creditor must be permitted under this Agreement and, to the extent required hereby, shall be subordinated on terms and conditions no less favorable than those set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination) and (iii) neither Holdings nor any Intermediate Holdco shall grant any Liens over any of its assets other than to secure the Obligations or to secure permitted intercompany Indebtedness; and

(c)                 (i) Holdings shall not merge, consolidate, amalgamate or otherwise combine with or into another Person unless otherwise permitted under Section 6.03(a)(v).

SECTION 6.16.           IFRS Equity Amount. The Lux Borrower shall not permit, as of the end of each fiscal year, the aggregate amount directly or indirectly on-lent by the Lux Borrower (for any of its direct or indirect Subsidiaries (other than any Swiss Entity)) to the Swiss Borrower (and its direct or indirect Subsidiaries, where such direct or indirect Subsidiaries are organized under the laws of Switzerland or, if different, are considered to be tax resident in Switzerland for Swiss Withholding Tax purposes (“Verrechnungssteuer”)) (collectively, the “Swiss Entities” and individually, a “Swiss Entity”) and outstanding at such fiscal year-end to exceed the IFRS Equity Amount at such fiscal year-end, it being understood and agreed that such on-lending during the year may exceed such IFRS Equity Amount so long as such practice does not violate the abuse of law principle according to the practice of the Swiss Federal Tax Administration.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document but without limitation of the condition in Section 4.01(q), no provision of this Agreement or any other Loan Document shall prevent or restrict the consummation of the Transactions, nor shall the Transactions give rise to any Default, or constitute the utilization of any basket, under this Agreement (including this Article VI) or any other Loan Document.

ARTICLE VII

Events of Default

SECTION 7.01.           Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur:

(a)                 any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of five Business Days;

(c)                 any representation or warranty made or deemed made by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days following written notice thereof from the Administrative Agent to the Swiss Borrower;

(d)                Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of Holdings or any Borrower), 5.11(a) or Article VI; it being understood and agreed that any Default or Event of Default under Section 6.13 shall not constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Loans and the Revolving Commitments, unless and until the Required Re-

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volving Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding under the Revolving Facility to be due and payable (and such declaration has not been rescinded);

(e)                 any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Swiss Borrower;

(f)                  Holdings, any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period under the documentation representing such Material Indebtedness);

(g)                any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (z) termination events or similar events occurring under any Hedging Agreement (other than a termination event or similar event as to which Holdings or any of its Restricted Subsidiaries is the defaulting party) that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of such termination or similar event);

(h)                except as otherwise provided in Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of Holdings, any Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership, Examinership or similar law now or hereafter in effect or (B) the appointment of a receiver, Examiner, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, receiver and manager or similar official for Holdings, any Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, (ii) Holdings, any Borrower or any Loan Party that is a Material Subsidiary (A) admits publicly its inability to pay its debts as they fall due or (B) has a moratorium declared in relation to any of its Indebtedness or (iii) the Swiss Borrower admits publicly its inability to pay its debts as they fall due (zahlungsunfähig), suspends or threatens to suspends making payments on any of its debts, is over indebted (überschuldet), or (A) has initiated against it or (B) initiates: (1) bankruptcy proceedings (Konkurs), (2) proceedings leading to a provisional or a definitive composition moratorium (provisorische oder definitive Nachlassstundung), (3) proceedings leading to an emergency moratorium (Notstundung), (4) proceedings for a postponement of bankruptcy pursuant to article 725a of the Swiss Code of Obligations (Konkursaufschub) or (5) any proceedings pursuant to article 731b of the Swiss Code of Obligations, or any proceeding having similar effects in force at that time;

(i)                  except as otherwise provided in Section 7.02, Holdings, any Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership, administration, Examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, administrator, Examiner, trustee, custodian, sequestrator, conservator or similar official

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for Holdings, any Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)                  [reserved];

(k)                one or more judgments for the payment of money in an aggregate amount in excess of the greater of (x) $92,000,000 and (y) 21.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against Holdings, any Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, any Borrower or any Restricted Subsidiary that are material to the business and operations of Holdings, any Borrower or any Restricted Subsidiary, taken as a whole, to enforce any such judgment;

(l)                  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing and remain uncured, would reasonably be expected to result in a Material Adverse Effect;

(m)               any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (I) as a result of (i) permission under any Loan Document (including the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents), (ii) the release or subordination of such Lien by or on behalf of the Administrative Agent as provided in Section 9.14 or (iii) the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document, (B) file Uniform Commercial Code continuation statements (or equivalent statements in any other relevant jurisdiction) or (C) take any other action contemplated to be taken by it under the Loan Documents within the Administrative Agent’s reasonable control or (II) as to Collateral consisting of Mortgaged Property, to the extent that losses relating thereto are covered by a lender’s title insurance policy;

(n)                any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto, except as expressly permitted hereunder or thereunder or as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;

(o)                the Guarantee by Holdings, any Intermediate Holdco, any Borrower or any Material Subsidiary purported to be created under any Loan Document shall cease to be or shall be asserted by any Loan Party not to be, in full force and effect, except as in accordance with the terms of the Loan Documents (including a result of the release thereof as provided in the applicable Loan Document or Section 9.14); or

(p)                a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Swiss Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, pro-

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test or other notice of any kind, all of which are hereby waived by Holdings and the Swiss Borrower; and in the case of any event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and each Borrower.

SECTION 7.02.           Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that is not a Material Subsidiary; provided that (i) if it is necessary to exclude more than one Restricted Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate consolidated assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 7.5% of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries and the aggregate consolidated revenues of all such excluded Restricted Subsidiaries for such four fiscal quarter period may not exceed 7.5% of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries and (ii) in no circumstance shall the Lux Borrower be excluded from clause (h) of (i) of Section 7.01.

SECTION 7.03.           Net Short Lenders.

(a)                 Any notice of Default, notice of acceleration or instruction to the Administrative Agent to provide a notice of Default, notice of acceleration or take any other action (a “Lender Direction”) provided by any one or more Lenders (other than any Lender that is a Regulated Bank, any Lender that is a Revolving Lender or an Affiliate of the foregoing) (each a “Directing Lender”) will be deemed to be a representation from each such Lender to the Swiss Borrower and the Administrative Agent that such Lender is not Net Short (a “Position Representation”), which representation, in the case of a Lender Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Obligations are accelerated.

(b)                Any breach of the Position Representation shall result in such Lender’s participation in such Lender Direction being disregarded and if, without the participation of such Lender, the percentage of Obligations held by the remaining Lenders that provided such Lender Direction would have been insufficient to validly provide such Lender Direction, such Lender Direction shall be void ab initio, with the effect that any resulting acceleration shall be voided and the Administrative Agent shall be deemed not to have received such Lender Direction or any notice from any Lender of such Default or Event of Default.

(c)                 Notwithstanding anything in the preceding two paragraphs to the contrary, any Lender Direction delivered to the Administrative Agent during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

(d)                For the avoidance of doubt, the Administrative Agent shall be entitled to conclusively rely on any Lender Direction delivered to it in accordance with this Agreement, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Administrative Agent shall have no liability to the Borrowers, any Lender or any other person in acting on a Lender Direction.

SECTION 7.04.           Application of Payments.

(a)                 Subject to the terms and conditions of any Acceptable Intercreditor Agreement, any proceeds of Collateral received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies, and all payments received on account of the Obligations after the exercise of remedies pursuant to Section 7.01 shall, subject to Section 2.20, be applied by the Administrative Agent as follows:

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(i)              first, to payment of that portion of the Loan Document Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii)               second, to payment of that portion of the Loan Document Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)               third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)               fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Secured Hedge Obligations and Cash Management Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.05 or 2.20, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.05 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;

(v)              fifth, to the payment in full of all other Obligations, in each case ratably among the Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)               finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law;

(b)                If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(c)                 Notwithstanding the foregoing, Obligations arising under Secured Cash Management Obligations and Secured Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent as its agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if it were a “Lender” party hereto.

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ARTICLE VIII

The Administrative Agent

SECTION 8.01.           Appointment and Other Matters.

(a)                 Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent, security trustee and collateral agent (and, with respect to any Non-U.S. Security Documents governed by the laws of Mexico, as comisionista pursuant to Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio)) under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Each of the Secured Parties appoints the Collateral Agent (as defined in the Security Documents) as its representative (vertegenwoordiger/représentant) for the purposes of Article 5 of the Belgian financial collateral law of 15 December 2004 (as amended from time to time) (the “Belgian Financial Collateral Act”) for the purpose of executing, perfecting, managing and enforcing the Security Documents governed by the laws of Belgium and falling within the scope of the Belgian Financial Collateral Act. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)              the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii)               where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America, any State thereof or the District of Columbia, any Non-U.S. Material Jurisdiction or any Non-U.S. Designated Jurisdiction, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii)               to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by such Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act;

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(iv)               nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; and

(v)              in relation to the Swiss Security Documents (i) the Administrative Agent holds: (A) any security created or evidenced or expressed to be created under or pursuant to a Swiss Security Document by way of a security assignment (Sicherungsabtretung) or transfer for security purposes (Sicherungsübereignung) or any other non-accessory (nicht akzessorische) security, (B) the benefit of this Section 8.01 and (C) any proceeds and other benefits of such security, as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such security in accordance with this Agreement and the respective Swiss Security Document; (ii) each present and future Secured Party hereby authorises the Administrative Agent (A) to accept and execute as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security created or evidenced or expressed to be created under or pursuant to a Swiss Security Document for the benefit of such Secured Party and hold, administer and, if necessary, enforce any such security on behalf of each relevant Secured Party which has the benefit of such security, (B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates or evidences or expresses to create a pledge or any other Swiss law accessory (akzessorische) security, (C) to effect as its direct representative (direkter Stellvertreter) any release of a security created or evidenced or expressed to be created under a Swiss Security Document in accordance with this Agreement; and (D) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Administrative Agent hereunder or under the relevant Swiss Security Document.

(b)                The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

(c)                 The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that (A) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (B) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

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(d)                The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their respective duties and exercise their respective rights and powers by or through their respective Related Parties or any of their respective offices or branches. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(e)                 In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership, Examinership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Swiss Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)              to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, Examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(f)                  Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

(g)                The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Swiss Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Holdings, any Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

(h)                In addition to any other appointments and prerogatives of the Administrative Agent set forth herein and in any other Loan Documents, the Secured Parties appoint and designate the Administrative Agent as beneficiary of the security created under the Security Documents governed by Romanian law for the purpose of securing the Obligations owing from time to time by that Loan Party to any Secured Party under any of the Loan Documents (the “Romanian Security Documents”), including within the meaning and for the purpose of Article 164 of Romanian law no. 71/2011 for the application of Romanian Law no. 287/2009 regarding the Romanian Civil Code, and the Administrative Agent is empowered to exercise all rights and prerogatives granted to a secured creditor by law or

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the Romanian Security Documents in respect of the security created under the Romanian Security Documents (including, without limitation to perform any perfection formalities and to take any enforcement or similar action in respect of the Romanian Security Documents).

SECTION 8.02.           Administrative Agent’s Reliance, Indemnification, Etc.

(a)                 Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)                The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Holdings, the Swiss Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the value or sufficiency of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure or the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or of the Weighted Average Yield, or any Exchange Rate, Dollar Equivalent or Euro Equivalent.

(c)                 Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

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SECTION 8.03.           Successor Administrative Agent.

(a)                 Subject to the terms of this paragraph, the Administrative Agent may resign from its capacity as such upon 30 days’ notice of its intent to resign to the Lenders, the Issuing Banks and the Swiss Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Swiss Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and/or the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Swiss Borrower and such successor.

(b)                Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Swiss Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.04.           Acknowledgments of Lenders and Issuing Banks.

(a)                 Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Adminis-

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trative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)                Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)                 (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.04(c) shall be conclusive, absent manifest error.

(ii)               Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank (as applicable) shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)               The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank (as applicable) with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party.

(iv)               Each party’s obligations under this Section 8.04(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

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SECTION 8.05.           Collateral Matters.

(a)                 Except (x) with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08, (y) with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding or (z) as provided in the Security Documents of a Non-U.S. Loan Party, and subject to the terms of any Acceptable Intercreditor Agreement, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents and any Acceptable Intercreditor Agreement may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)                In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Hedging Agreement the obligations under which constitute Secured Hedging Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement, any other Loan Document or any Acceptable Intercreditor Agreement except as expressly provided in such Acceptable Intercreditor Agreement. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and each Acceptable Intercreditor Agreement and agreed to be bound by the Loan Documents and each such Acceptable Intercreditor Agreement as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)                 The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document and any Acceptable Intercreditor Agreement to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(d)                The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Administrative Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) any Acceptable Intercreditor Agreement as contemplated by the terms of this Agreement or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement as provided by the terms of such Acceptable Intercreditor Agreement. The Lenders and the other Secured Parties irrevocably agree that each Acceptable Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender and each of the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of each such Acceptable Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.

SECTION 8.06.           Credit Bidding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (A) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (B) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the

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liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.07.           Certain ERISA Matters.

(a)                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)              such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agree-

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ment satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)               such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.08.           Declaration of Security Trust.

(a)                 The Administrative Agent declares that it holds on trust for the Secured Parties: (i) the sum of A$10, (ii) all right, title and interest of the Administrative Agent or the Secured Parties under the Security Documents governed by the laws of Australia (or its States or territories) including all money recovered under them (whether on enforcement or otherwise), (iii) all money paid to the Administrative Agent for the Secured Parties for application in accordance with this Agreement and (iv) all other property acquired by the Administrative Agent for the Secured Parties and intended to be held for the benefit of the Secured Parties on the trusts of this Agreement.

(b)                The trust declared under this Section 8.08 is to be known as the “Garrett Motion Security Trust”. The Garrett Motion Security Trust commences on the date of this Agreement and, solely with respect to an Australian Loan Party, unless terminated earlier, ends on the day before the 80th anniversary of the date of this Agreement; provided that termination prior to such date shall be completed in accordance with the terms of the Loan Documents.

SECTION 8.09.           Administrator Appointed to Australian Loan Party. For the avoidance of doubt, if:

(a)                 an administrator (other than an administrator appointed by the Administrative Agent) has been appointed under the Australian Corporations Act to an Australian Loan Party; and

(b)                the Administrative Agent is entitled under section 441A of the Australian Corporations Act to enforce a Security Document over that Australian Loan Party’s property within the “decision period” (as defined in the Australian Corporations Act) provided for under that section, then the Administrative Agent may (without any further instructions) enforce that Security Document (including the appointment of a controller) but need not do so (and is not liable to the Secured Parties if it does not do so).

ARTICLE IX

Miscellaneous

SECTION 9.01.           Notices.

(a)                 General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax (to the extent fax information is provided below), as follows:

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(i)              if to any Loan Party, to it at c/o Garrett Motion Sàrl, Z.A. La Pièce 16, 1180 Rolle, Switzerland, Attention: Cyril Grandjean (Cyril.Grandjean@garrettmotion.com) and Jerome Maironi (jerome.maironi@garrettmotion.com) with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY, USA 10004, Attention: Neal McKnight (mcknightn@sullcrom.com);

(ii)               if to the Administrative Agent in respect of Borrowings on the Revolver or the USD TLB, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Kevin Campbell, Email: kevin.c.campbell@chase.com; Phone: 302-634-5280;

(iii)               if to the Administrative Agent in respect of Borrowings on the EUR TLB, to it at JPMorgan Chase Bank, N.A., 25 Bank Street, Canary Wharf, London E14 5JP, Attention: Haaris Amjad, Group Email: emea.london.agency@jpmorgan.com, Direct Email: haaris.amjad@jpmorgan.com; Phone: +44 (0)20 7134 4326;

(iv)               if to the Administrative Agent for all other purposes, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Kevin Campbell, Email: kevin.c.campbell@chase.com; Phone: 302-634-5280;

(v)              if to any Issuing Bank, to it at its address or email address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Swiss Borrower (or, in the absence of any such notice, to the address or email address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(vi)               if to any other Lender, to it at its address or email address (or fax number) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.

(b)                Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or any Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Holdings or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                 Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

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(d)                Platform.

(i)              Holdings and each Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”).

(ii)               Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks, Holdings and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the approved electronic platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks, Holdings and each of the Borrowers hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(iii)               THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF AN APPLICABLE PARTY OR ANY OF ITS RELATED PARTIES.

(iv)               Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank (as applicable) for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(v)              Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.           Waivers; Amendments.

(a)                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other

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Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Holdings or any Borrower in any case shall entitle Holdings or such Borrower to any other or further notice or demand in similar or other circumstances.

(b)                Except as provided in Sections 2.14(b), 2.14(c), 2.21, 2.22, 2.23 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Swiss Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment will not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, in each case without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment (or any amendment to the terms thereof) will not constitute a reduction in the principal amount of any Loan), (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment (or any amendment to the terms thereof) will not constitute a postponement of the scheduled maturity date of any Loan, or the date of any scheduled payment of principal, interest or fees payable hereunder), (iv) change (x) Section 2.18(a), Section 2.18(c), Section 7.04 or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby or (y) change Section 2.18(b) without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (vi) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Security Documents, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Security Documents) (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Security Documents shall not be deemed to be a release of any Guarantee, (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents, (viii) waive any condition set forth in Section 4.02 without the written consent of each Lender with a Revolving Commitment and each Issuing Bank (as applicable), (ix) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral securing the obligations owed to, or payments due to, Lenders holding Loans of any Class differently than

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those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class, (x) expressly subordinate a material portion of the Obligations (in right of payment), or a material portion of the Liens securing of the Obligations (in right of security), to any other Indebtedness or Lien, as the case may be, without the prior written consent of each directly and adversely affected Lender, or (xi) change Section 6.13 (including any defined terms as they relate thereto or waive an Event of Default arising from noncompliance therewith), without the written consent of the Required Revolving Lenders (in lieu of the Required Lenders); provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as applicable, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Swiss Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (provided that any change that would directly and adversely affect a Class of Lenders hereunder shall require the written consent of the Majority in Interest with respect to each such Class directly and adversely affected thereby), (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment and (D) no amendment, waiver or other modification of Section 1.12 of this Agreement may be effected without the written consent of all Restricted Credit Parties. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement, any other Loan Document or any Acceptable Intercreditor Agreement may be amended by an agreement in writing entered into by the Swiss Borrower and the Administrative Agent (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to comply with local law or advice of local counsel or (iii) to cause any guarantee, collateral security document (including Mortgages) or other document to be consistent with this Agreement, the other Loan Documents and each Acceptable Intercreditor Agreement and (3) this Agreement may be amended to provide for Incremental Facilities in the manner contemplated by Section 2.21, the extension of the Maturity Date as provided in Section 2.22 and the incurrence of Refinancing Term Loans as provided in Section 2.23, in each case without any additional consents.

(c)                 In connection with any Proposed Change requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (B) of the second proviso of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender” for purposes of this clause (c)), then the Swiss Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the Administrative Agent is not such Non-Consenting Lender, the Swiss Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank) to the extent otherwise required by Section 9.04(b), which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the

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applicable Borrower (in the case of all other amounts (including any amount payable pursuant to Section 2.11(h)), (iii) the applicable Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected. Any assignment required pursuant to this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment shall not be required to be a party to such Assignment and Assumption.

(d)                Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” and in Section 5.13.

(e)                 The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(f)                  Notwithstanding anything to the contrary in this Agreement, in connection with any determination as to whether the Required Lenders or Required Revolving Lenders, as applicable, have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than any Lender that is a Regulated Bank, any Lender that is a Revolving Lender or an Affiliate of the foregoing) that is Net Short shall, unless the Swiss Borrower otherwise elects (in its sole discretion), have no right to vote any of its Loans or Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short.

SECTION 9.03.           Expenses; Indemnity; Damage Waiver.

(a)                 Expenses. Holdings and the Borrowers shall pay, (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates (without duplication), including the reasonable and documented fees and charges and disbursements of a single primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, including the reasonable, documented and invoiced fees, charges and disbursements of one counsel for each of the foregoing, taken as a whole, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                Indemnity. Holdings and the Borrowers shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and,

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if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Swiss Borrower of such conflict and thereafter retains its own counsel, of one other firm of counsel for all such affected Indemnitees, taken as a whole, and, if reasonably necessary, of another firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such affected Indemnitees, taken as a whole)), incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, any Borrower or any Subsidiary, or any other Environmental Liability related to Holdings, any Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, willful misconduct or gross negligence of such Indemnitee or any of such Indemnitee’s Related Parties, (B) a material breach of this Agreement or any other Loan Document by such Indemnitee or any of such Indemnitee’s Related Parties or (C) a proceeding that does not involve an act or omission by Holdings, any Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                 To the extent that Holdings and each Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent, any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined by its share of the sum of the total Revolving Exposure, unused Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d)                Limitation of Liability. To the fullest extent permitted by applicable law, (i) neither Holdings nor any Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of compe-

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tent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any Lender-Related Person or Related Party of any Lender-Related Person and (ii) neither any Lender-Related Person nor any other party to this Agreement or any other Loan Document shall be liable for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that (x) nothing in this clause (ii) shall limit the expense reimbursement and indemnification obligations of Holdings and each Borrower set forth in paragraphs (a), (b) and (c) of this Section 9.03 with respect to amounts incurred or paid to a third party and (y) nothing in this Section 9.03(d) shall relieve the Borrowers and each other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Sections 9.03(b) and (c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)                 All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.           Successors and Assigns.

(a)                 General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor any Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by Holdings or a Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Swiss Borrower (in the case of the Revolving Commitments and the Revolving Loans, such consent not to be unreasonably withheld or delayed (it being understood that the Swiss Borrower withholding such consent for reasons related to the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule shall be deemed reasonable)) or the Lux Borrower (in the case of the Term Commitments and Term Loans, such consent not to be unreasonably withheld or delayed); provided that no consent of any Borrower shall be required (1) with respect to Term Commitments or Term Loans, for an assignment and delegation to a Term Lender, an Affiliate of a Lender or an Approved Fund (provided that no consent of the Swiss Borrower shall be required for a Lender to assign its Commitments and Loans to any of its Affiliates to the extent that such Affiliate is a Swiss Qualifying Bank) and (2) if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, for any other assignment and delegation; provided further that the Lux Borrower shall be deemed to have consented to an assignment and delegation of rights and obligations of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Commitment or Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (C) each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.

(ii)               Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such

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assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Dollar Term Loans, $1,000,000 or, in the case of Euro Term Loans, €1,000,000 (treating contemporaneous assignments by or to two or more Approved Funds as a single assignment for purposes of such minimum transfer amount), unless each of the Swiss Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Swiss Borrower shall be required if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) the Administrative Agent may waive or reduce such fee in its sole discretion and (2) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)               The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)              Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for

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purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)               The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(vii)               In the case of any assignment, transfer or novation by a Lender to an Eligible Assignee, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents to the extent permitted hereunder, such Lender and the Eligible Assignee or Participant (as applicable) and any Loan Party incorporated in Luxembourg hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which a Loan Party incorporated in Luxembourg is a party (including any Security Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such Eligible Assignee or Participant (as applicable).

(c)                 Participations. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (C) Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) the relationship between the Lender and the Participant is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender) and (E) the Participant will under no circumstances (x) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and (y) have otherwise any contractual relationship with, or rights against, any Borrower under or in relation to this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii), (vi) or (vii) in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Holdings and the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Swiss Borrower’s request and expense, to use reasonable efforts to cooperate with the Swiss Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the ex

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tent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                Certain Pledges. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to (x) a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available on a confidential basis to any Lender, Participant, prospective Lender or prospective Participant, in each case, who specifically requests a copy thereof, or (y) a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                 Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement (including, without limitation, the definition of “Eligible Assignee”), any Lender may assign and delegate all or a portion of its Term Loans to any Purchasing Borrower Party (x) through open market purchases made by such Purchasing Borrower Party on a non-pro rata basis (subject to clause (v) below) or (y) otherwise in accordance with clauses (i) through (vii) below (which assignment and delegation, in the case of the foregoing clauses (x) and (y) will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that, in the case of assignments and delegations made pursuant to the foregoing clause (y) (other than in the case of an Affiliated Debt Fund, which will be subject the Affiliated Debt Fund Restrictions set forth below):

(i)              no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;

(ii)               each Auction Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this paragraph and the Auction Procedures;

(iii)               the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(iv)               for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure to a Purchasing Borrower Party;

(v)              to the extent permitted by applicable law and not giving rise to any adverse tax consequence, (x) any Term Loans assigned and delegated to any Purchasing Borrower Party other than any Non-Affiliated Debt Fund shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder (it being understood that any such Term Loans shall be automatically and permanently cancelled upon such contribution) (it being understood and agreed that (A) except as expressly set forth in any such definition, any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such

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Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (B) any purchase of Term Loans pursuant to this Section 9.04(e) shall not constitute a voluntary prepayment of Term Loans for purposes of this Agreement) and (y) Term Loans assigned and delegated to any Non-Affiliated Debt Fund may (but shall not be required to) be contributed to Holdings, the Borrower or any of its Restricted Subsidiaries;

(vi)               the Purchasing Borrower Party shall either (A) not have any MNPI that has not been disclosed to the assigning Lender (other than any such Lender that does not wish to receive MNPI) on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party or (B) advise the assigning Lender that it cannot make the statement in the foregoing clause (A), except to the extent that such Lender has entered into a customary “big boy” letter with Holdings or the Swiss Borrower;

(vii)               no Purchasing Borrower Party may use the proceeds from Revolving Loans to purchase any Term Loans;

(viii)               Purchasing Borrower Parties will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than information that has been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II);

(ix)               for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02) that requires the consent, approval or waiver of the Required Lenders, or any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Purchasing Borrower Party (in its capacity as a Lender) as compared to other Lenders in a disproportionately adverse manner, Purchasing Borrower Parties will be deemed to have voted in the same proportion as the Lenders that are not Purchasing Borrower Parties voting on such matter (and such Purchasing Borrower Parties shall be disregarded in the determination of any Required Lender vote); and each Purchasing Borrower Party hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided, that (1) no amendment, modification, waiver, consent or other action shall deprive any Purchasing Borrower Party of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Purchasing Borrower Party and (ii) each Purchasing Borrower Party will be entitled to vote its interests in any Term Loan to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of such Purchasing Borrower Party in such Term Loan in a manner that is less favorable to such Purchasing Borrower Party than the proposed treatment of Term Loans held by other Term Lenders;

(x)              no Purchasing Borrower Party shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other such Lender under the Loan Documents; and

(xi)               the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Purchasing Borrower Parties, other than Holdings, the Borrowers or any Restricted Subsidiary, may not exceed 30.0% of the outstanding principal amount of all Term Loans, calculated at the time such Term Loans are purchased (after giving effect to any substantially simultaneous cancellations thereof) (such percentage, the “Purchasing Borrower Party Cap”); provided that (x) to the extent any assignment to a Purchasing Borrower Party would result in the aggregate principal amount of all

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such Term Loans held by Purchasing Borrower Parties exceeding the Purchasing Borrower Party Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of such excess amount will be void ab initio and (y) any Term Loans purchased by Holdings, the Borrower or any Restricted Subsidiary shall be immediately cancelled in accordance with clause (v) above.

Each Purchasing Borrower Party by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from a Purchasing Borrower Party.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Debt Fund, and any Affiliated Debt Fund may, from time to time, purchase Term Loans (x) on a pro rata basis through Dutch auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases, in each case, notwithstanding the requirements set forth in this clause (e) (for the avoidance of doubt, without requiring any representation or warranty as to the possession of material non-public information by such Affiliate); provided that the Term Loans held by all Affiliated Debt Funds shall not account for more than 49.99% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document; it being understood and agreed that the portion of the Term Loans that accounts for more than 49.99% of the relevant Required Lender action shall be deemed to be voted pro rata along with other Lenders that are not Affiliated Debt Funds. Any Loans acquired by any Affiliated Debt Fund may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled promptly upon thereof). The restrictions set forth in this paragraph being the “Affiliated Debt Fund Restrictions”.

(f)                  Disqualified Institutions.

(i)              The Administrative Agent (i) shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing compliance with the provisions relating to Disqualified Institutions (or any provisions relating thereto) at any time, including whether any Lender or Participant or prospective Lender or prospective Participant is a Disqualified Institution or an Affiliate of a Disqualified Institution, and shall have, and shall have no liability with respect to or arising out of any assignment or participation of any Loans to any Disqualified Institution or the disclosure of confidential information to any Disqualified Institution and (ii) may share a list of Persons who are Disqualified Institutions on a confidential basis with any Lender, Participant, or any prospective assignee or Participant, in each case, who specifically requests a copy thereof. Notwithstanding anything to the contrary set forth in this Agreement, if the applicable Borrower consents in writing to an Assignment and Assumption to any Person or to otherwise permit any Person to become a Lender or Participant hereunder, such Person shall not be considered a Disqualified Institution, whether or not they would otherwise be considered a Disqualified Institution pursuant to this Agreement.

(ii)               In the event of any assignment or participation by a Lender without the applicable Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Institution or (B) to the extent the Swiss Borrower’s consent is required under this Section 9.04, to any other Person, the Borrowers shall be entitled at their sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrowers at law or in equity in respect of such assignor or assignee; it being understood and agreed that Holdings, the Borrowers and their respective Subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any other Person to whom the Swiss Borrower’s consent is required but not obtained (or has not been deemed consented to). For the avoidance of doubt, the Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of Disqualified Institutions.

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(iii)               If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Institution (other than any Competitor Debt Fund Affiliate) without the Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then such assignment shall not be null and void, but the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrowers owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, held by such Disqualified Person, purchase such Term Loans by paying the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B) above, the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrowers, (II) in the case of clauses (A) and (B) above, the Borrowers shall be liable to the relevant Disqualified Person under Section 2.16 if any Term Benchmark Loan or EURIBOR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C) above, the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(f) shall be deemed to prejudice any right or remedy that the Borrowers may otherwise have at law or equity.

SECTION 9.05.           Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.           Counterparts; Integration; Effectiveness.

(a)                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties

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hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages, penalties and liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, penalties and liabilities arising as a result of the failure of a Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.           Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings or the applicable Borrower against any of and all the obligations then due of Holdings or the applicable Borrower now or hereafter existing

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under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations of Holdings or the applicable Borrower are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have.

SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process.

(a)                 This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                Each of Holdings and each Borrower irrevocably and unconditionally agrees that it will not, and will not permit any controlled Subsidiary to, commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document (other than any Security Document that purports to be governed by the laws of a jurisdiction other than the State of New York) or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York located in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 9.09 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE LUX BORROWER, THE SWISS BORROWER AND EACH LOAN PARTY THAT IS A PARTY HERETO THAT IS NOT A UNITED STATES PERSON HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER HOLDINGS AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF, AND IN RESPECT OF THEIR PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

SECTION 9.10.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

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WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.           Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable and provided that no such disclosure shall be made to any Related Party that is a Disqualified Institution, (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction, over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Swiss Borrower promptly thereof prior to disclosure), (c) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Swiss Borrower promptly thereof prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to Holdings, any Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, provided that no such disclosure shall be made to any Disqualified Institution, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings, any Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Swiss Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a non-confidential basis from a source other than Holdings, the Borrowers or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation or (j) to any credit insurance provider relating to a Borrower or its Obligations. To the extent permitted by section 275 of the Australian PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) and 275(4) of the Australian PPSA confidential and not to disclose that information to any other person, other than to the extent permitted hereunder. For purposes of this Section, “Information” means all information received from Holdings, a Borrower or any Subsidiary relating to Holdings, such Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party that is a party hereto acknowledges receipt of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as a Lender may notify to such Loan Party from time to time).

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SECTION 9.13.           Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.

SECTION 9.14.           Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in any applicable Security Document, a Loan Party (other than Holdings, an Intermediate Holdco or a Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary; provided that (a) if so required by this Agreement, the Required Lenders (or if applicable, the Lenders) shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (b) no Loan Party shall be released from its obligations under the Loan Documents as a result of becoming a non-wholly-owned Subsidiary unless the transaction resulting in such Loan Party becoming a non-wholly-owned subsidiary was an arm’s-length transaction with a bona fide unaffiliated third party undertaken for legitimate business purposes. Upon any sale or other transfer by any Loan Party (other than to Holdings, any Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Loan Party from its Guarantee (other than Holdings, an Intermediate Holdco or a Borrower) in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Unrestricted Subsidiary shall be automatically released. On the date on which all (1) Commitments have terminated and all Obligations have been paid in full in cash (other than (x) Secured Hedging Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and (2) all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank), all security interests under the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to file or register in any office, or to evidence, such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes and directs the Administrative Agent to effect the releases set forth in this Section.

SECTION 9.15.           USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.

SECTION 9.16.           No Fiduciary Relationship. Each of Holdings and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any

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communications in connection therewith, Holdings, the Borrowers, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to Holdings, the Borrowers, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of Holdings and each Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.           Non-Public Information.

(a)                 Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Swiss Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Holdings, the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b)                Holdings, each Borrower and each Lender acknowledge that, if information furnished by Holdings or a Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Holdings or a Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Lenders’ employees and representatives willing to receive such MNPI (such employees and representatives, “Private-Siders”); and (ii) if Holdings or a Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private-Siders. Each of Holdings and each Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrowers that is suitable to be made available to Lenders’ public-side employees and representatives who do not wish to receive MNPI (such employees and representatives, “Public-Siders”), and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrowers without liability or responsibility for the independent verification thereof.

SECTION 9.18.           Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                 the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

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(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

SECTION 9.19.           Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of LC Disbursements, fees and indemnities and reimbursement of costs and expenses and all other Obligations.

SECTION 9.20.           Swiss Limitations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the obligations of any Swiss Loan Party and the rights of the Administrative Agent and any other Secured Party under this Agreement or any other Loan Document are subject to the following limitations:

(a)                 If and to the extent a guarantee or security granted, indemnity or other obligation assumed by a Swiss Loan Party under this Agreement or any other Loan Document guarantees or secures obligations of any of its (direct or indirect) parent companies (upstream security) or sister companies (cross-stream security) (the “Upstream or Cross-Stream Secured Obligations”) and if and to the extent using the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to discharge the Upstream or Cross-Stream Secured Obligations would be unlawful under Swiss corporate law (inter alia, prohibiting capital repayments or violation of the legally protected reserves (gesetzlich geschützte Reserven) at such time, the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to be used to discharge the Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Loan Party’s freely disposable shareholder equity at the time of enforcement (the “Maximum Amount”); provided that such limitation is required under the applicable Swiss corporate law at that time; provided further that such limitation shall not free that Swiss Loan Party from its obligations in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable Swiss corporate law. This Maximum Amount of freely disposable shareholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles.

(b)                In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Loan Party shall, as concerns the proceeds resulting from the enforcement of any guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document, if and to the extent required by applicable law in force at the relevant time:

(i)              procure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of Swiss Anticipatory Tax by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii)               if the notification procedure pursuant to sub-paragraph (i) above does not apply and subject to paragraph (c) below, deduct the Swiss Anticipatory Tax at such rate (currently 35% at the date of this Agreement) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii)               notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

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(iv)               in the case of a deduction of Swiss Anticipatory Tax,

(A)               use its best efforts to ensure that any person, that is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction request a refund of the Swiss Anticipatory Tax under applicable law (including tax treaties), and pay to the Administrative Agent upon receipt any amount so refunded; and

(B)               if the Administrative Agent or any other Secured Party is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such payment, and if requested by the Administrative Agent or such Secured Party, shall provide that Administrative Agent or the respective Secured Party those documents that are required by law and applicable tax treaties to be provided by the payer of such tax to prepare a claim for refund of Swiss Anticipatory Tax.

(c)                 If a Swiss Loan Party is required to deduct Swiss Anticipatory Tax pursuant to paragraph (b)(ii) above at the time the Administrative Agent is enforcing security interests granted by the Swiss Borrower, the Administrative Agent shall, upon request of such Swiss Loan Party, deduct from the proceeds received from the enforcement of such security interests the Swiss Anticipatory Tax at such rate (35% at the date of this Agreement) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(d)                If a Swiss Loan Party is obliged to withhold Swiss Anticipatory Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document and/or further apply proceeds therefrom against Upstream or Cross-Stream Secured Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Anticipatory Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the maximum amount of the freely distributable capital of such Swiss Loan Party as set out in paragraph (a) above.

(e)                 If and to the extent requested by the Administrative Agent or if and to the extent required under Swiss mandatory law applicable at the relevant time, in order to allow the Administrative Agent or the Secured Parties to obtain a maximum benefit under the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party, such Swiss Loan Party shall, and any parent company of such Swiss Loan Party incorporated in Switzerland being a party to this Agreement shall procure that such Swiss Loan Party will, promptly take and promptly cause to be taken any action, including the following:

(i)              the passing of any shareholders’ resolutions or quotaholders’ resolutions, as the case may be, to approve the use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the Upstream or Cross-Stream Secured Obligations in order to allow a prompt use of the enforcement proceeds;

(ii)               preparation of up-to-date audited balance sheet of that Swiss Loan Party;

(iii)               statement of the auditors of that Swiss Loan Party confirming the Maximum Amount;

(iv)               conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(v)              revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

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(vi)               to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the that respective Swiss Loan Party’s business (nicht betriebsnotwendig); and

(vii)               all such other measures necessary or useful to allow such Swiss Loan Party to use enforcement proceeds as agreed hereunder with a minimum of limitations.

SECTION 9.21.           Exclusion of the Australian PPSA Provisions.

(a)                 For the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(i)              each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and

(ii)               sections 142 and 143 of the Australian PPSA are excluded;

(b)                For the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)                 Each Party waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement); and

(d)                If a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Secured Party states otherwise at the time of exercise. However, this Section does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

SECTION 9.22.           Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

SECTION 9.23.           Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a

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Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.24.           Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Swiss Borrower, the Administrative Agent and such Lender.

SECTION 9.25.           Loan Parallel Debt.

(a)                 Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to any amounts owing from time to time by that Loan Party to any Secured Party under any of the Loan Documents, including any Guarantee, and all other Obligations as and when those amounts are due (the “Loan Parallel Debt”).

(b)                Each Loan Party and the Administrative Agent acknowledge that the obligations of each Loan Party under clause (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Loan Party to any Secured Party under any of the Loan Documents, including any Guarantee or otherwise in respect of the Obligations (its “Loan Corresponding Debt”), nor shall the amounts for which each Loan Party is liable under clause (a) above (its “Loan Parallel Debt”) be limited or affected in any way by its Loan Corresponding Debt provided that: (i) the Loan Parallel Debt of each Loan Party shall be decreased to the extent that its Loan Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Loan Corresponding Debt of each Loan Party shall be decreased to the extent that its Loan Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (iii) the amount of the Loan Parallel Debt of a Loan Party shall at all times be equal to the amount of its Loan Corresponding Debt.

(c)                 For the purpose of this Section 9.25, the Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Loan Parallel Debt shall not be held on trust. The Liens granted under the Loan Documents, including any Guarantee, to the Administrative Agent to secure the Loan Parallel Debt are granted to the Administrative Agent, in its capacity as creditor of the Loan Parallel Debt and shall not be held on trust.

(d)                All moneys received or recovered by the Administrative Agent pursuant to this Section 9.25, and all amounts received or recovered by the Administrative Agent, from or by the enforcement of any Liens granted to secure the Loan Parallel Debt, shall be applied in accordance with Section 7.04.

SECTION 9.26.           Ipso Facto. The following apply in relation to any Guarantee granted by an Australian Entity: If an Ipso Facto Event has occurred, then immediately on demand by the Administrative Agent, each such Australian Entity shall pay all Loans, accrued interest and other amounts as if it was the principal obligor. In this Section 9.26, “Ipso Facto Event” means a Borrower is the subject of an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Australian Corporations Act.

[Signature Pages Follow]

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EXHIBIT B

Incremental/Maturity Extension Amended Credit Agreement

[See attached.]

Conformed through Amendment No. 3

CREDIT AGREEMENT

dated as of

April 30, 2021,
as amended by Amendment No. 1, dated as of January 11, 2022, as further amended by Amendment No. 2, dated as of March 22, 2022,

and as further amended by Amendment No. 3, dated as of April 27, 2023,

among

GARRETT MOTION INC.,
as Holdings,

GARRETT LX I S.À R.L.,
as Lux Borrower,

GARRETT MOTION HOLDINGS INC.,
as U.S. Co-Borrower,

GARRETT MOTION SÀRL,
as Swiss Borrower,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.,
RBC CAPITAL MARKETS,1
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION
KEYBANC CAPITAL MARKETS INC.
and
BNP PARIBAS SECURITIES CORPORATION,
as Joint Lead Arrangers and Joint Bookrunners

BNP PARIBAS
and
UBS SWITZERLAND AG,
as Syndication Agents

BNP PARIBAS
and
UBS SWITZERLAND AG,
as Documentation Agents

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

ii

iii

SCHEDULES:

Schedule 1.01	–	Agreed Guaranty and Security Principles
Schedule 1.02	–	Mortgaged Property
Schedule 1.03	–	Non-U.S. Security Documents and Non-U.S. Local Counsel
Schedule 1.04	–	Existing Letters of Credit
Schedule 2.01	–	Commitments
Schedule 3.14	–	Subsidiaries
Schedule 4.01	–	Effective Date Security Documents
Schedule 5.15	–	Post-Closing Undertakings
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.05	–	Proposed Asset Sales
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Pari Passu Intercreditor Agreement
Exhibit B-2	–	Form of Junior Lien Intercreditor Agreement
Exhibit C	–	Form of U.S. Collateral Agreement
Exhibit D	–	Form of Perfection Certificate
Exhibit E	–	Form of Guarantee Agreement
Exhibit F	–	Form of Global Intercompany Note
Exhibit G	–	Auction Procedures
Exhibit H	–	Form of Affiliated Lender Assignment and Assumption
Exhibit I	–	Form of Maturity Date Extension Request
Exhibit J-1	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-2	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-3	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

iv

Exhibit J-4	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K	–	Form of Solvency Certificate
Exhibit L	–	Form of Borrowing Request
Exhibit M	–	Form of Election Request
Exhibit N	–	Form of Notice of Secured Cash Management Services Provider

v

CREDIT AGREEMENT dated as of April 30, 2021 (as amended by Amendment No. 1, dated as of January 11, 2022, as further amended by Amendment No. 2, dated as of March 22, 2022, and as further amended by Amendment No. 3, dated as of April 27, 2023, this “Agreement”), among GARRETT MOTION INC., a Delaware corporation (“Holdings”), GARRETT LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642 (the “Lux Borrower”), GARRETT MOTION HOLDINGS INC., a Delaware corporation (the “U.S. Co-Borrower” and, together with the Lux Borrower, the “Term Borrowers”) and GARRETT MOTION Sàrl, (f/k/a Honeywell Technologies Sàrl) a limited liability company (société à responsabilité limitée) organized under the laws of Switzerland (the “Swiss Borrower”), the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, on September 20, 2020, Holdings and certain affiliates (collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases under chapter 11 of the Bankruptcy Code under the cases jointly administered as In re Garrett Motion Inc., et al.;

WHEREAS, the Debtors filed the Plan of Reorganization with the Bankruptcy Court on January 22, 2021, which Plan of Reorganization was confirmed by the Bankruptcy Court on April 26, 2021;

WHEREAS, the Borrowers have requested that (a) the Dollar Initial Term Lenders extend credit in the form of Dollar Initial Term Loans on the Effective Date to the Term Borrowers in an aggregate principal amount not in excess of $715,000,000, (b) the Euro Term Lenders extend credit in the form of Euro Term Loans on the Effective Date to the Term Borrowers in an aggregate principal amount not in excess of €450,000,000, (c) the Third Amendment Incremental Dollar Term Lenders extend credit in the form of dollar-denominated Incremental Term Loans on the Incremental/Maturity Extension Operative Date to the Term Borrowers in an aggregate principal amount not in excess of $700,000,000 and (d) the Revolving Lenders extend credit in the form of Revolving Loans and the Issuing Banks issue Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period to the Swiss Borrower such that the Aggregate Revolving Exposure will not exceed $569,750,000 at any time; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in dollars.

“Acceptable Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations, at the option of the Swiss Borrower, either (i) a Pari Passu Intercreditor Agreement or (ii) a customary U.S.-style intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Swiss Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness and related obligations shall rank equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral

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which rank (or are intended to rank) junior to the Liens on the Collateral securing the Obligations, at the option of the Swiss Borrower, either (i) a Junior Lien Intercreditor Agreement or (ii) a customary U.S.-style intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Swiss Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Additional Lender” has the meaning assigned to such term in Section 2.21(c).

“Adjusted AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling and (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be determined to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) the Term SOFR Adjustment for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and Related Parties), in its capacity as administrative agent, security trustee and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls, is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means any Affiliate of the Sponsors (other than a natural Person) that is engaged in or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise invest-

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ing in commercial loans, bonds and similar extensions of credit or securities, and that exercises independent discretion from the private equity business of the Sponsors, or any of their respective subsidiaries or successor or parallel funds or vehicles.

“Affiliated Debt Fund Restrictions” has the meaning assigned to such term in Section 9.04(e).

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time measured in dollars (or the Dollar Equivalent).

“Agreed Currencies” means dollars and each Permitted Foreign Currency.

“Agreed Guaranty and Security Principles” means those principles set forth on Schedule 1.01 or as such principles may be supplemented or modified from time to time.

“Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.22.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c)  the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, (i) in the case of any Term Loans, if the Alternate Base Rate shall be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement and (ii) in the case of the Revolving Facility, if the Alternate Base Rate shall be deemed to be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

“Alternative Incremental Facility Debt” means any Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes, senior subordinated notes, bonds or debentures and/or term loans that are unsecured or secured on a pari passu basis with or junior basis to the Loans or senior unsecured notes, or any bridge facility; provided that (i) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of any member of the Restricted Group other than the Collateral or the proceeds of such Indebtedness pending application thereof, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the Latest Maturity Date (or in the case of Indebtedness secured on a junior basis to the Loan Document Obligations or unsecured Indebtedness, the date that is 90 days after the Latest Maturity Date) at the time such Indebtedness is incurred (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition); provided that the requirements set forth in this clause (ii) shall not apply to (x) Permitted Earlier

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Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions, (iii) the mandatory prepayment provisions of any such Indebtedness shall not be more favorable to the applicable lenders or creditors than those of the Term Loans unless (x) the Lenders of the Term Loans also receive the benefit of such more favorable terms or (y) such provisions apply after the Latest Maturity Date at the time, (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall comply with the requirement set forth in Section 6.01(c).

“Ancillary Document” has the meaning given to such term in Section 9.06(b).

“Anti-Corruption Laws” means all comprehensive laws and regulations of any Governmental Authority applicable to any Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning given to such term in Section 9.01(d)(iii).

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Revolving Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, for purposes of Section 2.20(c)(ii), “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans and LC Exposures that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day:

(a)       with respect to any Loan that is a Dollar Initial Term Loan, 3.25% per annum in the case of Term Benchmark Loans and 2.25% per annum in the case of ABR Loans;

(b)       with respect to any Loan that is a Third Amendment Incremental Dollar Term Loan, 4.50% per annum in the case of Term Benchmark Loans and 3.50% per annum in the case of ABR Loans;

(c)       with respect to any Loan that is a Euro Term Loan, 3.50% per annum; and

(d)       with respect to (i) any Loan that is a Revolving Loan and (ii) the commitment fees payable hereunder in respect of unused Revolving Commitments after the Effective Date, the applicable rate per annum set forth in the table below in the “Revolving Loans that are Term Benchmark Loans”, “Revolving Loans that are EURIBOR Loans”, “Revolving Loans that are RFR Loans”, “Revolving Loans that are ABR Loans” or “Commitment Fee” columns, as applicable, based upon the Consolidated First Lien Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have most recently been delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b); provided that until the delivery of such consolidated financial statements as of and for the first fiscal quarter of Holdings beginning after the Effective Date, the Applicable Rate shall be that set forth below in Level I:

Level	Consolidated First Lien Leverage Ratio	Revolving Loans that are Term Benchmark Loans	Revolving Loans that are EURIBOR Loans	Revolving Loans that are RFR Loans denominated in Sterling	Revolving Loans that are RFR Loans denominated in Swiss Franc	Revolving Loans that are ABR Loans	Commitment Fee
I	≥ 1.85 to 1.00	2.75%	3.00%	2.7826%	2.75%	1.75%	0.50%

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II	≥ 1.35 to 1.00 and < 1.85 to 1.00	2.50%	2.75%	2.5326%	2.50%	1.50%	0.375%
III	< 1.35 to 1.00	2.25%	2.50%	2.2826%	2.25%	1.25%	0.25%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated First Lien Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated First Lien Leverage Ratio shall be deemed to be in Level I at the request of the Required Lenders if Holdings fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required to be delivered by it pursuant to Section 5.01(c) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.

Notwithstanding the foregoing, if the Borrowers shall not have obtained, on or prior to the Effective Date, public ratings (but no specific ratings) for the Initial Term Loans (the “Facility Ratings”) and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) in respect of the Lux Borrower after giving effect to the Transactions (the “Corporate Ratings”), in each case, from two out of three of Moody’s, S&P and Fitch, the Applicable Rate for Initial Term Loans shall be increased by 0.25% per annum for each day from the Effective Date until the first date on which Facility Ratings and Corporate Ratings, in each case, from two out of three of Moody’s S&P and Fitch shall have been obtained (and after such date, the Applicable Rate for Initial Term Loans shall be as reflected in clauses (a) and (b), respectively, above).

“Applicable Time” means, with respect to any Borrowings and payments in any Permitted Foreign Currency, the local time in the place of settlement for such Permitted Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.

“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., RBC Capital Markets, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc. and BNP Paribas Securities Corporation, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

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“ASU” has the meaning assigned to such term in Section 1.04(a).

“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans pursuant to the Auction Procedures.

“Auction Manager” means any financial institution or advisor employed by a Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that no Borrower shall designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).

“Auction Procedures” means the procedures set forth in Exhibit G.

“Auction Purchase Offer” means an offer by a Purchasing Borrower Party to purchase Term Loans of one or more Classes pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(e).

“Audited Financial Statements” the audited combined balance sheets of Holdings dated December 31, 2020 and December 31, 2019, and the related audited consolidated statements of operations, comprehensive income (loss), cash flows and equity (deficit) as of and for the fiscal year ended December 31, 2020, December 31, 2019 and December 31, 2018, audited and reported on by Deloitte SA.

“AUD Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the AUD Screen Rate for the longest period for which that AUD Screen Rate is available that is shorter than the Impacted AUD Interest Period and (b) the AUD Screen Rate for the shortest period for which that AUD Screen Rate is available that exceeds the Impacted AUD Interest Period, in each case, at such time; provided that, at any time the AUD Interpolated Rate is less than zero, the AUD Interpolated Rate shall be deemed to be zero for purposes of this Agreement.

“AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 A.M., Sydney, Australia time, two Business Days prior to the beginning of such Interest Period; provided that if the AUD Screen Rate shall not be available at such time for such Interest Period (an “Impacted AUD Interest Period”), then the AUD Rate shall be the AUD Interpolated Rate.

“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Australia” shall mean the Commonwealth of Australia.

“Australian Corporations Acts” means the Corporations Act 2001 (Cth) of Australia.

“Australian Dollars” means the lawful currency of Australia.

“Australian Entity” means any entity incorporated or established under the laws of Australia (including any State or territory of Australia).

“Australian Loan Party” means any Australian Entity that is a Loan Party.

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“Australian PPSA” means Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under the PPSA, including the Personal Property Securities Regulations 2010 (Cth).

“Available Amount” means, at any time,

(a)       the sum of:

(i)   the greater of (x) $132,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, plus

(ii)    50% of cumulative Consolidated Net Income for the period commencing on the Effective Date through and including such date of measurement (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; provided that the amount pursuant to this clause (ii) shall in no event be less than $0), plus

(iii)    the Net Proceeds from any sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings to the extent such Net Proceeds are received by any Borrower, plus

(iv)    (A) the aggregate amount of prepayments declined by the Term Lenders and retained by the applicable Borrower pursuant to Section 2.11(f) plus (B) the aggregate amount of Retained Prepayment Event Proceeds, plus

(v)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (vi) below and of any amount deducted from the calculation of Investments pursuant to the definition of “Investment”, the amounts of any dividends in cash or Permitted Investments or other returns, profits, distributions and similar amounts (whether by means of a sale or other disposition, a repayment of a loan or advance, a dividend or otherwise) received by the Borrowers and the Restricted Subsidiaries on Investments made using the Available Amount, in each case up to the original amount of such Investments; plus

(vi)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (v) above and of any amount deducted from the calculation of Investments pursuant to the definition of “Investment”, the amount of any Investment made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into a Borrower or any of the Restricted Subsidiaries (up to the lesser of (A) the fair market value determined in good faith by the Swiss Borrower of the Investments of Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (B) the fair market value determined in good faith by the Swiss Borrower of the original Investment by Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary); minus

(b)      the sum since the Effective Date of (i) Investments, loans and advances then outstanding in reliance on the Available Amount, plus (ii) Restricted Payments previously or concurrently made in reliance on the Available Amount, plus (iii) Restricted Debt Payments previously or concurrently made in reliance on the Available Amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

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“Back to Back Arrangements” shall mean any “back-to-back” transactions between Holdings, the Borrowers or any Restricted Subsidiary, in connection with facilitating any Hedging Agreements (provided that, for such arrangements to constitute Back to Back Arrangements, such arrangements must be settled in cash, which for this purpose shall include netting of obligations, within five Business Days of any corresponding settlement with the third-party counterparty to such Hedging Agreement).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect or any successor thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy, insolvency proceeding or Bail-In Action, or has had a receiver, conservator, trustee, administrator, custodian, examiner, Examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Belgian Financial Collateral Act” has the meaning assigned to such term in Section 8.01(a).

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency, (ii) EURIBOR Loan, the applicable Relevant Rate for Euros and (iii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Permitted Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)       in the case of any Loan denominated in dollars, the Adjusted Daily Simple SOFR; or

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant

8

Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, EURIBOR Loan and/or Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Bench-

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mark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative or as of a specified future date will no longer be representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by 31 C.F.R. § 1010.230 (“Beneficial Ownership Regulation”).

“Beneficial Ownership Regulation” has the meaning specified in the definition of “Beneficial Ownership Certification”.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Bilateral Facility” means the continuing letter of credit agreement (committed), dated as of April 30, 2021, entered into between BNP Paribas and the Swiss Borrower, as amended, modified, supplemented, refinanced or replaced from time to time.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Swiss Borrower, the Lux Borrower and the U.S. Co-Borrower.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, RFR Loans and EURIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $5,000,000, (b) in the case of a Term Benchmark Borrowing or RFR Borrowing, in each case, denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Euro Equivalent in excess of €5,000,000, (c) in the case of a EURIBOR Borrowing denominated in Euros, €5,000,000 and (d) in the case of an ABR Borrowing, $1,000,000.

“Borrowing Multiple” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $500,000, (b) in the case of a Term Benchmark Borrowing or RFR Borrowing, in each case, denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Euro Equivalent in excess of €500,000, (c) in the case of a EURIBOR Borrowing denominated in Euros, €500,000 and (d) in the case of an ABR Borrowing, $100,000.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit L (or in such other form as may be approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Zurich, Switzerland; provided that in addition to the foregoing, a Business Day shall be (A) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, (B) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (C) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (D) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is an RFR Business Day and (E) in relation to Loans denominated in Australian Dollars and in relation to the calculation or computation of the AUD Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Australia.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Restricted Group that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Restricted Group during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), (ii) made by the Restricted Group to effect leasehold improvements to any property leased by the Restricted Group as lessee, to the extent that such expenses have been reimbursed by the landlord, (iii) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Restricted Group and (iv) made with the Net Proceeds from the issuance of Qualified Equity Interests.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of December 31, 2018 shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement.

“Captive Insurance Subsidiary” means a Subsidiary of Holdings established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by Holdings or any of its Subsidiaries or joint ventures.

“Cash Management Banks” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations”.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, single entity or multi-entity multicurrency notional pooling structures, temporary advances, interest and fees and interstate depository network services), netting services, employee credit or purchase card programs, Supply Chain Financings, Outside LC Facilities, bankers’ acceptances and similar programs, in each case provided to Holdings, any Borrower or any Restricted Subsidiary.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Permitted Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period and (d) any other Permitted Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day

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shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Centre of Main Interest” means “centre of main interest” as that term is used in Article 3(1) of the Insolvency Regulation.

“Change in Control” means (a) Holdings ceases to own, directly or indirectly through one or more Intermediate Holdcos, all of the Equity Interests of the U.S. Co-Borrower, the Lux Borrower and the Swiss Borrower, or (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, of 50% or more of the Voting Equity Interests in Holdings; provided, however, that this clause (b) shall not include any transaction where (x) Holdings becomes a direct or indirect wholly owned subsidiary of a holding company; and (y) the direct or indirect holders of the Voting Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of Holdings’ Voting Equity Interests immediately prior to that transaction.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Equity Interests of Holdings beneficially owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by any other member of such group for purposes of determining whether a Change in Control has occurred.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Dollar Initial Term Loans, Euro Term Loans, Third Amendment Incremental Dollar Term Loans, Incremental Revolving Loans or Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Dollar Initial Term Commitment, Euro Term Commitment, Third Amendment Incremental Dollar Term Commitment, a Commitment in respect of any Incremental Revolving Loans or a Commitment in respect of any Incremental Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Revolving Loans and Incremental Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes. For the avoidance of doubt, the Dollar Initial Term Loans, the Euro Term Loans and the Third Amendment Incremental Dollar Term Loans shall be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

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“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, but excluding, for the avoidance of doubt, the Excluded Property.

“Collateral and Guarantee Requirement” means, subject to the last paragraph of Section 4.01, at any time and, in the case of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles in all respects, the requirement that:

(a)       the Obligations shall have been guaranteed by Holdings, each Intermediate Holdco, each Borrower (other than with respect to its own primary Obligations), each Designated Subsidiary and each other Subsidiary organized or incorporated in a Material Jurisdiction (other than an Excluded Subsidiary) (collectively, the “Guarantors”), and the Administrative Agent shall have received a counterpart of the Guarantee Agreement from each Guarantor, or in the case of a Subsidiary that becomes a Guarantor after the Effective Date, a supplement to the Guarantee Agreement in substantially the form attached as Exhibit I thereto and the Administrative Agent shall have received from Holdings, each Borrower, and each other Loan Party (i) a counterpart of each Security Document to which such Person is a party duly executed and delivered on behalf of such Person or (ii) in the case of any Subsidiary that becomes a Loan Party after the Effective Date, (A) if such Subsidiary is a U.S. Subsidiary, a supplement to the U.S. Collateral Agreement in substantially the form attached as Exhibit I thereto, a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the U.S. Collateral Agreement, and to the extent applicable) and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent, if applicable, with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person, to the extent reasonably requested by the Administrative Agent, and (B) if such Subsidiary is a Non-U.S. Subsidiary, subject to the Agreed Guaranty and Security Principles, a supplement to each applicable Non-U.S. Security Document and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent, if applicable, with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person, to the extent reasonably requested by the Administrative Agent; provided that any such obligation arising under this definition (including paragraph (b) below) in respect of an entity organized or incorporated in Australia shall be subject to prior completion of any and all applicable steps and procedures required pursuant to the Australian Corporations Act in respect of the provision of financial assistance (where applicable), it being understood that such steps shall be completed no later than 90 days after the obligation has arisen for any such entity organized or incorporated in Australia to comply with the relevant Collateral and Guarantee Requirement;

(b)       the Administrative Agent shall, to the extent required by the Security Documents and, with respect to Non-U.S. Loan Parties, by the Agreed Guaranty and Security Principles, have received certificates or other instruments representing all Equity Interests of any Restricted Subsidiary (other than any Equity Interests constituting Excluded Property) held by any Loan Party (including, without limitation, all Equity Interests issued by the Borrowers), together with undated stock powers or other appropriate instruments of transfer with respect thereto endorsed in blank (to the extent applicable) (provided that no Loan Party shall have any obligation to deliver a certificate or other instrument representing any such Equity Interest if such Equity Interest is uncertificated);

(c)       subject to, in the case of Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles, all Indebtedness of Holdings, each Borrower and each Subsidiary that is owing to any Loan Party in a principal amount greater than the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the time of incurrence thereof, or more, shall be evidenced by, at the Loan Party’s option, a Global Intercompany Note, or standalone promissory notes, and shall be Collateral pursuant to the applicable Security Documents; and further, in each case the Administrative Agent shall have received the Global Intercompany Note and all such promissory notes with a principal amount of the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Pe-

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riod prior to the incurrence thereof, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)       (i) all financing statements and other appropriate filings or recordings, including Uniform Commercial Code financing statements (and the equivalent thereof in any applicable jurisdiction), required by law or specified in the Security Documents to be filed, registered or recorded on the Effective Date shall have been so filed, registered or recorded or delivered to the Administrative Agent for such filing, registration or recording and (ii) all documents and instruments required, or reasonably requested by the Administrative Agent, to be delivered, filed, registered or recorded and all actions required to be taken or reasonably requested by the Administrative Agent to be taken to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens with the priority required by the Security Documents shall have been taken, delivered, filed, registered, recorded, and/or delivered to the Administrative Agent;

(e)       subject to the Agreed Guaranty and Security Principles with respect to the Non-U.S. Loan Parties, the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property (provided that if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value, as reasonably determined by Holdings in good faith, of such Mortgaged Property), (ii) with respect to U.S. Mortgages, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property as reasonably determined by Holdings in good faith; provided that in no event will Holdings be required to obtain independent appraisals or other third-party valuations of such Mortgaged Property, unless required by FIRREA or other applicable law; provided, however, Holdings shall provide to the title company such supporting information with respect to its determination of Fair Market Value as may be reasonably required by the title company, (iii) with respect to each Mortgaged Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Mortgaged Property), and, if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and (iv) such customary surveys (or existing surveys together with no-change affidavits of such Mortgaged Property or survey alternatives, including express maps), abstracts, legal opinions, title documents and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that (x) the requirements of the foregoing clauses (i), (ii), (iii) and (iv) shall be completed on or before the date that is, with respect to U.S. Mortgages, 120 days, and with respect to Non-U.S. Mortgages, 150 days after the Effective Date, or, for Mortgaged Property purchased after the Effective Date, within 120 days (for U.S. Mortgages) and 150 days (for Non-U.S. Mortgages) following the acquisition of the applicable Mortgaged Property (or, in each case, such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing (such approval or consent not to be unreasonably withheld or delayed), in accordance with Section 5.15); (y) legal opinions referred to in the foregoing clause (iv) shall be limited to the purposes of obtaining customary legal opinions from counsel qualified to opine in the jurisdiction where such Mortgaged Property is located regarding solely to the enforceability of the Mortgage for such Mortgaged Property and such other customary matters as may be reasonably requested by the Administrative Agent; and (z) no delivery of new surveys shall be required for any non-U.S. Mortgaged Property or (with respect to U.S. Mortgaged Property) where the title company will issue a lender’s title policy with the standard survey exception omitted from, and customary affirmative survey-related endorsements as Administrative Agent may reasonably require included in, the policy; and

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(f)       except as otherwise provided for in the Security Documents, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding anything to the contrary, except as set forth in the following sentence, no U.S. Loan Party shall be required, nor shall the Administrative Agent be authorized, (i) to perfect pledges, security interests and mortgages of Collateral of U.S. Loan Parties by any means other than by (A) filings pursuant to the Uniform Commercial Code, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code) and filings in the applicable real estate records with respect to Mortgaged Properties, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office with respect to intellectual property as expressly required in the U.S. Security Documents, and (C) delivery to the Administrative Agent to be held in its possession of the Global Intercompany Note and all Collateral consisting of intercompany notes in a principal amount greater than the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the time of incurrence thereof, owed by a single obligor, stock certificates and other certificates and instruments representing Equity Interests of Restricted Subsidiaries and instruments, in each case as expressly required in the Security Documents or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts, in each case to the extent in the name of otherwise held or located in the United States. For the avoidance of doubt, and notwithstanding anything to the contrary, including the foregoing, (x) other than the U.S. HoldCo Lux Share Pledge Agreement, pledge agreements with respect to the Equity Interests of Non-U.S. Loan Parties and the actions specified in clause (i) of the immediately preceding sentence, no actions shall be required in order to create or perfect any security interest in any assets of U.S. Loan Parties located outside of the United States, (y) no actions (including filings or searches) shall be required in order to perfect any security interest in any intellectual property assets of any Loan Parties (whether a U.S. Loan Party or a non-U.S. Loan Party), that are located, protected or arising under the laws of any jurisdiction outside of the United States (including any intellectual property registered or applied-for, or otherwise located, protected or arising under the laws of any jurisdiction outside the United States) and (z) no foreign law security or pledge agreements or foreign law mortgages or deeds shall be required outside of the United States with respect to any U.S. Loan Party (other than the U.S. HoldCo Lux Share Pledge Agreement and otherwise in respect of a pledge of the Equity Interests of a Non-U.S. Loan Party by a U.S. Loan Party). Furthermore, notwithstanding anything to the contrary in this Agreement or any other Loan Document, nothing in this Agreement or any other Loan Document shall require any Non-U.S. Loan Party to make any filings or take any actions other than in a manner consistent with the Agreed Guaranty and Security Principles.

“Commitment” means with respect to any Lender, such Lender’s Revolving Commitment, Dollar Initial Term Commitment, Euro Term Commitment, Third Amendment Incremental Dollar Term Commitment, commitment in respect of any Incremental Revolving Loans or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires).

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of February 24, 2021, by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, BNP Paribas, BNP Paribas Securities Corporation, UBS Switzerland AG and Gearbox FinCo LLC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.) and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Competitor Debt Fund Affiliates” has the meaning given to such term in the definition of “Disqualified Institution”.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.22(a).

“Consolidated Debt” means, as of any date, the aggregate principal amount of Indebtedness of the type specified in the following clauses of the definition of “Indebtedness”: clauses (a) (excluding Indebtedness of the type set forth in Section 6.01(a)(ix) that is non-recourse to the Borrowers, Holdings and the Restricted Subsidiaries and excluding any Excluded Refinanced Debt), (b), (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (f) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (g), (h) (but only to the extent drawn and unreimbursed after one Business Day) and (k), in each case relating to the Restricted Group outstanding as of such date determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a)       without duplication and (other than with respect to clauses (ix), (xi), (xii) and (xiii) below) to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i)    total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Leases that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any letter of credit facility or Permitted Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,

(ii)    provision for Taxes based on income, profits, revenue or capital for such period, including, without limitation, state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication of the foregoing, any payments to any direct or indirect parent in respect of such taxes (including, without limitation, the amount of any distributions in respect of the foregoing items pursuant to Section 6.08(a)(xiii)),

(iii)    depreciation and amortization expense for such period,

(iv)    fees, costs and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof,

(v)    unusual, non-recurring or exceptional expenses, losses or charges incurred during such period,

(vi)    any non-cash charges, losses or expenses for such period except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other

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than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by the credit facilities provided for under this Agreement),

(vii)    any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests and hedging obligations or other derivative instruments;

(viii)    any losses during such period resulting from the sale or disposition of any asset or from casualty events, in each case, outside the Ordinary Course of Business,

(ix)    charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic initiatives, business optimization (including costs and expenses relating to business optimization programs) and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) public company registration, listing, compliance, reporting and related expenses and (G) charges and expenses incurred in connection with litigation to the extent not incurred in the Ordinary Course of Business (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general),

(x)    (A) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (B) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (C) any losses from disposed or discontinued operations,

(xi)    the amount of “run rate” cost savings, operating expense reductions and other cost synergies related to acquisitions, dispositions or restructuring activities or that are reasonably expected by the Swiss Borrower in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or are expected to be taken no later than 24 months of the date of the relevant event (which amounts will be determined by the Swiss Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the applicable period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during the applicable period from such actions (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities law); provided that (A) such cost savings are reasonably identifiable and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are otherwise added back in the computation of Consolidated EBITDA (whether through a pro forma adjustment or otherwise) for such period (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken),

(xii)    other add-backs and adjustments to the extent permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act,

(xiii)    other add-backs and adjustments of the type and nature reflected in (A) the Sponsor Model and/or (B) any other quality of earnings analysis prepared by independent registered public accountants of recognized national standing (including any “Big Four” firm) or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Investment permitted hereunder; and

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(xiv)    any amount of dividends accrued or paid on the Series A Preferred Equity and that reduced Consolidated Net Income for such period, minus

(b)       without duplication and to the extent included in determining such Consolidated Net Income, the sum of

(i)    any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(ii)    all gains during such period resulting from the sale or disposition of any asset outside the Ordinary Course of Business, and

(iii)    any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instrument.

Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to equal (a) $108,000,000 for the fiscal quarter ended March 31, 2020, (b) $63,000,000 for the fiscal quarter ended June 30, 2020, (c) $120,000,000 for the fiscal quarter ended September 30, 2020 and (d) $149,000,000 for the fiscal quarter ended December 31, 2020 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any pro forma adjustment or any calculation on a Pro Forma Basis with respect to events occurring after the Effective Date); provided that, notwithstanding any requirements of GAAP to the contrary, the determination of Consolidated EBITDA for purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio (including in connection with determining compliance with Section 6.13) shall be calculated on a Dollar-basis by converting any Euro-denominated income-statement accounts of Holdings and its Subsidiaries into dollars as of the end of each calendar month during such four-quarter period on the basis of the Period Average Exchange Rate.

“Consolidated First Lien Debt” means, as of any date, Consolidated Secured Debt that is secured only by Liens on the Collateral that rank pari passu with the Liens securing the Obligations.

“Consolidated First Lien Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended Test Period.

“Consolidated Interest Expense” means for any period, the excess of (a) the sum of, without duplication, (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP and (ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the Restricted Group that are required to be capitalized rather than included in Consolidated Interest Expense of Holdings for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, and (iv) all cash dividends paid or payable during such period in respect of Disqualified Equity Interests of Holdings; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of Holdings (expressed as a decimal) for such period (as estimated by a Financial Officer of Holdings in good faith) minus (b) the sum of, without duplication, (i) interest income of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (iii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period and (iv) to the extent included in such Consolidated Interest Expense for such period, the aggregate amount of dividends paid in

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cash during such period on the Series B Preferred Equity and other preferred Equity Interests of the same series as the Series B Preferred Equity.

“Consolidated Net Income” means, for any period, (a) the net income or loss of the Restricted Group for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Restricted Group for such period minus (b) cash dividends paid on Series A Preferred Equity and Series B Preferred Equity, in each case, to the extent such dividends did not otherwise reduce Consolidated Net Income in such period; provided that there shall be excluded (i) fees and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof, (ii) the income of any Person that is not a member of the Restricted Group, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to a Borrower or any Restricted Subsidiary of Holdings during such period, (iii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iv)(A) any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, obligations pursuant to any Hedging Agreement or other derivative instrument (including any premiums paid), (B) any non-cash income (or loss) related to the recording of the Fair Market Value of any obligations under Hedging Agreements and (C) any unrealized gains or losses in respect of any foreign exchange contract, currency swap agreement or other agreement with respect to currency values, (v) any gain (loss) as a result of any revaluation of the Series A Preferred Equity, the Series B Preferred Equity or any other preferred equity instrument during the applicable period and (vi) the cumulative effect of a change in accounting principles in such period, if any.

“Consolidated Secured Debt” means, as of any date, Consolidated Debt minus the portion of Indebtedness of the Restricted Group included in Consolidated Debt that is not secured by a Lien on property or assets of the Restricted Group.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Total Assets” means the total assets of the Restricted Group determined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, as of any date (or, for purposes of Section 6.13, as of the last day of any fiscal quarter), the ratio of (a) Consolidated Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Ratings” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.23.

“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.

“Customary Escrow Provisions” means customary prepayment or redemption terms relating to Escrowed Proceeds under escrow arrangements.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Date”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtors” has the meaning assigned to such term in the recitals to this Agreement.

“Declining Lender” has the meaning assigned to such term in Section 2.22(a).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Holdings, the Swiss Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender

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shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Swiss Borrower, each Issuing Bank and each other Lender.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any Affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Obligations (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Obligations and/or the creditworthiness of a Borrower and/or any one or more of the Loan Parties (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” has the meaning assigned to such term in Section 5.12(b).

“DIP Facility” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Directing Lender” has the meaning assigned to such term in Section 7.03(a).

“Disqualified Equity Interest” means any Equity Interest, other than the Effective Date Preferred Equity, that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (i) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (i)(x) those competitors of Holdings, the Borrowers and their respective subsidiaries identified to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com, or such other address provided by the Administrative Agent from time to time and (y) the banks, financial institutions and other institutional lenders and persons set forth in a list provided by Holdings to the Arrangers on or prior to February 24, 2021, and (ii) any of their Affiliates that are (x) readily identifiable on the basis of such Affiliates’ name (other than, in the case of clause (i)(x) above, any such Affiliates that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans in the ordinary course of their business and with respect to which no competitor so identified by you possesses the power, directly or indirectly, to direct or cause the investment policies of such entity (the “Competitor Debt Fund Affiliates”)) or (y) identified to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com, or such other address provided by the Administrative Agent from time to time; provided that (A) the exclusion as to Disqualified Institutions shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be

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and (B) any additional designation permitted by the foregoing shall not become effective until one (1) Business Days following delivery to the Administrative Agent by email.

“Disqualified Person” has the meaning assigned to such term in Section 9.04(f)(iii).

“Documentation Agents” means BNP Paribas and UBS Switzerland AG.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower.

“Dollar Initial Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Dollar Initial Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Dollar Initial Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Initial Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Initial Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Initial Term Commitments is $715,000,000.

“Dollar Initial Term Lender” means a Lender with a Dollar Initial Term Commitment or an outstanding Dollar Initial Term Loan.

“Dollar Initial Term Loan” means a dollar-denominated Loan made on the Effective Date pursuant to clause (a)(i) of Section 2.01.

“Dollar Initial Tranche Borrowing” means Dollar Initial Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Dollar Term Loans” means the Dollar Initial Term Loans and the Third Amendment Incremental Dollar Term Loans.

“dollars” or “$” refers to lawful currency of the United States of America.

“ECF Sweep Amount” has the meaning assigned to such term in Section 2.11(d).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 30, 2021.

“Effective Date Preferred Equity” means the Series A Preferred Equity and the Series B Preferred Equity.

“Effective Date Preferred Equity Documentation” means the Series A Preferred Equity Documentation and the Series B Preferred Equity Documentation.

“Effective Date Preferred Equity Investment” means the investment by the applicable investors in the Effective Date Preferred Equity.

“Effective Date Refinancing” means (i) the repayment, settlement or discharge (including by order of the Bankruptcy Court) of the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, other than (x) contingent obligations not then due and payable and that by their terms and the terms of the Plan of Reorganization survive the termination of the Terminating Indebtedness (as defined below) and (y) certain Existing Letters of Credit outstanding under the Existing Credit Agreement that on the Plan Effective Date will be grandfathered into (if applicable), or backstopped by, the Revolving Facility or cash collateralized in a manner satisfactory to the issuing banks thereof, (a) under the Existing Credit Agreement, (b) in respect of the 5.125% senior secured notes issued by the Lux Borrower under the indenture dated September 27, 2018, by and among, inter alios, the Lux Borrower and Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG London Branch, as security agent and paying agent and Deutsche Bank Luxembourg S.A., as register and transfer agent (the “Existing Notes”) and (c) the debtor-in-possession term loan facility, approved by final order of the Bankruptcy Court on October 23, 2020, by and among Holdings, as borrower, the several banks and other financial institutions or entities from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (the “DIP Facility” and, together with the indebtedness under the Existing Credit Agreement and the Existing Notes, the “Terminating Indebtedness”), (ii) the termination of any commitments to extend credit under the Terminating Indebtedness and (iii) the termination and/or release of any security interests, Liens or guarantees in connection with the Terminating Indebtedness.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (but with respect to Holdings, any Borrower, any other Subsidiary and any other Affiliate of Holdings, subject to Section 9.04(e)), other than, in each case, a natural person, a Defaulting Lender and, to the extent the list of Disqualified Institutions is provided on a confidential basis to any Lender, Participant, prospective Lender or prospective Participant who specifically requests a copy thereof, a Disqualified Institution.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Law” means any treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice of violation or potential liability or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters to the extent relating to the exposure to Hazardous Materials.

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“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract or agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests). For the avoidance of doubt, the Effective Date Preferred Equity shall constitute “Equity Interests” hereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041 or 4041(A) of ERISA, respectively, (f) the receipt by a Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 or 4041A of ERISA, respectively, or to appoint a trustee to administer any Plan, (g) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness deposited into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate.

“EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

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“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Swiss Borrower.

“Euro” or “€” means the single currency of the Participating Member States.

“Euro Equivalent” means, at any time:

(a)       with respect to any Loan denominated in Euro, the principal amount thereof then outstanding (or in which such participation is held);

(b)       with respect to any Loan denominated in dollars or a Permitted Foreign Currency, the principal amount thereof then outstanding in dollars or the relevant Permitted Foreign Currency, converted to Euro in accordance with Section 1.06; and

(c)       with respect to Letters of Credit (or any participation therein), (i) if denominated in Euro, the amount thereof and (ii) if denominated in Dollars or a Permitted Foreign Currency, the amount thereof converted to Euro in accordance with Section 1.06.

“Euro Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Euro Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Euro Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Euro Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Euro Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Euro Term Commitments is €450,000,000.

“Euro Term Lender” means a Lender with a Euro Term Commitment or an outstanding Euro Term Loan.

“Euro Term Loan” means a Euro-denominated Loan made pursuant to clause (a)(ii) of Section 2.01.

“Euro Tranche Borrowing” means Euro Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of EURIBOR Loans, as to which a single Interest Period is in effect.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Examiner” has the meaning given to that term in Section 2 of the Irish Companies Act 2014 and “Examinership” shall be construed accordingly.

“Excess Cash Flow” means, for any fiscal year of Holdings, the sum (without duplication) of:

(a)       the Consolidated Net Income (or loss) of the Restricted Group for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by Holdings to the extent such income or loss is attributable to the non-Controlling interest in such consolidated Restricted Subsidiary and (ii) any non-cash gains (or non-cash losses) attributable to sale or disposition of any asset of the Restricted Group outside the Ordinary Course of Business to the extent included (or deducted) in calculating Consolidated Net Income; plus

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(b)       depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus

(c)       the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group decreased during such fiscal year; minus

(d)       the sum of (i) any non-cash gains included in determining such Consolidated Net Income (or loss) for such fiscal year, (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group decreased during such fiscal year and (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group increased during such fiscal year; minus

(e)       the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources (other than Revolving Loans)) and (ii) cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (except to the extent financed from Excluded Sources (other than Revolving Loans)), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(f)       the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Restricted Group during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Revolving Commitments or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans voluntarily prepaid or prepaid pursuant to Section 2.11(c) or (d) and, to the extent Revolving Commitments are permanently reduced, Revolving Loans voluntarily prepaid and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources (other than Revolving Loans), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(g)       the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08(a)(v) (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (i) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (ii) are financed from Excluded Sources, without duplication of amounts credited against the prepayment amount pursuant to Section 2.11(d), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(h)       the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent such amounts exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; minus

(i)       the aggregate amount of cash dividends paid on or cash redemptions or repurchases of the Series B Preferred Equity during such fiscal year (and, at the Swiss Borrower’s option (and without deduct-

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ing such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower.

“Excluded Deposit Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the Ordinary Course of Business, (b) any deposit account that is a zero-balance disbursement account and (c) any deposit account the funds in which consist solely of (i) funds held by Holdings, the Borrowers or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrowers or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrowers or any Restricted Subsidiary or (ii) funds representing deferred compensation for the directors and employees of Holdings, the Borrowers or any Restricted Subsidiary.

“Excluded Property” means (a) any assets or property of any Non-U.S. Loan Party that is excluded from the Collateral due to the Agreed Guaranty and Security Principles and (b) the following assets and property of any U.S. Loan Party (or, with respect to clause (iii) below, any Loan Party): (i) all leasehold interests and any fee-owned real property other than Mortgaged Property (including requirements to deliver landlord waivers, estoppels and collateral access letters); (ii) aircraft, rolling stock, motor vehicles and other assets subject to certificates of title and letter of credit rights (except, in each case, to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements) and commercial tort claims for which a complaint or a counterclaim has not yet been filed in a court of competent jurisdiction and commercial tort claims reasonably expected to result in a judgment less than the greater of (x) $18,000,000 and (y) 4.0% of Consolidated EBITDA for the most recently ended Test Period; (iii) “margin stock” (within the meaning of Regulation U), and pledges and security interests prohibited by applicable law, rule or regulation; (iv) Equity Interests in (x) any Excluded Subsidiary of the type described in clauses (a), (b), (d) (other than any Unrestricted Subsidiary that is a Receivables Entity to the extent a pledge of the equity of such Receivables Entity is not prohibited by the terms of the Permitted Receivables Facility Documents), (e) or (h) of the definition thereof or (y) any Person other than wholly owned Subsidiaries to the extent the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture documents or similar contractual obligations; (v) assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings and its Subsidiaries (as determined by the Swiss Borrower in its reasonable judgment in consultation with the Administrative Agent); (vi) rights, title or interest in any lease, license, sublicense or other agreement or in any equipment or property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement or purchase money arrangement, Capital Lease Obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than a Loan Party or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or equivalent law, other than proceeds and receivables thereof, the assignment of which is expressly

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deemed effective under the Uniform Commercial Code or equivalent law notwithstanding such prohibition; (vii) assets that are (x) prohibited by applicable law, rule or regulation or require governmental (including regulatory) consent, approval, license or authorization to pledge such assets or (y) contractually prohibited on the Effective Date or the date of acquisition of such asset (or on the date an Excluded Subsidiary becomes a Loan Party by guaranteeing the Obligations) from pledging such assets, so long as such prohibition is not created in contemplation of such transaction, and unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; (viii) any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable law; (ix) accounts primarily holding funds received from insurance companies in connection with the third party claims of management and handling business of Holdings and the Restricted Subsidiaries (together with the funds held in such accounts); (x) Excluded Deposit Accounts; (xi) Excluded Securities Accounts; (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Administrative Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Documents and such license, franchise, charter or authorization shall be included as Collateral; (xiii) assets of U.S. Loan Parties located in any jurisdiction outside of the United States (but excluding (1) Equity Interests of any non-U.S. entity or any other Person organized in a jurisdiction outside of the United States and (2) assets owned by a Loan Party organized under the laws of the United States in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement or by delivery of certificates evidencing Equity Interests or instruments), (xiv) those assets as to which the Administrative Agent and Holdings reasonably agree that the cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (xv) assets that are not owned by Loan Parties and that are held by Loan Parties on behalf of third parties (other than Loan Parties) pursuant to valid, binding and enforceable bailment agreements. Notwithstanding anything to the contrary, in no circumstances shall the Equity Interests in any Borrower or any Intermediate Holdco constitute Excluded Property.

“Excluded Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

“Excluded Securities Account” shall mean (a) any securities account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the Ordinary Course of Business and (b) any securities account the funds or assets in which consist solely of (i) funds or assets held by Holdings, the Borrowers or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrowers or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrowers or any Restricted Subsidiary or (ii) funds or assets representing deferred compensation for the directors and employees of Holdings, the Borrowers or any Restricted Subsidiary.

“Excluded Sources” means proceeds of any incurrence or issuance of Long-Term Indebtedness or Capital Lease Obligations.

“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary of Holdings, (b) each Subsidiary that is not a wholly owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-wholly owned Subsidiary or joint venture), (c) each Subsidiary that is prohibited by any applicable law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary) (unless such prohibition is removed or any necessary consent, approval, waiver or authorization has been received), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless

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such consent, approval, license or authorization has been received (and for so long as such restriction or any replacement or renewal thereof is in effect), (d) each Unrestricted Subsidiary, (e) any special purpose entity or broker-dealer entity, (f) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary would result in material adverse tax or accounting consequences (as determined by the Swiss Borrower in its reasonable judgment in consultation with the Administrative Agent), (g) any Captive Insurance Subsidiary, (h) any non-profit Subsidiary, (i) any Subsidiary of Holdings that is, or would become as a result of providing the Guarantee required by the Collateral and Guarantee Requirement, an “investment company” as defined in, or subject to regulation under, the Investment Company Act or (j) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Swiss Borrower, the cost, burden, difficulty or other consequence of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that a Subsidiary that has become a Designated Subsidiary shall not constitute an Excluded Subsidiary. Notwithstanding anything to the contrary, none of the Borrowers or any Intermediate Holdco shall constitute an Excluded Subsidiary.

“Excluded Swap Guarantor” means Holdings or any other Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” means, with respect to Holdings or any other Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of Holdings or such other Loan Party of, or the grant by Holdings or such other Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.19(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any U.S. Federal withholding Taxes imposed under FATCA, (e) Taxes attributable to or arising as a result of any Recipient’s failure to comply with Section 9.04(b), (f) withholding Taxes required by virtue of the so called Luxembourg Relibi law dated 23 December 2005, as amended, (g) any Tax withholding or deduction arising as a result of a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia, or under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or under other similar legislation (as applicable) and (h) in the case of a Revolving Lender, Swiss withholding tax imposed as a result of a violation of the Swiss Non-Bank Rules to the extent that those rules would not have been violated but for the fact that (x) such Revolving Lender was a Swiss Qualifying Bank but on the relevant date for purposes of withholding, the Revolving Lender was not, or has ceased to be, a Swiss Qualifying Bank, in each case, other than as a result of any change of law after the date such Revolving Lender became a Lender under this Agreement, (y) such Revolving Lender incorrectly declared its status as a Swiss Qualifying Bank or (z) such Revolving Lender incorrectly declared or failed to declare to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Swiss Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of September 27, 2018 among Holdings, Garrett LX I S.à r.l, Garrett LX II S.à r.l, the Borrowers, the other loan parties party thereto from time to

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time, the lenders and issuing banks party thereto from time to time and WSFS Global Capital Markets, as successor administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

“Existing Letters of Credit” means those certain letters of credit, bank guarantees or similar instruments issued prior to the Effective Date, in effect on the Effective Date and listed on Schedule 1.04.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Existing Notes” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Existing Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Extension Effective Date” has the meaning assigned to such term in Section 2.22(a).

“Facility Ratings” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by Holdings in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code (or any such amended or successor version thereof).

“FCPA” has the meaning assigned to such term in Section 3.08(b).

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean the Amended and Restated Fee Letter, dated February 24, 2021, by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, BNP Paribas, BNP Paribas Securities Corporation, UBS Switzerland AG and Gearbox FinCo LLC.

“Financial Officer” means, with respect to any Person, a managing director, director, the chief executive officer, president, member of the board of directors of a Loan Party, Class A Manager and Class B Manager (and any other manager in similar capacity) in the case of any Person organized under the laws of the Grand Duchy of Luxembourg, and with respect to certain limited liability companies that do not have officers, the manager, sole member, managing member or general partner thereof, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller, but in any event, with respect to financial matters, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.

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“First Amendment” means that certain Amendment No. 1, dated as of the First Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 11, 2022.

“Fitch” shall mean Fitch Ratings, Inc. and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, the Adjusted Daily Simple SOFR, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of (i) the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR, in each case, in respect of Dollar Term Loans shall be 0.50% and (ii) the Adjusted Term SOFR Rate (other than in respect of Dollar Term Loans), the Adjusted Daily Simple SOFR (other than in respect of Dollar Term Loans), the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate and the Central Bank Rate shall be 0.00%.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under Requirements of Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Requirements of Law or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in Holdings, any Borrower or any Restricted Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including, without limitation, any superannuation fund) or other similar program established or maintained by a Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees or other service providers of such Borrower or such Restricted Subsidiaries, as applicable, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(e).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time (unless the Swiss Borrower elects to change to IFRS pursuant to Section 1.11, upon the effective date of which GAAP shall subsequently refer to IFRS); provided, however, that if the Swiss Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Restricted Debt Prepayments Basket” has the meaning assigned to such term in Section 6.08(b)(iv)(A).

“General Restricted Payments Basket” has the meaning assigned to such term in Section 6.08(a)(xii)(A).

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“Global Intercompany Note” means the global intercompany note substantially in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of the foregoing clause (i), pursuant to such terms or, in the case of the foregoing clause (ii), reasonably and in good faith by a Financial Officer of the Swiss Borrower)). The term “Guarantee” used as a verb and the term “Guaranteed” have corresponding meanings.

“Guarantee Agreement” means the Guarantee Agreement dated as of April 30, 2021 by and among the Administrative Agent and the Loan Parties from time to time party thereto, substantially in the form of Exhibit E, as may be amended, restated, amended and restated, supplemented or modified from time to time.

“Guarantors” has the meaning assigned to such term in clause (a) of the definition of “Collateral and Guarantee Requirement”.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold, or any or materials or substances which are defined or regulated as “toxic”, or “hazardous”, or words of similar import, pursuant to any Environmental Law.

“Hedge Banks” has the meaning assigned to such term in the definition of “Secured Hedging Obligations”.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any member of the Restricted Group shall be a Hedging Agreement.

“Holdings” means any of the following persons: (i) Garrett Motion, Inc., a Delaware corporation or (ii) any Successor Holdings.

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“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“IFRS Equity Amount” means the amount of equity capital of the Lux Borrower as reflected in its year-end financial statements, determined in accordance with IFRS.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Impacted AUD Interest Period” has the meaning assigned to it in the definition of “AUD Rate”.

“Incremental Extensions of Credit” has the meaning assigned to such term in Section 2.21(a)(iv).

“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.21(c)(ii).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21(a)(iv).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a)(iii).

“Incremental Term Loan Increase” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a)(i) and includes, for the avoidance of doubt, the Third Amendment Incremental Dollar Term Loans.

“Incremental Tranche B Term Loan” means any Incremental Term Loan that would be considered a “Term B” loan under then-existing customary market convention.

“Incremental/Maturity Extension Operative Date” has the meaning given to such term in Section 8 of the Third Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable, promissory notes issued to suppliers and other accrued or cash management obligations, in each case incurred in the Ordinary Course of Business, (y) any earn-out obligation until after becoming due and payable and shown as a liability on the balance sheet of such Person in accordance with GAAP and (z) Taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net obligations of such Person under any Hedging Agreement and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the ex-

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tent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, payment obligations under the Effective Date Preferred Equity Documentation shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Loans” means the Dollar Initial Term Loans and/or the Euro Term Loans made on the Effective Date, as the context may require.

“Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing, Dollar Initial Tranche Borrowing, Third Amendment Incremental Dollar Tranche Borrowing, or Euro Tranche Borrowing in accordance with Section 2.07, substantially in the form of Exhibit M or otherwise in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date of the relevant Loans and (c) with respect to any Term Benchmark Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Term Benchmark Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holdco” means any Subsidiary of Holdings that directly or indirectly owns Equity Interests of any Borrower.

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“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) above do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Rights” has the meaning assigned to such term in Section 3.05(b).

“Ipso Facto Event” has the meaning assigned to such term in Section 9.26.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Banks” means (a) JPMorgan Chase Bank, N.A., Royal Bank of Canada, Deutsche Bank AG New York Branch, Fifth Third Bank National Association, KeyBank National Association, BNP Paribas, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA and UniCredit Bank AG, Munich, and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j), in each case, in its capacity as an issuer of Letters of Credit hereunder (other than any Person that shall have ceased to be an

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Issuing Bank as provided in Section 2.05(k)); provided that each of Royal Bank of Canada, Deutsche Bank AG, New York Branch, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA and their respective affiliates and designees shall only be required to issue standby Letters of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit B-2.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time.

“LC Sublimit” means $125,000,000.

“LCT Election” means the Swiss Borrower’s election to test the permissibility of a Limited Condition Transaction in accordance with the methodology set forth in Section 1.08.

“LCT Test Date” has the meaning specified in Section 1.08(ii).

“Lender Direction” has the meaning specified in Section 7.03(a).

“Lender Presentation” means that certain lender presentation dated February 23, 2021 relating to the Transactions.

“Lender-Related Person” has the meaning specified in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit” means any letter of credit (or with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) denominated in dollars or in a Permitted

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Foreign Currency issued pursuant to this Agreement by an Issuing Bank under the Revolving Commitments and shall include the Existing Letters of Credit (which shall be deemed issued hereunder on the Effective Date), other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Lien” means, with respect to any asset, (a) any mortgage, lien (including voorrecht/privilège), pledge, hypothecation, charge, security interest (including as defined in the Australian PPSA) or other encumbrance in, on or of such asset, a mandate to create the same, or any other right arising by operation of law, agreement or arrangement having similar effect, or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition of any assets, business or person, or a merger or consolidation, in each case involving third parties, or similar Investment permitted hereunder (subject to Section 1.08) by a Borrower or one or more of the Restricted Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the applicable Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Corresponding Debt” has the meaning specified in Section 9.25(a).

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, Examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Security Document, any Acceptable Intercreditor Agreement, if any is entered into, the Global Intercompany Note, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(d) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing) and any document designated as a Loan Document by the Administrative Agent and the Swiss Borrower.

“Loan Parallel Debt” has the meaning specified in Section 9.25.

“Loan Parties” means, collectively, Holdings, the Borrowers, the U.S. Loan Parties and the Non-U.S. Loan Parties.

“Loans” means the loans made by the Lenders to a Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

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“Local Time” means (a) with respect to any Loan or Borrowing denominated in Dollars or any Letter of Credit denominated in Dollars, New York City time, and (b) with respect to any Loan or Borrowing denominated in a Permitted Foreign Currency or any Letter of Credit denominated in a Permitted Foreign Currency, London time.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(a)(iv)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Lux Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of the aggregate principal amount of all Term Loans of such Class outstanding at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender of any Class shall be excluded for purposes of making a determination of Majority in Interest.

“Market Capitalization” means an amount, as determined by Holdings in good faith, equal to (a)(i) the total number of issued and outstanding shares of common Equity Interests of Holdings plus (ii) the total number of shares of common Equity Interests into which the Series A Preferred Equity may be converted in accordance with the Series A Preferred Equity Documentation, in each case, on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.08(a)(vii), multiplied by (b) the arithmetic mean of the closing prices per share of the common Equity Interests of Holdings on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations to the Lenders or the Administrative Agent under this Agreement or any other Loan Document or (c) the material rights of, or remedies available to, the Administrative Agent or the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (x) $92,000,000 and (y) 21.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, any Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Jurisdiction” means each of the Non-U.S. Material Jurisdictions and the United States.

“Material Subsidiary” means each Restricted Subsidiary (a) the Consolidated Total Assets of which equal 5.0% or more of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries, in each case as of the end of or for the most recently ended Test Period; provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined Consolidated Total Assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would

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not constitute Material Subsidiaries shall have exceeded 7.5% of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries or 7.5% of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be designated by the Swiss Borrower to be Material Subsidiaries, until such excess shall have been eliminated.

“Maturity Date” means the Revolving Maturity Date, the Term Maturity Date, the Third Amendment Incremental Dollar Term Maturity Date or the maturity date with respect to any other Class of Incremental Term Loans, as the context requires.

“Maturity Date Extension Request” means a request by the Swiss Borrower, substantially in the form of Exhibit I hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.22.

“Maximum Amount” has the meaning assigned to such term in Section 9.20(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning Holdings, any Borrower, any Subsidiary or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Holdings, the Borrowers, the Subsidiaries or any Affiliate of any of the foregoing or any of their respective securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a U.S. Mortgage and/or a mortgage that is, or is contained within, a Non-U.S. Security Document, as the context requires.

“Mortgaged Property” means, initially, each parcel of fee-owned real property with a Fair Market Value in excess of the greater of (x) $50,000,000 and (y) 12.0% of Consolidated EBITDA for the four consecutive fiscal quarters of Holdings most recently ended prior to the Effective Date, calculated on a Pro Forma Basis and identified on Schedule 1.02 and thereafter, each parcel of fee-owned real property with respect to which a Mortgage is required to be granted pursuant to Section 5.12 or 5.13, as applicable.

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, and in respect of which any Borrower or any of its respective ERISA Affiliates makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Restricted Group (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Restricted Group as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of

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Holdings, any Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Holdings, any Borrower or any Restricted Subsidiary and including pension and other post-employment benefit liabilities and Environmental Liabilities and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and Environmental Liabilities) reasonably estimated to be payable, as a result of the occurrence of such event (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.08(a)(xiii)) (as determined reasonably and in good faith by a Financial Officer of Holdings). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Proceeds Prepayment Amount” has the meaning assigned to such term in Section 2.11(c).

“Net Short” means, with respect to a Lender or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Obligations plus (y) the value of its Long Derivative Instruments as of such date of determination either (1) by more than $10,000,000 or (2) as a result of Short Derivative Instruments entered into pursuant to bona fide market making activities or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Loan Party immediately prior to such date of determination.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Restricted Group as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Restricted Group as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Affiliated Debt Fund” means the Sponsors (other than any Affiliated Debt Fund).

“Non-Consenting Lender” means a Lender whose consent to a Proposed Change is not obtained.

“Non-Guarantor Debt and Investment Basket” means a shared basket in an amount not to exceed the greater of $220,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, that may be used for (A) the incurrence of certain Indebtedness by Restricted Subsidiaries that are not Loan Parties under Section 6.01(a)(xix) and 6.01(a)(xx), (B) certain Investments permitted under Sections 6.04(e), (f) and (r) and (C) certain Guarantees permitted under Section 6.04(g) (without duplication of amounts previously included or utilized under clauses (A) or (B) of the definition hereof).

“Non-U.S. Designated Jurisdiction” has the meaning assigned to such term in Section 5.12(b).

“Non-U.S. Loan Party” means, collectively, the Swiss Borrower, the Lux Borrower and each other Non-U.S. Subsidiary that guarantees any Obligations pursuant to the Guarantee Agreement.

“Non-U.S. Material Jurisdiction” means Australia, Ireland, Italy, Japan, Luxembourg, Mexico, Romania, Slovakia, Switzerland, United Kingdom, each Non-U.S. Designated Jurisdiction and any other jurisdiction agreed by the Swiss Borrower and the Administrative Agent.

“Non-U.S. Mortgage” mean a mortgage that is, or is contained within, a Non-U.S. Security Document.

“Non-U.S. Security Documents” means the U.S. HoldCo Lux Share Pledge Agreement, each of the other agreements listed on Part A of Schedule 1.03 and each other local law security agreement or other instrument or

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document executed and delivered by any Non-U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“Non-U.S. Subsidiary” means each Subsidiary that is not a U.S. Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations. For the avoidance of doubt, Obligations of an Excluded Swap Guarantor shall not include any Excluded Swap Obligations of such Excluded Swap Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Ordinary Course of Business” means the ordinary course of business (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business acting in good faith; provided that, for the avoidance of doubt, the payment of reasonable and customary corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties), the payment of taxes and the payment of costs and expenses in connection with litigation matters shall be deemed to be in the Ordinary Course of Business.

“Original Indebtedness” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

“Other Connection Tax” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) and (b) regarding Luxembourg registration duties for any Luxembourg Taxes payable due to a registration, submission or filing by the Lenders of any Loan Document where such registration, submission or filing is or was not required to maintain or preserve the rights of the Lenders under the Loan Document.

“Outside LC Facility” means (x) the Bilateral Facility and (y) one or more other agreements (other than this Agreement) providing for the issuance of letters of credit for the account of Holdings and/or any of its Subsidiaries that is designated from time to time by a Financial Officer of the Swiss Borrower to the Administrative Agent as an

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“Outside LC Facility” in a writing (which writing shall specify the maximum face amount of letters of credit under such agreement that shall be deemed for purposes of this Agreement to constitute letters of credit under an “Outside LC Facility”) and which writing is acknowledged by the Administrative Agent (which acknowledgement shall be provided by the Administrative Agent so long as, after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect, together with the face amount of all letters of credit under the Bilateral Facility, does not exceed $70,000,000); provided that upon delivery of a certificate of a Financial Officer of the Swiss Borrower to the Administrative Agent revoking such designation, such agreement shall cease to be an “Outside LC Facility” hereunder.

“Overnight Bank Funding Rate” means, for any day, the rate comprising both overnight federal funds and overnight eurocurrency transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Permitted Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit B-1.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning assigned to such term in Section 8.04(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Perfection Exceptions” has the meaning assigned to such term in the Agreed Guaranty and Security Principles.

“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument”.

“Period Average Exchange Rate” shall mean, with respect to any calculation of Consolidated EBITDA for any period, the weighted average daily Exchange Rate for each calendar month or fiscal quarter, as applicable, during such period, as determined in accordance with the methodology described in the definition of “Exchange Rate”.

“Permitted Earlier Maturing Indebtedness” means Indebtedness constituting Alternative Incremental Facility Debt, Incremental Facilities and Refinancing Term Loan Indebtedness in an aggregate amount for all such Indebtedness outstanding at any time not to exceed the greater of $220,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis.

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“Permitted Encumbrances” means, with respect to any Person:

(a)       Liens imposed by law for Taxes, assessments or governmental charges that (i) are not yet overdue for a period of more than 30 days or not subject to penalties for nonpayment, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on property such Person or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(b)       Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)       pledges and deposits made (i) in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any subsidiary of Holdings in the Ordinary Course of Business supporting obligations of the type set forth in clause (i) above;

(d)       pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the Ordinary Course of Business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any subsidiary of Holdings in the Ordinary Course of Business supporting obligations of the type set forth in clause (i) above;

(e)       judgment and attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(f)       easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of Holdings and the Restricted Subsidiaries, restrictions, rights-of-way and similar encumbrances (including, without limitation, minor defects or irregularities in title and similar encumbrance) on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of a Borrower or any Subsidiary, leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, or which are set forth in the title insurance policy or survey delivered with respect to the Mortgaged Property;

(g)       [reserved];

(h)       banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets main-

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tained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i)       Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by Holdings, the Borrowers and the Restricted Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(j)       Liens of a collecting bank arising in the Ordinary Course of Business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k)       (i) Liens representing any interest or title of (or arising by, through or under) a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by Holdings, any Borrower or any Restricted Subsidiary in the Ordinary Course of Business and (ii) deposits of cash with the owner or lessor of premises leased and operated by Holdings or any of its Subsidiaries in the Ordinary Course of Business of Holdings and such Subsidiary to secure the performance of Holdings’ or such Subsidiary’s obligations under the terms of the lease for such premises;

(l)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)       Liens that are contractual rights of set-off;

(n)       Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;

(o)       Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(p)       [reserved];

(q)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the Ordinary Course of Business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r)       deposits made or other security provided in the Ordinary Course of Business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(s)       Liens on the Equity Interests or other securities of Unrestricted Subsidiaries to the extent securing obligations of such Unrestricted Subsidiaries, which obligations shall be non-recourse to the Restricted Group;

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(t)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(u)       Liens on accounts receivable and related assets of the type specified in the definition of “Permitted Receivables Facility Assets” incurred and transferred in connection with a Permitted Receivables Facility, including Liens on such receivables resulting from precautionary Uniform Commercial Code (or equivalent statutes) filings or from recharacterization of any such sale as a financing or loan;

(v)       non-exclusive licenses or sublicenses of IP Rights granted in the Ordinary Course of Business, or other licenses or sublicenses of IP Rights that do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(w)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(x)       agreements to subordinate any interest of Holdings or any Restricted Subsidiary in any accounts receivable or other proceeds arising from consignment of inventory by Holdings or any Restricted Subsidiary pursuant to an agreement entered into in the Ordinary Course of Business;

(y)       with respect to any entities that are not Loan Parties, other Liens and privileges arising mandatorily by Law;

(z)       Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other Environmental Law;

(aa)    Liens on cash or Permitted Investments securing Hedging Agreements in the Ordinary Course of Business;

(bb)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(cc)    Liens on the property of (x) any Loan Party in favor of any other Loan Party and (y) any Restricted Subsidiary that is not a Loan Party in favor of Holdings, the Borrowers or any Restricted Subsidiary;

(dd)    Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to any Borrower and any other Restricted Subsidiaries; and

(ee)    receipt of progress payments and advances from customers in the Ordinary Course of Business to the extent the same creates a Lien on the related inventory and proceeds thereof.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (a), (b), (c), (d), (f), (h), (i), (j), (q), (s), (u), (aa) and (cc) above.

“Permitted Foreign Currency” means, (a) with respect to any Euro Term Loan, Euros, (b) with respect to any Revolving Loan, Australian Dollars, Euros, Sterling, Swiss Francs, Yen and any other foreign currency reasonably requested by the applicable Borrower from time to time and in which each Revolving Lender has agreed, in accordance with its policies and procedures in effect at such time, to lend Revolving Loans and (c) with respect to any Letter of Credit, Australian Dollars, Euros, Sterling, Swiss Francs, Yen and any other foreign currency included in clause (b) above that is reasonably requested by the applicable Borrower from time to time.

“Permitted Foreign Currency Equivalent” means, for any amount of any Permitted Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Permitted Foreign Currency, such amount and

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(b) if such amount is expressed in dollars, the equivalent of such amount in such Permitted Foreign Currency determined by using the rate of exchange for the purchase of such Permitted Foreign Currency with dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Permitted Foreign Currency with dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower).

“Permitted Holder” means each of (a) the Sponsors and (b) any group (within the meaning of Section 13(d)(3) of the Exchange Act (or any successor provision)) the members of which include any of the Permitted Holders specified in clause (a) above (a “Permitted Holder Group”); provided that, in the case of any Permitted Holder Group, no Person or other group (other than the Permitted Holders specified in clause (a) above) owns, directly or indirectly, Equity Interests having more than 50.0% of the total voting power of the Voting Stock of Holdings (or, for the avoidance of doubt, any Successor Holdings) held by such Permitted Holder Group.

“Permitted Holder Group” has the meaning assigned to such term in the definition of “Permitted Holder”.

“Permitted Investments” means:

(a)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, (i) the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), (ii) England and Wales, (iii) Canada or (iv) Switzerland, in each case maturing within one year from the date of acquisition thereof;

(b)       investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;

(c)       investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)       fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)       “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)       asset-backed securities rated AAA by Moody’s or S&P, with weighted average lives of 12 months or less (measured to the next maturity date);

(g)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States, England and Wales, Canada or Switzerland or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the

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equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(h)        Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(i)       investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above;

(j)       in the case of any Non-U.S. Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Non-U.S. Subsidiary for cash management purposes; and

(k)       dollars, euros, Canadian dollars, Sterling, Swiss Francs, any Permitted Foreign Currency or any other readily tradable currency held by it from time to time in the Ordinary Course of Business of Holdings or any of its Restricted Subsidiaries.

“Permitted Other Currency” means Permitted Foreign Currencies (other than Euros) and dollars.

“Permitted Receivables Facility” means one or more receivables facilities created or factoring arrangements under the Permitted Receivables Facility Documents providing for (a) the factoring, sale or pledge by one or more of Borrowers or a Restricted Subsidiary (each a “Receivables Seller”) of Permitted Receivables Facility Assets (thereby providing financing to the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the respective Receivables Sellers or (b) the factoring, sale or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in connection with Receivables-backed financing programs, in each case as more fully set forth in the Permitted Receivables Facility Documents; provided that in each case of the foregoing clause (a) and clause (b), such facilities are not recourse to or obligates Holdings, any Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings.

“Permitted Receivables Facility Assets” means (i) accounts receivables (whether now existing or arising in the future) of Subsidiaries) which are transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the Ordinary Course of Business, to third-party lenders or investors) pursuant to the Permitted Receivables Facility and any related Permitted Receivables Facility Assets which are also so transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the Ordinary Course of Business, to third-party lenders or investors) and all proceeds thereof and (ii) loans to Subsidiaries secured by accounts receivables (whether now existing or arising in the future) of the Borrowers and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type.

“Permitted Second Priority Refinancing Debt” shall mean any secured Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations and is not secured by any property or assets of Holdings, any Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (iii)

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the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined by the Swiss Borrower in good faith), (iv) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by a Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (ii) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (iii) such Indebtedness is not secured by any Lien or any property or assets of Holdings, any Borrower or any Restricted Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR §§ 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan Effective Date” has the meaning assigned to the term “Effective Date” in the Plan of Reorganization.

“Plan of Reorganization” means the Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, which was filed with the Bankruptcy Court on January 22, 2021 and confirmed by the Bankruptcy Court on April 26, 2021.

“Platform” has the meaning assigned to such term in Section 9.01(d)(ii).

“Position Representation” has the meaning assigned to such term in Section 7.03(a).

“Prepayment Event” means:

(a)       any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger, consolidation or division) (for purposes of this defined term, collectively, “dispositions”) of any Collateral, other than (i) dispositions described in clauses (a) through (i) and (l) and (n) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) the greater of $31,000,000 and 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, in the case of any single disposition or series of related dispositions and (B) the greater of $62,000,000 and 14.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis for all such dispositions during any fiscal year of Holdings;

(b)       any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any member of the Restricted Group with a fair market value immediately prior to such event equal to or greater than the greater of $31,000,000 and 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis; or

(c)       the incurrence by any member of the Restricted Group of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01 (other than Refinancing Term Loan Indebtedness).

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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private-Siders” has the meaning assigned to such term in Section 9.17(b).

“Pro Forma Basis” means, with respect to the calculation of the financial covenant contained in Section 6.13 or any other calculations hereunder or otherwise for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Expense, the Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Net Income or Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to all acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, all designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary or all or substantially all assets of a Restricted Subsidiary or division or line of business of a Restricted Subsidiary outside the Ordinary Course of Business (and any related prepayments or repayments of Indebtedness) that have occurred during (or, if such calculation is being made for the purpose of determining whether any Incremental Extension of Credit may be made, any designation under Section 5.17 is permitted or any event subject to Article VI is permitted, since the beginning of) the four consecutive fiscal quarter period of Holdings most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including any cost savings or other add-backs permitted under the definition of “Consolidated EBITDA” or “Consolidated Net Income”; provided that, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with clause (a)(xi), (xii) or (xiii) of the definition of “Consolidated EBITDA”. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).

“Pro Forma Financial Statements” means the pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings, as of, and for the twelve-month period ending on, the last day of the four-fiscal quarter period ended December 31, 2021 prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements), which need not be prepared in compliance with Regulation S-X of the Securities Act, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)), tax adjustments, deferred taxes or other similar pro forma adjustments.

“Pro Rata Share” means, with respect to a Revolving Lender or Issuing Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Revolving Commitments of such Revolving Lender or Issuing Bank in its capacity as Revolving Lender and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders.

“Proposed Change” means a proposed amendment, modification, waiver or termination of any provision of this Agreement or any other Loan Document.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Siders” has the meaning assigned to such term in Section 9.17(b).

“Purchasing Borrower Party” means any Non-Affiliated Debt Fund, Holdings, any Borrower and/or any Restricted Subsidiary.

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“Purchasing Borrower Party Cap” has the meaning assigned to such term in Section 9.04(e)(xi).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.23.

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Receivables Entity” means a wholly owned Subsidiary of Holdings which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, any Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, any Borrower or any Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of Holdings, any Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings, any Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the Ordinary Course of Business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings, any Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Financial Officer of the Swiss Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Rate” means, for any day, the Adjusted Term SOFR Rate, Adjusted AUD Rate or Adjusted TIBOR Rate as of such day for a Term Benchmark Borrowing or the Adjusted EURIBOR Rate as of such day for a EURIBOR Borrowing (as applicable), in each case, with an Interest Period of three months’ duration (without giving effect to the proviso to the definitions of “Adjusted EURIBOR Rate”, “Adjusted Term SOFR Rate”, “Adjusted AUD Rate” and “Adjusted TIBOR Rate” herein, as applicable).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m., Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is the TIBOR Rate, 11:00 a.m. Tokyo time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is SARON, then five RFR Business Days prior to such setting, (6) if such Benchmark is the AUD Rate, 11:00 a.m. Sydney, Australia time two Business Days preceding the date of such setting, (7) if such Benchmark is Daily Simple SOFR, then four RFR Business Days preceding the date of such setting or (8) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, SARON, Daily Simple SOFR or the AUD Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.23(a).

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“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Swiss Borrower, the Administrative Agent and one or more Refinancing Term Lenders, establishing commitments in respect of Refinancing Term Loans and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or (ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the Latest Maturity Date in effect on the date of such extension, renewal, replacement or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing (or, if shorter, the Latest Maturity Date in effect on the date of such extension, renewal or refinancing); (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Holdings if Holdings shall not have been an obligor in respect of such Original Indebtedness; (d) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or the proceeds of such Refinancing Indebtedness pending application thereof or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent; and (f) if the proceeds of any Refinancing Indebtedness in respect of any Original Indebtedness are not applied to refinance, repurchase or redeem such Original Indebtedness immediately upon the incurrence thereof, to the extent that (x) the incurrence of such Refinancing Indebtedness is otherwise permitted under this Agreement, (y) the proceeds of such Refinancing Indebtedness are applied to so refinance, repurchase or redeem such Original Indebtedness on or prior to the ninetieth day following the date of the incurrence of such Refinancing Indebtedness and (z) the proceeds are segregated and held in escrow prior to their application to refinance, repurchase or redeem such Original Indebtedness, from and after the date of the incurrence of such Refinancing Indebtedness, such Original Indebtedness shall be deemed not to be outstanding for the purposes of computation of any ratios hereunder (such Indebtedness described in this clause (f), “Excluded Refinanced Debt”).

“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.

“Refinancing Term Loan Indebtedness” means (a) Permitted Second Priority Refinancing Debt, (b) Permitted Unsecured Refinancing Debt or (c) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the

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applicable Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Term Loan Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt (provided that the requirements set forth in this clause (ii) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions); (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, on the stated final maturity date as permitted pursuant to the preceding clause (ii) or upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt) prior to the earlier of (A) the latest stated final maturity of such Refinanced Debt and (B) the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of such Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt and (v) in the case of Refinancing Term Loans, such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole) to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, maturity, amortization, optional prepayments and redemption and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date) on the date such Refinancing Term Loan is incurred (as determined by Swiss Borrower in good faith).

“Refinancing Term Loans” shall mean one or more Classes of term loans incurred by a Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Bank” means an (x) Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii) above; or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) above to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) above or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and Controlling persons of such Person.

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“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, as applicable, or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Measure” has the meaning assigned to such term in Section 1.12(b).

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Adjusted Term SOFR Rate, (ii) with respect to any EURIBOR Borrowing of Loans denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any RFR Borrowing denominated in Sterling or Swiss Francs, the applicable Adjusted Daily Simple RFR, as applicable or (v) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Adjusted AUD Rate.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate, (ii) with respect to any EURIBOR Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate or (iv) with respect to any Borrowing denominated in Australian Dollars, the AUD Screen Rate, as applicable.

“Repricing Transaction” means (i) the prepayment or refinancing of all or a portion of the Initial Term Loans or the Third Amendment Incremental Dollar Term Loans, directly or indirectly, from the net proceeds of any broadly syndicated Indebtedness of the Borrowers or any of their Subsidiaries, in each case having a lower Weighted Average Yield than such Initial Term Loans or such Third Amendment Incremental Dollar Term Loans or (ii) any amendment to the terms of such Initial Term Loans or the Third Amendment Incremental Dollar Term Loans that is effected for the primary purpose of reducing the Weighted Average Yield applicable to such Initial Term Loans or such Third Amendment Incremental Dollar Term Loans, excluding, in each case of clauses (i) and (ii) above, any such prepayment, refinancing or amendment made or effected in connection with (w) a Change in Control, (x) any Transformative Acquisition, (y) any Transformative Disposition or (z) any transaction that results in an increase in the outstanding principal amount of Term Loans under this Agreement.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Dollar Equivalent of the Aggregate Revolving Exposure (with the aggregate Dollar Equivalent of each Lender’s risk participation and funded participation in Letters of Credit being deemed “held” by such Lender for purposes of this definition), outstanding Term Loans and unused Commitments at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Credit Party” has the meaning assigned to such term in Section 1.12(a).

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Group” means Holdings, the Borrowers and the Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by Holdings, any Borrower or any Restricted Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by Holdings, any Borrower or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests.

“Restricted Subsidiary” means each Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Retained Prepayment Event Proceeds” means the amount of Net Proceeds received by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in respect of Prepayment Events that are not required to be applied to prepay Term Borrowings under Section 2.11(c) as a result of the Specified Prepayment Event Percentage being less than 100% at the time of receipt of such Net Proceeds.

“Revaluation Date” means (a) with respect to any Loan denominated in any Permitted Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan or EURIBOR Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in any Permitted Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all the Revolving Commitments.

“Revolving Borrowing” means Revolving Loans of the same Class, Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Revolving Loans or EURIBOR Revolving Loans, as to which a single Interest Period is in effect.

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“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.23 and Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption, Refinancing Facility Agreement or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date was $300,000,000; pursuant to a Revolving Commitment Increase as of the First Amendment Effective Date of $124,250,000, the aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date was $424,250,000; pursuant to a Revolving Commitment Increase as of the Second Amendment Effective Date of $50,500,000, the aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date was $474,750,000; and pursuant to a Revolving Commitment Increase as of the Incremental/Maturity Extension Operative Date of $95,000,000, the aggregate amount of the Lenders’ Revolving Commitments as of the Incremental/Maturity Extension Operative Date is $569,750,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.21(a).

“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and (b) such Revolving Lender’s LC Exposure, in each case, at such time.

“Revolving Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means the earliest of (x) April 30, 2028 and (y) the date that is 91 days prior to the final Term Maturity Date for any Initial Term Loans or Third Amendment Incremental Dollar Term Loans outstanding as of such date, as the same may be extended pursuant to Section 2.22.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Romanian Security Documents” has the meaning assigned to such term in Section 8.01(h).

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“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Switzerland or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Switzerland, His Majesty’s Treasury of the United Kingdom or Australia (including any State or territory thereof).

“Sanctions Clauses” has the meaning assigned to such term in Section 1.12(a).

“SARON” means, with respect to any Business Day, a rate per annum equal to the greater of (x) (i) Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website minus (ii) 0.0571% and (y) 0.00%.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Screened Affiliate” means any Affiliate of a Lender (i) that makes investment decisions independently from such Lender and any other Affiliate of such Lender that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Lender and any other Affiliate of such Lender that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Holdings or its Subsidiaries, (iii) whose investment policies are not directed by such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Obligations, and (iv) whose investment decisions are not influenced by the investment decisions of such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Obligations.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Amendment No. 2, dated as of the Second Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent, the Second Amendment Incremental Revolving Lenders (as defined therein) and the other Lenders party thereto.

“Second Amendment Effective Date” means March 22, 2022.

“Section 5.01 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.01(a) or (b).

“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of Holdings and each Restricted Subsidiary whether absolute or contingent and however and whenever created, aris-

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ing, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) arising in respect of Cash Management Services, in each case that (a)(i) are owed to the Administrative Agent or an Affiliate thereof, or to any Person that was the Administrative Agent or an Affiliate thereof at the time the agreements in respect of such obligations were entered, incurred or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (iii) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender thereafter or (iv) are owed to any other Person, provided that, in the case of this clause (iv), such Person delivers written notice to the Administrative Agent, substantially in the form of Exhibit N hereto (x) describing the Cash Management Services and setting forth the maximum amount to be secured by the Collateral (all such amounts at any one time outstanding not to exceed $20,000,000) and (y) agreeing to be bound by the terms hereof applicable to a Cash Management Bank (the obligees described in clauses (i), (ii), (iii) and (iv) above, the “Cash Management Banks”) and (b) are secured by the Collateral.

“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of Holdings, each Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a)(i) is with a counterparty that is the Administrative Agent or an Affiliate thereof, or any Person that was the Administrative Agent or an Affiliate thereof at the time such Hedging Agreement was entered into or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or which becomes a Lender or an Affiliate of a Lender within 90 days of the Effective Date or (iii) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into or that becomes a Lender or an Affiliate of a Lender thereafter (the foregoing counterparties described in clauses (i), (ii) and (iii) above, the “Hedge Banks”) and (b) are secured by the Collateral. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each Cash Management Bank that provides Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each Hedge Bank party to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (f) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Guarantee Agreement, the U.S. Security Documents and/or the Non-U.S. Security Documents, as the context requires.

“Series A Preferred Equity” means the convertible preferred equity interests issued by Holdings on the Effective Date at a purchase price of $1,300,800,000.

“Series A Preferred Equity Documentation” means the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. dated as of the date hereof, as amended, restated, amended and restated, modified or supplemented from time to time.

“Series B Preferred Equity” means the preferred equity interests issued by Holdings to Honeywell International, Inc. on the Effective Date.

“Series B Preferred Equity Documentation” means the Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. dated as of the date hereof, as amended, restated, amended and restated, modified or supplemented from time to time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified ECF Percentage” means, with respect to any fiscal year of Holdings, (a) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is greater than 2.60 to 1.00, 50%, (b) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00, 25%, and (c) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.10 to 1.00, 0%.

“Specified Jurisdiction” has the meaning assigned to such term in Section 6.03(a)(v).

“Specified Permitted Indebtedness” has the meaning assigned to such term in the last paragraph of Section 6.01(a).

“Specified Prepayment Event Percentage” means, at the time of receipt of any Net Proceeds of any Prepayment Event, (x) with respect to any Prepayment Event described in clause (c) of the definition of such term, 100% and (y) with respect to any Prepayment Event described in clause (a) or (b) of the definition of such term, (i) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is greater than 2.60 to 1.00, 100%, (ii) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00, 50%, and (iii) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is less than or equal to 2.10 to 1.00, 0%.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a) (as it relates to the organizational existence of Holdings, the Borrowers and the other Loan Parties), Section 3.01(b)(ii) (with respect to the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties, the granting of the security interests in the Collateral by the Loan Parties and the performance of the obligations under the Loan Documents by the Loan Parties), Section 3.02 (with respect to entry into the Loan Documents by the Loan Parties, the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties, the granting of the security interests in the Collateral by the Loan Parties and the performance of the obligations under the Loan Documents by the Loan Parties), Section 3.03(e) (with respect to entry into the Loan

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Documents by the Loan Parties, the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties and the granting of the security interests in the Collateral by the Loan Parties), Section 3.08(b) (as it relates to the use of proceeds of the Loans on the Effective Date), Section 3.09, Section 3.10, Section 3.16 and Section 3.17 (as it relates to the creation, validity and perfection of the security interests in the Collateral on the Effective Date).

“Sponsor Model” means the financial model provided to the Arrangers on November 6, 2020 (together with updates and modifications thereto reasonably agreed to by the Arrangers).

“Sponsors” mean Centerbridge Partners, L.P. (together with its affiliates and its affiliates’ funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing) and Oaktree Capital Management, L.P. (together with its affiliates and its affiliates’ funds, partnerships, or other co-investment vehicles managed, advised or controlled by the foregoing).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings, any Borrower or any Restricted Subsidiary thereof in connection with the Permitted Receivables Facility which are customary in an accounts receivable financing or factoring transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject with respect to the Adjusted EURIBOR Rate, Adjusted AUD Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to such Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Successor Intermediate Holdco” has the meaning assigned to such term in Section 6.03(a)(v).

“Supply Chain Financings” means any agreement to provide to Holdings or any Restricted Subsidiary letters of credit, guarantees or other credit support provided in respect of trade payables of Holdings or any Restricted Subsidiary, in each case issued for the benefit of any bank, financial institution or other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers, including tool-

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ing vendors, of Holdings or any Restricted Subsidiaries, so long as such Indebtedness represents amounts not in excess of those which Holdings or any of its Restricted Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables.

“Supported QFC” has the meaning assigned to such term in Section 9.23.

“Swap Obligations” means, with respect to Holdings or any other Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Swiss 10 Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Loan Party under this Agreement which are not Swiss Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss 20 Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of a Swiss Loan Party under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Anticipatory Tax” means the Tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965, as modified from time to time.

“Swiss Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Swiss Entity” and “Swiss Entities” have the meanings assigned to such terms in Section 6.16.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Guidelines” means, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019) and (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Loan Party” means a Loan Party or a guarantor of the Obligations which is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Anticipatory Tax purposes.

“Swiss Non-Bank Rules” means, together, the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule.

"Swiss Non-Qualifying Bank" means any person which does not qualify as a Swiss Qualifying Bank.

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“Swiss Qualifying Bank” means:

(a)       any bank as defined in the Swiss Federal Act for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(b)       a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines.

“Swiss Security Documents” means the Security Documents governed by the laws of Switzerland.

“Syndication Agents” means, collectively, BNP Paribas and UBS Switzerland AG.

“T2” means the real-time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” has the meaning assigned to such term in Section 6.08(a)(xiii).

“Tax Inclusion” has the meaning assigned to such term in Section 6.08(a)(xiii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate.

“Term Borrowers” has the meaning assigned to such term in the introductory statement to this Agreement.

“Term Borrowings” means the Dollar Initial Tranche Borrowings, the Euro Tranche Borrowings, the Third Amendment Incremental Dollar Tranche Borrowings and/or the other Incremental Term Loans, as the context requires.

“Term Commitments” means, collectively, the Dollar Initial Term Commitments, the Euro Term Commitments and any commitments to make Incremental Term Loans (including, for the avoidance of doubt, the Third Amendment Incremental Dollar Term Commitments).

“Term Lenders” means, collectively, the Dollar Initial Term Lenders, the Euro Term Lenders, the Third Amendment Incremental Dollar Term Lenders and any other Lenders with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.

“Term Loans” means, collectively, the Initial Term Loans, the Third Amendment Incremental Dollar Term Loans and any other Incremental Term Loans.

“Term Maturity Date” means April 30, 2028, as the same may be extended pursuant to Section 2.22.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

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“Term SOFR Adjustment” means, for any calculation of the Adjusted Term SOFR Rate:

(a)       with respect to any Loan that is a Dollar Initial Term Loan, a percentage per annum as set forth below opposite the applicable Interest Period therefor:

Interest Period	Term SOFR Adjustment
1 month	0.11448%
3 months	0.26161%
6 months	0.42826%

(b)       with respect to any Loan that is a Third Amendment Incremental Dollar Term Loan, 0.00% per annum; and

(c)       with respect to any Loan that is a Revolving Loan, 0.10% per annum.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Terminating Indebtedness” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings then last ended and for which Section 5.01 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 5.01 Financials, the most recent period of four consecutive fiscal quarters of Holdings for which financial statements are available).

“Third Amendment” means that certain Amendment No. 3, dated as of the Third Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent, the Third Amendment Incremental Revolving Lenders (as defined therein), the Third Amendment Incremental Term Lenders (as defined therein) and the other Lenders party thereto.

“Third Amendment Effective Date” means April 27, 2023.

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“Third Amendment Incremental Dollar Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a dollar-denominated Third Amendment Incremental Dollar Term Loan hereunder on the Incremental/Maturity Extension Operative Date, expressed as an amount representing the maximum principal amount of the Third Amendment Incremental Dollar Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Third Amendment Incremental Dollar Term Commitment is set forth on Schedule 1 to the Third Amendment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Third Amendment Incremental Dollar Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Third Amendment Incremental Dollar Term Commitments is $700,000,000.

“Third Amendment Incremental Dollar Term Lender” means a Lender with a Third Amendment Incremental Dollar Term Commitment or an outstanding Third Amendment Incremental Dollar Term Loan.

“Third Amendment Incremental Dollar Term Loans” means the Loans made on the Incremental/Maturity Extension Operative Date pursuant to clause (b) of Section 2.01.

“Third Amendment Incremental Dollar Term Maturity Date” means April 30, 2028, as the same may be extended pursuant to Section 2.22.

“Third Amendment Incremental Dollar Tranche Borrowing” means the Third Amendment Incremental Dollar Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Third Amendment Transaction Agreements” means those certain Transaction Agreements, each dated as of April 12, 2023, by and among Holdings and the Sponsors party thereto as “Investors”, as each may be amended, restated, amended and restated, modified or supplemented from time to time.

“Third Amendment Transactions” means (a) the execution, delivery and performance by each Loan Party of the Third Amendment and the other Loan Documents (including this Agreement as amended by the Third Amendment) to which it is to be a party and that are entered into on the Third Amendment Effective Date, the making available to the Swiss Borrower of the Third Amendment Incremental Revolving Commitments (as defined in the Third Amendment), the borrowing of the Third Amendment Incremental Dollar Term Loans and the use of the proceeds thereof, (b) the consummation of the transactions under the Third Amendment Transaction Agreements in accordance therewith, (c) the conversion of Series A Preferred Equity and any payments to the holders thereof in connection with such conversion, in each case, pursuant to the Series A Preferred Equity Documentation as in effect on the Incremental/Maturity Extension Operative Date and (d) the cash settlement of the quarterly accrued dividend on the Series A Preferred Equity for the fiscal quarter ended on or about June 30, 2023.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Transaction Funds” means any amounts required (i) to fund distributions (including in respect of the Effective Date Refinancing) in accordance with the Plan of Reorganization, (ii) for working capital and general corporate purposes of Holdings and its Subsidiaries and (iii) to pay the fees and expenses incurred in connection with the Transactions.

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“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the occurrence of the Plan Effective Date, (c) the Effective Date Refinancing, (d) the Effective Date Preferred Equity Investments and (e) the release, prior to, on, or within 270 days after, the Plan Effective Date, of Liens on cash collateral of the Debtors and the distribution of such cash collateral amounts to the holders of Equity Interests of Holdings.

“Transformative Acquisition” means any merger, acquisition, consolidation or similar transaction involving third-parties, in any case by any Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide such Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by the Swiss Borrower acting in good faith.

“Transformative Disposition” means any disposition by any Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such disposition or (b) if permitted by the terms hereunder immediately prior to the consummation of such disposition, would not provide such Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Swiss Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate, the Adjusted TIBOR Rate, the Adjusted Daily Simple RFR or the Alternate Base Rate.

“U.S. Co-Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“U.S. Collateral Agreement” means the Collateral Agreement among the U.S. Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. HoldCo 2” means Garrett ASASCO Inc., a Delaware corporation.

“U.S. HoldCo Lux Share Pledge Agreement” means the pledge agreement to be entered into by U.S. HoldCo 2 in respect of its pledge of the Equity Interests in the Lux Borrower in favor of the Administrative Agent.

“U.S. Loan Party” means, collectively, Holdings, the U.S. Co-Borrower and each other U.S. Subsidiary that guarantees any Obligations pursuant to the Guarantee Agreement.

“U.S. Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property owned by a U.S. Loan Party to secure the Obligations. Each U.S. Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Documents” means the U.S. Collateral Agreement, each U.S. Mortgage, each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered by any U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.23.

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“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiaries” means (a) any Subsidiary that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Swiss Borrower pursuant to Section 5.17 subsequent to the Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Effective Date, there are no Unrestricted Subsidiaries.

“Unrestricted Subsidiary Reconciliation Statement” means in connection with the delivery of financial statements pursuant to Section 5.01(a) or (b) (solely to the extent required under Section 5.01(c)), an unaudited financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrowers and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“Upstream or Cross-Stream Secured Obligations” has the meaning assigned to such term in Section 9.20(a).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Equity Interests” of any Person means the Equity Interests of such Person ordinarily having the power to vote for the election of the directors of such Person.

“Weighted Average Yield” means, with respect to any Term Loan, Term Commitment or any other Loans or Commitments, the weighted average yield to stated maturity thereof based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the lenders with respect thereto and to any interest rate “floor”, but excluding any prepayment premiums, customary arrangement, syndication, commitment, structuring, ticking, underwriting and other similar fees paid or payable to the arrangers (or similar titles) or their Affiliates, in each case in their capacities as such in connection therewith and that are not generally shared with all lenders providing such loans and commitments; provided that to the extent that the Reference Rate on the effective date of such other loans or commitments is less than the interest rate floor, if any, applicable to such other loans or commitments, then the amount of such difference shall be included in the calculation of the Weighted Average Yield of such other loans or commitments. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other

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external indices not influenced by the financial performance or creditworthiness of Holdings, any Borrower or any Subsidiary).

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. Federal withholding Tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

SECTION 1.02.           Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, a “Dollar Initial Term Loan”, a “Euro Term Loan” or a “Third Amendment Incremental Dollar Term Loan”) or by Type (e.g., a “Term Benchmark Loan”, a “EURIBOR Loan” or a “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Dollar Initial Term Loan”, a “Term Benchmark Third Amendment Incremental Dollar Term Loan”, a “EURIBOR Euro Term Loan”, a “Term Benchmark Revolving Loan”, a “EURIBOR Revolving Loan” or a “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”, a “Dollar Initial Tranche Borrowing”, a “Third Amendment Incremental Dollar Tranche Borrowing” or a “Euro Tranche Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”, a “EURIBOR Borrowing” or a “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Dollar Initial Tranche Borrowing”, a “Term Benchmark Third Amendment Incremental Dollar Tranche Borrowing”, a “EURIBOR Euro Tranche Borrowing”, a “Term Benchmark Revolving Borrowing”, a “EURIBOR Revolving Borrowing” or a “RFR Revolving Borrowing”).

SECTION 1.03.           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 1.04.           Accounting Terms; GAAP; Borrower Representative.

(a)                 Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Swiss Borrower notifies the Administrative Agent that the Swiss Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Swiss Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of Holdings, any Borrower or any Subsidiary at “fair value”, as defined therein and (iii) notwithstanding any other provision contained herein, all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in Holdings’ financial statements (provided that the only financial statements required to be delivered shall be those filed with the SEC).

(b)                The Swiss Borrower is hereby authorized to act as an agent and representative of the other Borrowers and Loan Parties party hereto in providing and receiving notices, consents, certificates, other writing or statements on behalf of the other Borrowers and Loan Parties for purposes hereof (including for purposes of Article II). Unless otherwise provided therein, the Administrative Agent may assume any notice, consent, certificate, other writing or statement received from the Swiss Borrower is made on behalf of the other Borrowers and Loan Parties, and shall be entitled to rely on, and shall incur no liability by acting upon, any such notice, consent, certificate, other writing or statement accordingly.

SECTION 1.05.           Calculations. Notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) with respect to any period during which or (except for purposes of calculating (x) the Consolidated First Lien Leverage Ratio for purposes of the definition of “Applicable Rate”, Section 2.11(c) and Section 2.11(d) and (y) the Consolidated Total Leverage Ratio for purposes of Section 6.13) following such period and on or prior to the relevant date of determination, any acquisition permitted by this Agreement or any sale, transfer or other disposition of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the Ordinary Course of Business occurs, or any incurrence or repayment of Indebtedness is made, or any Investments, Restricted Payments or Restricted Debt Payments are made by any member of the Restricted Group, for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Net Income and Consolidated EBITDA, calculations with respect to such period shall be made on a Pro Forma Basis, (ii) the Borrowers may rely on more than one basket or exception within a covenant hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrowers may, in their sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions within such covenant hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 6.02 and 6.03, as applicable), (iii) unless the Borrowers elect otherwise, if any member of the Restricted Group in connection with any transaction or series of such related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments or Restricted Debt Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments or Restricted Debt Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket or exception,

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then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions, (iv) if any member of the Restricted Group enters into any revolving, delayed draw or other committed debt facility, the Borrowers may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that if such election is made with respect to any delayed draw facility or other committed debt facility (other than a revolving facility), then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent incurrence of Indebtedness (including the incurrence of Liens in connection therewith) or Liens, such calculation shall be made assuming the full amount of such delayed draw facility or committed debt facility, as applicable, has been incurred (and any applicable Liens granted) on such date of incurrence for so long as any commitments remain outstanding thereunder, and (v) if any member of the Restricted Group incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or Restricted Debt Payments) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes, provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.

SECTION 1.06.           Exchange Rates; Currency Equivalents.

(a)                 Any amount specified in this Agreement (other than in Articles II, VIII and IX or as set forth in paragraph (b) of this Section 1.06) or any of the other Loan Documents to be in Euros or Dollars shall also include the equivalent of such amount in any currency other than Euros or Dollars, such equivalent amount to be determined at the Exchange Rate; provided if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)                Amounts denominated in a currency other than dollars will be converted to dollars for the purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.

(c)                 The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Permitted Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.

(d)                Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan, a EURIBOR Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Permitted Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Permitted Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

SECTION 1.07.           Agreed Guaranty and Security Principles. The determination of any Non-U.S. Loan Party’s Collateral and assets that constitute Collateral and each guaranty and security document delivered or required to be delivered by any Non-U.S. Loan Party under this Agreement or any other Loan Document shall be subject to the Agreed Guaranty and Security Principles.

SECTION 1.08.           Limited Condition Transaction. Notwithstanding anything in this Agreement or any Loan Document to the contrary (but subject to the final sentence of this Section 1.08), when calculating any applicable financial ratio or test or determining other compliance with this Agreement (including the determination of com-

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pliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Swiss Borrower (the Swiss Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date the definitive agreements for such Limited Condition Transaction are entered into and (ii) in the case of a Limited Condition Transaction described in clause (ii) of the definition thereof, the date of giving of the irrevocable notice of redemption therefor (the “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period being used to calculate such financial ratio ending prior to the LCT Test Date, the Swiss Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Swiss Borrower, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or test (including due to fluctuations in Consolidated EBITDA or otherwise) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions will not be deemed to have been exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transaction. For the avoidance of doubt, if the Swiss Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test (other than actual compliance with Section 6.13) or basket availability with respect to any Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under this Agreement or any Loan Document, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires. Notwithstanding the foregoing, this Section 1.08 shall not apply with respect to the conditions to any Borrowing or issuance of a Letter of Credit, in each case, under the Revolving Facility.

SECTION 1.09.           Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Loan Party or any Restricted Subsidiary which is organized under the laws of Luxembourg, a reference to: (a) a winding-up, administration, court ordered liquidation (liquidation judiciaire), voluntary dissolution or liquidation (dissolution ou liquidation volontaire), conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or dissolution includes bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, receiver and manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur, curateur or any similar officer pursuant to any insolvency or similar proceedings; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a Person being unable to pay its debts includes that person being in a state of cessation de paiements or having lost or meeting the criteria to lose its creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guaranty includes any garantie that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code; (g) articles of organiza-

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tion or by-laws includes its articles of association (statuts); and (h) a director or a manager includes an administrateur or a gérant.

SECTION 1.10.           Australian Code of Banking Practice. The parties agree that the Australian Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents and the transactions under them.

SECTION 1.11.           Change in GAAP. Upon written notice to the Administrative Agent, Holdings, the Borrowers and the Restricted Subsidiaries may elect to apply IFRS, in lieu of GAAP, which change shall take effect at the end of such fiscal quarter or year specified by the Borrowers and in which case all accounting terms (including financial ratios and other financial calculations for the test period then ended and all subsequent periods) required to be submitted pursuant to this Agreement shall be prepared in conformity with IFRS. As of such effective date, at the request of the Borrowers the Administrative Agent shall enter into and is hereby authorized by the Lenders to enter into an amendment to this Agreement which shall provide for and give effect to the change in GAAP.

SECTION 1.12.           Restricted Credit Parties.

(a)                 In relation to each Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) and notifies the Administrative Agent and the Swiss Borrower to this effect (each a “Restricted Credit Party”), Section 3.08(b) (Sanctions; Anticorruption Laws) and Section 5.11(b) (Use of Proceeds; Letters of Credit) (collectively, the “Sanctions Clauses”) shall only apply for the benefit of any such Restricted Credit Party to the extent that the Sanctions Clauses do not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) section 7 of the German Foreign Trade Rules (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) and/or (iii) any similar applicable anti-boycott statute.

(b)                In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a “Relevant Measure”) relating to any part of the Sanctions Clauses:

(i)              the Commitments of a Credit Party that is a Restricted Credit Party; and

(ii)             the vote of any other Restricted Credit Party which would be required to vote in accordance with the provisions of this Agreement,

will be excluded for the purpose of determining whether the consent of the Majority in Interest to approve such Relevant Measure has been obtained or whether the Relevant Measure by the Majority in Interest has been made unless the relevant Restricted Credit Party has (in its sole discretion) notified the Administrative Agent in writing that it does have, in the given circumstances, the benefit of the provision in respect of which the Relevant Measure is sought.

SECTION 1.13.           LLC Divisions. For all purposes under the Loan Documents in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.14.           Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

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SECTION 1.15.           Bridge Loans and Escrow Indebtedness. For purposes of determining the maturity date of any Indebtedness, (a) customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged and (b) Indebtedness the proceeds of which are deposited into escrow pursuant to customary escrow arrangements pending consummation of a specified acquisition or Investment shall be deemed to have the maturity date of such Indebtedness upon consummation of the specified acquisition or Investment and release of such proceeds from escrow.

SECTION 1.16.           Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or a Permitted Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or to have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01.           Commitments. Subject to the terms and conditions set forth herein, (a)(i) each Dollar Initial Term Lender agrees to make a Dollar Initial Term Loan to the Term Borrowers on the Effective Date in a principal amount not exceeding its Dollar Initial Term Commitment, (ii) each Euro Term Lender agrees to make a Euro Term Loan denominated in Euro to the Term Borrowers on the Effective Date in a principal amount not exceeding its Euro Term Commitment, (b) each Third Amendment Incremental Dollar Term Lender agrees to make an Incremental Term Loan denominated in dollars to the Term Borrowers on the Incremental/Maturity Extension Operative Date in a principal amount not exceeding its Third Amendment Incremental Dollar Term Commitment, and (c) each Revolving Lender agrees to make Revolving Loans denominated in dollars or a Permitted Foreign Currency to the Swiss Borrower from time to time, in each case during the Revolving Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Dollar Term Loans may be ABR Loans or Term Benchmark Loans, as further provided herein. Euro Term Loans shall be EURIBOR Loans, but (subject to Section 2.14) not ABR Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Swiss Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.           Loans and Borrowings.

(a)                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

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(b)                Subject to Section 2.14, (i) each Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Term Benchmark Loans as the applicable Borrower may request in accordance herewith, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans and (iii) each Borrowing denominated in any Permitted Foreign Currency (other than Euro) shall be comprised entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan advanced to it in accordance with the terms of this Agreement.

(c)                 At the commencement of each Interest Period for any Term Benchmark Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing or EURIBOR Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing or EURIBOR Borrowing (as applicable) may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 (or the Dollar Equivalent thereof). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of twelve Term Benchmark Borrowings, RFR Borrowings and EURIBOR Borrowings in the aggregate at any time outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

SECTION 2.03.           Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing denominated in dollars, not later than 2:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Yen or a EURIBOR Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (c) in the case of an AUD Rate Borrowing denominated in Australian Dollars, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of the proposed Borrowing or (f) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing (or, in the case of up to $100,000,000 of ABR Borrowings outstanding at any time, on the date of the proposed Borrowing). Each such Borrowing Request shall be irrevocable (provided that the Borrowing Request in respect of the initial Borrowings on the Effective Date, or in connection with any acquisition or other Investment permitted under Section 6.04, may be conditioned on the occurrence of the Plan Effective Date or consummation of such acquisition or other Investment, as applicable) and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by a Financial Officer of the applicable Borrower substantially in the form of Exhibit L. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):

(i)              specifying the Class of the requested Borrowing;

(ii)             the Agreed Currency and the aggregate amount of such Borrowing;

(iii)            the requested date of such Borrowing, which shall be a Business Day;

(iv)            whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing, an RFR Borrowing or a EURIBOR Borrowing;

(v)            in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

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(vi)          the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a), or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement denominated in dollars in accordance with Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(vii)          except with respect to a Borrowing to be made on the Effective Date, that as of such date Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified, other than with respect to Borrowings denominated in a Permitted Foreign Currency, then the requested Borrowing shall be an ABR Borrowing made in dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the applicable Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.           [Reserved].

SECTION 2.05.           Letters of Credit.

(a)                 General. Subject to the terms and conditions set forth herein, the Swiss Borrower may request (and each Issuing Bank shall issue) Letters of Credit for the Swiss Borrower’s own account (or for the account of any Subsidiary so long as (x) the Swiss Borrower is a joint and several co-applicant in respect of such Letter of Credit and (y) such Issuing Bank has completed its customary “know your client” procedures with respect to such Subsidiary), denominated in dollars or in a Permitted Foreign Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Swiss Borrower to, or entered into by the Swiss Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control.

(b)                Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Swiss Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable such Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Swiss Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. An Issuing Bank shall not be obligated to issue any trade Letter of Credit (unless it otherwise consents) and no Letter of Credit shall be issued, amended, renewed or extended unless (and upon issuance, amendment, renewal or extension of any Letter of Credit the Swiss Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the sum of the LC Exposure shall not exceed the LC Sublimit, (ii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment, (iii) unless consented to by the applicable Issuing Bank, the face amount of the Letters of Credit issued by the applicable Issuing Bank shall not exceed its Pro Rata Share of the LC Sublimit and (iv) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving

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Commitments of any Class, the LC Exposure in respect of all Letters of Credit of such Class having an expiration date after the second Business Day prior to the applicable Existing Maturity Date shall not exceed the aggregate Revolving Commitments of such Class of the Consenting Lenders extended pursuant to Section 2.22. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall give to the Administrative Agent written notice thereof as required under paragraph (l) of this Section. Notwithstanding anything herein to the contrary, an Issuing Bank shall have no obligation hereunder to issue any Letter of Credit if (x) any law applicable to such Issuing Bank from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or (y) such issuance shall violate such Issuing Bank’s internal policies and procedures that are applicable to letters of credit generally.

(c)                 Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank); provided that (x) any Letter of Credit may, upon the request of the Swiss Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional periods (but not beyond the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed and (y) clause (c)(i) above shall not apply to a Letter of Credit if such long-dated Letter of Credit is consented to by the applicable Issuing Bank. For the avoidance of doubt, if the Revolving Maturity Date in respect of any Class of Revolving Commitments shall be extended pursuant to Section 2.22, “Revolving Maturity Date” as referenced in this paragraph shall refer, with respect to the Class of Letters of Credit associated with such Class of Revolving Commitments, to the Revolving Maturity Date in respect of any Class of Revolving Commitments as extended pursuant to Section 2.22; provided that, notwithstanding anything in this Agreement (including Section 2.22 hereof) or any other Loan Document to the contrary, the Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.

(d)                Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Swiss Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Swiss Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of Holdings and the Borrowers deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew

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or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)                 Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Swiss Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Swiss Borrower receives such notice; provided that, (x) in the case of an LC Disbursement denominated in dollars in an amount equal to or in excess of $500,000, the Swiss Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount or (y) in the case of an LC Disbursement denominated in a Permitted Foreign Currency and is not less than the Dollar Equivalent of $500,000, the Swiss Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing denominated in dollars in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency and, in each case, to the extent so financed, the Swiss Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. In the case of any such reimbursement in Euros with respect to a Letter of Credit denominated in a Permitted Foreign Currency, the applicable Issuing Bank shall notify the Swiss Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof. If the Swiss Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, then the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the currency and amount of the payment then due from the Swiss Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Swiss Borrower in the currency of the applicable LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Swiss Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Swiss Borrower of its obligation to reimburse such LC Disbursement.

(f)                  Obligations Absolute. The Swiss Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Swiss Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Permitted Foreign Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Swiss Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Swiss Borrower to the extent permitted by applicable law) suffered by the Swiss Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Let-

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ter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(g)                Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Swiss Borrower in writing (via hand delivery, facsimile or other electronic imaging) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h)                Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Swiss Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Swiss Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in dollars, the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in any Permitted Foreign Currency, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Term Benchmark Revolving Loans, RFR Loans or EURIBOR Revolving Loans (as applicable); provided that, if the Swiss Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Swiss Borrower reimburses the applicable LC Disbursement in full.

(i)                  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day following the Business Day on which the Swiss Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Swiss Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash (in the currency of each applicable Letter of Credit) equal to the LC Exposure of the Revolving Lenders with respect to the Letters of Credit issued to the Swiss Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind upon the occurrence of any Event of Default with respect to the Swiss Borrower described in clause (h) or (i) of Section 7.01. The Swiss Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b), 2.20(c) or 2.22(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Swiss Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Swiss Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Swiss Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a

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Majority in Interest of the Revolving Lenders (treating the Classes of Revolving Commitments and Revolving Loans as one Class) and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Swiss Borrower under this Agreement. If the Swiss Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower within three Business Days after all Events of Default have been cured or waived. If the Swiss Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure in respect of the Revolving Commitments or Revolving Loans would not exceed the Aggregate Revolving Commitment and no Event of Default shall have occurred and be continuing. If the Swiss Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20(c), such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)                  Designation of Additional Issuing Banks. The Swiss Borrower may, at any time and from time to time with notice to the Administrative Agent, designate as additional Issuing Banks one or more Revolving Lenders, that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Swiss Borrower, executed by the Swiss Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)                Termination of an Issuing Bank. The Swiss Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Swiss Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)                  Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Swiss Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that for purposes of clauses (i) and (v), unless such Issuing Bank shall agree, such Issuing Bank shall not be required to deliver such report and information (x) more frequently than on a monthly basis or (y) that is up-to-date as of a day that is less than 15 days prior to the date of delivery.

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(m)               LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06.           Funding of Borrowings.

(a)                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders (and in the case of Loans denominated in Australian Dollars, to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Lenders by at least two Business Days’ notice). The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement denominated in dollars as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(b)                Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Permitted Foreign Currency, the rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) or (ii) in the case of such Borrower, the interest rate applicable to (A) in the case of Loans denominated in dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Permitted Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.13. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.           Interest Elections.

(a)                 Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the applicable Borrower of such Borrowing may elect to convert such Borrowing to a Borrowing of a different Type (provided that, subject to Section 2.14, Term Benchmark Borrowings denominated in a Permitted Foreign Currency and EURIBOR Borrowings may not be converted into ABR Borrowings but instead must be prepaid in the original currency of such Loan) or to continue such Borrowing and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Agreement, from and after the Benchmark-Related Amendments Effective Date (as defined in the Third Amendment), any outstanding Dollar Initial Tranche Borrowing that the Borrowers request to continue as, or convert into, a Eurocurrency Borrowing (as defined in this Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date (as defined in the Third Amendment)) shall instead be con-

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verted into a Term SOFR Loan with the Interest Period specified in the applicable Interest Election Request (or, if no Interest Period is specified in such Interest Election Request, an Interest Period of one month) at the end of the then-current Interest Period applicable thereto.

(b)                To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the applicable Borrower.

(c)                 Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)              the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)             the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in dollars), a Term Benchmark Borrowing, a EURIBOR Borrowing or an RFR Borrowing; and

(iv)            if the resulting Borrowing is to be a Term Benchmark Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a a Term Benchmark Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                 If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Term Benchmark Borrowing denominated in dollars, such Borrowing shall be deemed to have an Interest Period that is one month and (ii) in the case of a Term Benchmark Borrowing denominated in a Permitted Foreign Currency or a EURIBOR Borrowing, such Borrowing shall automatically be continued as a Term Benchmark Borrowing or EURIBOR Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to Holdings or any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Swiss Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in dollars may be converted to or continued as a Term Benchmark Borrowing or a EURIBOR Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing, each EURIBOR Borrowing and each RFR Borrowing, in each case, denominated in a Permitted Foreign Currency shall bear interest at the Central Bank Rate (or, in the case of the Yen, the Japanese Prime Rate) for the applicable Agreed Currency plus the CBR Spread; provided that if the Administrative Agent deter-

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mines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, the Japanese Prime Rate) for the applicable Agreed Currency cannot be determined, any outstanding affected EURIBOR Loans, RFR Loans and Term Benchmark Loans denominated in any Agreed Currency other than dollars shall either be (A) converted to an ABR Borrowing denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan or EURIBOR Loan, the Borrowers shall be deemed to have elected clause (A) above.

SECTION 2.08.           Termination and Reduction of Commitments.

(a)                 Unless previously terminated, (i) the Dollar Initial Term Commitments and Euro Term Commitments shall automatically terminate and be reduced to $0 on the Effective Date upon the making of the Initial Term Loans, (ii) the Third Amendment Incremental Dollar Term Commitments shall automatically terminate and be reduced to $0 on the Incremental/Maturity Extension Operative Date upon the making of the Third Amendment Incremental Dollar Term Loans and (iii) the Revolving Commitments shall automatically terminate and be reduced to $0 on the Revolving Maturity Date.

(b)                Each applicable Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000 and (ii) the Swiss Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, any Lender’s Revolving Exposure would exceed its Commitment.

(c)                 The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the applicable Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.           Repayment of Loans; Evidence of Debt.

(a)                 Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made by such Revolving Lender to such Borrower on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan made by such Term Lender to such Borrower as provided in Section 2.10.

(b)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower in respect of Loans made to such Borrower, LC Disbursements, interest and fees due or accrued, in each case, with respect to such Borrower hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of such Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to this paragraph (b) and paragraph (c) of this Sec-

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tion 2.09, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section 2.09 shall control.

(c)                 The Administrative Agent shall, in connection with maintenance of the Register in accordance with Section 9.04(b)(iv) maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal, premium, interest or fees due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower of such Loans shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Swiss Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.           Amortization of Term Loans.

(a)                 Subject to adjustment pursuant to paragraph (c) of this Section, the Term Borrowers shall jointly and severally repay to the Administrative Agent, for the account of (x) each Dollar Initial Term Lender, on the last Business Day of each March, June, September and December, commencing on December 31, 2021, in the principal amount of Dollar Initial Term Loans equal to (i) the aggregate outstanding principal amount of Dollar Initial Term Loans outstanding on the Effective Date multiplied by (ii) 0.25% and (y) each Third Amendment Incremental Dollar Term Lender, on the last Business Day of each March, June, September and December, commencing on September 30, 2023, in the principal amount of Third Amendment Incremental Dollar Term Loans set forth below:

Payment Date	Aggregate Principal Amount
September 30, 2023	$13,125,000
December 31, 2023	$13,125,000
March 31, 2024	$13,125,000
June 30, 2024	$13,125,000
September 30, 2024	$13,125,000
December 31, 2024	$13,125,000
March 31, 2025	$13,125,000
June 30, 2025	$13,125,000
September 30, 2025	$17,500,000
December 31, 2025	$17,500,000
March 31, 2026	$17,500,000
June 30, 2026	$17,500,000
September 30, 2026	$17,500,000
December 31, 2026	$17,500,000
March 31, 2027	$17,500,000
June 30, 2027	$17,500,000
September 30, 2027	$17,500,000
December 31, 2027	$17,500,000
March 31, 2028	$17,500,000
Third Amendment Incremental Dollar Term Maturity Date	Remaining principal amount

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(b)                To the extent not previously paid, the Term Borrowers shall jointly and severally pay to the Administrative Agent for the account of the applicable Term Lenders the then unpaid principal amount of (i) the Initial Term Loans on the Term Maturity Date and (ii) the Third Amendment Incremental Dollar Term Loans on the Third Amendment Incremental Dollar Term Maturity Date.

(c)                 Any prepayment by a Borrower of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed in writing by the Swiss Borrower; provided that (A) any prepayment of any Class of Incremental Term Loans shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment, (B) any prepayment of Term Borrowings of any Class contemplated by Section 2.23 shall be applied to subsequent scheduled repayments as provided in such Section and (C) if any Lender elects to decline a mandatory prepayment of a Term Borrowing in accordance with Section 2.11(f), then the portion of such prepayment not so declined shall be applied to reduce the subsequent repayments of such Term Borrowing to be made pursuant to this Section ratably based on the amount of such scheduled repayments.

(d)                Prior to any repayment of any Term Borrowings of any Class under this Section, a Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of such selection not later than 12:00 noon, New York City time, two Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11.           Prepayment of Loans.

(a)                 The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except as set forth in clause (h) of this Section 2.11), subject to Section 2.16.

(b)                The Administrative Agent shall determine the Dollar Equivalent of each Revolving Borrowing denominated in Permitted Other Currencies and the LC Exposure in respect of Letters of Credit denominated in Permitted Other Currencies as of each Revaluation Date. Each such determination shall be based on the Exchange Rate (A) on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Borrowing and (B) on the fourth Business Day prior to the date as of which such Dollar Equivalent is to be determined, for purposes of any subsequent determination. In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Swiss Borrower shall prepay Revolving Borrowings (or, if no such Revolving Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess. In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure denominated in any Permitted Other Currency on any Revaluation Date) or (ii) the Aggregate Revolving Exposure exceeds 105% of the Aggregate Revolving Commitments solely as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure on any Revaluation Date, the Swiss Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.

(c)                 In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Swiss Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the Specified Prepayment Event Percentage of the amount of such Net Proceeds (or, if any Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, then by such lesser per-

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centage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Swiss Borrower shall, on or prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings or the Borrowers intend to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 450 days after receipt of such Net Proceeds to be reinvested in the business of Holdings, the Borrowers or their Restricted Subsidiaries, or to enter into an acquisition permitted by this Agreement, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 450-day period (or within a period of 180 days thereafter if by the end of such initial 450-day period any Borrower or one or more Restricted Subsidiaries shall have committed to invest such proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.
(d)                Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2022, the Swiss Borrower shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year (such amount, as reduced in accordance with the provisos to this paragraph (d), the “ECF Sweep Amount”); provided that such amount shall be reduced, at the option of the Swiss Borrower, by the aggregate amount of (i) prepayments of Term Borrowings and Revolving Borrowings (but only to the extent accompanied by a permanent reduction of the corresponding Commitment) made pursuant to paragraph (a) of this Section during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this paragraph (d)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made, (ii) voluntary prepayments of any Incremental Facilities, Refinancing Term Loan Indebtedness, Alternative Incremental Facility Debt or Indebtedness incurred pursuant to Section 6.01(a)(xx), in each case, that is secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations made during such fiscal year, (iii) the amount of reduction in the outstanding amount of the Term Loans resulting from any assignment made in accordance with Section 9.04(e) during such fiscal year, in an amount equal to the actual amount of cash paid in connection therewith, (iv) the sum (without duplication) of (x) the amount of Capital Expenditures made in cash for such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources (other than Revolving Loans)) and (y) the amount of cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made) (except to the extent financed from Excluded Sources (other than Revolving Loans)), (v) the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08(a), other than Restricted Payments to Holdings, the Borrowers or any Restricted Subsidiary (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (A) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (B) are financed from Excluded Sources (other than Revolving Loans), and (vi) the aggregate amount of mandatory dividends paid on or cash redemptions or repurchases of the Series B Preferred Equity during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made); provided further that, in the case of any Term Loan prepaid in connection with the purchase thereof by a Purchasing Borrower Party pursuant to Section 9.04(e) at a discount to par, the prepayment required pursuant to this paragraph (d) shall be reduced, with respect to the prepayment of such Term Loan, only by the actual amount of cash paid to the applicable Lender or Lenders in connection with such purchase. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event not later than the last day on which such financial statements may be delivered in compliance with such Section). Any

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payment of an ECF Sweep Amount pursuant to this clause (d) shall only be required with respect to amounts in excess of the greater of (x) $22,000,000 and (y) 5.0% of Consolidated EBITDA for the applicable fiscal year of Holdings.

(e)                 Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by or Excess Cash Flow of a Subsidiary of Holdings giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the applicable Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary, and once such Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, then the amount of such Net Proceeds or Excess Cash Flow will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, (B) to the extent that and for so long as the Swiss Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax or cost consequence with respect to such Net Proceeds or Excess Cash Flow, the amount of Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Swiss Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (C) to the extent that and for so long as the Swiss Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary.

(f)                  Prior to any optional prepayment of Borrowings under this Section, the Swiss Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among Dollar Initial Tranche Borrowings, Euro Tranche Borrowings and Third Amendment Incremental Dollar Tranche Borrowings and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, the Borrowings of such Class pro rata based on the aggregate Dollar Equivalent principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, any Lender that holds Incremental Term Loans of such Class) may elect, by notice to the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than (x) an optional prepayment pursuant to paragraph (a) of this Section or (y) a mandatory prepayment triggered by an event described in clause (c) of the definition of the term “Prepayment Event”, neither of which may be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans may be retained by the applicable Borrower.

(g)                The Swiss Borrower shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of a prepayment of a Term Benchmark Borrowing or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment or (iv) in the case of a prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of

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prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Swiss Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h)                All (i) prepayments of Initial Term Loans effected on or prior to the six-month anniversary of the Effective Date with the proceeds of a Repricing Transaction in respect of such Initial Term Loans, (ii) prepayments of Third Amendment Incremental Dollar Term Loans effected on or prior to the twelve-month anniversary of the Incremental/Maturity Extension Operative Date with the proceeds of a Repricing Transaction in respect of such Third Amendment Incremental Dollar Term Loans, (iii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the six-month anniversary of the Effective Date, the effect of which is a Repricing Transaction with respect to any of the Initial Term Loans and (iv) amendments, amendments and restatements or other modifications of this Agreement on or prior to the twelve-month anniversary of the Incremental/Maturity Extension Operative Date, the effect of which is a Repricing Transaction with respect to the Third Amendment Incremental Dollar Term Loans, in each case, shall be accompanied by a fee payable for the ratable account of each of the applicable Term Lenders in an amount equal to 1.00% of the aggregate principal amount of the Term Loans so prepaid in the case of a transaction described in clause (i) or (ii) of this paragraph, or 1.00% of the aggregate principal amount of the Term Borrowings affected by such amendment, amendment and restatement or other modification in the case of a transaction described in clause (iii) or (iv) of this paragraph. Such fee shall be paid by the Term Borrowers to the Administrative Agent, for the account of the Term Lenders of the applicable Class, on the date of such prepayment.

SECTION 2.12.           Fees.

(a)                 The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) in accordance with its Pro Rata Share of the Aggregate Revolving Commitments for the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate (or are otherwise reduced to zero), a commitment fee which shall accrue at the Applicable Rate on the average daily unused amount of the aggregate Revolving Commitment of such Revolving Lender. Such accrued commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which all the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)                The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then used to determine the interest rate applicable to Term Benchmark Revolving Loans (or, in the case of a Letter of Credit denominated in Euro, the interest rate applicable to EURIBOR Revolving Loans) on the Dollar Equivalent of the average daily amount of such Lender’s aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which all of such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the Dollar Equivalent of the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the

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date of termination of all the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall (x) be payable on the date on which all the Revolving Commitments terminate and any such fees accruing after the date on which all the Revolving Commitments terminate shall be payable on demand and (y) accrue on the Dollar Equivalent of the applicable amounts. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.

(c)                 The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)                The Borrowers agree to pay to the Arrangers and the Administrative Agent, for the account of each applicable Arranger and Lender, such other fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter and including upfront fees, which may be in the form of original issue discount to the Loans) in the amounts and at the times so specified.

(e)                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(f)                  All commitment fees, participation fees, fronting fees and other fees payable pursuant to this Section 2.12 shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

SECTION 2.13.           Interest.

(a)                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(c)                 Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, such overdue amount shall bear interest, on and from such date, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.

(d)                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior

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to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term Benchmark Loan or a EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                 Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate, or Daily Simple RFR with respect to Swiss Francs, Euros and dollars hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest computed by reference to the Daily Simple RFR with respect to Sterling, the AUD Rate, the TIBOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that for purposes of this Section 2.13(e), if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loans as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Adjusted AUD Rate, AUD Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)                  If Swiss Anticipatory Tax in respect of any interest payable will be due under this Agreement and should Section 2.17 be unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Section 2.17 in the absence of this paragraph (f)) divided by (ii) 1 minus the rate at which the Swiss Anticipatory Tax is required to be made (where the rate at which the relevant Swiss Anticipatory Tax is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (A) that the Swiss Loan Party shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph (f) and (B) all references to a rate of interest in Section 2.17 shall be construed accordingly. Unless an Event of Default has occurred and is continuing, no recalculation of interest shall be made under this paragraph (f) with respect to a specific Lender if the Swiss Non-Bank Rules would not have been violated but for the fact that such Lender, (i) was a Swiss Qualifying Bank but on that date that any Lender is not or has ceased to be a Swiss Qualifying Bank other than as a result of any change of law after the date it became a Lender under this Agreement or (ii) incorrectly declared its status as Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h). The Swiss Loan Party will provide to each Lender those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax in order for each Lender to prepare a claim for refund of Swiss Withholding Tax.

SECTION 2.14.           Alternate Rate of Interest.

(a)                 Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)              the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a EURIBOR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)               the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a EURIBOR Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or

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the Adjusted TIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR for dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Permitted Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, EURIBOR Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of Section 2.14(a)(i) or (ii) above, on such day and (B) for Loans denominated in a Permitted Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans and EURIBOR Loans denominated in any Permitted Foreign Currency shall, at the Borrowers’ election prior to such day (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or EURIBOR Loan, such Term Benchmark Loan or EURIBOR Loan denominated in any Permitted Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Permitted Foreign Currency, at the Borrowers’ elec-

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tion, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)                Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)                 Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)                The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)                 Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, AUD Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)                  Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing, EURIBOR Bor-

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rowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or EURIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing, EURIBOR Borrowing or RFR Borrowing, in each case, denominated in a Permitted Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, EURIBOR Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in a Permitted Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans or EURIBOR Loans denominated in any Permitted Foreign Currency shall, at the Borrower’s election prior to such day (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or EURIBOR Loan, such Term Benchmark Loan or EURIBOR Loan denominated in any Permitted Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Permitted Foreign Currency, at the Borrowers’ election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15.           Increased Costs.

(a)                 If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable) or any Issuing Bank;

(ii)               impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

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(iii)               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b)                If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                 A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and the calculation thereof shall be delivered to the Swiss Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)                Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies the Swiss Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                 Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

SECTION 2.16.           Break Funding Payments.

(a)                 With respect to Loans that are not RFR Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the assignment of any Term

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Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Swiss Borrower pursuant to Section 2.19(b) or 9.02(c) or (e) the failure by a Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of profit). In the case of a EURIBOR Euro Term Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted EURIBOR Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in applicable offshore interbank market for such Agreed Currency, whether or not such EURIBOR Euro Term Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons therefor, and showing the calculation thereof, shall be delivered to the Swiss Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

(b)                With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or (iv) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons thereof shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

SECTION 2.17.           Taxes.

(a)                 Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then an additional amount shall be payable by the applicable Loan Party as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c)                 Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of

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the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) that are payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Swiss Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f)                  Status of Lenders.

(i)              Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Swiss Borrower and the Administrative Agent, at the time or times reasonably requested by the Swiss Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Swiss Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Swiss Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Swiss Borrower or the Administrative Agent as will enable the Swiss Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing:

(A)               any Lender that is a U.S. Person shall deliver to the Swiss Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)               with respect to a Term Loan, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Swiss Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), whichever of the following is applicable:

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(1)                in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                executed originals of IRS Form W-8ECI;

(3)                in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c)(3)(B) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the U.S. Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” related to the U.S. Co-Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or

(4)                to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Swiss Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Swiss Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)               if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Swiss Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Swiss Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Swiss Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Swiss Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                Treatment of Certain Refunds.

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(i)              If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ii)               Each Lender undertakes to collaborate with the Swiss Loan Party and use its reasonable commercial efforts to timely file a claim for refund of any Swiss Withholding Tax, at no cost to the Lender; provided that a Lender shall not be required to take any action in this regard that it determines in its reasonable discretion would be disadvantageous to its interests. In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the applicable Swiss Loan Party, provided that in no event will a Lender be required to pay any amount to a Swiss Loan Party pursuant to this paragraph the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Swiss Withholding Tax had not been deducted, withheld or otherwise imposed.

(h)                Swiss Qualifying Bank.

(i)              As at the date of this Agreement, each Revolving Lender confirms that it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank, provided that prior to the date of this Agreement, any such Swiss Non-Qualifying Bank has confirmed (in form and substance satisfactory to the Swiss Borrower) to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as, in each case for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(ii)               Each Revolving Lender that becomes a party to this Agreement after the date of this Agreement shall confirm, prior to becoming party hereto, for the benefit of the Administrative Agent and without liability to any Swiss Loan Party, which of the following categories it falls into: (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank. In the latter case, such Revolving Lender shall confirm that it counts as only one (1) Swiss Non-Qualifying Bank for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(iii)               If a Revolving Lender that becomes a party to this Agreement after the date of this Agreement fails to indicate its status in accordance with clause (ii) of this Section 2.17(h), such Revolving Lender shall be treated for purposes of this Agreement (including by each Loan Party) as if it is a Swiss Non-Qualifying Bank until such time as it notifies the Administrative Agent whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank. Upon receipt of such notification, the Administrative Agent shall inform the Borrowers or Holdings of such Revolving Lender’s status.

(iv)               Upon request by Holdings or the Administrative Agent, each Revolving Lender shall confirm whether it is (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank. In the latter case, such Revolving Lender shall also confirm that it counts as only one (1) Swiss Non-Qualifying Bank for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(v)              Each Revolving Lender that is a Swiss Non-Qualifying Bank on the date of this Agreement shall promptly inform the Swiss Borrower if it has reason to believe that the number of Swiss Non-Qualifying Banks it confirmed it counts as pursuant to clause (i) of this Section 2.17(h) is likely to change or has changed.

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(i)                  For purposes of this Section 2.17, the term “Revolving Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                 Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, (i) except with respect to payments of principal of and interest on Loans denominated in a Permitted Foreign Currency, prior to 1:00 p.m., New York City time, on the date when due and (ii) in the case of payments of principal of and interest on Loans denominated in a Permitted Foreign Currency, not later than the Applicable Time specified in writing by the Administrative Agent to the Swiss Borrower at least three Business Days prior to the relevant required date of payment (and, if not so specified, 1:00 p.m., New York City time), in each case, on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. If, for any reason, any Borrower is prohibited by Requirements of Law from making any required payment hereunder in Permitted Other Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the alternative currency payment amount. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest (or fees in respect of any Term Loan) in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in dollars. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States and, to the extent so required, such payments shall be due prior to 1:00 p.m., New York City time, on the date when due. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in a Permitted Foreign Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the Permitted Foreign Currency payment amount.

(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                 If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any

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Eligible Assignee, to any Borrower or any Subsidiary or other Affiliate thereof in a transaction that complies with the terms of Section 9.04(e), as applicable. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e)                 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.           Mitigation Obligations; Replacement of Lenders.

(a)                 If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be disadvantageous to such Lender in any material economic, legal or regulatory respect. The Borrowers hereby agree to pay all reasonable and documented assignment fees in connection with any such designation or assignment and delegation.

(b)                If (i) any Lender has requested compensation under Section 2.15, (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has become a Declining Lender under Section 2.22, (v) any Lender is a Disqualified Institution or (vi) any Revolving Lender is not in compliance with Swiss Non-Bank Rules, then the Swiss Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Swiss Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of de-

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termining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the applicable Borrower (in the case of all other amounts (including any fee payable pursuant to Section 2.11(h)), (C) the applicable Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (E) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Swiss Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Swiss Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20.           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a)                 commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)                the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders adversely affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)                 if any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender, then:

(i)              [reserved];

(ii)               all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all non-Defaulting Lenders’ Revolving Commitments and (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment; provided that, subject to Section 9.18, no reallocation under this clause (ii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(iii)               if the reallocation described in clause (ii) above cannot, or can only partially, be effected, the Swiss Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

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(iv)               if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (iii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(v)              if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(vi)               if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (ii) or (iii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)                so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Swiss Borrower in accordance with Section 2.20(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the non-Defaulting Lenders in a manner consistent with Section 2.20(c)(ii) (and such Defaulting Lender shall not participate therein).

In the event that (i) a Bankruptcy Event with respect to a Revolving Lender Parent shall occur following the Effective Date and for so long as such Bankruptcy Event shall continue or (ii) any applicable Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with Holdings and the Swiss Borrower or the applicable Revolving Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, Holdings, the applicable Borrower and each applicable Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused the applicable Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders of such Class as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans of such Class in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Swiss Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.

SECTION 2.21.           Incremental Extensions of Credit.

(a)                 At any time and from time to time, commencing on the Effective Date and ending on the latest Maturity Date, subject to the terms and conditions set forth herein, any Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loans denominated in dollars or Euros (the “Incremental Term Loans”), (ii) to add one or more increases in the aggregate amount of any Class of Term Loans denominated in dollars or Euros (each such increase, a “Incremental Term Loan Increase”), (iii) to add one or more additional tranches of revolving commitments available in dollars and/or one or more Permitted Foreign Currencies (each, an “Incremental Revolving Commitment”, and the loans made pursuant thereto, the “Incremental Revolving Loans”), (iv) solely during the Revolving Availability Period, to add one or more increases in the aggregate amount of the Revolving Commit-

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ments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, any Incremental Term Loan Increase, any Alternative Incremental Facility Debt and the Incremental Revolving Commitments, the “Incremental Extensions of Credit”; the Incremental Revolving Commitments and the Incremental Revolving Loans, together with the Incremental Term Loans, any Revolving Commitment Increase and any Incremental Term Loan Increase, the “Incremental Facilities”) or (v) Alternative Incremental Facility Debt, in an aggregate principal amount of up to the sum of (x) the greater of (I) $440,000,000 and (II) 100% of Consolidated EBITDA for the most recently ended Test Period prior to the date of incurrence thereof, calculated on a Pro Forma Basis, plus (y) the amount of any voluntary prepayments, buybacks or repurchases of the Term Loans, Incremental Facilities, Refinancing Term Loan Indebtedness, Alternative Incremental Facility Debt or Indebtedness incurred pursuant to Section 6.01(a)(xx), in each case, that are secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations (provided that if such prepaid Indebtedness consists of revolving Indebtedness such prepayments shall be accompanied by a corresponding permanent reduction in the commitments in respect of such revolving Indebtedness) and permanent reductions in the amount of the Revolving Commitments, in each case, to the extent not funded with long-term Indebtedness, plus (z) an additional amount if, after giving effect to the incurrence of such additional amount and the application of the proceeds therefrom on a Pro Forma Basis (excluding any concurrent borrowings of Revolving Loans and assuming that the full amount of such Incremental Extension of Credit has been funded on such date), (I) if such Incremental Extension of Credit is secured by Liens that rank (or are intended to rank) on an equal priority basis (but without regard to control of remedies) with the Liens securing the Obligations, (A) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) the Consolidated First Lien Leverage Ratio is no greater than the Consolidated First Lien Leverage Ratio immediately prior to such incurrence, (II) if such Incremental Extension of Credit is secured by Liens that rank (or are intended to rank) on a junior priority basis to the Liens securing the Obligations, (A) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) the Consolidated Secured Leverage Ratio is no greater than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and (III) if such Incremental Extension of Credit is unsecured, at the option of the Swiss Borrower, either (A)(X) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (Y) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (2) the Consolidated Total Leverage Ratio is no greater than the Consolidated Total Leverage Ratio immediately prior to such incurrence or (B)(X) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (Y) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (2) the Consolidated Interest Coverage Ratio is no less than the Consolidated Interest Coverage Ratio immediately prior to such incurrence, it being understood that if the proceeds of the relevant Incremental Extensions of Credit will be applied to finance a Limited Condition Transaction and the Swiss Borrower has made an LCT Election, compliance with the Consolidated Secured Leverage Ratio test, the Consolidated First Lien Leverage Ratio test, the Consolidated Interest Coverage Ratio test and the Consolidated Total Leverage Ratio test prescribed above may be determined as of the LCT Test Date in respect of such Limited Condition Transaction on a Pro Forma Basis; provided that, at the time of effectiveness of each Incremental Facility Amendment, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing or shall result therefrom (or, in the event the proceeds of any Incremental Extension of Credit are used to finance any Limited Condition Transaction permitted hereunder for which the Swiss Borrower has made an LCT Election, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist and be continuing as of the LCT Test Date for such Limited Condition Transaction), and provided further that (i) any Incremental Extension of Credit may be incurred under one or more of clauses (x), (y) and (z) of this Section 2.21(a) as selected by the Swiss Borrower in its sole discretion, (ii) if any Incremental Extension of Credit is intended to be incurred under clause (z) of this Section 2.21(a) and any other clause of this Section 2.21(a) in a single transaction or series of related transactions, (A) the permissibility of the portion of such Incremental Extension of Credit to be incurred or implemented under clause (z) shall first be determined without giving effect to any Incremental Extension of Credit to be incurred or implemented under any other clause of this Section 2.21(a), but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Extension of Credit and (B) the permissibility of the portion of such Incremental Extension of Credit to be incurred

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or implemented under the other applicable clauses of this Section 2.21(a) shall be determined thereafter and (iii) any Incremental Extension of Credit (or, in each case, a portion thereof) previously incurred in reliance on clause (x) or (y) of this Section 2.21(a) shall be automatically reclassified and be deemed to have been incurred in reliance on clause (z) of this Section 2.21(a) to the extent that as of the last day of any fiscal quarter subsequent to the incurrence of such Incremental Extension of Credit, after giving effect to such reclassification, the Consolidated Secured Leverage Ratio test, the Consolidated First Lien Leverage Ratio test, the Consolidated Total Leverage Ratio test or the Consolidated Interest Coverage Ratio test, as applicable, as each set forth in clause (z) of this Section 2.21(a) would be satisfied. Each Class of Incremental Term Loans and Incremental Revolving Commitments, and each Revolving Commitment Increase and Incremental Term Loan Increase, shall be in an integral multiple of the $1,000,000 and be in an aggregate principal amount that is not less than $15,000,000; provided that such amount may be less than $15,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b)                The Incremental Facilities (i) shall be documented pursuant to an Incremental Facility Amendment and may be secured by Liens ranking pari passu with the Lien securing the Initial Term Loans and the Third Amendment Incremental Dollar Term Loans, Liens ranking junior to the Lien securing the Initial Term Loans and the Third Amendment Incremental Dollar Term Loans, or be unsecured, (ii) [reserved], (iii) shall not be (x) secured by any property or assets of Holdings, any Borrower or any Restricted Subsidiary other than the Collateral or the proceeds of such Indebtedness pending application thereof or (y) guaranteed by any Subsidiaries other than the Loan Parties, (iv) (x) in the form of Incremental Term Loans or any Incremental Term Loan Increase shall be borrowed by one or both of the Term Borrowers and (y) in the form of Incremental Revolving Commitments, Incremental Revolving Loans or a Revolving Commitment Increase, shall be borrowed by the Swiss Borrower and (v) shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the applicable Borrower and the Lenders providing the applicable Incremental Extension of Credit and to the extent the covenants and events of default of any Incremental Facility (other than with respect to maturity, amortization and pricing) are inconsistent with those governing the other Loans hereunder, such terms shall be, when taken as a whole, no more favorable to the Lenders providing the applicable Incremental Facility than the terms governing the Loans hereunder, unless (1) the Lenders receive the benefit of such more restrictive terms (it being understood to the extent that any covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of the Lenders), (2) such more restrictive terms only apply after the Latest Maturity Date, (3) such terms reflect market terms and conditions, taken as a whole, at the time of incurrence of such Incremental Extension of Credit (as determined by Swiss Borrower in good faith) or (4) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrowers; provided further that (A) for any Incremental Tranche B Term Loans (including in the form of any Incremental Term Loan Increase), if the Weighted Average Yield relating to such Incremental Tranche B Term Loans that (u) rank pari passu to the Third Amendment Incremental Dollar Term Loans with respect to security, (v) are floating rate term loans, issued in the same currency, that are broadly syndicated to banks and other financial institutions, (w) are in an aggregate amount in excess of the greater of $440,000,000 and 100% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, (x) are not incurred for the purposes of consummating a permitted acquisition or other Investment permitted under this Agreement, (y) are incurred in reliance on clause (z) of Section 2.21(a) and (z) have a maturity date that is less than twenty-four (24) months after the Third Amendment Incremental Dollar Term Maturity Date, exceeds the Weighted Average Yield relating to the Third Amendment Incremental Dollar Term Loans (after giving effect to any amendments to the applicable margin on the existing Third Amendment Incremental Dollar Term Loans prior to the time that such Incremental Term Loans are made) immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, then the Applicable Rate relating to the existing Third Amendment Incremental Dollar Term Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Term Loans shall not exceed the Weighted Average Yield relating to the existing Third Amendment Incremental Dollar Term Loans by more than 0.50%, (B) any Incremental Term Loan shall not have (1) a final maturity date earlier than the Third Amendment Incremental Dollar Term Maturity Date or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then-remaining Term Loans; provided that the requirements set forth in this clause (B) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions, (C) any Incremental Revolving Commitment or any Revolving Commitment Increase shall not have a maturity date that is earlier than the Re-

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volving Maturity Date and shall not require any scheduled amortization or mandatory commitment reductions prior to the Revolving Maturity Date and (D) any Incremental Term Loan Increase shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Term Loans being increased and shall be on the same terms applicable to such Term Loans.

(c)                 Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit (other than any Alternative Incremental Facility Debt) (i) shall, to the extent a consent would be required under Section 9.04 if such additional bank, financial institution, existing Lender or other Person were taking an assignment of Loans or Commitments, be approved by the applicable Borrower and the Administrative Agent (and, in the case of any Incremental Revolving Commitment or Revolving Commitment Increase, each applicable Issuing Bank) (such approval not be unreasonably withheld) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and (ii) if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the applicable Borrower, each such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Facility unless it so agrees. Commitments in respect of any Incremental Facility shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)).

(d)                On the date of effectiveness of any Revolving Commitment Increase, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender of the applicable Class the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Swiss Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Swiss Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender of the applicable Class shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Swiss Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Swiss Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and

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without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

(e)                 Notwithstanding anything to the contrary contained in this Section 2.21, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.21, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

SECTION 2.22.           Extension of Maturity Date.

(a)                 The Swiss Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) prior to the then-existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section; provided that, for the avoidance of doubt, each Lender may elect to agree or not agree, in its sole discretion, to an extension of a Maturity Date. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Swiss Borrower, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Swiss Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Swiss Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Swiss Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.

(b)                Notwithstanding the foregoing, the Swiss Borrower shall have the right, in accordance with the provisions of Sections 2.19(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining

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Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.

(c)                 If a Maturity Date Extension Request has become effective hereunder:

(i)              solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Swiss Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit, in each case, in the manner set forth in Section 2.05(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section (and the Swiss Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Exposure would exceed the aggregate amount of the Revolving Commitments so extended);

(ii)               solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Swiss Borrower shall repay all the Revolving Loans made by each Declining Lender to such Borrower to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments; and

(iii)               solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, each Borrower shall repay all the Loans of such Class made by each Declining Lender to such Borrower, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.

(d)                Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in clauses (a) and (b) of Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Swiss Borrower.

(e)                 Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.08(c) or Section 2.18(b) or 2.18(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).

(f)                  The Swiss Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.

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(g)                Notwithstanding anything to the contrary contained in this Section 2.22, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.22, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

SECTION 2.23.           Refinancing Facilities.

(a)                 Each Borrower may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Term Loan Indebtedness. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the applicable Borrower proposes that such Refinancing Term Loan Indebtedness shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)              no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing,

(ii)               substantially concurrently with the incurrence of such Refinancing Term Loan Indebtedness, the applicable Borrower shall repay or prepay then outstanding Term Borrowings of the applicable Class made to such Borrower (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.09(a) ratably,

(iii)               such notice shall set forth, with respect to the Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans, to the extent applicable, the following terms thereof: (a) the designation of such Refinancing Term Loans as a new “Class” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Term Loans of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (d) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (e) the fees applicable to the Refinancing Term Loans of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans of such Class (which prepayment requirements may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable (as determined by Swiss Borrower in good faith) to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans of such Class,

(iv)               such Refinancing Term Loan Indebtedness will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, and

(v)              the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Refinancing Term Loan Indebtedness (unless incurred hereunder as an additional Class) shall have become party to an Acceptable Intercreditor Agreement if such Indebtedness is secured by Liens on the Collateral ranking pari passu with or junior to the Liens on the Collateral securing the Obligations.

(b)                Any Lender or any other Eligible Assignee approached by a Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness.

(c)                 Any Refinancing Term Loans shall be established pursuant to a Refinancing Facility Agreement executed and delivered by Holdings, the applicable Borrower, each Refinancing Term Lender providing such Refinancing Term Loan and the Administrative Agent, which shall be consistent with the provisions set forth in clause

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(a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to effect provisions of this Section 2.23, including any amendments necessary to treat such Refinancing Term Loans as a new “Class” of loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.

(d)                Notwithstanding anything to the contrary contained in this Section 2.23, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.23, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

ARTICLE III

Representations and Warranties

Each of Holdings (with respect to itself and, where applicable, the Restricted Subsidiaries) and the Borrowers represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that; provided that on the Effective Date only the Specified Representations will be made by each of Holdings and the Borrowers:

SECTION 3.01.           Organization; Powers. Each of Holdings, the Borrowers and the Restricted Subsidiaries (a) is duly organized or incorporated, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to (i) carry on its business as now conducted and (ii) to execute, deliver and perform its obligations under this Agreement and each other Loan Document and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept exists in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.           Authorization; Due Execution and Delivery; Enforceability. This Agreement has been duly authorized, executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, such Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.           Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (a) as of the date such Loan Document is executed, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to create Liens under the Loan Documents or perfect Liens created under the Loan Documents or (ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to Holdings, any Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, any Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration under this clause (c) or clause (b) above that would not reasonably be expected to have a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02 and (e) will not violate any of such Loan Party’s organizational documents.

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SECTION 3.04.           Financial Condition; No Material Adverse Change.

(a)                 The Audited Financial Statements present fairly, in all material respects, the financial position of Holdings, the Borrowers and the Subsidiaries on a combined consolidated basis as of such dates and their results of operations and cash flows for the period covered thereby, and were prepared in accordance with GAAP consistently applied throughout the period covered thereby except as otherwise expressly noted therein, subject to normal year-end audit adjustments.

(b)                Except as disclosed in Holdings’ filings with the SEC, since the Effective Date, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05.           Properties.

(a)                 Each of Holdings, the Borrowers and the Restricted Subsidiaries has good title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property necessary for the conduct of its business (including the Mortgaged Properties), (i) free and clear of Liens, other than Liens permitted by Section 6.02 and (ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                To the knowledge of Holdings, any Borrower or any Restricted Subsidiary, (i) each of Holdings, the Borrowers and the Restricted Subsidiaries owns, or has a valid and enforceable right to use, any and all trademarks, service marks, trade names, domain names, copyrights (including in or with respect to software), patents, patents rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all registrations and applications for registrations therefor (collectively, “IP Rights”) that is used in or necessary for its business as currently conducted, and (ii) the use thereof by Holdings, each Borrower and each Restricted Subsidiary does not infringe upon, misappropriate or otherwise violate the rights of any other Person, except, in each case of clauses (i) and (ii) above, for any such failures to own or have rights to use, or any such infringements, misappropriations or other violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any IP Rights owned or used by Holdings, any Borrower or any Restricted Subsidiary is pending or, to the knowledge of Holdings, any Borrower or any Restricted Subsidiary, threatened against Holdings, any Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.           Litigation and Environmental Matters.

(a)                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened in writing against or affecting Holdings, any Borrower or, to the knowledge of Holdings, any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, any Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has incurred any Environmental Liability or, to the knowledge of Holdings, any Borrower or any Restricted Subsidiary, there is a reasonable expectation to incur any such Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) is reasonably expected to incur any Environmental Liability with respect to any Release on any real property now or previously owned, leased or operated by it.

SECTION 3.07.           Compliance with Laws. Each of Holdings, the Borrowers and the Restricted Subsidiaries is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.08.           Sanctions; Anti-Corruption Laws.

(a)                 Holdings and the Borrowers have implemented and maintain in effect policies and procedures designed to promote compliance by Holdings, the Borrowers, the Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Borrowers, the Restricted Subsidiaries and to the knowledge of Holdings, the respective directors, officers and employees of Holdings and the Borrowers (when acting in their role as directors, officers or employees), are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings or a Borrower being designated as a Sanctioned Person. None of Holdings, any Borrower, any Restricted Subsidiary or any of their respective directors, officers or, to the knowledge of Holdings, employees is a Sanctioned Person

(b)                The use of proceeds of the Loans will not directly be used in violation of OFAC, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the USA PATRIOT Act.

This Section 3.08 is subject to Section 1.12.

SECTION 3.09.           Investment Company Status. None of Holdings, any Borrower or any other Loan Party is required to register as an “investment company” under the Investment Company Act.

SECTION 3.10.           Federal Reserve Regulations. None of Holdings, any Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that violates the provisions of Regulation U or X of the Board of Governors.

SECTION 3.11.           Taxes. Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each of Holdings, each Borrower and each Restricted Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and where Holdings, such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP.

SECTION 3.12.           ERISA.

(a)                 Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b)                Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, any Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP.

SECTION 3.13.           Disclosure. As of the Effective Date, neither the Lender Presentation nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of Holdings, any Borrower or any Restricted Subsidiary to the Arrangers, the Administrative Agent, any Issuing Bank or any Lender on or before the Effective Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of Holdings and each Bor-

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rower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood and agreed that (i) such projected financial information is merely a prediction as to future events and are not to be viewed as facts, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers or any of the Restricted Subsidiaries and (iii) no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

SECTION 3.14.           Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth the name of, and the ownership interest of Holdings, each Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

SECTION 3.15.           [Reserved].

SECTION 3.16.           Solvency. As of the Effective Date, immediately after the consummation of the Transactions, and giving effect to the rights of indemnification, subrogation and contribution under the Security Documents, (a) the fair value of the assets of Holdings, the Borrowers and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings, the Borrowers and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Borrowers and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) Holdings, the Borrowers and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 3.17.           Collateral Matters.

(a)                 Each Security Document is effective to create (to the extent described therein and subject, in the case of Security Documents governed by the laws of a jurisdiction located outside of the United States, to the Agreed Guaranty and Security Principles) in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid, enforceable security interest in the Collateral to the extent intended to be created thereby and (i) in the case of any Loan Party organized in the United States (x) when all financing statements and other appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and filings and recordation with the United States Patent and Trademark Office and the United States Copyright Office (which filings or recordings shall be made to the extent required by the applicable Security Document) and (y) when the taking of possession by the Administrative Agent of such Collateral with respect to which a security interest may be perfected by possession (which possession shall be given to the Administrative Agent to the extent possession by the Administrative Agent is required by the applicable Security Document) occurs and (ii) in the case of Non-U.S. Loan Parties, when such actions as set forth in the applicable Security Documents to which such Non-U.S. Loan Parties are a party are taken, then in each case, the security interests created by the Security Documents shall constitute so far as possible under relevant law fully perfected (or equivalently under applicable foreign law) Liens on, and security interests in the Collateral in which a security interest may be perfected by such filing or the taking of such actions described in clauses (i) and (ii) of this Section 3.17(a) (in each case with respect to such Liens and security interests, to the extent intended to be created thereby and required to be perfected under the Loan Documents and, in each case of a Non-U.S. Loan Party, subject to the Perfection Exceptions and the Agreed Guaranty and Security Principles) all right, title and interest of the Loan Parties in such Collateral in each case free and clear of any Liens other than Liens permitted under Section 6.02; provided that no representation is made that a charge that is expressed to be a fixed charge will actually take effect as a fixed charge and not a floating charge.

(b)                Each Mortgage upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all

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the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c)                 Upon the recordation of the U.S. Collateral Agreement (or short-form intellectual property security agreements in form and substance substantially similar to the Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the U.S. Collateral Agreement)) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the United States Intellectual Property (as defined in the U.S. Collateral Agreement) in which a security interest may be perfected by such filing of such documents in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such intellectual property acquired by the Loan Parties after the Effective Date).

SECTION 3.18.           [Reserved].

SECTION 3.19.           Centre of Main Interest. (i) The Lux Borrower has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation (or, with the consent of the Administrative Agent, England and Wales or Ireland) and (ii) each other Material Subsidiary that is a Loan Party and is organized or incorporated in the European Union, in each case has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation or England and Wales, Ireland or Luxembourg.

SECTION 3.20.           Swiss Non-Bank Rules. The Swiss Borrower represents and warrants that it is in compliance with the Swiss Non-Bank Rules; provided that the Swiss Borrower shall not be in breach of this representation if its number of creditors in respect of either the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule is exceeded solely because a Revolving Lender having (i) failed to comply with its obligations under Section 9.04(b), (ii) incorrectly declared its status as Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare that the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h), (iii) ceased to be a Swiss Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement. In addition, the Swiss Borrower shall not be in breach of this representation if in circumstances where the number of the Swiss Borrower's creditors in respect of the Swiss Non-Bank Rules is exceeded as a result of assignments or transfers to Swiss Non-Qualifying Banks at a time when an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

For the purpose of its compliance with the Swiss 20 Non-Bank Rule under this Section 3.20, the number of Lenders under this Agreement which are Swiss Non-Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and it will be assumed that the Lenders are in compliance with the assignment provisions in Section 9.04(b).

ARTICLE IV

Conditions

SECTION 4.01.           Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

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(a)                 The Administrative Agent (or its counsel) shall have received from each Loan Party hereto either (i) a counterpart of this Agreement signed on behalf of such Loan Party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such Loan Party has signed a counterpart of this Agreement.

(b)                The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (i) Sullivan & Cromwell LLP, special New York counsel for the Loan Parties and (ii) subject to the final paragraph of this Section 4.01, each other local counsel for the Loan Parties (or the Administrative Agent, as applicable) listed on Part B of Schedule 1.03, in each case (A) dated as of the Effective Date and (B) in form and substance reasonably satisfactory to the Administrative Agent.

(c)                 The Administrative Agent shall have received a copy of (i) each organizational or constitutional document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or as of the Effective Date by a director or an authorized representative of such Loan Party (where customary in any applicable jurisdiction), which shall, for the avoidance of doubt, include in the case Swiss Loan Party a copy of (x) up-to-date and certified articles of association (Statuten), (y) an up-to-date and certified excerpt of the competent commercial register and (z) the register of beneficial owners (Verzeichnis der wirtschaftlich Berechtigten) relating to such Swiss Loan Party; (ii) signature and incumbency certificates (where customary in any applicable jurisdiction) of the responsible officers or authorized representatives of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions (or extracts of resolutions) of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each Loan Party, as applicable, approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary, a responsible officer or an authorized representative of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (or in the case of an Irish Loan Party, a letter of status issued by the Irish Companies Registration Office dated no earlier than 15 days prior to the date the Irish Loan Party enters into a Loan Document).

(d)                [Reserved].

(e)                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (or such shorter period agreed by the Swiss Borrower in its sole discretion), reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand; provided that such amounts may be offset against the proceeds of the Term Loans.

(f)                  The Administrative Agent shall have received (i) the Audited Financial Statements and (ii) the Pro Forma Financial Statements.

(g)                The Administrative Agent and the Arrangers shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrowers and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Arrangers in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agent and the Arrangers reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act including, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (g) shall be deemed to be satisfied).

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(h)                Subject to the final paragraph of this Section 4.01 and except as provided by Section 5.15 hereof or the Agreed Guaranty and Security Principles, the Administrative Agent shall have received the Security Documents set forth on Schedule 4.01 and the Collateral and Guarantee Requirement shall have been satisfied to the extent applicable to each Loan Party organized in the United States, England and Wales, Switzerland and Luxembourg, and the Administrative Agent, on behalf of the Secured Parties, shall have a perfected security interest in the Collateral of the type and priority described in each Security Document (in each case, subject to, and except as otherwise set forth in, the Collateral and Guarantee Requirement, the Agreed Guaranty and Security Principles and/or Section 5.15), including, without limitation, the Equity Interests in each Borrower.

(i)                  The Plan of Reorganization shall reflect the terms and conditions described in the Restructuring Term Sheet attached to the Commitment Letter as Annex II, without any further modifications to such terms and conditions that would be material and economically adverse to the interests of the Lenders (in their respective capacities as such) without the prior written consent of the Lenders (not to be unreasonably withheld, delayed or conditioned).

(j)                  The Bankruptcy Court shall have entered an order confirming the Plan of Reorganization (including authorizing and approving this Agreement and the other Loan Documents), which order shall not have been stayed, reversed, revoked, modified or vacated on appeal, in each case, in a manner material and adverse to the Lenders without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(k)                The Plan Effective Date shall have occurred or, substantially simultaneously with the initial borrowing of the Term Loans hereunder, shall occur;

(l)                  The Lenders shall have received a certificate from a Financial Officer of Holdings, substantially in the form of Exhibit K, certifying as to the solvency of Holdings and its Restricted Subsidiaries as of the Effective Date on a consolidated basis after giving effect to the Transactions.

(m)               The Effective Date Preferred Equity Investment shall have been made, or shall be made substantially simultaneously with the initial borrowing of the Term Loans hereunder.

(n)                The Effective Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the initial borrowing of the Term Loans hereunder.

(o)                The applicable Borrowers shall have delivered to the Administrative Agent the notice required by Section 2.03.

(p)                The Specified Representations shall be true and correct in all material respects (unless such representations related to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date).

(q)                The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice President of Holdings, confirming compliance with the condition set forth in Section 4.01(p).

The Administrative Agent shall notify the Swiss Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 11:59 p.m., New York City time, on the Effective Date.

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, (i) the terms of the Loan Documents and the deliverables set forth in clauses (b), (c) and (l) above shall be in a form such that they do not impair the availability or the funding of the Loans on the Effective Date if the other conditions set

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forth above have been satisfied and (ii) to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Effective Date (other than the pledge and perfection of the security interests (i) in the certificated Equity Interests, if any, of each Borrower and any wholly-owned Restricted Subsidiary of Holdings that is organized in the United States of America or any state thereof and that is not an Immaterial Subsidiary (to the extent required by the Collateral and Guarantee Requirement) and (ii) in other assets pursuant to which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code) after Holdings’ use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition to the Effective Date and Holdings agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to provide and/or perfect such security interests with respect to such Collateral promptly, and in any event at the time set forth in Section 5.15, or if no time is set forth therein, within 90 days of the Effective Date or such longer period of time as may be mutually agreed by the Administrative Agent and the Holdings, each acting reasonably.

SECTION 4.02.           Each Credit Event. After the Effective Date, the obligations of the Lenders to make Loans on the occasion of any Borrowing (but not any conversion or continuation thereof), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                 The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(b)                At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)                 The applicable Borrower shall have delivered to the Administrative Agent a request for Borrowing that complies with the requirements set forth in Section 2.03 or a request for the issuance, amendment, renewal or extension of such Letter of Credit that complies with the requirements of Section 2.05(b).

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) (other than (x) a Borrowing under any Incremental Facility the proceeds of which are used to finance a Limited Condition Transaction and (y) any extensions of credit or Borrowings under Section 2.23), and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

From and including the Effective Date and until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under this Agreement or any other Loan Document and all other Obligations (other than (x) contingent amounts not yet due and (y) Secured Hedging Obligations and Cash Management Obligations) shall have been paid in full and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) shall have expired or been terminated and all LC Disbursements shall have been reimbursed, Holdings covenants and agrees (except with respect to Section 5.08), and with respect to Section 5.08 each Swiss Entity (as defined below) covenants and agrees, and Holdings shall (except in the case of Sections 5.01, 5.03 and 5.08) cause the Borrowers (limited to the Swiss Borrower with respect to Section 5.18) to covenant and agree with the Lenders that:

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SECTION 5.01.           Financial Statements and Other Information. In the case of Holdings, Holdings will furnish to the Administrative Agent, which shall furnish to each Lender, the following:

(a)                 within 90 days after the end of each fiscal year of Holdings (or such later date as Form 10-K of Holdings is required to be filed with the SEC taking into account any extension granted or provided for by the SEC), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted accounting principles and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit, but may contain a “going concern” or like qualification that is due to (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in any future period) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of Holdings and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of Holdings and its consolidated Subsidiaries;

(b)                within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or such later date as Form 10-Q of Holdings is required to be filed with the SEC taking into account any extension granted or provided for by the SEC), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of Holdings and its consolidated Subsidiaries;

(c)                 concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenant contained in Section 6.13 (if then in effect) and (B) in the case of financial statements delivered under clause (a) above and, solely to the extent either of the Borrowers would be required to prepay the Term Loans pursuant to Section 2.11(d), beginning with the financial statements for the fiscal year of Holdings ending December 31, 2022, of Excess Cash Flow, (iii) at any time when there is any Unrestricted Subsidiary, including as an attachment with respect to each such financial statement, an Unrestricted Subsidiary Reconciliation Statement (except to the extent that the information required thereby is separately provided with the public filing of such financial statement) and (iv) certifying that the representation in Section 3.19(i) is true and correct in all material respects with respect to the Lux Borrower.

(d)                within 90 days after the end of each fiscal year of Holdings (or such longer period as permitted under Section 5.01(a)), a consolidated budget for the current fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal);

(e)                 [reserved];

(f)                  promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Restricted Subsidiary

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with the SEC or with any national securities exchange, or distributed by Holdings to the holders of its Equity Interests generally, as applicable; and

(g)                promptly following any reasonable request therefor, but subject to the limitations set forth in the provisos to the last sentence of Section 5.09 and Section 9.12, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition, of Holdings, any Borrower or any Material Subsidiary that is a Restricted Subsidiary; provided that none of Holdings, any Borrower or any Restricted Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, any Borrower or any Restricted Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by Holdings, any Borrower or any Restricted Subsidiary (not created in contemplation thereof); provided, further, that if any information is withheld pursuant to clause (i), (ii) or (iii) above, Holdings, any Borrower or any Restricted Subsidiary shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.

Information required to be furnished pursuant to clause (a), (b), (f) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.           Notices of Material Events. Holdings and each Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, prompt written notice of the following:

(a)                the occurrence of any Default;

(b)                to the extent permitted by the Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, any Borrower or any Restricted Subsidiary, affecting Holdings, any Borrower or any Restricted Subsidiary, that in each case has a reasonable probability of being determined adversely and if determined adversely would reasonably be expected to result in a Material Adverse Effect; and

(c)                 the occurrence of any Environmental Liability or ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of Holdings or the Swiss Borrower setting forth a summary description of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.           Information Regarding Collateral. Holdings will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational or constitutional documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification/registration number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement (or the equivalent thereof in each applicable jurisdiction), the Federal Taxpayer Identification Number of such Loan Party.

SECTION 5.04.           Existence; Conduct of Business. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to maintain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and IP Rights in each case to the extent necessary for the conduct of its business, except in each case, (i) in connection with a transaction permitted under Section 6.03, (ii) for allowing registered or applied-for IP Rights to lapse, expire, be-

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come abandoned or otherwise terminate in the Ordinary Course of Business or where the lapse, expiration, abandonment or termination would not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary, as applicable or (iii) with respect to any Restricted Subsidiary other than a Borrower, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05.           Payment of Taxes. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Holdings, such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.           Maintenance of Properties. Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted.

SECTION 5.07.           Insurance. Holdings will, and will cause each of its Restricted Subsidiaries to, subject to the Agreed Guaranty and Security Principles in the case of Non-U.S. Loan Parties, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are consistent with the past practices of the Loan Parties or otherwise as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Holdings and the Swiss Borrower shall take commercially reasonable efforts to cause the main property and liability policies maintained by or on behalf of Holdings to (a) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. Holdings will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained; provided that no Loan Party shall be required to deliver original copies of any insurance policies.

SECTION 5.08.           Swiss Tax.

(a)                 To the extent any Loan Party organized under the laws of Switzerland would otherwise be required under the terms of the Loan Documents to grant a Lien over any real estate (including building rights (Baurechte)) acquired (but not leased or licensed) by it in favor of the Secured Parties, such Loan Party organized under the laws of Switzerland shall, prior to granting such Lien, obtain a ruling from the Cantonal tax administration in which the real estate is located confirming that interest payments in respect of the Loans are not subject to withholding tax within the meaning of Art. 94 Swiss Direct Tax Law (DBG) respectively Art. 35(1)(e) Swiss Tax Harmonization Law (StHG), irrespective whether the Lenders are resident in a country with which Switzerland has a double taxation agreement under which residents of that country can benefit from a full exemption from Swiss taxation on interest, in form and substance satisfactory to the Administrative Agent.

(b)                Any Loan Party organized under the laws of Switzerland shall conduct its business in a manner such that it would not reasonably likely to result in the imposition of any withholding tax liability in respect of any payment to a Secured Party under a Loan Document.

SECTION 5.09.           Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct (in all material respects) entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all

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at such reasonable times during regular office hours but no more often than one (1) time during any calendar year absent the existence of an Event of Default; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.09; provided further that none of Holdings, any Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement (not created in contemplation thereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.10.           Compliance with Laws. Each of Holdings and the Borrowers will, and will take reasonable action to cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including ERISA, Environmental Laws and the USA PATRIOT Act) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11.           Use of Proceeds; Letters of Credit.

(a)                 The proceeds of the Initial Term Loans, together with the proceeds from the Effective Date Preferred Equity and cash on hand at Holdings and its Subsidiaries, will be used solely for (i) the payment of fees and expenses payable in connection with the Transactions (including any original issue discount or upfront fees), (ii) the Transaction Funds and (iii) general corporate purposes. On the Effective Date, the proceeds of the Revolving Loans will be used for (x) working capital and other general corporate purposes of the Restricted Group, (y) to fund certain original issue discount or upfront fees required to be funded on the Effective Date and (z) to fund a portion of the Transaction Funds in an amount not to exceed $50,000,000. Thereafter, the proceeds of the Revolving Loans, as well as the proceeds of any Incremental Facilities (unless otherwise provided in the applicable Incremental Facility Amendment) will be used for working capital and other general corporate purposes, including acquisitions permitted by this Agreement, of Holdings, the Borrowers and the Restricted Subsidiaries. The proceeds of the Third Amendment Incremental Dollar Term Loans will be used solely (i) to fund distributions to effectuate the Third Amendment Transactions, (ii) for working capital and general corporate purposes of Holdings and its Subsidiaries and (iii) to pay the fees and expenses incurred in connection with the Third Amendment Transactions. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.10. Letters of Credit will be used by Holdings, the Borrowers and the Restricted Subsidiaries for general corporate purposes.

(b)                The Borrowers will not request any Borrowing or Letter of Credit, and each of Holdings and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws by Holdings, the Borrowers or any of their respective Subsidiaries; (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a person required to comply with Sanctions; or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.11(b) is subject to Section 1.12.

SECTION 5.12.           Additional Subsidiaries.

(a)                 If any additional Subsidiary (other than any Excluded Subsidiary) is formed or acquired or if any Subsidiary becomes a Designated Subsidiary or otherwise ceases to be an Excluded Subsidiary, in each case after the Effective Date, Holdings will, as promptly as practicable and, in any event, within 90 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing (including electronic mail)) after such Subsidiary is formed or acquired or becomes a Designated Subsidiary or ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof and, if such Subsidiary is a subsidiary organized outside the United States, subject to the Agreed Guaranty and Security Principles, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and such other documents, certificates and opinions consistent with those delivered pur-

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suant to Sections 4.01(b) and (c) that the Administrative Agent may reasonably request with respect to such Subsidiary.

(b)                Holdings may designate by writing to the Administrative Agent any wholly owned Restricted Subsidiary that is otherwise an Excluded Subsidiary and that is either a U.S. Subsidiary or a Non-U.S. Subsidiary organized in a Material Jurisdiction or a jurisdiction reasonably acceptable to the Administrative Agent (each such jurisdiction, a “Non-U.S. Designated Jurisdiction”) as a Designated Subsidiary (each such Restricted Subsidiary, a “Designated Subsidiary”).

SECTION 5.13.           Further Assurances.

(a)                 Each of Holdings and the Borrowers will, and will cause each of its Subsidiaries that is a Loan Party to (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and any foreign equivalents of the foregoing, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Loan Parties.

(b)                If any (i) IP Rights registered with, issued by, or subject to a pending application before the United States Patent and Trademark Office or United States Copyright Office or (ii) material assets (other than IP Rights), in each case, other than Excluded Property, are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Security Document that become subject to the Lien created by such Security Document upon acquisition thereof), Holdings will notify the Administrative Agent thereof in writing, and, if requested by the Administrative Agent, Holdings will (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), subject to the terms of the Collateral and Guarantee Requirement, take, and cause the Loan Parties to take, such actions requested by Administrative Agent as shall be necessary to grant and perfect a security interest in such assets to secure the Obligations for the benefit of the Secured Parties, all at the expense of the Loan Parties.

(c)                 Notwithstanding anything in this Agreement to the contrary, (i) the Administrative Agent may grant extensions of time or waivers or modifications of the requirements for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets where it reasonably determines, in consultation with the Borrowers, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents and (ii) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, with respect to Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles.

SECTION 5.14.           Credit Ratings. Each of Holdings and the Borrowers will use commercially reasonable efforts to cause the credit facilities made available under this Agreement to be continuously rated by S&P and Moody’s (but not any particular rating). Holdings will use commercially reasonable efforts to maintain a corporate rating (but not any particular rating) from S&P and a corporate family rating (but not any particular rating) from Moody’s, in each case in respect of Holdings.

SECTION 5.15.           Post-Effective Date Matters.

(a)                 As promptly as practicable, and in any event within the time period specified on Schedule 5.15 (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing), and in respect of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles, after the Effective Date, (i) Holdings and each Borrower shall, and shall cause each of its subsidiaries that is a Loan Party to, deliver all Mortgages that are required to be delivered pursuant to the Collateral and Guarantee Requirement (if any), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral

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and Guarantee Requirement” and (ii) Holdings shall deliver, or cause to be delivered, the items specified on Schedule 5.15 hereof or complete such undertakings described on Schedule 5.15 hereof, if any, on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Administrative Agent in its reasonable discretion; and

(b)                On or prior to the 120th day after the Effective Date (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing (such agreement not to be unreasonably withheld or delayed)), Holdings and each Borrower shall cause each of its Subsidiaries (other than any Excluded Subsidiary) that is organized or incorporated in Australia, Ireland, Italy, Japan, Mexico, Romania and Slovakia to satisfy the Collateral and Guarantee Requirement subject to the Perfection Exceptions to the extent any such Subsidiary has not already satisfied the Collateral and Guarantee Requirement. Until the expiration of such 120-day period (or such longer period as agreed by the Administrative Agent), each such Restricted Subsidiary who is party to the Guarantee Agreement shall be treated as a Loan Party for the purposes of Article VI of this Agreement.

SECTION 5.16.           [Reserved].

SECTION 5.17.           Designation of Subsidiaries. Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist or shall result from such designation, (b) no Subsidiary may be designated as an Unrestricted Subsidiary if it (i) is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness that is subordinated in right of payment to the Obligations, (ii) is an Intermediate Holdco or a Borrower or (iii) owns any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings) and (c) solely with respect to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Consolidated Total Leverage Ratio (on a Pro Forma Basis after giving effect to any such designation) would be less than or equal to 1.85 to 1.00. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04 at the date of designation in an amount equal to the fair market value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time, and (ii) a return on any Investment in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of any Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.18.           Swiss Non-Bank Rules. The Swiss Borrower shall ensure that it is in compliance with the Swiss Non-Bank Rules; provided that the Swiss Borrower shall not be in breach of this undertaking if its number of creditors in respect of either the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule is exceeded solely as a result of a Lender having (i) failed to comply with its obligations under Section 9.04(b), (ii) incorrectly declared its status as a Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare that it counts as only one Swiss Non-Qualifying Bank or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h), or (iii) ceased to be a Swiss Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement. In addition, the Swiss Borrower shall not be in breach of this undertaking if in circumstances where the number of the Swiss Borrower’s creditors in respect of the Swiss Non-Bank Rules is exceeded as a result of assignments or transfers to Swiss Non-Qualifying Banks at a time when an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

For the purpose of the Swiss Borrower’s compliance with the Swiss 20 Non-Bank Rule under this Section 5.18, the number of Lenders under this Agreement that are Swiss Non-Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and it will be assumed that the Lenders are in compliance with the assignment provisions in Section 9.04(b).

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ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under this Agreement or any other Loan Document and all other Obligations(other than (x) contingent amounts not yet due and (y) Secured Hedging Obligations and Cash Management Obligations) have been paid in full, and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) have expired or been terminated and all LC Disbursements shall have been reimbursed:

SECTION 6.01.           Indebtedness; Certain Equity Securities.

(a)                 Neither Holdings nor any of the Borrowers will, nor will Holdings or any Borrower permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)              Indebtedness created hereunder and under the other Loan Documents (including any Indebtedness incurred pursuant to Section 2.21 or 2.23);

(ii)             [reserved];

(iii)            Indebtedness (and Guarantees thereof) existing on the Effective Date or incurred pursuant to commitments in effect on the Effective Date and, to the extent having a principal amount in excess of $7,500,000 individually, set forth on Schedule 6.01 (except for intercompany Indebtedness), any Refinancing Indebtedness in respect thereof and any intercompany Indebtedness existing on the Effective Date arising out of, or in connection with, the Transactions;

(iv)            Indebtedness of any member of the Restricted Group to any other member of the Restricted Group so long as (A) such Indebtedness of any Subsidiary that is not a Loan Party to Holdings, any Borrower or any other Loan Party shall be permitted under Section 6.04 and (B) such Indebtedness of any Borrower or any other Loan Party owing to any Restricted Subsidiary (other than intercompany loans made by any Swiss Entity to any entity that is not a Subsidiary of such Swiss Entity) shall be subordinated in right of payment to the Obligations, subject to the Agreed Guaranty and Security Principles, on the terms set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination reasonably satisfactory to the Administrative Agent);

(v)            Guarantees by any member of the Restricted Group of Indebtedness of any other member of the Restricted Group; provided that (A) the Indebtedness so Guaranteed is permitted by this Section, (B) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (C) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(vi)            (A) Indebtedness of any member of the Restricted Group incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any member of the Restricted Group in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement, and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that at the time of incurrence thereof, the aggregate principal amount of Indebtedness permitted by this clause (vi), together with any sale and leaseback transaction incurred pursuant to Section 6.06, outstanding under this clause (vi) at any time shall not exceed the greater of (x) $102,000,000 and (y) 23.25% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

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(vii)         (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an acquisition permitted by Section 6.04; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed, as applicable, pursuant to clause (A) above;

(viii)          other Indebtedness in an aggregate principal amount outstanding under this clause (viii) at any time not exceeding, the greater of (x) $220,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis,

(ix)            Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the Indebtedness incurred by Loan Parties and outstanding in reliance on this clause (ix) shall not exceed, at the time of incurrence thereof, the greater of (x) €155,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(x)             Indebtedness and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the Ordinary Course of Business;

(xi)            Indebtedness in respect of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(xii)           Indebtedness in respect of any Cash Management Services and other cash management and similar arrangements in the Ordinary Course of Business;

(xiii)          Indebtedness in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under this Agreement;

(xiv)          Refinancing Term Loan Indebtedness (other than Refinancing Term Loans) incurred pursuant to Section 2.23, subject to the last paragraph of this Section 6.01(a); provided that the Net Proceeds thereof are used to make the prepayments required under clause (a)(iii) of Section 2.23;

(xv)           Alternative Incremental Facility Debt, subject to the last paragraph of this Section 6.01(a); provided that the aggregate principal amount of such Alternative Incremental Facility Debt shall not exceed the amount permitted under Section 2.21;

(xvi)          Indebtedness representing deferred compensation to directors, officers, consultants or employees of Holdings, the Borrowers and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(xvii)         Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 6.08;

(xviii)        [reserved];

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(xix)           Indebtedness of Restricted Subsidiaries that are not Loan Parties under bilateral local law credit and other working capital facilities that are not secured by the Collateral; provided that at the time such Indebtedness is incurred under this clause (xix) and after giving effect thereto, such incurrence shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded; provided further that any such Indebtedness secured by a Letter of Credit issued hereunder in a principal amount not to exceed the face amount of such Indebtedness shall not count toward the aggregate amount permitted under this clause (xix) (including the Non-Guarantor Debt and Investment Basket);

(xx)            subject to the last paragraph of this Section 6.01(a), other Indebtedness of Holdings or any of its Restricted Subsidiaries so long as (A) (I) if such Indebtedness is secured by Liens that rank (or are intended to rank) on an equal priority basis (without regard to control of remedies) with the Liens securing the Obligations, (1) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (y) the Consolidated First Lien Leverage Ratio is no greater than the Consolidated First Lien Leverage Ratio immediately prior to such incurrence, (II) if such Indebtedness is secured by Liens that rank (or are intended to rank) on a junior priority basis to the Liens securing the Obligations, (1) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (y) the Consolidated Secured Leverage Ratio is no greater than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and (III) if such Indebtedness is unsecured, at the option of the Swiss Borrower, either (1)(A) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or the (y) the Consolidated Total Leverage Ratio is no greater than the Consolidated Total Leverage Ratio immediately prior to such incurrence or (2)(A) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (y) the Consolidated Interest Coverage Ratio is not less than the Consolidated Interest Coverage Ratio immediately prior to such incurrence, (B) the incurrence of Indebtedness pursuant to this clause (xx) by a Restricted Subsidiary that is not a Loan Party shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded (after giving effect thereto on a Pro Forma Basis), (C) such Indebtedness shall not mature or, in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (in each case, except upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition), in each case, prior to the Latest Maturity Date as of such date and shall have a weighted average life to maturity not shorter than the longest remaining weighted average life to maturity of the Loans, (D) no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist or shall result therefrom (it being understood that if the proceeds of the relevant Indebtedness will be applied to finance a Limited Condition Transaction and the Swiss Borrower has made an LCT Election, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist and be continuing as of the LCT Test Date) and (E) the terms and conditions of such Indebtedness shall be as agreed by the providers of such Indebtedness; provided that any financial maintenance covenant that is applicable to such Indebtedness shall either (A) be added to this Agreement for the benefit of the Lenders under the Revolving Facility and/or holding Initial Term Loans and Third Amendment Incremental Dollar Term Loans (by amendment that shall not require the consent of the Required Lenders, Required Revolving Lenders or any other Lenders) or (B) apply to such Indebtedness only after the Latest Maturity Date;

(xxi)           Indebtedness constituting Secured Cash Management Obligations;

(xxii)          Indebtedness constituting Secured Hedging Obligations;

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(xxiii)         Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(xxiv)        [reserved];

(xxv)         Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the Ordinary Course of Business on arm’s length commercial terms on a non-recourse basis;

(xxvi)        Indebtedness incurred by any Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the Ordinary Course of Business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;

(xxvii)        (x) Indebtedness in respect of obligations of any Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the Ordinary Course of Business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of any Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the Ordinary Course of Business and not in connection with the borrowing of money;

(xxviii)      Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Effective Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(xxix)         (x) tenant improvement loans and allowances in the Ordinary Course of Business and (y) to the extent constituting Indebtedness, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of any Borrower and any Restricted Subsidiary;

(xxx)          Indebtedness or guarantees arising from or in connection with any cross guarantee entered into pursuant to Part 2M of the Australian Corporations Act or any equivalent provision from time to time; and

(xxxi)         all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

Without limiting any of the foregoing requirements, the incurrence of Indebtedness for borrowed money under Section 6.01(a)(xiv), 6.01(a)(xv) (to the extent secured), 6.01(a)(xx)(A)(I), 6.01(a)(xx)(A)(II) or 6.01(a)(v) (to the extent a Guarantee of any Indebtedness is incurred pursuant to any of the foregoing) (any such Indebtedness that is subject to and satisfies the requirements of this paragraph, the “Specified Permitted Indebtedness”) shall be subject to the additional requirement that the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness (other than Indebtedness incurred as an additional Class hereunder) shall have become party to an Acceptable Intercreditor Agreement if such Indebtedness is secured by the Collateral on a pari passu basis with or junior basis to the Liens on the Collateral securing the Obligations.

(b)                For purposes of determining compliance with this Section 6.01, Indebtedness incurred under this Agreement shall only be classified as incurred under Section 6.01(a)(i). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests of the same class, the accretion of liquidation

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preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

(c)                 For purposes of determining compliance with any dollar-denominated or Euro-denominated restriction, as applicable, on the incurrence of Indebtedness, the Dollar Equivalent or Euro Equivalent, as applicable, of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (at the Borrowers’ election), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated or Euro-denominated restriction, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated or Euro-denominated restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus the aggregate amount of premiums (including reasonable tender premiums), defeasance costs and fees, discounts and expenses in connection therewith).

SECTION 6.02.           Liens.

(a)                 Neither Holdings nor any Borrower will, nor will Holdings or any Borrower permit any of the Restricted Subsidiaries to, create, incur ,assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i)              Liens created under the Loan Documents;

(ii)             Permitted Encumbrances;

(iii)            any Lien on any asset of any Borrower or any Restricted Subsidiary existing on the Effective Date and to the extent securing Indebtedness or obligations (other than intercompany Indebtedness or obligations) having a principal amount in excess of $7,500,000 individually as set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of any Borrower or any Restricted Subsidiary (other than assets financed by the same financing source in the Ordinary Course of Business) and (B) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(iii) as Refinancing Indebtedness in respect thereof;

(iv)            any Lien existing on any asset prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Holdings, any Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source in the Ordinary Course of Business and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(vii) as Refinancing Indebtedness in respect thereof;

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(v)             Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by any Borrower or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement and permitted by clause (vi)(A) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (vi)(B) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement (provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by clause (vi)(B) of Section 6.01(a) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(vi) at any time outstanding and (D) such Liens shall not apply to any other property or assets of any Borrower or any Restricted Subsidiary (except assets financed by the same financing source in the Ordinary Course of Business);

(vi)            customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05;

(vii)           any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any (A) Restricted Subsidiary that is not a wholly owned Subsidiary or (B) joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(viii)          Liens on any cash advances or cash earnest money deposits, escrow arrangements or similar arrangements made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder;

(ix)            Liens on Collateral securing any Permitted Second Priority Refinancing Debt or Alternative Incremental Facility Debt; provided that such Liens are subject to the terms of an Acceptable Intercreditor Agreement;

(x)             Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01;

(xi)            Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby outstanding under this clause (xi) at any time does not exceed the greater of (x) $220,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(xii)           Liens securing Indebtedness incurred as secured Indebtedness under Section 6.01(a)(xv) or (xx);

(xiii)          [reserved];

(xiv)          Liens that are deemed security interests under the Australian PPSA that do not, in substance, secure payment or performance of an obligation;

(xv)           Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(xvi)          Liens on the Collateral securing Secured Cash Management Obligations and Secured Hedging Obligations;

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(xvii)         Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xviii)        Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (A) securing obligations of such joint venture or Unrestricted Subsidiary or (B) pursuant to the relevant joint venture agreement or arrangement;

(xix)          Liens on cash, Permitted Investments or other marketable securities securing (A) letters of credit of any Loan Party that are cash collateralized on the Effective Date in an amount of cash, Permitted Investments or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit and other credit support obligations in the Ordinary Course of Business; and

(xx)            any Liens on cash or deposits granted in favor of any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or other obligations in respect of Letters of Credit, in each case as contemplated by this Agreement;

provided that the expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.

SECTION 6.03.           Fundamental Changes.

(a)                 Neither Holdings nor any Borrower will, nor will they permit any of their Restricted Subsidiaries (including, without limitation, any Intermediate Holdco) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, divide, or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (which, for the avoidance of doubt, shall not restrict the change in organizational form), except that:

(i)              any Restricted Subsidiary may merge into or consolidate with (A) any Borrower so long as such Borrower shall be the continuing or surviving Person (and continues to be organized under the laws of the same jurisdiction), (B) any Restricted Subsidiary that is an Intermediate Holdco so long as the continuing or surviving Person is also an Intermediate Holdco and (C) any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Loan Party, either (x) the continuing or surviving entity is a Loan Party or (y) the acquisition of such Loan Party by such continuing or surviving Person is otherwise permitted under 6.04; provided that, after giving effect to any such activities under this Section 6.03(a)(i), the Loan Parties are in compliance with the Collateral and Guarantee Requirement in Sections 5.12 and 5.13;

(ii)             [reserved];

(iii)            any Intermediate Holdco or Restricted Subsidiary that is not a Borrower may liquidate or dissolve if Holdings or the Swiss Borrower determines in good faith that such liquidation or dissolution is in the best interests of the business of the Restricted Group and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04;

(iv)            any Restricted Subsidiary may engage in a merger, consolidation, dissolution or liquidation, the purpose of which is to effect an Investment permitted pursuant to Section 6.04 or a disposition permitted pursuant to Section 6.05; and

(v)             so long as no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, or would result therefrom, Holdings or any Intermediate Holdco may

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merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (A) Holdings or such Intermediate Holdco shall be the continuing or surviving Person or (B) if (x) the Person formed by or surviving any such merger or consolidation is not Holdings or such Intermediate Holdco, (y) Holdings or such Intermediate Holdco is not the Person into which Holdings or such Intermediate Holdco has been liquidated or (z) in connection with a disposition of all or substantially all of Holdings’ or such Intermediate Holdco’s assets, the Person that is the transferee of such assets is not Holdings or an Intermediate Holdco (any such Person, a “Successor Holdings” or “Successor Intermediate Holdco”, as applicable), (1) the Successor Holdings or Successor Intermediate Holdco shall be an entity organized or existing under the laws of the Cayman Islands, the Kingdom of the Netherlands, the United States, Luxembourg, Jersey, Ireland or England and Wales or any other jurisdiction reasonably consented to by the Administrative Agent (each, a “Specified Jurisdiction”) (provided that if such Specified Jurisdiction is not a Material Jurisdiction, the Borrowers shall cause such Specified Jurisdiction to become a Material Jurisdiction for all purposes of this Agreement pursuant to the terms hereof); provided further that if Successor Holdings or Successor Intermediate Holdco shall as a result of such merger, consolidation or Disposition pursuant to this clause (B) become an entity organized or existing in any Specified Jurisdiction, then Successor Holdings or Successor Intermediate Holdco will still be required to be such a Guarantor and grantor, with such changes to the Collateral and Guarantee Requirement and Agreed Guaranty and Security Principles as reasonably agreed between the Borrowers and the Administrative Agent, (2) (x) Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (y) such Successor Intermediate Holdco shall expressly assume all the obligations of the applicable Intermediate Holdco under this Agreement and the other Loan Documents to which such Intermediate Holdco is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (3) if reasonably requested by the Administrative Agent, the Swiss Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement, amendment or restatement to this Agreement or any Loan Document comply with this Agreement; provided further that (I) if the foregoing are satisfied with respect to Successor Holdings, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents and the original Holdings will be released and (II) if the foregoing are satisfied with respect to a Successor Intermediate Holdco, such Successor Intermediate Holdco will succeed to, and be substituted for, the applicable Intermediate Holdco under this Agreement and the other Loan Documents and the original Intermediate Holdco will be released.

(b)                The Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, will not engage to any material extent in any business other than businesses of the type conducted or proposed to be conducted by the Borrowers, Holdings and the Restricted Subsidiaries as of the Effective Date if as a result thereof the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, would be substantially different from the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, on the Effective Date; provided that businesses reasonably related, incidental, synergistic, complementary or ancillary thereto to the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, on the Effective Date or reasonable extensions, developments or expansions thereof shall be permitted hereunder, in each case as determined by Swiss Borrower in good faith.

(c)                 Holdings and the Borrowers shall not permit any Intermediate Holdco to be organized in a jurisdiction that is not a Material Jurisdiction or a Specified Jurisdiction.

SECTION 6.04.           Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, make any Investment, except:

(a)                 Permitted Investments and cash;

(b)                investments constituting the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary; provided that the aggregate

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amount of cash consideration paid in respect of such investments (including in the form of loans or advances made to Restricted Subsidiaries that are not Loan Parties) by Loan Parties involving the acquisition of Restricted Subsidiaries that do not become Loan Parties outstanding under this clause (b) at any time shall not exceed the greater of (i) $209,000,000 and (ii) 47.5% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (provided that to the extent such Restricted Subsidiaries do become Loan Parties, the aggregate amount outstanding in reliance on this clause (b) shall be reduced by the amount initially utilized);

(c)                 [reserved];

(d)                Investments existing or committed to be made on the Effective Date and to the extent having a principal amount in excess of $7,500,000 individually (other than with respect to intercompany Investments) set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof;

(e)                 Investments by any member of the Restricted Group in the Equity Interests of any other member of the Restricted Group; provided that (i) any such Equity Interests held by a Loan Party in any other Loan Party shall be pledged to the extent required by the definition of “Collateral and Guarantee Requirement” and (ii) the making of such Investment by any Loan Party in any Restricted Subsidiary that is not a Loan Party shall not, at the time such Investment is made and after giving effect thereto, cause the Non-Guarantor Debt and Investment Basket to be exceeded, provided that if any such investment under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (e) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;

(f)                  loans or advances made by any member of the Restricted Group to any other member of the Restricted Group; provided that (i) any such loans and advances made by a Loan Party shall, to the extent required by the Collateral and Guarantee Requirements, be evidenced, on and after the Effective Date, by the Global Intercompany Note or other promissory notes reasonably acceptable to the Administrative Agent and (ii) the outstanding amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties at the time such loans or advances are made, and after giving effect thereto, shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded, provided that any intercompany loans or advances made by any Loan Party to any Restricted Subsidiary that is not a Loan Party using the proceeds of intercompany loans or advances received from Restricted Subsidiaries that are not Loan Parties no more than 120 days prior to making such intercompany loan or advance shall not be taken into account in the calculation of any restriction or basket set forth in this subclause (ii) (including the Non-Guarantor Debt and Investment Basket); provided further that if any such loan or advance under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (f) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section, provided further that any loan or advance made by any Loan Party to a Restricted Subsidiary that is not a Loan Party, for the purposes of calculating usage under this subclause (ii) and the Non-Guarantor Debt and Investment Basket, shall be reduced euro-for-euro (or other applicable currency) by any amounts owed by such Loan Party to such Restricted Subsidiary that is not a Loan Party;

(g)                Guarantees by Holdings, the Borrower or any Restricted Subsidiary in respect of Indebtedness permitted under Section 6.01 and in respect of other obligations not otherwise contemplated by this Section 6.04, in each case of Holdings, any Borrower or any Restricted Subsidiary; provided that any such Guarantees of Indebtedness and such other obligations, in each case of Restricted Subsidiaries that are not Loan Parties by any Loan Party shall not, at the time any such Guarantee is provided and after giving effect thereto, cause the Non-Guarantor Debt and Investment Basket to be exceeded;

(h)                loans or advances to directors, officers, consultants or employees of Holdings, any Borrower or any Restricted Subsidiary made in the Ordinary Course of Business of Holdings, such Borrower or such Restricted Subsidiary, as applicable, not exceeding the greater of $26,000,000 and 6.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis in the aggregate

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outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);

(i)                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, any Borrower or any Restricted Subsidiary for accounting purposes and that are made in the Ordinary Course of Business;

(j)                  investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, in each case in the Ordinary Course of Business;

(k)                investments in the form of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(l)                  investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with any Borrower or any Restricted Subsidiary so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(m)               investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

(n)                investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(o)                investments that result solely from the receipt by Holdings, any Borrower or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(p)                receivables or other trade payables owing to a Borrower or a Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as any Borrower or any Restricted Subsidiary deems reasonable under the circumstances;

(q)                mergers and consolidations permitted under Section 6.03 that do not involve any Person other than Holdings, the Borrowers and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries;

(r)                  Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the Ordinary Course of Business by Holdings or any Borrower on behalf of any Restricted Subsidiary and made by any Restricted Subsidiary on behalf of any Borrower or any other Restricted Subsidiary; provided that at the time such letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations are made by Loan Parties on behalf of Restricted Subsidiaries that are not Loan Parties pursuant to this clause (r), and after giving effect thereto, such obligations shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded;

(s)                 Guarantees by Holdings, any Borrower or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(t)                  [reserved];

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(u)                other Investments by any Borrower or any Restricted Subsidiary (and loans and advances by Holdings) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), outstanding under this clause (u) at any time in an aggregate amount not exceeding the sum of (i) (x) the greater of $154,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis plus (ii) the Available Amount at such time plus (iii) at the election of the Swiss Borrower, the amount of any Restricted Payments then permitted to be made in reliance on the General Restricted Payments Basket plus (iv) at the election of the Swiss Borrower, the amount of Restricted Debt Payments then permitted to be made in reliance on the General Restricted Debt Prepayments Basket, in the aggregate for all such investments made or committed to be made from and after the Effective Date plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such investment was made);

(v)                Investments consisting of (i) extensions of trade credit and accommodation guarantees in the Ordinary Course of Business and (ii) loans and advances to customers; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) at any time shall not exceed the greater of $26,000,000 and 6.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(w)               Investments in connection with the Transactions;

(x)                Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the Ordinary Course of Business;

(y)                Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the Ordinary Course of Business and (B) in the form of trade accounts created, or prepaid expenses accrued, in the Ordinary Course of Business;

(z)                 non-cash Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(aa)              customary Investments in connection with Permitted Receivables Facilities;

(bb)             Investments in joint ventures and Unrestricted Subsidiaries; provided that at the time of any such Investment on a Pro Forma Basis, the aggregate amount at any time outstanding of all such Investments made in reliance on this clause (bb) shall not exceed the greater of $154,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(cc)              Investments in the form of loans or advances made to distributors and suppliers in the Ordinary Course of Business;

(dd)             to the extent they constitute Investments, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of any Borrower and any Restricted Subsidiary; and

(ee)              other Investments; provided that (i) the Consolidated Total Leverage Ratio (on a Pro Forma Basis after giving effect to any such Investment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom;

provided that notwithstanding anything to the contrary herein none of Holdings, any Borrower or any Restricted Subsidiary may make any Investments in an Unrestricted Subsidiary in the form of intellectual property that is mate-

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rial to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings).

SECTION 6.05.           Asset Sales. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (other than assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value of the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, or less), including any Equity Interest owned by it, nor will Holdings or any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to a Borrower or another Restricted Subsidiary), except:

(a)                 sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the applicable Borrower and the Restricted Subsidiaries (including intellectual property), (iv) immaterial assets and (v) cash and Permitted Investments;

(b)                sales, transfers, leases and other dispositions to a Borrower or a Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 6.04 and 6.09;

(c)                 sales, transfers and other dispositions or forgiveness of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction (including sales to factors or other third parties);

(d)                (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j), (l) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Restricted Subsidiary by a Borrower or a Restricted Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Restricted Subsidiary permitted by Section 6.04;

(e)                 leases or subleases to the extent that they do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(f)                  non-exclusive licenses or sublicenses of IP Rights and other licenses or sublicenses of IP Rights that do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(g)                dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of Holdings, any Borrower or any Restricted Subsidiary;

(h)                dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)                  dispositions permitted by Section 6.08;

(j)                  dispositions set forth on Schedule 6.05;

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(k)                sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;

(l)                  sales, transfers or other dispositions of (i) accounts receivable or (ii) promissory notes in the Ordinary Course of Business within the People’s Republic of China, in each case of clauses (i) and (ii), in connection with Permitted Receivables Facilities;

(m)               [reserved];

(n)                sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Swiss Borrower and the Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04; and

(o)                sales, transfers or other dispositions of assets or Investments in connection with the establishment or operation of joint ventures to the extent required by, or made pursuant to (including customary buy/sell arrangements between the joint venture parties set forth in) joint venture arrangements and similar binding arrangements;

provided that (1) all sales, transfers, leases and other dispositions permitted pursuant to clause (k) above shall be made for fair value (as determined in good faith by the Swiss Borrower) and (2) with respect to any sales, transfers, leases and other dispositions permitted pursuant to clause (k) above for a purchase price in excess of the greater of (x) $35,000,000 and (y) 8.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, at least 75% of the consideration from all such sales, transfers, leases and other dispositions permitted thereby since the Effective Date, on a cumulative basis, is in the form of cash or Permitted Investments; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 60 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrowers and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by such Borrower or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (x) $70,000,000 and (y) 16.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

Notwithstanding anything to the contrary herein, none of Holdings, any Borrower or any Restricted Subsidiary shall contribute, sell, transfer, lease or otherwise dispose of any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings) to any Unrestricted Subsidiary.

SECTION 6.06.           Sale and Leaseback Transactions. Neither Holdings nor Borrower will, nor will Holdings permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary or that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in

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a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(a)(vi) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(a)(v).

SECTION 6.07.           Hedging Agreements. Neither Holdings nor any Borrower shall, nor shall they permit any Restricted Subsidiary to, enter into any Hedging Agreement other than Hedging Agreements (including any Back to Back Arrangements) entered into in the Ordinary Course of Business and not for speculative purposes.

SECTION 6.08.           Restricted Payments; Certain Payments of Junior Indebtedness.

(a)                 Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i)              Holdings and/or any Restricted Subsidiary may make Restricted Payments in connections with the Transactions; provided that (x) the aggregate amount of Restricted Payments made pursuant to this clause (i) shall not exceed $250,000,000 in the aggregate and (y) any such Restricted Payment is made within 270 days after the Plan Effective Date;

(ii)               any Borrower and any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(iii)               Holdings and/or any Restricted Subsidiary may make Restricted Payments (A) in cash and/or in kind in the form of dividends on the Series A Preferred Equity to the extent permitted by Section 4(a) of the Series A Preferred Equity Documentation, (B) in cash upon conversion of shares of Series A Preferred Equity pursuant to Section 7(n) of the Series A Preferred Equity Documentation, and (C) in the form of mandatory cash redemptions of the Series B Preferred Equity to the extent required by the Series B Preferred Equity Documentation as in effect on the Second Amendment Effective Date, including cash redemptions pursuant to Section 11 thereof;

(iv)               Holdings may make Restricted Payments to the extent payable in Qualified Equity Interests or Disqualified Equity Interests permitted hereunder; provided that any Restricted Payment not in the form of Qualified Equity Interests or Disqualified Equity Interests shall not be permitted pursuant to this clause (iv);

(v)              Holdings may make Restricted Payments, not exceeding the greater of (A) $44,000,000 and (B) 10.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (with unused amounts being carried over to the succeeding fiscal years, subject to an aggregate cap of up to the greater of (X) $88,000,000 and (Y) 20.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis in any fiscal year under this clause (v)) during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans approved by Holdings’ board of directors for directors, officers, consultants or employees of Holdings, the Borrowers and the Restricted Subsidiaries;

(vi)               Holdings and/or any Restricted Subsidiary may make additional Restricted Payments; provided that (i) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis after giving effect to any such Restricted Payment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom;

(vii)               Holdings may make Restricted Payments with respect to its Equity Interests in an annual amount not to exceed an amount equal to 5.0% of the Market Capitalization at the time of determination;

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(viii)               Holdings may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings;

(ix)               Holdings may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options (and related redemption or cancellation of shares for payment of taxes or other amounts relating to the exercise under such stock option or other benefit plans);

(x)              concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Equity Interests;

(xi)               Holdings’ Subsidiaries may pay dividends to Holdings concurrently with Holdings’ payment of dividends pursuant to Section 6.08(a)(xii);

(xii)               Holdings may declare and make Restricted Payments in an aggregate amount not to exceed, at the time such Restricted Payments are made and after giving effect thereto, the sum of (A) the greater of (X) $154,000,000 and (Y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (this subclause (A), the “General Restricted Payments Basket”) plus (B) the Available Amount at such time subject to, in the case of any utilization in reliance on clause (a)(ii) of the definition of “Available Amount”, no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom minus any amount of the General Restricted Payments Basket applied in reliance on (x) Section 6.04(u)(iii) in respect of the General Restricted Payments Basket or (y) Section 6.08(b)(iv)(C) in respect of the General Restricted Payments Basket;

(xiii)               for any taxable period for which (A) any Borrower and/or any Subsidiaries of Holdings are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or non-U.S. income or corporation Tax purposes of which a direct or indirect parent of such Borrower is the common parent (a “Tax Group”) or (B) the assets, income, profits or operations of any Borrower and/or any of its Subsidiaries are otherwise reflected on any tax return of any direct or indirect parent of any Borrower (a “Tax Inclusion”), Restricted Payments may be made in an amount not in excess of (I) in the case of a Tax Group, the U.S. federal, state, local or non-U.S. income Taxes that the applicable Borrower and/or applicable Subsidiaries of Holdings would have paid had such Borrower and/or such Subsidiaries of Holdings been a stand-alone taxpayer (or a stand-alone group) or (II) in the case of a Tax Inclusion, the portion of any Taxes on any such tax return for such taxable period that is attributable to the assets, income, profits or operations of the applicable Borrower and/or its applicable Subsidiaries, net of any credits for any foreign Taxes allocable to such Tax Inclusion, calculated as if such parent had claimed such credits to the full extent permissible; provided that Restricted Payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Holdings, such Borrower or any of its Subsidiaries for such purpose; and

(xiv)               (A) any non-cash repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights (for the avoidance of doubt, it being understood that any required withholding or similar tax related thereto may be paid by Holdings, any Borrower or any Restricted Subsidiary in cash), and (B) loans or advances to officers, directors and employees of Holdings, any Borrower or any Restricted Subsidiary in connection with such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this clause (B) other than to pay taxes due in connection with such purchase, unless immediately repaid.

(b)                Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Indebtedness that is expressly subordinated in right of payment to the Obligations (excluding, for the avoidance of doubt, any subordinated obligations owed to Holdings or any Restricted Subsidiary) (collectively, “Restricted Debt Payments”), except for:

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(i)              payments of Indebtedness created under this Agreement or any other Loan Document;

(ii)               regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;

(iii)               refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iv)               payments of or in respect of Indebtedness in an amount equal to, at the time such payments are made and after giving effect thereto, (A) the greater of (x) $154,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (this subclause (A), the “General Restricted Debt Prepayments Basket”) plus (B) the Available Amount at such time subject to, in the case of any utilization in reliance of clause (a)(ii) of the definition of “Available Amount”, no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom plus (C) at the election of the Swiss Borrower, the amount of any Restricted Payments then permitted to be made in reliance on the General Restricted Payments Basket minus (D) any amount of the General Restricted Debt Prepayments Basket applied in reliance on Section 6.04(u)(iv) in respect of the General Restricted Debt Prepayments Basket; and

(v)              other Restricted Debt Payments; provided that (i) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Debt Payment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom.

SECTION 6.09.           Transactions with Affiliates. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions involving aggregate consideration in excess of the greater of (x) $44,000,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not materially less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined by Swiss Borrower in good faith, (ii) transactions between or among the Loan Parties not involving any other Affiliate, (iii) advances, equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests and other Restricted Payments permitted under Section 6.08 and investments, loans and advances to Restricted Subsidiaries permitted under Section 6.04 and any other transaction involving the Borrowers and the Restricted Subsidiaries permitted under Section 6.03 to the extent such transaction is between Holdings, a Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries and Section 6.05 (to the extent such transaction is not required to be for fair value thereunder), (iv) the payment of reasonable fees to directors of Holdings, any Borrower or any Restricted Subsidiary who are not employees of Holdings, any Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of Holdings, the Borrowers or the Restricted Subsidiaries in the Ordinary Course of Business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Swiss Borrower’s board of directors, (vi) employment and severance arrangements entered into in the Ordinary Course of Business between Holdings, any Borrower or any Restricted Subsidiary and any employee thereof and approved by the Swiss Borrower’s board of directors and (vii) payments made to other Restricted Subsidiaries arising from or in connection with any customary tax consolidation and grouping arrangements.

SECTION 6.10.           Restrictive Agreements. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, any Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets that are Collateral or required to be Collateral to secure the Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to repay loans or advances to any Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law

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or by this Agreement, any other Loan Document, any Incremental Facility Amendment, any Refinancing Facility Agreement, any document governing any Refinancing Term Loan Indebtedness or Refinancing Indebtedness or any document governing Alternative Incremental Facility Debt, (B) restrictions and conditions imposed by the Series A Preferred Equity Documentation and the Series B Preferred Equity Documentation, (C) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of Holdings, any Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the Effective Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect), (F) restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii) of Section 6.01(a) or to any restrictions in any Indebtedness of a non-Loan Party Restricted Subsidiary permitted by clause (viii) or (xix) of Section 6.01(a), in each case if such restrictions and conditions apply only to such Restricted Subsidiary and its subsidiaries, (G) [reserved], (H) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility, (I) any encumbrance or restriction under documentation governing other Indebtedness of Holdings, any Borrower and any Restricted Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not materially impair (1) any Borrower’s ability to make principal and interest payments hereunder or (2) the ability of the Loan Party to provide any Lien in favor of the Administrative Agent or Lenders upon any of its assets that are Collateral or required to be Collateral, (J) customary provisions in leases, licenses, sublicenses and other contracts restricting the assignment thereof, (K) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness, (L) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the Ordinary Course of Business (or other restrictions on cash or deposits constituting Permitted Encumbrances), (M) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (N) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or any Restricted Subsidiary, (O) customary net worth and liquidity provisions contained in real property leases entered into by Subsidiaries, so long as any Borrower has determined in good faith that such net worth and liquidity provisions would not reasonably be expected to impair the ability of such Borrower and its Subsidiaries to meet their ongoing obligations; and (ii) clause (a) of this Section 6.10 shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vi) of Section 6.01(a) if such restrictions and conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (P) customary guarantees (and net worth and liquidity provisions) relating to Indebtedness permitted by clause (vi) of Section 6.01(a).

SECTION 6.11.           Amendment of Material Documents, Etc. Holdings will not, nor will Holdings permit any of its Restricted Subsidiaries to, amend, modify or waive, its certificate of incorporation, bylaws or other organizational or constitutional documents, in each case if the effect of such amendment, modification or waiver would be materially adverse to the Lenders without the consent of the Required Lenders.

SECTION 6.12.           [Reserved].

SECTION 6.13.           Consolidated Total Leverage Ratio. Solely with respect to the Revolving Facility, as of the end of each fiscal quarter of Holdings (commencing with the first full fiscal quarter ended after the Effective Date) and so long as on the last day of any such fiscal quarter the aggregate amount of Revolving Loans and Letters of Credit outstanding (excluding (i) for the first three full fiscal quarters after the Effective Date, any Revolving Loans borrowed on the Effective Date to finance Transaction Funds, (ii) Letters of Credit issued under the Revolving Facility to the extent cash collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and (iii) other Letters of Credit issued under the Revolving Facility with an aggregate face amount not exceeding $30,000,000) exceeds 35.0% of the aggregate amounts of all Revolving Commitments in effect as of such date, Holdings will not permit the Consolidated Total Leverage Ratio to exceed 4.70 to 1.00.

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SECTION 6.14.           Changes in Fiscal Period. Holdings will not make any change in fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.15.           Limitation on Activities. Notwithstanding anything contained in this Agreement:

(a)                 None of Holdings, any Intermediate Holdco or any Term Borrower shall own or acquire any assets or property or engage in any business activity, other than (i) the ownership of Equity Interests in accordance with paragraph (b) below, (ii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iii) activities directly relating to the offering, sale, issuance, incurrence and servicing, purchase, redemption, amendment, exchange, refinancing or retirement of the Obligations, (iv) activities undertaken with the purpose of fulfilling any of its other obligations under the Loan Documents, the Series A Preferred Equity Documentation, the Series B Preferred Equity Documentation and the Hedging Agreements, in each case to which it is a party, (v) activities directly related or reasonably incidental to the establishment and/or maintenance of its corporate existence, including the ability to incur fees, costs and expenses relating to such establishment and maintenance and the acquisition, holding or disposition of assets permitted to be held by it under this Agreement or its function as a holding company, (vi) the receipt of any Restricted Payments to the extent permitted by Section 6.08 and the making of Restricted Payments to the extent permitted by Section 6.08, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and members of the board of directors (or similar governing body), (ix) incurrence of the obligations and other activities incidental to the consummation of the Transactions, (x) the creation, incurrence, assumption or existence of any Indebtedness or other liabilities in accordance with paragraph (b) below, (xi) lending or borrowing intercompany loans and (xii) activities reasonably incidental to the businesses or activities described in clauses (i) through (xi) of this paragraph;

(b)                (i) Holdings, each Intermediate Holdco and each of the Term Borrowers may only own the Equity Interests of any direct Subsidiary thereof, (ii) the only Indebtedness pursuant to which Holdings may be a creditor must be permitted under this Agreement and, to the extent required hereby, shall be subordinated on terms and conditions no less favorable than those set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination) and (iii) neither Holdings nor any Intermediate Holdco shall grant any Liens over any of its assets other than to secure the Obligations or to secure permitted intercompany Indebtedness; and

(c)                 (i) Holdings shall not merge, consolidate, amalgamate or otherwise combine with or into another Person unless otherwise permitted under Section 6.03(a)(v).

SECTION 6.16.           IFRS Equity Amount. The Lux Borrower shall not permit, as of the end of each fiscal year, the aggregate amount directly or indirectly on-lent by the Lux Borrower (for any of its direct or indirect Subsidiaries (other than any Swiss Entity)) to the Swiss Borrower (and its direct or indirect Subsidiaries, where such direct or indirect Subsidiaries are organized under the laws of Switzerland or, if different, are considered to be tax resident in Switzerland for Swiss Withholding Tax purposes (“Verrechnungssteuer”)) (collectively, the “Swiss Entities” and individually, a “Swiss Entity”) and outstanding at such fiscal year-end to exceed the IFRS Equity Amount at such fiscal year-end, it being understood and agreed that such on-lending during the year may exceed such IFRS Equity Amount so long as such practice does not violate the abuse of law principle according to the practice of the Swiss Federal Tax Administration.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document but without limitation of the condition in Section 4.01(q), no provision of this Agreement or any other Loan Document shall prevent or restrict the consummation of the Transactions, nor shall the Transactions give rise to any Default, or constitute the utilization of any basket, under this Agreement (including this Article VI) or any other Loan Document.

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ARTICLE VII

Events of Default

SECTION 7.01.           Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur:

(a)                 any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of five Business Days;

(c)                 any representation or warranty made or deemed made by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days following written notice thereof from the Administrative Agent to the Swiss Borrower;

(d)                Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of Holdings or any Borrower), 5.11(a) or Article VI; it being understood and agreed that any Default or Event of Default under Section 6.13 shall not constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Loans and the Revolving Commitments, unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding under the Revolving Facility to be due and payable (and such declaration has not been rescinded);

(e)                 any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Swiss Borrower;

(f)                  Holdings, any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period under the documentation representing such Material Indebtedness);

(g)                any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (z) termination events or similar events occurring under any Hedging Agreement (other than a termination event or similar event as to which Holdings or any of its Restricted

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Subsidiaries is the defaulting party) that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of such termination or similar event);

(h)                except as otherwise provided in Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of Holdings, any Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership, Examinership or similar law now or hereafter in effect or (B) the appointment of a receiver, Examiner, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, receiver and manager or similar official for Holdings, any Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, (ii) Holdings, any Borrower or any Loan Party that is a Material Subsidiary (A) admits publicly its inability to pay its debts as they fall due or (B) has a moratorium declared in relation to any of its Indebtedness or (iii) the Swiss Borrower admits publicly its inability to pay its debts as they fall due (zahlungsunfähig), suspends or threatens to suspends making payments on any of its debts, is over indebted (überschuldet), or (A) has initiated against it or (B) initiates: (1) bankruptcy proceedings (Konkurs), (2) proceedings leading to a provisional or a definitive composition moratorium (provisorische oder definitive Nachlassstundung), (3) proceedings leading to an emergency moratorium (Notstundung), (4) proceedings for a postponement of bankruptcy pursuant to article 725a of the Swiss Code of Obligations (Konkursaufschub) or (5) any proceedings pursuant to article 731b of the Swiss Code of Obligations, or any proceeding having similar effects in force at that time;

(i)                  except as otherwise provided in Section 7.02, Holdings, any Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership, administration, Examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, administrator, Examiner, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)                  [reserved];

(k)                one or more judgments for the payment of money in an aggregate amount in excess of the greater of (x) $92,000,000 and (y) 21.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against Holdings, any Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, any Borrower or any Restricted Subsidiary that are material to the business and operations of Holdings, any Borrower or any Restricted Subsidiary, taken as a whole, to enforce any such judgment;

(l)                  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing and remain uncured, would reasonably be expected to result in a Material Adverse Effect;

(m)               any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (I) as a result of (i) permission under any Loan Document (including the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents), (ii) the release or subordination of such Lien by or on behalf of

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the Administrative Agent as provided in Section 9.14 or (iii) the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document, (B) file Uniform Commercial Code continuation statements (or equivalent statements in any other relevant jurisdiction) or (C) take any other action contemplated to be taken by it under the Loan Documents within the Administrative Agent’s reasonable control or (II) as to Collateral consisting of Mortgaged Property, to the extent that losses relating thereto are covered by a lender’s title insurance policy;

(n)                any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto, except as expressly permitted hereunder or thereunder or as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;

(o)                the Guarantee by Holdings, any Intermediate Holdco, any Borrower or any Material Subsidiary purported to be created under any Loan Document shall cease to be or shall be asserted by any Loan Party not to be, in full force and effect, except as in accordance with the terms of the Loan Documents (including a result of the release thereof as provided in the applicable Loan Document or Section 9.14); or

(p)                a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Swiss Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Swiss Borrower; and in the case of any event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and each Borrower.

SECTION 7.02.           Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that is not a Material Subsidiary; provided that (i) if it is necessary to exclude more than one Restricted Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate consolidated assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 7.5% of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries and the aggregate consolidated revenues of all such excluded Restricted Subsidiaries for such four fiscal quarter period may not exceed 7.5% of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries and (ii) in no circumstance shall the Lux Borrower be excluded from clause (h) of (i) of Section 7.01.

SECTION 7.03.           Net Short Lenders.

(a)                 Any notice of Default, notice of acceleration or instruction to the Administrative Agent to provide a notice of Default, notice of acceleration or take any other action (a “Lender Direction”) provided by any one or more Lenders (other than any Lender that is a Regulated Bank, any Lender that is a Revolving Lender or an Affiliate of the foregoing) (each a “Directing Lender”) will be deemed to be a representation from each such Lender to the Swiss Borrower and the Administrative Agent that such Lender is not Net Short (a “Position Representation”),

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which representation, in the case of a Lender Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Obligations are accelerated.

(b)                Any breach of the Position Representation shall result in such Lender’s participation in such Lender Direction being disregarded and if, without the participation of such Lender, the percentage of Obligations held by the remaining Lenders that provided such Lender Direction would have been insufficient to validly provide such Lender Direction, such Lender Direction shall be void ab initio, with the effect that any resulting acceleration shall be voided and the Administrative Agent shall be deemed not to have received such Lender Direction or any notice from any Lender of such Default or Event of Default.

(c)                 Notwithstanding anything in the preceding two paragraphs to the contrary, any Lender Direction delivered to the Administrative Agent during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

(d)                For the avoidance of doubt, the Administrative Agent shall be entitled to conclusively rely on any Lender Direction delivered to it in accordance with this Agreement, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Administrative Agent shall have no liability to the Borrowers, any Lender or any other person in acting on a Lender Direction.

SECTION 7.04.           Application of Payments.

(a)                 Subject to the terms and conditions of any Acceptable Intercreditor Agreement, any proceeds of Collateral received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies, and all payments received on account of the Obligations after the exercise of remedies pursuant to Section 7.01 shall, subject to Section 2.20, be applied by the Administrative Agent as follows:

(i)              first, to payment of that portion of the Loan Document Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii)               second, to payment of that portion of the Loan Document Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)               third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)               fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Secured Hedge Obligations and Cash Management Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.05 or 2.20, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.05 or 2.20, amounts used to cash collateral-

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ize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;

(v)              fifth, to the payment in full of all other Obligations, in each case ratably among the Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)               finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law;

(b)                If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(c)                 Notwithstanding the foregoing, Obligations arising under Secured Cash Management Obligations and Secured Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent as its agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if it were a “Lender” party hereto.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.           Appointment and Other Matters.

(a)                 Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent, security trustee and collateral agent (and, with respect to any Non-U.S. Security Documents governed by the laws of Mexico, as comisionista pursuant to Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio)) under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Each of the Secured Parties appoints the Collateral Agent (as defined in the Security Documents) as its representative (vertegenwoordiger/représentant) for the purposes of Article 5 of the Belgian financial collateral law of 15 December 2004 (as amended from time to time) (the “Belgian Financial Collateral Act”) for the purpose of executing, perfecting, managing and enforcing the Security Documents governed by the laws of Belgium and falling within the scope of the Belgian Financial Collateral Act. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)              the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Docu-

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ments, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii)               where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America, any State thereof or the District of Columbia, any Non-U.S. Material Jurisdiction or any Non-U.S. Designated Jurisdiction, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii)               to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by such Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act;

(iv)               nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; and

(v)              in relation to the Swiss Security Documents (i) the Administrative Agent holds: (A) any security created or evidenced or expressed to be created under or pursuant to a Swiss Security Document by way of a security assignment (Sicherungsabtretung) or transfer for security purposes (Sicherungsübereignung) or any other non-accessory (nicht akzessorische) security, (B) the benefit of this Section 8.01 and (C) any proceeds and other benefits of such security, as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such security in accordance with this Agreement and the respective Swiss Security Document; (ii) each present and future Secured Party hereby authorises the Administrative Agent (A) to accept and execute as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security created or evidenced or expressed to be created under or pursuant to a Swiss Security Document for the benefit of such Secured Party and hold, administer and, if necessary, enforce any such security on behalf of each relevant Secured Party which has the benefit of such security, (B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates or evidences or expresses to create a pledge or any other Swiss law accessory (akzessorische) security, (C) to effect as its direct representative (direkter Stellvertreter) any release of a security created or evidenced or expressed to be created under a Swiss Security Document in accordance with this Agreement; and (D) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Administrative Agent hereunder or under the relevant Swiss Security Document.

(b)                The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, any Bor-

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rower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

(c)                 The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that (A) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (B) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(d)                The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their respective duties and exercise their respective rights and powers by or through their respective Related Parties or any of their respective offices or branches. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(e)                 In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership, Examinership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Swiss Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)              to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, Examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative

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Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(f)                  Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

(g)                The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Swiss Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Holdings, any Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

(h)                In addition to any other appointments and prerogatives of the Administrative Agent set forth herein and in any other Loan Documents, the Secured Parties appoint and designate the Administrative Agent as beneficiary of the security created under the Security Documents governed by Romanian law for the purpose of securing the Obligations owing from time to time by that Loan Party to any Secured Party under any of the Loan Documents (the “Romanian Security Documents”), including within the meaning and for the purpose of Article 164 of Romanian law no. 71/2011 for the application of Romanian Law no. 287/2009 regarding the Romanian Civil Code, and the Administrative Agent is empowered to exercise all rights and prerogatives granted to a secured creditor by law or the Romanian Security Documents in respect of the security created under the Romanian Security Documents (including, without limitation to perform any perfection formalities and to take any enforcement or similar action in respect of the Romanian Security Documents).

SECTION 8.02.           Administrative Agent’s Reliance, Indemnification, Etc.

(a)                 Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)                The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Holdings, the Swiss Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi)

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the creation, perfection or priority of Liens on the Collateral or the value or sufficiency of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure or the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or of the Weighted Average Yield, or any Exchange Rate, Dollar Equivalent or Euro Equivalent.

(c)                 Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.           Successor Administrative Agent.

(a)                 Subject to the terms of this paragraph, the Administrative Agent may resign from its capacity as such upon 30 days’ notice of its intent to resign to the Lenders, the Issuing Banks and the Swiss Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Swiss Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and/or the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Swiss Borrower and such successor.

(b)                Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Swiss Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Admin-

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istrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.04.           Acknowledgments of Lenders and Issuing Banks.

(a)                 Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)                Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)                 (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.04(c) shall be conclusive, absent manifest error.

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(ii)               Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank (as applicable) shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)               The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank (as applicable) with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party.

(iv)               Each party’s obligations under this Section 8.04(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.05.           Collateral Matters.

(a)                 Except (x) with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08, (y) with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding or (z) as provided in the Security Documents of a Non-U.S. Loan Party, and subject to the terms of any Acceptable Intercreditor Agreement, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents and any Acceptable Intercreditor Agreement may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)                In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Hedging Agreement the obligations under which constitute Secured Hedging Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement, any other Loan Document or any Acceptable Intercreditor Agreement except as expressly provided in such Acceptable Intercreditor Agreement. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and each Acceptable Intercreditor Agreement and agreed to be bound by the Loan Documents and each such Acceptable Intercreditor Agreement as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)                 The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document and any Acceptable Intercreditor Agreement to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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(d)                The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Administrative Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) any Acceptable Intercreditor Agreement as contemplated by the terms of this Agreement or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement as provided by the terms of such Acceptable Intercreditor Agreement. The Lenders and the other Secured Parties irrevocably agree that each Acceptable Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender and each of the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of each such Acceptable Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.

SECTION 8.06.           Credit Bidding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (A) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (B) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

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SECTION 8.07.           Certain ERISA Matters.

(a)                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)              such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)               such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.08.           Declaration of Security Trust.

(a)                 The Administrative Agent declares that it holds on trust for the Secured Parties: (i) the sum of A$10, (ii) all right, title and interest of the Administrative Agent or the Secured Parties under the Security Documents governed by the laws of Australia (or its States or territories) including all money recovered under them (whether on enforcement or otherwise), (iii) all money paid to the Administrative Agent for the Secured Parties for application in accordance with this Agreement and (iv) all other property acquired by the Administrative Agent for the Secured Parties and intended to be held for the benefit of the Secured Parties on the trusts of this Agreement.

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(b)                The trust declared under this Section 8.08 is to be known as the “Garrett Motion Security Trust”. The Garrett Motion Security Trust commences on the date of this Agreement and, solely with respect to an Australian Loan Party, unless terminated earlier, ends on the day before the 80th anniversary of the date of this Agreement; provided that termination prior to such date shall be completed in accordance with the terms of the Loan Documents.

SECTION 8.09.           Administrator Appointed to Australian Loan Party. For the avoidance of doubt, if:

(a)                 an administrator (other than an administrator appointed by the Administrative Agent) has been appointed under the Australian Corporations Act to an Australian Loan Party; and

(b)                the Administrative Agent is entitled under section 441A of the Australian Corporations Act to enforce a Security Document over that Australian Loan Party’s property within the “decision period” (as defined in the Australian Corporations Act) provided for under that section, then the Administrative Agent may (without any further instructions) enforce that Security Document (including the appointment of a controller) but need not do so (and is not liable to the Secured Parties if it does not do so).

ARTICLE IX

Miscellaneous

SECTION 9.01.           Notices.

(a)                 General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax (to the extent fax information is provided below), as follows:

(i)              if to any Loan Party, to it at c/o Garrett Motion Sàrl, Z.A. La Pièce 16, 1180 Rolle, Switzerland, Attention: Cyril Grandjean (Cyril.Grandjean@garrettmotion.com) and Jerome Maironi (jerome.maironi@garrettmotion.com) with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY, USA 10004, Attention: Neal McKnight (mcknightn@sullcrom.com);

(ii)               if to the Administrative Agent in respect of Borrowings on the Revolver or the USD TLB, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Kevin Campbell, Email: kevin.c.campbell@chase.com; Phone: 302-634-5280;

(iii)               if to the Administrative Agent in respect of Borrowings on the EUR TLB, to it at JPMorgan Chase Bank, N.A., 25 Bank Street, Canary Wharf, London E14 5JP, Attention: Haaris Amjad, Group Email: emea.london.agency@jpmorgan.com, Direct Email: haaris.amjad@jpmorgan.com; Phone: +44 (0)20 7134 4326;

(iv)               if to the Administrative Agent for all other purposes, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Kevin Campbell, Email: kevin.c.campbell@chase.com; Phone: 302-634-5280;

(v)              if to any Issuing Bank, to it at its address or email address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Swiss Borrower (or, in the absence of any such notice, to the address or email address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(vi)               if to any other Lender, to it at its address or email address (or fax number) set forth in its Administrative Questionnaire.

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Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.

(b)                Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or any Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Holdings or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                 Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d)                Platform.

(i)              Holdings and each Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”).

(ii)               Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks, Holdings and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the approved electronic platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks, Holdings and each of the Borrowers hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

(iii)               THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY

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DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF AN APPLICABLE PARTY OR ANY OF ITS RELATED PARTIES.

(iv)               Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank (as applicable) for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(v)              Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.           Waivers; Amendments.

(a)                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Holdings or any Borrower in any case shall entitle Holdings or such Borrower to any other or further notice or demand in similar or other circumstances.

(b)                Except as provided in Sections 2.14(b), 2.14(c), 2.21, 2.22, 2.23 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Swiss Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment will not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, in each case without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment (or any amendment to the terms thereof) will not constitute a reduction in the principal amount of any Loan), (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the

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scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment (or any amendment to the terms thereof) will not constitute a postponement of the scheduled maturity date of any Loan, or the date of any scheduled payment of principal, interest or fees payable hereunder), (iv) change (x) Section 2.18(a), Section 2.18(c), Section 7.04 or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby or (y) change Section 2.18(b) without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (vi) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Security Documents, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Security Documents) (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Security Documents shall not be deemed to be a release of any Guarantee, (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents, (viii) waive any condition set forth in Section 4.02 without the written consent of each Lender with a Revolving Commitment and each Issuing Bank (as applicable), (ix) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral securing the obligations owed to, or payments due to, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class, (x) expressly subordinate a material portion of the Obligations (in right of payment), or a material portion of the Liens securing of the Obligations (in right of security), to any other Indebtedness or Lien, as the case may be, without the prior written consent of each directly and adversely affected Lender, or (xi) change Section 6.13 (including any defined terms as they relate thereto or waive an Event of Default arising from noncompliance therewith), without the written consent of the Required Revolving Lenders (in lieu of the Required Lenders); provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as applicable, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Swiss Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (provided that any change that would directly and adversely affect a Class of Lenders hereunder shall require the written consent of the Majority in Interest with respect to each such Class directly and adversely affected thereby), (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment and (D) no amendment, waiver or other modification of Section 1.12 of this Agreement may be effected without the written consent of all Restricted Credit Parties. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or

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other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement, any other Loan Document or any Acceptable Intercreditor Agreement may be amended by an agreement in writing entered into by the Swiss Borrower and the Administrative Agent (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to comply with local law or advice of local counsel or (iii) to cause any guarantee, collateral security document (including Mortgages) or other document to be consistent with this Agreement, the other Loan Documents and each Acceptable Intercreditor Agreement and (3) this Agreement may be amended to provide for Incremental Facilities in the manner contemplated by Section 2.21, the extension of the Maturity Date as provided in Section 2.22 and the incurrence of Refinancing Term Loans as provided in Section 2.23, in each case without any additional consents.

(c)                 In connection with any Proposed Change requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (B) of the second proviso of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender” for purposes of this clause (c)), then the Swiss Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the Administrative Agent is not such Non-Consenting Lender, the Swiss Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank) to the extent otherwise required by Section 9.04(b), which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the applicable Borrower (in the case of all other amounts (including any amount payable pursuant to Section 2.11(h)), (iii) the applicable Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected. Any assignment required pursuant to this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment shall not be required to be a party to such Assignment and Assumption.

(d)                Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” and in Section 5.13.

(e)                 The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(f)                  Notwithstanding anything to the contrary in this Agreement, in connection with any determination as to whether the Required Lenders or Required Revolving Lenders, as applicable, have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than any Lender that is a Regulated Bank, any Lender

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that is a Revolving Lender or an Affiliate of the foregoing) that is Net Short shall, unless the Swiss Borrower otherwise elects (in its sole discretion), have no right to vote any of its Loans or Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short.

SECTION 9.03.           Expenses; Indemnity; Damage Waiver.

(a)                 Expenses. Holdings and the Borrowers shall pay, (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates (without duplication), including the reasonable and documented fees and charges and disbursements of a single primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, including the reasonable, documented and invoiced fees, charges and disbursements of one counsel for each of the foregoing, taken as a whole, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                Indemnity. Holdings and the Borrowers shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Swiss Borrower of such conflict and thereafter retains its own counsel, of one other firm of counsel for all such affected Indemnitees, taken as a whole, and, if reasonably necessary, of another firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such affected Indemnitees, taken as a whole)), incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, any Borrower or any Subsidiary, or any other Environmental Liability related to Holdings, any Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, willful misconduct or gross negligence of such Indemnitee or any of such Indemnitee’s Related Parties, (B) a material breach of this Agreement or any other Loan Document by such Indemnitee or any of such Indemnitee’s Related Parties or (C) a proceeding that does not involve an act or omission by Holdings, any Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any

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other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                 To the extent that Holdings and each Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent, any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined by its share of the sum of the total Revolving Exposure, unused Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d)                Limitation of Liability. To the fullest extent permitted by applicable law, (i) neither Holdings nor any Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any Lender-Related Person or Related Party of any Lender-Related Person and (ii) neither any Lender-Related Person nor any other party to this Agreement or any other Loan Document shall be liable for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that (x) nothing in this clause (ii) shall limit the expense reimbursement and indemnification obligations of Holdings and each Borrower set forth in paragraphs (a), (b) and (c) of this Section 9.03 with respect to amounts incurred or paid to a third party and (y) nothing in this Section 9.03(d) shall relieve the Borrowers and each other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Sections 9.03(b) and (c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)                 All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.           Successors and Assigns.

(a)                 General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor any Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by Holdings or a Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the

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extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Swiss Borrower (in the case of the Revolving Commitments and the Revolving Loans, such consent not to be unreasonably withheld or delayed (it being understood that the Swiss Borrower withholding such consent for reasons related to the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule shall be deemed reasonable)) or the Lux Borrower (in the case of the Term Commitments and Term Loans, such consent not to be unreasonably withheld or delayed); provided that no consent of any Borrower shall be required (1) with respect to Term Commitments or Term Loans, for an assignment and delegation to a Term Lender, an Affiliate of a Lender or an Approved Fund (provided that no consent of the Swiss Borrower shall be required for a Lender to assign its Commitments and Loans to any of its Affiliates to the extent that such Affiliate is a Swiss Qualifying Bank) and (2) if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, for any other assignment and delegation; provided further that the Lux Borrower shall be deemed to have consented to an assignment and delegation of rights and obligations of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Commitment or Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (C) each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.

(ii)               Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Dollar Term Loans, $1,000,000 or, in the case of Euro Term Loans, €1,000,000 (treating contemporaneous assignments by or to two or more Approved Funds as a single assignment for purposes of such minimum transfer amount), unless each of the Swiss Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Swiss Borrower shall be required if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) the Administrative Agent may waive or reduce such fee in its sole discretion and (2) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement

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(and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)               The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)              Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)               The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(vii)               In the case of any assignment, transfer or novation by a Lender to an Eligible Assignee, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents to the extent permitted hereunder, such Lender and the Eligible Assignee or Participant (as applicable) and any Loan Party incorporated in Luxembourg hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which a Loan Party incorporated in Luxembourg is a party (including any Security Document), any security created or guarantee given under or in connection with this Agree-

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ment or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such Eligible Assignee or Participant (as applicable).

(c)                 Participations. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (C) Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) the relationship between the Lender and the Participant is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender) and (E) the Participant will under no circumstances (x) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and (y) have otherwise any contractual relationship with, or rights against, any Borrower under or in relation to this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii), (vi) or (vii) in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Holdings and the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Swiss Borrower’s request and expense, to use reasonable efforts to cooperate with the Swiss Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                Certain Pledges. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to (x) a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available on a confidential basis to any Lender, Participant, prospective Lender or prospective Participant, in each case, who specifically requests a copy thereof, or (y) a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(e)                 Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement (including, without limitation, the definition of “Eligible Assignee”), any Lender may assign and delegate all or a portion of its Term Loans to any Purchasing Borrower Party (x) through open market purchases made by such Purchasing Borrower Party on a non-pro rata basis (subject to clause (v) below) or (y) otherwise in accordance with clauses (i) through (vii) below (which assignment and delegation, in the case of the foregoing clauses (x) and (y) will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that, in the case of assignments and delegations made pursuant to the foregoing clause (y) (other than in the case of an Affiliated Debt Fund, which will be subject the Affiliated Debt Fund Restrictions set forth below):

(i)                no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;

(ii)               each Auction Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this paragraph and the Auction Procedures;

(iii)               the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(iv)              for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure to a Purchasing Borrower Party;

(v)              to the extent permitted by applicable law and not giving rise to any adverse tax consequence, (x) any Term Loans assigned and delegated to any Purchasing Borrower Party other than any Non-Affiliated Debt Fund shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder (it being understood that any such Term Loans shall be automatically and permanently cancelled upon such contribution) (it being understood and agreed that (A) except as expressly set forth in any such definition, any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (B) any purchase of Term Loans pursuant to this Section 9.04(e) shall not constitute a voluntary prepayment of Term Loans for purposes of this Agreement) and (y) Term Loans assigned and delegated to any Non-Affiliated Debt Fund may (but shall not be required to) be contributed to Holdings, the Borrower or any of its Restricted Subsidiaries;

(vi)               the Purchasing Borrower Party shall either (A) not have any MNPI that has not been disclosed to the assigning Lender (other than any such Lender that does not wish to receive MNPI) on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party or (B) advise the assigning Lender that it cannot make the statement in the foregoing clause (A), except to the extent that such Lender has entered into a customary “big boy” letter with Holdings or the Swiss Borrower;

(vii)               no Purchasing Borrower Party may use the proceeds from Revolving Loans to purchase any Term Loans;

(viii)               Purchasing Borrower Parties will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than information that has been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II);

(ix)               for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02) that requires the consent, approval or waiver of the Re-

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quired Lenders, or any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Purchasing Borrower Party (in its capacity as a Lender) as compared to other Lenders in a disproportionately adverse manner, Purchasing Borrower Parties will be deemed to have voted in the same proportion as the Lenders that are not Purchasing Borrower Parties voting on such matter (and such Purchasing Borrower Parties shall be disregarded in the determination of any Required Lender vote); and each Purchasing Borrower Party hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided, that (1) no amendment, modification, waiver, consent or other action shall deprive any Purchasing Borrower Party of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Purchasing Borrower Party and (ii) each Purchasing Borrower Party will be entitled to vote its interests in any Term Loan to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of such Purchasing Borrower Party in such Term Loan in a manner that is less favorable to such Purchasing Borrower Party than the proposed treatment of Term Loans held by other Term Lenders;

(x)              no Purchasing Borrower Party shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other such Lender under the Loan Documents; and

(xi)              the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Purchasing Borrower Parties, other than Holdings, the Borrowers or any Restricted Subsidiary, may not exceed 30.0% of the outstanding principal amount of all Term Loans, calculated at the time such Term Loans are purchased (after giving effect to any substantially simultaneous cancellations thereof) (such percentage, the “Purchasing Borrower Party Cap”); provided that (x) to the extent any assignment to a Purchasing Borrower Party would result in the aggregate principal amount of all such Term Loans held by Purchasing Borrower Parties exceeding the Purchasing Borrower Party Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of such excess amount will be void ab initio and (y) any Term Loans purchased by Holdings, the Borrower or any Restricted Subsidiary shall be immediately cancelled in accordance with clause (v) above.

Each Purchasing Borrower Party by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from a Purchasing Borrower Party.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Debt Fund, and any Affiliated Debt Fund may, from time to time, purchase Term Loans (x) on a pro rata basis through Dutch auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases, in each case, notwithstanding the requirements set forth in this clause (e) (for the avoidance of doubt, without requiring any representation or warranty as to the possession of material non-public information by such Affiliate); provided that the Term Loans held by all Affiliated Debt Funds shall not account for more than 49.99% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document; it being understood and agreed that the portion of the Term Loans that accounts for more than 49.99% of the relevant Required Lender action shall be deemed to be voted pro rata along with other Lenders that are not Affiliated Debt Funds. Any Loans acquired by any Affiliated Debt Fund may (but shall not be required to) be contribut-

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ed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled promptly upon thereof). The restrictions set forth in this paragraph being the “Affiliated Debt Fund Restrictions”.

(f)                  Disqualified Institutions.

(i)              The Administrative Agent (i) shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing compliance with the provisions relating to Disqualified Institutions (or any provisions relating thereto) at any time, including whether any Lender or Participant or prospective Lender or prospective Participant is a Disqualified Institution or an Affiliate of a Disqualified Institution, and shall have, and shall have no liability with respect to or arising out of any assignment or participation of any Loans to any Disqualified Institution or the disclosure of confidential information to any Disqualified Institution and (ii) may share a list of Persons who are Disqualified Institutions on a confidential basis with any Lender, Participant, or any prospective assignee or Participant, in each case, who specifically requests a copy thereof. Notwithstanding anything to the contrary set forth in this Agreement, if the applicable Borrower consents in writing to an Assignment and Assumption to any Person or to otherwise permit any Person to become a Lender or Participant hereunder, such Person shall not be considered a Disqualified Institution, whether or not they would otherwise be considered a Disqualified Institution pursuant to this Agreement.

(ii)               In the event of any assignment or participation by a Lender without the applicable Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Institution or (B) to the extent the Swiss Borrower’s consent is required under this Section 9.04, to any other Person, the Borrowers shall be entitled at their sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrowers at law or in equity in respect of such assignor or assignee; it being understood and agreed that Holdings, the Borrowers and their respective Subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any other Person to whom the Swiss Borrower’s consent is required but not obtained (or has not been deemed consented to). For the avoidance of doubt, the Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of Disqualified Institutions.

(iii)               If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Institution (other than any Competitor Debt Fund Affiliate) without the Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then such assignment shall not be null and void, but the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrowers owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, held by such Disqualified Person, purchase such Term Loans by paying the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B) above, the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrowers, (II) in the case of clauses (A) and (B) above, the Borrowers shall be liable to the relevant Disqualified Person under Section 2.16 if any Term Benchmark Loan or EURIBOR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C) above, the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(f) shall be deemed to prejudice any right or remedy that the Borrowers may otherwise have at law or equity.

SECTION 9.05.           Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made

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by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.           Counterparts; Integration; Effectiveness.

(a)                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including, without limitation, in connection with any

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workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages, penalties and liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, penalties and liabilities arising as a result of the failure of a Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.           Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings or the applicable Borrower against any of and all the obligations then due of Holdings or the applicable Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations of Holdings or the applicable Borrower are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have.

SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process.

(a)                 This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                Each of Holdings and each Borrower irrevocably and unconditionally agrees that it will not, and will not permit any controlled Subsidiary to, commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document (other than any Security Document that purports to be governed by the laws of a jurisdiction other than the State of New York) or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York located in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding shall be heard and determined in such

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New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 9.09 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE LUX BORROWER, THE SWISS BORROWER AND EACH LOAN PARTY THAT IS A PARTY HERETO THAT IS NOT A UNITED STATES PERSON HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER HOLDINGS AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF, AND IN RESPECT OF THEIR PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

SECTION 9.10.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.           Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable and provided that no such disclosure shall be made to any Related Party that is a Disqualified Institution, (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction, over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Swiss Borrower promptly thereof prior to disclosure), (c) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-

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regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Swiss Borrower promptly thereof prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to Holdings, any Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, provided that no such disclosure shall be made to any Disqualified Institution, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings, any Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Swiss Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a non-confidential basis from a source other than Holdings, the Borrowers or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation or (j) to any credit insurance provider relating to a Borrower or its Obligations. To the extent permitted by section 275 of the Australian PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) and 275(4) of the Australian PPSA confidential and not to disclose that information to any other person, other than to the extent permitted hereunder. For purposes of this Section, “Information” means all information received from Holdings, a Borrower or any Subsidiary relating to Holdings, such Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party that is a party hereto acknowledges receipt of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as a Lender may notify to such Loan Party from time to time).

SECTION 9.13.           Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.

SECTION 9.14.           Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in any applicable Security Document, a Loan Party (other than Holdings, an Intermediate Holdco or a Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary; provided that (a) if so required by this Agreement, the Required Lenders (or if applicable, the Lenders) shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (b) no Loan Party shall be released from its obligations under the Loan Documents as a result of becoming a non-wholly-owned Subsidiary unless the transaction resulting in such Loan Party becoming a non-wholly-owned subsidiary was an arm’s-length transaction with a bona fide unaffiliated third party under-

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taken for legitimate business purposes. Upon any sale or other transfer by any Loan Party (other than to Holdings, any Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Loan Party from its Guarantee (other than Holdings, an Intermediate Holdco or a Borrower) in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Unrestricted Subsidiary shall be automatically released. On the date on which all (1) Commitments have terminated and all Obligations have been paid in full in cash (other than (x) Secured Hedging Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and (2) all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank), all security interests under the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to file or register in any office, or to evidence, such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes and directs the Administrative Agent to effect the releases set forth in this Section.

SECTION 9.15.           USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.

SECTION 9.16.           No Fiduciary Relationship. Each of Holdings and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrowers, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to Holdings, the Borrowers, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of Holdings and each Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.           Non-Public Information.

(a)                 Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Swiss Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Holdings, the Borrowers and the Administrative Agent that (i) it has developed compliance proce-

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dures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b)                Holdings, each Borrower and each Lender acknowledge that, if information furnished by Holdings or a Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Holdings or a Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Lenders’ employees and representatives willing to receive such MNPI (such employees and representatives, “Private-Siders”); and (ii) if Holdings or a Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private-Siders. Each of Holdings and each Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrowers that is suitable to be made available to Lenders’ public-side employees and representatives who do not wish to receive MNPI (such employees and representatives, “Public-Siders”), and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrowers without liability or responsibility for the independent verification thereof.

SECTION 9.18.           Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                 the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

SECTION 9.19.           Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of LC Disbursements, fees and indemnities and reimbursement of costs and expenses and all other Obligations.

SECTION 9.20.           Swiss Limitations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the obligations of any Swiss Loan Party and the rights of the Administrative Agent and any other Secured Party under this Agreement or any other Loan Document are subject to the following limitations:

(a)                 If and to the extent a guarantee or security granted, indemnity or other obligation assumed by a Swiss Loan Party under this Agreement or any other Loan Document guarantees or secures obligations of any of its (direct or indirect) parent companies (upstream security) or sister companies (cross-stream security) (the “Upstream or Cross-Stream Secured Obligations”) and if and to the extent using the

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proceeds from the enforcement of such guarantee, security, indemnity or other obligation to discharge the Upstream or Cross-Stream Secured Obligations would be unlawful under Swiss corporate law (inter alia, prohibiting capital repayments or violation of the legally protected reserves (gesetzlich geschützte Reserven) at such time, the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to be used to discharge the Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Loan Party’s freely disposable shareholder equity at the time of enforcement (the “Maximum Amount”); provided that such limitation is required under the applicable Swiss corporate law at that time; provided further that such limitation shall not free that Swiss Loan Party from its obligations in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable Swiss corporate law. This Maximum Amount of freely disposable shareholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles.

(b)                In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Loan Party shall, as concerns the proceeds resulting from the enforcement of any guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document, if and to the extent required by applicable law in force at the relevant time:

(i)              procure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of Swiss Anticipatory Tax by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii)               if the notification procedure pursuant to sub-paragraph (i) above does not apply and subject to paragraph (c) below, deduct the Swiss Anticipatory Tax at such rate (currently 35% at the date of this Agreement) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii)               notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv)               in the case of a deduction of Swiss Anticipatory Tax,

(A)               use its best efforts to ensure that any person, that is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction request a refund of the Swiss Anticipatory Tax under applicable law (including tax treaties), and pay to the Administrative Agent upon receipt any amount so refunded; and

(B)               if the Administrative Agent or any other Secured Party is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such payment, and if requested by the Administrative Agent or such Secured Party, shall provide that Administrative Agent or the respective Secured Party those documents that are required by law and applicable tax treaties to be provided by the payer of such tax to prepare a claim for refund of Swiss Anticipatory Tax.

(c)                 If a Swiss Loan Party is required to deduct Swiss Anticipatory Tax pursuant to paragraph (b)(ii) above at the time the Administrative Agent is enforcing security interests granted by the Swiss Borrower, the Administrative Agent shall, upon request of such Swiss Loan Party, deduct from the proceeds received from the enforcement of such security interests the Swiss Anticipatory Tax at such rate (35% at the date of this Agreement) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration;

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(d)                If a Swiss Loan Party is obliged to withhold Swiss Anticipatory Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document and/or further apply proceeds therefrom against Upstream or Cross-Stream Secured Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Anticipatory Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the maximum amount of the freely distributable capital of such Swiss Loan Party as set out in paragraph (a) above.

(e)                 If and to the extent requested by the Administrative Agent or if and to the extent required under Swiss mandatory law applicable at the relevant time, in order to allow the Administrative Agent or the Secured Parties to obtain a maximum benefit under the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party, such Swiss Loan Party shall, and any parent company of such Swiss Loan Party incorporated in Switzerland being a party to this Agreement shall procure that such Swiss Loan Party will, promptly take and promptly cause to be taken any action, including the following:

(i)              the passing of any shareholders’ resolutions or quotaholders’ resolutions, as the case may be, to approve the use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the Upstream or Cross-Stream Secured Obligations in order to allow a prompt use of the enforcement proceeds;

(ii)               preparation of up-to-date audited balance sheet of that Swiss Loan Party;

(iii)               statement of the auditors of that Swiss Loan Party confirming the Maximum Amount;

(iv)               conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(v)              revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(vi)               to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the that respective Swiss Loan Party’s business (nicht betriebsnotwendig); and

(vii)               all such other measures necessary or useful to allow such Swiss Loan Party to use enforcement proceeds as agreed hereunder with a minimum of limitations.

SECTION 9.21.           Exclusion of the Australian PPSA Provisions.

(a)                 For the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(i)              each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and

(ii)               sections 142 and 143 of the Australian PPSA are excluded;

(b)                For the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)                 Each Party waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement); and

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(d)                If a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Secured Party states otherwise at the time of exercise. However, this Section does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

SECTION 9.22.           Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

SECTION 9.23.           Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.24.           Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Swiss Borrower, the Administrative Agent and such Lender.

SECTION 9.25.           Loan Parallel Debt.

(a)                 Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to any amounts owing from time to time by that Loan Party to any Secured Party under any of

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the Loan Documents, including any Guarantee, and all other Obligations as and when those amounts are due (the “Loan Parallel Debt”).

(b)                Each Loan Party and the Administrative Agent acknowledge that the obligations of each Loan Party under clause (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Loan Party to any Secured Party under any of the Loan Documents, including any Guarantee or otherwise in respect of the Obligations (its “Loan Corresponding Debt”), nor shall the amounts for which each Loan Party is liable under clause (a) above (its “Loan Parallel Debt”) be limited or affected in any way by its Loan Corresponding Debt provided that: (i) the Loan Parallel Debt of each Loan Party shall be decreased to the extent that its Loan Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Loan Corresponding Debt of each Loan Party shall be decreased to the extent that its Loan Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (iii) the amount of the Loan Parallel Debt of a Loan Party shall at all times be equal to the amount of its Loan Corresponding Debt.

(c)                 For the purpose of this Section 9.25, the Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Loan Parallel Debt shall not be held on trust. The Liens granted under the Loan Documents, including any Guarantee, to the Administrative Agent to secure the Loan Parallel Debt are granted to the Administrative Agent, in its capacity as creditor of the Loan Parallel Debt and shall not be held on trust.

(d)                All moneys received or recovered by the Administrative Agent pursuant to this Section 9.25, and all amounts received or recovered by the Administrative Agent, from or by the enforcement of any Liens granted to secure the Loan Parallel Debt, shall be applied in accordance with Section 7.04.

SECTION 9.26.           Ipso Facto. The following apply in relation to any Guarantee granted by an Australian Entity: If an Ipso Facto Event has occurred, then immediately on demand by the Administrative Agent, each such Australian Entity shall pay all Loans, accrued interest and other amounts as if it was the principal obligor. In this Section 9.26, “Ipso Facto Event” means a Borrower is the subject of an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Australian Corporations Act.

[Signature Pages Follow]

*    *    *    *    *

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EXHIBIT C

Amended Credit Agreement

[See attached.]

Conformed through Amendment No. 3

CREDIT AGREEMENT

dated as of

April 30, 2021,
as amended by Amendment No. 1, dated as of January 11, 2022, as further amended by Amendment No. 2, dated as of March 22, 2022,

and as further amended by Amendment No. 3, dated as of April 27, 2023,

among

GARRETT MOTION INC.,
as Holdings,

GARRETT LX I S.À R.L.,
as Lux Borrower,

GARRETT MOTION HOLDINGS INC.,
as U.S. Co-Borrower,

GARRETT MOTION SÀRL,
as Swiss Borrower,

The Lenders and Issuing Banks Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________

JPMORGAN CHASE BANK, N.A.,
RBC CAPITAL MARKETS,1
DEUTSCHE BANK SECURITIES INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION
KEYBANC CAPITAL MARKETS INC.
and
BNP PARIBAS SECURITIES CORPORATION,
as Joint Lead Arrangers and Joint Bookrunners

BNP PARIBAS
and
UBS SWITZERLAND AG,
as Syndication Agents

BNP PARIBAS
and
UBS SWITZERLAND AG,
as Documentation Agents

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

ii

iii

SCHEDULES:

Schedule 1.01	–	Agreed Guaranty and Security Principles
Schedule 1.02	–	Mortgaged Property
Schedule 1.03	–	Non-U.S. Security Documents and Non-U.S. Local Counsel
Schedule 1.04	–	Existing Letters of Credit
Schedule 2.01	–	Commitments
Schedule 3.14	–	Subsidiaries
Schedule 4.01	–	Effective Date Security Documents
Schedule 5.15	–	Post-Closing Undertakings
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.05	–	Proposed Asset Sales
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Pari Passu Intercreditor Agreement
Exhibit B-2	–	Form of Junior Lien Intercreditor Agreement
Exhibit C	–	Form of U.S. Collateral Agreement
Exhibit D	–	Form of Perfection Certificate
Exhibit E	–	Form of Guarantee Agreement
Exhibit F	–	Form of Global Intercompany Note
Exhibit G	–	Auction Procedures
Exhibit H	–	Form of Affiliated Lender Assignment and Assumption
Exhibit I	–	Form of Maturity Date Extension Request
Exhibit J-1	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-2	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-3	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

iv

Exhibit J-4	–	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K	–	Form of Solvency Certificate
Exhibit L	–	Form of Borrowing Request
Exhibit M	–	Form of Election Request
Exhibit N	–	Form of Notice of Secured Cash Management Services Provider

v

CREDIT AGREEMENT dated as of April 30, 2021 (as amended by Amendment No. 1, dated as of January 11, 2022, as further amended by Amendment No. 2, dated as of March 22, 2022, and as further amended by Amendment No. 3, dated as of April 27, 2023, this “Agreement”), among GARRETT MOTION INC., a Delaware corporation (“Holdings”), GARRETT LX I S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B225642 (the “Lux Borrower”), GARRETT MOTION HOLDINGS INC., a Delaware corporation (the “U.S. Co-Borrower” and, together with the Lux Borrower, the “Term Borrowers”) and GARRETT MOTION Sàrl, (f/k/a Honeywell Technologies Sàrl) a limited liability company (société à responsabilité limitée) organized under the laws of Switzerland (the “Swiss Borrower”), the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, on September 20, 2020, Holdings and certain affiliates (collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases under chapter 11 of the Bankruptcy Code under the cases jointly administered as In re Garrett Motion Inc., et al.;

WHEREAS, the Debtors filed the Plan of Reorganization with the Bankruptcy Court on January 22, 2021, which Plan of Reorganization was confirmed by the Bankruptcy Court on April 26, 2021;

WHEREAS, the Borrowers have requested that (a) the Dollar Initial Term Lenders extend credit in the form of Dollar Initial Term Loans on the Effective Date to the Term Borrowers in an aggregate principal amount not in excess of $715,000,000, (b) the Euro Term Lenders extend credit in the form of Euro Term Loans on the Effective Date to the Term Borrowers in an aggregate principal amount not in excess of €450,000,000, (c) the Third Amendment Incremental Dollar Term Lenders extend credit in the form of dollar-denominated Incremental Term Loans on the Incremental/Maturity Extension Operative Date to the Term Borrowers in an aggregate principal amount not in excess of $700,000,000 and (d) the Revolving Lenders extend credit in the form of Revolving Loans and the Issuing Banks issue Letters of Credit, in each case at any time and from time to time during the Revolving Availability Period to the Swiss Borrower such that the Aggregate Revolving Exposure will not exceed $569,750,000 at any time; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in dollars.

“Acceptable Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations, at the option of the Swiss Borrower, either (i) a Pari Passu Intercreditor Agreement or (ii) a customary U.S.-style intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Swiss Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness and related obligations shall rank equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral

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which rank (or are intended to rank) junior to the Liens on the Collateral securing the Obligations, at the option of the Swiss Borrower, either (i) a Junior Lien Intercreditor Agreement or (ii) a customary U.S.-style intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Swiss Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Additional Lender” has the meaning assigned to such term in Section 2.21(c).

“Adjusted AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling and (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be determined to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) the Term SOFR Adjustment for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and Related Parties), in its capacity as administrative agent, security trustee and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls, is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means any Affiliate of the Sponsors (other than a natural Person) that is engaged in or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise invest-

2

ing in commercial loans, bonds and similar extensions of credit or securities, and that exercises independent discretion from the private equity business of the Sponsors, or any of their respective subsidiaries or successor or parallel funds or vehicles.

“Affiliated Debt Fund Restrictions” has the meaning assigned to such term in Section 9.04(e).

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time measured in dollars (or the Dollar Equivalent).

“Agreed Currencies” means dollars and each Permitted Foreign Currency.

“Agreed Guaranty and Security Principles” means those principles set forth on Schedule 1.01 or as such principles may be supplemented or modified from time to time.

“Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.22.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c)  the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, (i) in the case of any Term Loans, if the Alternate Base Rate shall be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement and (ii) in the case of the Revolving Facility, if the Alternate Base Rate shall be deemed to be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

“Alternative Incremental Facility Debt” means any Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes, senior subordinated notes, bonds or debentures and/or term loans that are unsecured or secured on a pari passu basis with or junior basis to the Loans or senior unsecured notes, or any bridge facility; provided that (i) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of any member of the Restricted Group other than the Collateral or the proceeds of such Indebtedness pending application thereof, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the Latest Maturity Date (or in the case of Indebtedness secured on a junior basis to the Loan Document Obligations or unsecured Indebtedness, the date that is 90 days after the Latest Maturity Date) at the time such Indebtedness is incurred (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition); provided that the requirements set forth in this clause (ii) shall not apply to (x) Permitted Earlier

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Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions, (iii) the mandatory prepayment provisions of any such Indebtedness shall not be more favorable to the applicable lenders or creditors than those of the Term Loans unless (x) the Lenders of the Term Loans also receive the benefit of such more favorable terms or (y) such provisions apply after the Latest Maturity Date at the time, (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall comply with the requirement set forth in Section 6.01(c).

“Ancillary Document” has the meaning given to such term in Section 9.06(b).

“Anti-Corruption Laws” means all comprehensive laws and regulations of any Governmental Authority applicable to any Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning given to such term in Section 9.01(d)(iii).

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Revolving Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, for purposes of Section 2.20(c)(ii), “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans and LC Exposures that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day:

(a)       with respect to any Loan that is a Dollar Initial Term Loan, 3.25% per annum in the case of Term Benchmark Loans and 2.25% per annum in the case of ABR Loans;

(b)       with respect to any Loan that is a Third Amendment Incremental Dollar Term Loan, 4.50% per annum in the case of Term Benchmark Loans and 3.50% per annum in the case of ABR Loans;

(c)       with respect to any Loan that is a Euro Term Loan, 3.50% per annum; and

(d)       with respect to (i) any Loan that is a Revolving Loan and (ii) the commitment fees payable hereunder in respect of unused Revolving Commitments after the Effective Date, the applicable rate per annum set forth in the table below in the “Revolving Loans that are Term Benchmark Loans”, “Revolving Loans that are EURIBOR Loans”, “Revolving Loans that are RFR Loans”, “Revolving Loans that are ABR Loans” or “Commitment Fee” columns, as applicable, based upon the Consolidated First Lien Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have most recently been delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b); provided that until the delivery of such consolidated financial statements as of and for the first fiscal quarter of Holdings beginning after the Effective Date, the Applicable Rate shall be that set forth below in Level I:

Level	Consolidated First Lien Leverage Ratio	Revolving Loans that are Term Benchmark Loans	Revolving Loans that are EURIBOR Loans	Revolving Loans that are RFR Loans denominated in Sterling	Revolving Loans that are RFR Loans denominated in Swiss Franc	Revolving Loans that are ABR Loans	Commitment Fee
I	≥ 1.85 to 1.00	2.75%	3.00%	2.7826%	2.75%	1.75%	0.50%

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II	≥ 1.35 to 1.00 and < 1.85 to 1.00	2.50%	2.75%	2.5326%	2.50%	1.50%	0.375%
III	< 1.35 to 1.00	2.25%	2.50%	2.2826%	2.25%	1.25%	0.25%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated First Lien Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Consolidated First Lien Leverage Ratio shall be deemed to be in Level I at the request of the Required Lenders if Holdings fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b) or the certificate of a Financial Officer required to be delivered by it pursuant to Section 5.01(c) during the period from the expiration of the time for delivery thereof until such consolidated financial statements and such certificate are delivered.

Notwithstanding the foregoing, if the Borrowers shall not have obtained, on or prior to the Effective Date, public ratings (but no specific ratings) for the Initial Term Loans (the “Facility Ratings”) and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) in respect of the Lux Borrower after giving effect to the Transactions (the “Corporate Ratings”), in each case, from two out of three of Moody’s, S&P and Fitch, the Applicable Rate for Initial Term Loans shall be increased by 0.25% per annum for each day from the Effective Date until the first date on which Facility Ratings and Corporate Ratings, in each case, from two out of three of Moody’s S&P and Fitch shall have been obtained (and after such date, the Applicable Rate for Initial Term Loans shall be as reflected in clauses (a) and (b), respectively, above).

“Applicable Time” means, with respect to any Borrowings and payments in any Permitted Foreign Currency, the local time in the place of settlement for such Permitted Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) an Affiliate of such Lender or Eligible Assignee or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender or Eligible Assignee.

“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., RBC Capital Markets, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc. and BNP Paribas Securities Corporation, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04) and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

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“ASU” has the meaning assigned to such term in Section 1.04(a).

“Auction” means an auction pursuant to which a Purchasing Borrower Party offers to purchase Term Loans pursuant to the Auction Procedures.

“Auction Manager” means any financial institution or advisor employed by a Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction; provided that no Borrower shall designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no obligation to agree to act as the Auction Manager).

“Auction Procedures” means the procedures set forth in Exhibit G.

“Auction Purchase Offer” means an offer by a Purchasing Borrower Party to purchase Term Loans of one or more Classes pursuant to an auction process conducted in accordance with the Auction Procedures and otherwise in accordance with Section 9.04(e).

“Audited Financial Statements” the audited combined balance sheets of Holdings dated December 31, 2020 and December 31, 2019, and the related audited consolidated statements of operations, comprehensive income (loss), cash flows and equity (deficit) as of and for the fiscal year ended December 31, 2020, December 31, 2019 and December 31, 2018, audited and reported on by Deloitte SA.

“AUD Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the AUD Screen Rate for the longest period for which that AUD Screen Rate is available that is shorter than the Impacted AUD Interest Period and (b) the AUD Screen Rate for the shortest period for which that AUD Screen Rate is available that exceeds the Impacted AUD Interest Period, in each case, at such time; provided that, at any time the AUD Interpolated Rate is less than zero, the AUD Interpolated Rate shall be deemed to be zero for purposes of this Agreement.

“AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 A.M., Sydney, Australia time, two Business Days prior to the beginning of such Interest Period; provided that if the AUD Screen Rate shall not be available at such time for such Interest Period (an “Impacted AUD Interest Period”), then the AUD Rate shall be the AUD Interpolated Rate.

“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Australia” shall mean the Commonwealth of Australia.

“Australian Corporations Acts” means the Corporations Act 2001 (Cth) of Australia.

“Australian Dollars” means the lawful currency of Australia.

“Australian Entity” means any entity incorporated or established under the laws of Australia (including any State or territory of Australia).

“Australian Loan Party” means any Australian Entity that is a Loan Party.

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“Australian PPSA” means Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under the PPSA, including the Personal Property Securities Regulations 2010 (Cth).

“Available Amount” means, at any time,

(a)       the sum of:

(i)    the greater of (x) $175,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, plus

(ii)    50% of cumulative Consolidated Net Income for the period commencing on April 1, 2023 through and including such date of measurement (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; provided that the amount pursuant to this clause (ii) shall in no event be less than $0), plus

(iii)    the Net Proceeds from any sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings to the extent such Net Proceeds are received by any Borrower, plus

(iv)    (A) the aggregate amount of prepayments declined by the Term Lenders and retained by the applicable Borrower pursuant to Section 2.11(f) plus (B) the aggregate amount of Retained Prepayment Event Proceeds, plus

(v)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (vi) below and of any amount deducted from the calculation of Investments pursuant to the definition of “Investment”, the amounts of any dividends in cash or Permitted Investments or other returns, profits, distributions and similar amounts (whether by means of a sale or other disposition, a repayment of a loan or advance, a dividend or otherwise) received by the Borrowers and the Restricted Subsidiaries on Investments made using the Available Amount, in each case up to the original amount of such Investments; plus

(vi)    to the extent not already included in the calculation of Consolidated Net Income and without duplication of clause (v) above and of any amount deducted from the calculation of Investments pursuant to the definition of “Investment”, the amount of any Investment made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into a Borrower or any of the Restricted Subsidiaries (up to the lesser of (A) the fair market value determined in good faith by the Swiss Borrower of the Investments of Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (B) the fair market value determined in good faith by the Swiss Borrower of the original Investment by Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary); minus

(b)       the sum of (x) Investments, loans and advances then outstanding in reliance on the Available Amount, plus (y) Restricted Payments previously or concurrently made in reliance on the Available Amount plus (z) Restricted Debt Payments previously or concurrently made in reliance on the Available Amount; provided that any Investment, Restricted Payment or Restricted Debt Payment made in reliance on clause (a)(i) or (a)(ii) of the Available Amount shall be deducted pursuant to this clause (b) only to the extent such Investment, Restricted Payment or Restricted Debt Payment was made from and after the Third Amendment Effective Date (and, for the avoidance of doubt, any Investment, Restricted Payment or Restricted Debt Payment made from and after the Effective Date in reliance on clause (a)(iii), (a)(iv), (a)(v) or (a)(vi) of the Available Amount shall be deducted pursuant to this clause (b)).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be

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used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Back to Back Arrangements” shall mean any “back-to-back” transactions between Holdings, the Borrowers or any Restricted Subsidiary, in connection with facilitating any Hedging Agreements (provided that, for such arrangements to constitute Back to Back Arrangements, such arrangements must be settled in cash, which for this purpose shall include netting of obligations, within five Business Days of any corresponding settlement with the third-party counterparty to such Hedging Agreement).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect or any successor thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy, insolvency proceeding or Bail-In Action, or has had a receiver, conservator, trustee, administrator, custodian, examiner, Examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Belgian Financial Collateral Act” has the meaning assigned to such term in Section 8.01(a).

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency, (ii) EURIBOR Loan, the applicable Relevant Rate for Euros and (iii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Permitted Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)       in the case of any Loan denominated in dollars, the Adjusted Daily Simple SOFR; or

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(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, EURIBOR Loan and/or Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative or as of a specified future date will no longer be representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent expressly required by 31 C.F.R. § 1010.230 (“Beneficial Ownership Regulation”).

“Beneficial Ownership Regulation” has the meaning specified in the definition of “Beneficial Ownership Certification”.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bilateral Facility” means the continuing letter of credit agreement (committed), dated as of April 30, 2021, entered into between BNP Paribas and the Swiss Borrower, as amended, modified, supplemented, refinanced or replaced from time to time.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Swiss Borrower, the Lux Borrower and the U.S. Co-Borrower.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, RFR Loans and EURIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $5,000,000, (b) in the case of a Term Benchmark Borrowing or RFR Borrowing, in each case, denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Euro Equivalent in excess of €5,000,000, (c) in the case of a EURIBOR Borrowing denominated in Euros, €5,000,000 and (d) in the case of an ABR Borrowing, $1,000,000.

“Borrowing Multiple” means (a) in the case of a Term Benchmark Borrowing denominated in dollars, $500,000, (b) in the case of a Term Benchmark Borrowing or RFR Borrowing, in each case, denominated in any Permitted Foreign Currency, the smallest amount of such Permitted Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Euro Equivalent in excess of €500,000, (c) in the case of a EURIBOR Borrowing denominated in Euros, €500,000 and (d) in the case of an ABR Borrowing, $100,000.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit L (or in such other form as may be approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Zurich, Switzerland; provided that in addition to the foregoing, a Business Day shall be (A) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, (B) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (C) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (D) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is an RFR Business Day and (E) in relation to Loans denominated in Australian Dollars and in relation to the calculation or computation of the AUD Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Australia.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Restricted Group that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Restricted Group during such period, but excluding in each case any such expenditure (i) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, to the extent permitted by Section 2.11(c), (ii) made by the Restricted Group to effect leasehold improvements to any property leased by the Restricted Group as lessee, to the extent that such expenses have been reimbursed by the landlord, (iii) in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so ex-

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changed), if any, paid or payable by the Restricted Group and (iv) made with the Net Proceeds from the issuance of Qualified Equity Interests.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of December 31, 2018 shall be accounted for as an operating lease and not a Capital Lease Obligation for all purposes under this Agreement.

“Captive Insurance Subsidiary” means a Subsidiary of Holdings established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by Holdings or any of its Subsidiaries or joint ventures.

“Cash Management Banks” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations”.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, single entity or multi-entity multicurrency notional pooling structures, temporary advances, interest and fees and interstate depository network services), netting services, employee credit or purchase card programs, Supply Chain Financings, Outside LC Facilities, bankers’ acceptances and similar programs, in each case provided to Holdings, any Borrower or any Restricted Subsidiary.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Permitted Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period and (d) any other Permitted Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the

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Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Centre of Main Interest” means “centre of main interest” as that term is used in Article 3(1) of the Insolvency Regulation.

“Change in Control” means (a) Holdings ceases to own, directly or indirectly through one or more Intermediate Holdcos, all of the Equity Interests of the U.S. Co-Borrower, the Lux Borrower and the Swiss Borrower, or (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, of 50% or more of the Voting Equity Interests in Holdings; provided, however, that this clause (b) shall not include any transaction where (x) Holdings becomes a direct or indirect wholly owned subsidiary of a holding company; and (y) the direct or indirect holders of the Voting Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of Holdings’ Voting Equity Interests immediately prior to that transaction.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Equity Interests of Holdings beneficially owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by any other member of such group for purposes of determining whether a Change in Control has occurred.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Dollar Initial Term Loans, Euro Term Loans, Third Amendment Incremental Dollar Term Loans, Incremental Revolving Loans or Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Dollar Initial Term Commitment, Euro Term Commitment, Third Amendment Incremental Dollar Term Commitment, a Commitment in respect of any Incremental Revolving Loans or a Commitment in respect of any Incremental Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Revolving Loans and Incremental Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes. For the avoidance of doubt, the Dollar Initial Term Loans, the Euro Term Loans and the Third Amendment Incremental Dollar Term Loans shall be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

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“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations, but excluding, for the avoidance of doubt, the Excluded Property.

“Collateral and Guarantee Requirement” means, subject to the last paragraph of Section 4.01, at any time and, in the case of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles in all respects, the requirement that:

(a)       the Obligations shall have been guaranteed by Holdings, each Intermediate Holdco, each Borrower (other than with respect to its own primary Obligations), each Designated Subsidiary and each other Subsidiary organized or incorporated in a Material Jurisdiction (other than an Excluded Subsidiary) (collectively, the “Guarantors”), and the Administrative Agent shall have received a counterpart of the Guarantee Agreement from each Guarantor, or in the case of a Subsidiary that becomes a Guarantor after the Effective Date, a supplement to the Guarantee Agreement in substantially the form attached as Exhibit I thereto and the Administrative Agent shall have received from Holdings, each Borrower, and each other Loan Party (i) a counterpart of each Security Document to which such Person is a party duly executed and delivered on behalf of such Person or (ii) in the case of any Subsidiary that becomes a Loan Party after the Effective Date, (A) if such Subsidiary is a U.S. Subsidiary, a supplement to the U.S. Collateral Agreement in substantially the form attached as Exhibit I thereto, a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the U.S. Collateral Agreement, and to the extent applicable) and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent, if applicable, with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person, to the extent reasonably requested by the Administrative Agent, and (B) if such Subsidiary is a Non-U.S. Subsidiary, subject to the Agreed Guaranty and Security Principles, a supplement to each applicable Non-U.S. Security Document and other security documents reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (consistent, if applicable, with the Security Documents in effect on the Effective Date), duly executed and delivered on behalf of such Person, in each case, together with opinions and documents of the type referred to in Sections 4.01(b) and (c) with respect to such Person, to the extent reasonably requested by the Administrative Agent; provided that any such obligation arising under this definition (including paragraph (b) below) in respect of an entity organized or incorporated in Australia shall be subject to prior completion of any and all applicable steps and procedures required pursuant to the Australian Corporations Act in respect of the provision of financial assistance (where applicable), it being understood that such steps shall be completed no later than 90 days after the obligation has arisen for any such entity organized or incorporated in Australia to comply with the relevant Collateral and Guarantee Requirement;

(b)       the Administrative Agent shall, to the extent required by the Security Documents and, with respect to Non-U.S. Loan Parties, by the Agreed Guaranty and Security Principles, have received certificates or other instruments representing all Equity Interests of any Restricted Subsidiary (other than any Equity Interests constituting Excluded Property) held by any Loan Party (including, without limitation, all Equity Interests issued by the Borrowers), together with undated stock powers or other appropriate instruments of transfer with respect thereto endorsed in blank (to the extent applicable) (provided that no Loan Party shall have any obligation to deliver a certificate or other instrument representing any such Equity Interest if such Equity Interest is uncertificated);

(c)       subject to, in the case of Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles, all Indebtedness of Holdings, each Borrower and each Subsidiary that is owing to any Loan Party in a principal amount greater than the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the time of incurrence thereof, or more, shall be evidenced by, at the Loan Party’s option, a Global Intercompany Note, or standalone promissory notes, and shall be Collateral pursuant to the applicable Security Documents; and further, in each case the Administrative Agent shall have received the Global Intercompany Note and all such promissory notes with a principal amount of the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Pe-

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riod prior to the incurrence thereof, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)       (i) all financing statements and other appropriate filings or recordings, including Uniform Commercial Code financing statements (and the equivalent thereof in any applicable jurisdiction), required by law or specified in the Security Documents to be filed, registered or recorded on the Effective Date shall have been so filed, registered or recorded or delivered to the Administrative Agent for such filing, registration or recording and (ii) all documents and instruments required, or reasonably requested by the Administrative Agent, to be delivered, filed, registered or recorded and all actions required to be taken or reasonably requested by the Administrative Agent to be taken to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens with the priority required by the Security Documents shall have been taken, delivered, filed, registered, recorded, and/or delivered to the Administrative Agent;

(e)       subject to the Agreed Guaranty and Security Principles with respect to the Non-U.S. Loan Parties, the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property (provided that if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the fair market value, as reasonably determined by Holdings in good faith, of such Mortgaged Property), (ii) with respect to U.S. Mortgages, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property as reasonably determined by Holdings in good faith; provided that in no event will Holdings be required to obtain independent appraisals or other third-party valuations of such Mortgaged Property, unless required by FIRREA or other applicable law; provided, however, Holdings shall provide to the title company such supporting information with respect to its determination of Fair Market Value as may be reasonably required by the title company, (iii) with respect to each Mortgaged Property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such Mortgaged Property), and, if any such Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and (iv) such customary surveys (or existing surveys together with no-change affidavits of such Mortgaged Property or survey alternatives, including express maps), abstracts, legal opinions, title documents and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that (x) the requirements of the foregoing clauses (i), (ii), (iii) and (iv) shall be completed on or before the date that is, with respect to U.S. Mortgages, 120 days, and with respect to Non-U.S. Mortgages, 150 days after the Effective Date, or, for Mortgaged Property purchased after the Effective Date, within 120 days (for U.S. Mortgages) and 150 days (for Non-U.S. Mortgages) following the acquisition of the applicable Mortgaged Property (or, in each case, such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing (such approval or consent not to be unreasonably withheld or delayed), in accordance with Section 5.15); (y) legal opinions referred to in the foregoing clause (iv) shall be limited to the purposes of obtaining customary legal opinions from counsel qualified to opine in the jurisdiction where such Mortgaged Property is located regarding solely to the enforceability of the Mortgage for such Mortgaged Property and such other customary matters as may be reasonably requested by the Administrative Agent; and (z) no delivery of new surveys shall be required for any non-U.S. Mortgaged Property or (with respect to U.S. Mortgaged Property) where the title company will issue a lender’s title policy with the standard survey exception omitted from, and customary affirmative survey-related endorsements as Administrative Agent may reasonably require included in, the policy; and

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(f)       except as otherwise provided for in the Security Documents, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding anything to the contrary, except as set forth in the following sentence, no U.S. Loan Party shall be required, nor shall the Administrative Agent be authorized, (i) to perfect pledges, security interests and mortgages of Collateral of U.S. Loan Parties by any means other than by (A) filings pursuant to the Uniform Commercial Code, in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction where the grantor is located (as determined pursuant to the Uniform Commercial Code) and filings in the applicable real estate records with respect to Mortgaged Properties, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office with respect to intellectual property as expressly required in the U.S. Security Documents, and (C) delivery to the Administrative Agent to be held in its possession of the Global Intercompany Note and all Collateral consisting of intercompany notes in a principal amount greater than the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period prior to the time of incurrence thereof, owed by a single obligor, stock certificates and other certificates and instruments representing Equity Interests of Restricted Subsidiaries and instruments, in each case as expressly required in the Security Documents or (ii) to enter into any control agreement with respect to any cash and Permitted Investments, other deposit accounts, securities accounts or commodities accounts, in each case to the extent in the name of otherwise held or located in the United States. For the avoidance of doubt, and notwithstanding anything to the contrary, including the foregoing, (x) other than the U.S. HoldCo Lux Share Pledge Agreement, pledge agreements with respect to the Equity Interests of Non-U.S. Loan Parties and the actions specified in clause (i) of the immediately preceding sentence, no actions shall be required in order to create or perfect any security interest in any assets of U.S. Loan Parties located outside of the United States, (y) no actions (including filings or searches) shall be required in order to perfect any security interest in any intellectual property assets of any Loan Parties (whether a U.S. Loan Party or a non-U.S. Loan Party), that are located, protected or arising under the laws of any jurisdiction outside of the United States (including any intellectual property registered or applied-for, or otherwise located, protected or arising under the laws of any jurisdiction outside the United States) and (z) no foreign law security or pledge agreements or foreign law mortgages or deeds shall be required outside of the United States with respect to any U.S. Loan Party (other than the U.S. HoldCo Lux Share Pledge Agreement and otherwise in respect of a pledge of the Equity Interests of a Non-U.S. Loan Party by a U.S. Loan Party). Furthermore, notwithstanding anything to the contrary in this Agreement or any other Loan Document, nothing in this Agreement or any other Loan Document shall require any Non-U.S. Loan Party to make any filings or take any actions other than in a manner consistent with the Agreed Guaranty and Security Principles.

“Commitment” means with respect to any Lender, such Lender’s Revolving Commitment, Dollar Initial Term Commitment, Euro Term Commitment, Third Amendment Incremental Dollar Term Commitment, commitment in respect of any Incremental Revolving Loans or commitment in respect of any Incremental Term Loans or any combination thereof (as the context requires).

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of February 24, 2021, by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, BNP Paribas, BNP Paribas Securities Corporation, UBS Switzerland AG and Gearbox FinCo LLC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.) and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Competitor Debt Fund Affiliates” has the meaning given to such term in the definition of “Disqualified Institution”.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.22(a).

“Consolidated Debt” means, as of any date, the aggregate principal amount of Indebtedness of the type specified in the following clauses of the definition of “Indebtedness”: clauses (a) (excluding Indebtedness of the type set forth in Section 6.01(a)(ix) that is non-recourse to the Borrowers, Holdings and the Restricted Subsidiaries and excluding any Excluded Refinanced Debt), (b), (e) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (f) (but only to the extent supporting Indebtedness of the types specified in clauses (a), (b) and (g) of the definition thereof), (g), (h) (but only to the extent drawn and unreimbursed after one Business Day) and (k), in each case relating to the Restricted Group outstanding as of such date determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a)       without duplication and (other than with respect to clauses (ix), (xi), (xii) and (xiii) below) to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i)    total interest expense for such period, and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Leases that is treated as interest expense in accordance with GAAP, plus (C) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, plus (D) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any letter of credit facility or Permitted Receivables Facility, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program,

(ii)    provision for Taxes based on income, profits, revenue or capital for such period, including, without limitation, state, franchise, excise, gross receipts, value added, margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication of the foregoing, any payments to any direct or indirect parent in respect of such taxes (including, without limitation, the amount of any distributions in respect of the foregoing items pursuant to Section 6.08(a)(xiii)),

(iii)    depreciation and amortization expense for such period,

(iv)    fees, costs and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof,

(v)    unusual, non-recurring or exceptional expenses, losses or charges incurred during such period,

(vi)    any non-cash charges, losses or expenses for such period except to the extent representing an accrual for future cash outlays (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other

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than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any acquisition permitted by the credit facilities provided for under this Agreement),

(vii)    any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests and hedging obligations or other derivative instruments;

(viii)    any losses during such period resulting from the sale or disposition of any asset or from casualty events, in each case, outside the Ordinary Course of Business,

(ix)    charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic initiatives, business optimization (including costs and expenses relating to business optimization programs) and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) public company registration, listing, compliance, reporting and related expenses and (G) charges and expenses incurred in connection with litigation to the extent not incurred in the Ordinary Course of Business (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general),

(x)    (A) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of such Person, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (B) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (C) any losses from disposed or discontinued operations,

(xi)    the amount of “run rate” cost savings, operating expense reductions and other cost synergies related to acquisitions, dispositions or restructuring activities or that are reasonably expected by the Swiss Borrower in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or are expected to be taken no later than 24 months of the date of the relevant event (which amounts will be determined by the Swiss Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the applicable period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during the applicable period from such actions (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities law); provided that (A) such cost savings are reasonably identifiable and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are otherwise added back in the computation of Consolidated EBITDA (whether through a pro forma adjustment or otherwise) for such period (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken),

(xii)    other add-backs and adjustments to the extent permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act,

(xiii)    other add-backs and adjustments of the type and nature reflected in (A) the Sponsor Model and/or (B) any other quality of earnings analysis prepared by independent registered public accountants of recognized national standing (including any “Big Four” firm) or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Investment permitted hereunder; and

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(xiv)    any amount of dividends accrued or paid on the Series A Preferred Equity and that reduced Consolidated Net Income for such period, minus

(b)       without duplication and to the extent included in determining such Consolidated Net Income, the sum of

(i)    any non-cash gains for such period (other than any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges),

(ii)    all gains during such period resulting from the sale or disposition of any asset outside the Ordinary Course of Business, and

(iii)    any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instrument.

Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to equal (a) $108,000,000 for the fiscal quarter ended March 31, 2020, (b) $63,000,000 for the fiscal quarter ended June 30, 2020, (c) $120,000,000 for the fiscal quarter ended September 30, 2020 and (d) $149,000,000 for the fiscal quarter ended December 31, 2020 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any pro forma adjustment or any calculation on a Pro Forma Basis with respect to events occurring after the Effective Date); provided that, notwithstanding any requirements of GAAP to the contrary, the determination of Consolidated EBITDA for purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio (including in connection with determining compliance with Section 6.13) shall be calculated on a Dollar-basis by converting any Euro-denominated income-statement accounts of Holdings and its Subsidiaries into dollars as of the end of each calendar month during such four-quarter period on the basis of the Period Average Exchange Rate.

“Consolidated First Lien Debt” means, as of any date, Consolidated Secured Debt that is secured only by Liens on the Collateral that rank pari passu with the Liens securing the Obligations.

“Consolidated First Lien Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended Test Period.

“Consolidated Interest Expense” means for any period, the excess of (a) the sum of, without duplication, (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP and (ii) any interest or other financing costs accrued during such period in respect of Indebtedness of the Restricted Group that are required to be capitalized rather than included in Consolidated Interest Expense of Holdings for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, and (iv) all cash dividends paid or payable during such period in respect of Disqualified Equity Interests of Holdings; provided that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of Holdings (expressed as a decimal) for such period (as estimated by a Financial Officer of Holdings in good faith) minus (b) the sum of, without duplication, (i) interest income of the Restricted Group for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (iii) to the extent included in such Consolidated Interest Expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period and (iv) to the extent included in such Consolidated Interest Expense for such period, the aggregate amount of dividends paid in

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cash during such period on the Series B Preferred Equity and other preferred Equity Interests of the same series as the Series B Preferred Equity.

“Consolidated Net Income” means, for any period, (a) the net income or loss of the Restricted Group for such period determined in accordance with GAAP as set forth on the consolidated financial statements of the Restricted Group for such period minus (b) cash dividends paid on Series A Preferred Equity (other than in connection with the Third Amendment Transactions) and Series B Preferred Equity, in each case, to the extent such dividends did not otherwise reduce Consolidated Net Income in such period; provided that there shall be excluded (i) fees and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, Investment, asset sale, other disposition or capital markets transaction, without regard to the consummation thereof, (ii) the income of any Person that is not a member of the Restricted Group, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to a Borrower or any Restricted Subsidiary of Holdings during such period, (iii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (iv)(A) any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, obligations pursuant to any Hedging Agreement or other derivative instrument (including any premiums paid), (B) any non-cash income (or loss) related to the recording of the Fair Market Value of any obligations under Hedging Agreements and (C) any unrealized gains or losses in respect of any foreign exchange contract, currency swap agreement or other agreement with respect to currency values, (v) any gain (loss) as a result of any revaluation of the Series A Preferred Equity, the Series B Preferred Equity or any other preferred equity instrument during the applicable period and (vi) the cumulative effect of a change in accounting principles in such period, if any.

“Consolidated Secured Debt” means, as of any date, Consolidated Debt minus the portion of Indebtedness of the Restricted Group included in Consolidated Debt that is not secured by a Lien on property or assets of the Restricted Group.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Consolidated Total Assets” means the total assets of the Restricted Group determined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, as of any date (or, for purposes of Section 6.13, as of the last day of any fiscal quarter), the ratio of (a) Consolidated Debt to (b) Consolidated EBITDA for the most recently ended Test Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Ratings” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.23.

“Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.

“Customary Escrow Provisions” means customary prepayment or redemption terms relating to Escrowed Proceeds under escrow arrangements.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Date”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtors” has the meaning assigned to such term in the recitals to this Agreement.

“Declining Lender” has the meaning assigned to such term in Section 2.22(a).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified Holdings, the Swiss Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, made in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Revolving Lender

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shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Swiss Borrower, each Issuing Bank and each other Lender.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any Affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Obligations (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Obligations and/or the creditworthiness of a Borrower and/or any one or more of the Loan Parties (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).

“Designated Subsidiary” has the meaning assigned to such term in Section 5.12(b).

“DIP Facility” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Directing Lender” has the meaning assigned to such term in Section 7.03(a).

“Disqualified Equity Interest” means any Equity Interest, other than the Effective Date Preferred Equity, that (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests) or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof), other than (i) upon payment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or asset sale or casualty or condemnation event; provided that any payment required pursuant to this clause (ii) shall be subject to the prior repayment in full of the Loan Document Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (b) is convertible or exchangeable, automatically or at the option of any holder thereof, into (i) any Indebtedness (other than any Indebtedness described in clause (i) of the definition thereof) or (ii) any Equity Interests or other assets other than Qualified Equity Interests, in each case at any time prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, as of the date hereof); provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (i)(x) those competitors of Holdings, the Borrowers and their respective subsidiaries identified to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com, or such other address provided by the Administrative Agent from time to time and (y) the banks, financial institutions and other institutional lenders and persons set forth in a list provided by Holdings to the Arrangers on or prior to February 24, 2021, and (ii) any of their Affiliates that are (x) readily identifiable on the basis of such Affiliates’ name (other than, in the case of clause (i)(x) above, any such Affiliates that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans in the ordinary course of their business and with respect to which no competitor so identified by you possesses the power, directly or indirectly, to direct or cause the investment policies of such entity (the “Competitor Debt Fund Affiliates”)) or (y) identified to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com, or such other address provided by the Administrative Agent from time to time; provided that (A) the exclusion as to Disqualified Institutions shall not apply retroactively to disqualify any entity that has previously acquired an assignment or participation interest in the Loans to the extent such entity was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be

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and (B) any additional designation permitted by the foregoing shall not become effective until one (1) Business Days following delivery to the Administrative Agent by email.

“Disqualified Person” has the meaning assigned to such term in Section 9.04(f)(iii).

“Documentation Agents” means BNP Paribas and UBS Switzerland AG.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower.

“Dollar Initial Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Dollar Initial Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Dollar Initial Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Initial Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Initial Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Initial Term Commitments is $715,000,000.

“Dollar Initial Term Lender” means a Lender with a Dollar Initial Term Commitment or an outstanding Dollar Initial Term Loan.

“Dollar Initial Term Loan” means a dollar-denominated Loan made on the Effective Date pursuant to clause (a)(i) of Section 2.01.

“Dollar Initial Tranche Borrowing” means Dollar Initial Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Dollar Term Loans” means the Dollar Initial Term Loans and the Third Amendment Incremental Dollar Term Loans.

“dollars” or “$” refers to lawful currency of the United States of America.

“ECF Sweep Amount” has the meaning assigned to such term in Section 2.11(d).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 30, 2021.

“Effective Date Preferred Equity” means the Series A Preferred Equity and the Series B Preferred Equity.

“Effective Date Preferred Equity Documentation” means the Series A Preferred Equity Documentation and the Series B Preferred Equity Documentation.

“Effective Date Preferred Equity Investment” means the investment by the applicable investors in the Effective Date Preferred Equity.

“Effective Date Refinancing” means (i) the repayment, settlement or discharge (including by order of the Bankruptcy Court) of the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, other than (x) contingent obligations not then due and payable and that by their terms and the terms of the Plan of Reorganization survive the termination of the Terminating Indebtedness (as defined below) and (y) certain Existing Letters of Credit outstanding under the Existing Credit Agreement that on the Plan Effective Date will be grandfathered into (if applicable), or backstopped by, the Revolving Facility or cash collateralized in a manner satisfactory to the issuing banks thereof, (a) under the Existing Credit Agreement, (b) in respect of the 5.125% senior secured notes issued by the Lux Borrower under the indenture dated September 27, 2018, by and among, inter alios, the Lux Borrower and Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG London Branch, as security agent and paying agent and Deutsche Bank Luxembourg S.A., as register and transfer agent (the “Existing Notes”) and (c) the debtor-in-possession term loan facility, approved by final order of the Bankruptcy Court on October 23, 2020, by and among Holdings, as borrower, the several banks and other financial institutions or entities from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (the “DIP Facility” and, together with the indebtedness under the Existing Credit Agreement and the Existing Notes, the “Terminating Indebtedness”), (ii) the termination of any commitments to extend credit under the Terminating Indebtedness and (iii) the termination and/or release of any security interests, Liens or guarantees in connection with the Terminating Indebtedness.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (but with respect to Holdings, any Borrower, any other Subsidiary and any other Affiliate of Holdings, subject to Section 9.04(e)), other than, in each case, a natural person, a Defaulting Lender and, to the extent the list of Disqualified Institutions is provided on a confidential basis to any Lender, Participant, prospective Lender or prospective Participant who specifically requests a copy thereof, a Disqualified Institution.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Law” means any treaty, law (including common law), rule, regulation, code, ordinance, order, decree, judgment, injunction, notice of violation or potential liability or binding agreement issued, promulgated or entered into by or with any Governmental Authority, relating to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) health and safety matters to the extent relating to the exposure to Hazardous Materials.

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“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract or agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests). For the avoidance of doubt, the Effective Date Preferred Equity shall constitute “Equity Interests” hereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4)(A) of the Code), (e) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041 or 4041(A) of ERISA, respectively, (f) the receipt by a Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 or 4041A of ERISA, respectively, or to appoint a trustee to administer any Plan, (g) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) any Foreign Benefit Event.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness deposited into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate.

“EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

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“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Swiss Borrower.

“Euro” or “€” means the single currency of the Participating Member States.

“Euro Equivalent” means, at any time:

(a)       with respect to any Loan denominated in Euro, the principal amount thereof then outstanding (or in which such participation is held);

(b)       with respect to any Loan denominated in dollars or a Permitted Foreign Currency, the principal amount thereof then outstanding in dollars or the relevant Permitted Foreign Currency, converted to Euro in accordance with Section 1.06; and

(c)       with respect to Letters of Credit (or any participation therein), (i) if denominated in Euro, the amount thereof and (ii) if denominated in Dollars or a Permitted Foreign Currency, the amount thereof converted to Euro in accordance with Section 1.06.

“Euro Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Euro Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Euro Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Euro Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Euro Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Euro Term Commitments is €450,000,000.

“Euro Term Lender” means a Lender with a Euro Term Commitment or an outstanding Euro Term Loan.

“Euro Term Loan” means a Euro-denominated Loan made pursuant to clause (a)(ii) of Section 2.01.

“Euro Tranche Borrowing” means Euro Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of EURIBOR Loans, as to which a single Interest Period is in effect.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Examiner” has the meaning given to that term in Section 2 of the Irish Companies Act 2014 and “Examinership” shall be construed accordingly.

“Excess Cash Flow” means, for any fiscal year of Holdings, the sum (without duplication) of:

(a)       the Consolidated Net Income (or loss) of the Restricted Group for such fiscal year, adjusted to exclude (i) net income (or loss) of any consolidated Restricted Subsidiary that is not wholly owned by Holdings to the extent such income or loss is attributable to the non-Controlling interest in such consolidated Restricted Subsidiary and (ii) any non-cash gains (or non-cash losses) attributable to sale or disposition of any asset of the Restricted Group outside the Ordinary Course of Business to the extent included (or deducted) in calculating Consolidated Net Income; plus

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(b)       depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus

(c)       the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of the reclassification of items from short-term to long-term or vice-versa), (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group increased during such fiscal year and (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group decreased during such fiscal year; minus

(d)       the sum of (i) any non-cash gains included in determining such Consolidated Net Income (or loss) for such fiscal year, (ii) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa), (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of the Restricted Group decreased during such fiscal year and (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Restricted Group increased during such fiscal year; minus

(e)       the sum (without duplication) of (i) Capital Expenditures made in cash for such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources (other than Revolving Loans)) and (ii) cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (except to the extent financed from Excluded Sources (other than Revolving Loans)), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(f)       the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Restricted Group during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving credit facilities (unless there is a corresponding reduction in the Revolving Commitments or the commitments in respect of such other revolving credit facilities, as applicable), (ii) Term Loans voluntarily prepaid or prepaid pursuant to Section 2.11(c) or (d) and, to the extent Revolving Commitments are permanently reduced, Revolving Loans voluntarily prepaid and (iii) repayments or prepayments of Long-Term Indebtedness financed from Excluded Sources (other than Revolving Loans), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(g)       the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08(a)(v) (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (i) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (ii) are financed from Excluded Sources, without duplication of amounts credited against the prepayment amount pursuant to Section 2.11(d), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d); minus

(h)       the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent such amounts exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; minus

(i)       the aggregate amount of cash dividends paid on or cash redemptions or repurchases of the Series B Preferred Equity during such fiscal year (and, at the Swiss Borrower’s option (and without deduct-

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ing such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.11(d) for such fiscal year is required to have been made), without duplication of amounts credited against the ECF Sweep Amount pursuant to Section 2.11(d).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower.

“Excluded Deposit Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the Ordinary Course of Business, (b) any deposit account that is a zero-balance disbursement account and (c) any deposit account the funds in which consist solely of (i) funds held by Holdings, the Borrowers or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrowers or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrowers or any Restricted Subsidiary or (ii) funds representing deferred compensation for the directors and employees of Holdings, the Borrowers or any Restricted Subsidiary.

“Excluded Property” means (a) any assets or property of any Non-U.S. Loan Party that is excluded from the Collateral due to the Agreed Guaranty and Security Principles and (b) the following assets and property of any U.S. Loan Party (or, with respect to clause (iii) below, any Loan Party): (i) all leasehold interests and any fee-owned real property other than Mortgaged Property (including requirements to deliver landlord waivers, estoppels and collateral access letters); (ii) aircraft, rolling stock, motor vehicles and other assets subject to certificates of title and letter of credit rights (except, in each case, to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements) and commercial tort claims for which a complaint or a counterclaim has not yet been filed in a court of competent jurisdiction and commercial tort claims reasonably expected to result in a judgment less than the greater of (x) $18,000,000 and (y) 4.0% of Consolidated EBITDA for the most recently ended Test Period; (iii) “margin stock” (within the meaning of Regulation U), and pledges and security interests prohibited by applicable law, rule or regulation; (iv) Equity Interests in (x) any Excluded Subsidiary of the type described in clauses (a), (b), (d) (other than any Unrestricted Subsidiary that is a Receivables Entity to the extent a pledge of the equity of such Receivables Entity is not prohibited by the terms of the Permitted Receivables Facility Documents), (e) or (h) of the definition thereof or (y) any Person other than wholly owned Subsidiaries to the extent the pledge thereof is not permitted by the terms of such Person’s organizational documents, joint venture documents or similar contractual obligations; (v) assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings and its Subsidiaries (as determined by the Swiss Borrower in its reasonable judgment in consultation with the Administrative Agent); (vi) rights, title or interest in any lease, license, sublicense or other agreement or in any equipment or property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, sublicense or agreement or purchase money arrangement, Capital Lease Obligation or similar arrangement or require the consent of any Person or create a right of termination in favor of any other party thereto (other than a Loan Party or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or equivalent law, other than proceeds and receivables thereof, the assignment of which is expressly

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deemed effective under the Uniform Commercial Code or equivalent law notwithstanding such prohibition; (vii) assets that are (x) prohibited by applicable law, rule or regulation or require governmental (including regulatory) consent, approval, license or authorization to pledge such assets or (y) contractually prohibited on the Effective Date or the date of acquisition of such asset (or on the date an Excluded Subsidiary becomes a Loan Party by guaranteeing the Obligations) from pledging such assets, so long as such prohibition is not created in contemplation of such transaction, and unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; (viii) any intent-to-use trademark application filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable law; (ix) accounts primarily holding funds received from insurance companies in connection with the third party claims of management and handling business of Holdings and the Restricted Subsidiaries (together with the funds held in such accounts); (x) Excluded Deposit Accounts; (xi) Excluded Securities Accounts; (xii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in favor of the Administrative Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or under applicable law, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable requirements of law; provided that in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization or applicable law, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Security Documents and such license, franchise, charter or authorization shall be included as Collateral; (xiii) assets of U.S. Loan Parties located in any jurisdiction outside of the United States (but excluding (1) Equity Interests of any non-U.S. entity or any other Person organized in a jurisdiction outside of the United States and (2) assets owned by a Loan Party organized under the laws of the United States in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement or by delivery of certificates evidencing Equity Interests or instruments), (xiv) those assets as to which the Administrative Agent and Holdings reasonably agree that the cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby and (xv) assets that are not owned by Loan Parties and that are held by Loan Parties on behalf of third parties (other than Loan Parties) pursuant to valid, binding and enforceable bailment agreements. Notwithstanding anything to the contrary, in no circumstances shall the Equity Interests in any Borrower or any Intermediate Holdco constitute Excluded Property.

“Excluded Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

“Excluded Securities Account” shall mean (a) any securities account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses in the Ordinary Course of Business and (b) any securities account the funds or assets in which consist solely of (i) funds or assets held by Holdings, the Borrowers or any Restricted Subsidiary in trust for any director, officer or employee of Holdings, the Borrowers or any Restricted Subsidiary or any employee benefit plan maintained by Holdings, the Borrowers or any Restricted Subsidiary or (ii) funds or assets representing deferred compensation for the directors and employees of Holdings, the Borrowers or any Restricted Subsidiary.

“Excluded Sources” means proceeds of any incurrence or issuance of Long-Term Indebtedness or Capital Lease Obligations.

“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary of Holdings, (b) each Subsidiary that is not a wholly owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-wholly owned Subsidiary or joint venture), (c) each Subsidiary that is prohibited by any applicable law, regulation or contract to provide the Guarantee required by the Collateral and Guarantee Requirement (so long as any such contractual restriction is not incurred in contemplation of such Person becoming a Subsidiary) (unless such prohibition is removed or any necessary consent, approval, waiver or authorization has been received), or would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless

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such consent, approval, license or authorization has been received (and for so long as such restriction or any replacement or renewal thereof is in effect), (d) each Unrestricted Subsidiary, (e) any special purpose entity or broker-dealer entity, (f) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary would result in material adverse tax or accounting consequences (as determined by the Swiss Borrower in its reasonable judgment in consultation with the Administrative Agent), (g) any Captive Insurance Subsidiary, (h) any non-profit Subsidiary, (i) any Subsidiary of Holdings that is, or would become as a result of providing the Guarantee required by the Collateral and Guarantee Requirement, an “investment company” as defined in, or subject to regulation under, the Investment Company Act or (j) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Swiss Borrower, the cost, burden, difficulty or other consequence of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that a Subsidiary that has become a Designated Subsidiary shall not constitute an Excluded Subsidiary. Notwithstanding anything to the contrary, none of the Borrowers or any Intermediate Holdco shall constitute an Excluded Subsidiary.

“Excluded Swap Guarantor” means Holdings or any other Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” means, with respect to Holdings or any other Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of Holdings or such other Loan Party of, or the grant by Holdings or such other Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.19(b) or 9.02(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any U.S. Federal withholding Taxes imposed under FATCA, (e) Taxes attributable to or arising as a result of any Recipient’s failure to comply with Section 9.04(b), (f) withholding Taxes required by virtue of the so called Luxembourg Relibi law dated 23 December 2005, as amended, (g) any Tax withholding or deduction arising as a result of a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) of Australia, or under section 255 of the Income Tax Assessment Act 1936 (Cth) of Australia or under other similar legislation (as applicable) and (h) in the case of a Revolving Lender, Swiss withholding tax imposed as a result of a violation of the Swiss Non-Bank Rules to the extent that those rules would not have been violated but for the fact that (x) such Revolving Lender was a Swiss Qualifying Bank but on the relevant date for purposes of withholding, the Revolving Lender was not, or has ceased to be, a Swiss Qualifying Bank, in each case, other than as a result of any change of law after the date such Revolving Lender became a Lender under this Agreement, (y) such Revolving Lender incorrectly declared its status as a Swiss Qualifying Bank or (z) such Revolving Lender incorrectly declared or failed to declare to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Swiss Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of September 27, 2018 among Holdings, Garrett LX I S.à r.l, Garrett LX II S.à r.l, the Borrowers, the other loan parties party thereto from time to

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time, the lenders and issuing banks party thereto from time to time and WSFS Global Capital Markets, as successor administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

“Existing Letters of Credit” means those certain letters of credit, bank guarantees or similar instruments issued prior to the Effective Date, in effect on the Effective Date and listed on Schedule 1.04.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Existing Notes” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Existing Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Extension Effective Date” has the meaning assigned to such term in Section 2.22(a).

“Facility Ratings” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by Holdings in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code (or any such amended or successor version thereof).

“FCPA” has the meaning assigned to such term in Section 3.08(b).

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean the Amended and Restated Fee Letter, dated February 24, 2021, by and among JPMorgan Chase Bank, N.A., Royal Bank of Canada, RBC Capital Markets, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Fifth Third Bank, National Association, KeyBanc Capital Markets Inc., KeyBank National Association, BNP Paribas, BNP Paribas Securities Corporation, UBS Switzerland AG and Gearbox FinCo LLC.

“Financial Officer” means, with respect to any Person, a managing director, director, the chief executive officer, president, member of the board of directors of a Loan Party, Class A Manager and Class B Manager (and any other manager in similar capacity) in the case of any Person organized under the laws of the Grand Duchy of Luxembourg, and with respect to certain limited liability companies that do not have officers, the manager, sole member, managing member or general partner thereof, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller, but in any event, with respect to financial matters, the chief financial officer, principal accounting officer, treasurer or controller of such Person, or any other officer of such Person performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.

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“First Amendment” means that certain Amendment No. 1, dated as of the First Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 11, 2022.

“Fitch” shall mean Fitch Ratings, Inc. and any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, the Adjusted Daily Simple SOFR, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of (i) the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR, in each case, in respect of Dollar Term Loans shall be 0.50% and (ii) the Adjusted Term SOFR Rate (other than in respect of Dollar Term Loans), the Adjusted Daily Simple SOFR (other than in respect of Dollar Term Loans), the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate and the Central Bank Rate shall be 0.00%.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions under Requirements of Law or by the terms of such Foreign Pension Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Pension Plan required to be registered; (c) the failure of any Foreign Pension Plan to comply with any material Requirements of Law or with the material terms of such Foreign Pension Plan; or (d) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, in each case, which would reasonably be expected to result in Holdings, any Borrower or any Restricted Subsidiary becoming subject to a material funding or contribution obligation with respect to such Foreign Pension Plan.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Pension Plan” means any plan, trust, insurance contract, fund (including, without limitation, any superannuation fund) or other similar program established or maintained by a Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees or other service providers of such Borrower or such Restricted Subsidiaries, as applicable, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(e).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time (unless the Swiss Borrower elects to change to IFRS pursuant to Section 1.11, upon the effective date of which GAAP shall subsequently refer to IFRS); provided, however, that if the Swiss Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Restricted Debt Prepayments Basket” has the meaning assigned to such term in Section 6.08(b)(iv)(A).

“General Restricted Payments Basket” has the meaning assigned to such term in Section 6.08(a)(xii)(A).

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“Global Intercompany Note” means the global intercompany note substantially in the form of Exhibit F pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of the foregoing clause (i), pursuant to such terms or, in the case of the foregoing clause (ii), reasonably and in good faith by a Financial Officer of the Swiss Borrower)). The term “Guarantee” used as a verb and the term “Guaranteed” have corresponding meanings.

“Guarantee Agreement” means the Guarantee Agreement dated as of April 30, 2021 by and among the Administrative Agent and the Loan Parties from time to time party thereto, substantially in the form of Exhibit E, as may be amended, restated, amended and restated, supplemented or modified from time to time.

“Guarantors” has the meaning assigned to such term in clause (a) of the definition of “Collateral and Guarantee Requirement”.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, chlorofluorocarbons and other ozone-depleting substances or mold, or any or materials or substances which are defined or regulated as “toxic”, or “hazardous”, or words of similar import, pursuant to any Environmental Law.

“Hedge Banks” has the meaning assigned to such term in the definition of “Secured Hedging Obligations”.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any member of the Restricted Group shall be a Hedging Agreement.

“Holdings” means any of the following persons: (i) Garrett Motion, Inc., a Delaware corporation or (ii) any Successor Holdings.

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“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“IFRS Equity Amount” means the amount of equity capital of the Lux Borrower as reflected in its year-end financial statements, determined in accordance with IFRS.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Impacted AUD Interest Period” has the meaning assigned to it in the definition of “AUD Rate”.

“Incremental Extensions of Credit” has the meaning assigned to such term in Section 2.21(a)(iv).

“Incremental Facilities” has the meaning assigned to such term in Section 2.21(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.21(c)(ii).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21(a)(iv).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.21(a)(iii).

“Incremental Term Loan Increase” has the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a)(i) and includes, for the avoidance of doubt, the Third Amendment Incremental Dollar Term Loans.

“Incremental Tranche B Term Loan” means any Incremental Term Loan that would be considered a “Term B” loan under then-existing customary market convention.

“Incremental/Maturity Extension Operative Date” has the meaning given to such term in Section 8 of the Third Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable, promissory notes issued to suppliers and other accrued or cash management obligations, in each case incurred in the Ordinary Course of Business, (y) any earn-out obligation until after becoming due and payable and shown as a liability on the balance sheet of such Person in accordance with GAAP and (z) Taxes and other accrued expenses), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net obligations of such Person under any Hedging Agreement and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (C) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (D) obligations in respect of any residual value guarantees on equipment leases, (E) any take-or-pay or similar obligation to the ex-

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tent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and (F) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care). The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, payment obligations under the Effective Date Preferred Equity Documentation shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Loans” means the Dollar Initial Term Loans and/or the Euro Term Loans made on the Effective Date, as the context may require.

“Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing, Dollar Initial Tranche Borrowing, Third Amendment Incremental Dollar Tranche Borrowing, or Euro Tranche Borrowing in accordance with Section 2.07, substantially in the form of Exhibit M or otherwise in a form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date of the relevant Loans and (c) with respect to any Term Benchmark Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Term Benchmark Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holdco” means any Subsidiary of Holdings that directly or indirectly owns Equity Interests of any Borrower.

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“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) above do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Rights” has the meaning assigned to such term in Section 3.05(b).

“Ipso Facto Event” has the meaning assigned to such term in Section 9.26.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Banks” means (a) JPMorgan Chase Bank, N.A., Royal Bank of Canada, Deutsche Bank AG New York Branch, Fifth Third Bank National Association, KeyBank National Association, BNP Paribas, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA and UniCredit Bank AG, Munich, and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j), in each case, in its capacity as an issuer of Letters of Credit hereunder (other than any Person that shall have ceased to be an

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Issuing Bank as provided in Section 2.05(k)); provided that each of Royal Bank of Canada, Deutsche Bank AG, New York Branch, UBS Switzerland AG, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA and their respective affiliates and designees shall only be required to issue standby Letters of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“Judgment Currency” has the meaning assigned to such term in Section 9.22.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit B-2.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time.

“LC Sublimit” means $125,000,000.

“LCT Election” means the Swiss Borrower’s election to test the permissibility of a Limited Condition Transaction in accordance with the methodology set forth in Section 1.08.

“LCT Test Date” has the meaning specified in Section 1.08(ii).

“Lender Direction” has the meaning specified in Section 7.03(a).

“Lender Presentation” means that certain lender presentation dated February 23, 2021 relating to the Transactions.

“Lender-Related Person” has the meaning specified in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit” means any letter of credit (or with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) denominated in dollars or in a Permitted

37

Foreign Currency issued pursuant to this Agreement by an Issuing Bank under the Revolving Commitments and shall include the Existing Letters of Credit (which shall be deemed issued hereunder on the Effective Date), other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Lien” means, with respect to any asset, (a) any mortgage, lien (including voorrecht/privilège), pledge, hypothecation, charge, security interest (including as defined in the Australian PPSA) or other encumbrance in, on or of such asset, a mandate to create the same, or any other right arising by operation of law, agreement or arrangement having similar effect, or (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any capital lease or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition of any assets, business or person, or a merger or consolidation, in each case involving third parties, or similar Investment permitted hereunder (subject to Section 1.08) by a Borrower or one or more of the Restricted Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing (or, if such condition does exist, the applicable Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Corresponding Debt” has the meaning specified in Section 9.25(a).

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, Examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Security Document, any Acceptable Intercreditor Agreement, if any is entered into, the Global Intercompany Note, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(d) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing) and any document designated as a Loan Document by the Administrative Agent and the Swiss Borrower.

“Loan Parallel Debt” has the meaning specified in Section 9.25.

“Loan Parties” means, collectively, Holdings, the Borrowers, the U.S. Loan Parties and the Non-U.S. Loan Parties.

“Loans” means the loans made by the Lenders to a Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

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“Local Time” means (a) with respect to any Loan or Borrowing denominated in Dollars or any Letter of Credit denominated in Dollars, New York City time, and (b) with respect to any Loan or Borrowing denominated in a Permitted Foreign Currency or any Letter of Credit denominated in a Permitted Foreign Currency, London time.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Long-Term Indebtedness” means any Indebtedness (excluding Indebtedness permitted by Section 6.01(a)(iv)) that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Lux Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of the aggregate principal amount of all Term Loans of such Class outstanding at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender of any Class shall be excluded for purposes of making a determination of Majority in Interest.

“Market Capitalization” means an amount, as determined by Holdings in good faith, equal to (a)(i) the total number of issued and outstanding shares of common Equity Interests of Holdings plus (ii) the total number of shares of common Equity Interests into which the Series A Preferred Equity may be converted in accordance with the Series A Preferred Equity Documentation, in each case, on the date of the declaration of a Restricted Payment permitted pursuant to Section 6.08(a)(vii), multiplied by (b) the arithmetic mean of the closing prices per share of the common Equity Interests of Holdings on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their material obligations to the Lenders or the Administrative Agent under this Agreement or any other Loan Document or (c) the material rights of, or remedies available to, the Administrative Agent or the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans, the Letters of Credit and the Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (x) $92,000,000 and (y) 21.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, any Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Jurisdiction” means each of the Non-U.S. Material Jurisdictions and the United States.

“Material Subsidiary” means each Restricted Subsidiary (a) the Consolidated Total Assets of which equal 5.0% or more of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries or (b) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries, in each case as of the end of or for the most recently ended Test Period; provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined Consolidated Total Assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would

39

not constitute Material Subsidiaries shall have exceeded 7.5% of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries or 7.5% of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries, respectively, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be designated by the Swiss Borrower to be Material Subsidiaries, until such excess shall have been eliminated.

“Maturity Date” means the Revolving Maturity Date, the Term Maturity Date, the Third Amendment Incremental Dollar Term Maturity Date or the maturity date with respect to any other Class of Incremental Term Loans, as the context requires.

“Maturity Date Extension Request” means a request by the Swiss Borrower, substantially in the form of Exhibit I hereto or such other form as shall be approved by the Administrative Agent, for the extension of the applicable Maturity Date pursuant to Section 2.22.

“Maximum Amount” has the meaning assigned to such term in Section 9.20(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“MNPI” means material information concerning Holdings, any Borrower, any Subsidiary or any Affiliate of any of the foregoing or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning Holdings, the Borrowers, the Subsidiaries or any Affiliate of any of the foregoing or any of their respective securities that could reasonably be expected to be material for purposes of the United States Federal and State securities laws and, where applicable, foreign securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a U.S. Mortgage and/or a mortgage that is, or is contained within, a Non-U.S. Security Document, as the context requires.

“Mortgaged Property” means, initially, each parcel of fee-owned real property with a Fair Market Value in excess of the greater of (x) $50,000,000 and (y) 12.0% of Consolidated EBITDA for the four consecutive fiscal quarters of Holdings most recently ended prior to the Effective Date, calculated on a Pro Forma Basis and identified on Schedule 1.02 and thereafter, each parcel of fee-owned real property with respect to which a Mortgage is required to be granted pursuant to Section 5.12 or 5.13, as applicable.

“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, and in respect of which any Borrower or any of its respective ERISA Affiliates makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Restricted Group (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Restricted Group as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of

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Holdings, any Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Holdings, any Borrower or any Restricted Subsidiary and including pension and other post-employment benefit liabilities and Environmental Liabilities and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established in accordance with GAAP to fund purchase price adjustment, indemnification and other liabilities (other than any earnout obligations, but including pension and other post-employment benefit liabilities and Environmental Liabilities) reasonably estimated to be payable, as a result of the occurrence of such event (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.08(a)(xiii)) (as determined reasonably and in good faith by a Financial Officer of Holdings). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Proceeds Prepayment Amount” has the meaning assigned to such term in Section 2.11(c).

“Net Short” means, with respect to a Lender or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Obligations plus (y) the value of its Long Derivative Instruments as of such date of determination either (1) by more than $10,000,000 or (2) as a result of Short Derivative Instruments entered into pursuant to bona fide market making activities or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Loan Party immediately prior to such date of determination.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Restricted Group as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Restricted Group as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Affiliated Debt Fund” means the Sponsors (other than any Affiliated Debt Fund).

“Non-Consenting Lender” means a Lender whose consent to a Proposed Change is not obtained.

“Non-Guarantor Debt and Investment Basket” means a shared basket in an amount not to exceed the greater of $220,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, that may be used for (A) the incurrence of certain Indebtedness by Restricted Subsidiaries that are not Loan Parties under Section 6.01(a)(xix) and 6.01(a)(xx), (B) certain Investments permitted under Sections 6.04(e), (f) and (r) and (C) certain Guarantees permitted under Section 6.04(g) (without duplication of amounts previously included or utilized under clauses (A) or (B) of the definition hereof).

“Non-U.S. Designated Jurisdiction” has the meaning assigned to such term in Section 5.12(b).

“Non-U.S. Loan Party” means, collectively, the Swiss Borrower, the Lux Borrower and each other Non-U.S. Subsidiary that guarantees any Obligations pursuant to the Guarantee Agreement.

“Non-U.S. Material Jurisdiction” means Australia, Ireland, Italy, Japan, Luxembourg, Mexico, Romania, Slovakia, Switzerland, United Kingdom, each Non-U.S. Designated Jurisdiction and any other jurisdiction agreed by the Swiss Borrower and the Administrative Agent.

“Non-U.S. Mortgage” mean a mortgage that is, or is contained within, a Non-U.S. Security Document.

“Non-U.S. Security Documents” means the U.S. HoldCo Lux Share Pledge Agreement, each of the other agreements listed on Part A of Schedule 1.03 and each other local law security agreement or other instrument or

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document executed and delivered by any Non-U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“Non-U.S. Subsidiary” means each Subsidiary that is not a U.S. Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations. For the avoidance of doubt, Obligations of an Excluded Swap Guarantor shall not include any Excluded Swap Obligations of such Excluded Swap Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Ordinary Course of Business” means the ordinary course of business (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business acting in good faith; provided that, for the avoidance of doubt, the payment of reasonable and customary corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties), the payment of taxes and the payment of costs and expenses in connection with litigation matters shall be deemed to be in the Ordinary Course of Business.

“Original Indebtedness” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

“Other Connection Tax” means, with respect to any Recipient, a Tax imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) and (b) regarding Luxembourg registration duties for any Luxembourg Taxes payable due to a registration, submission or filing by the Lenders of any Loan Document where such registration, submission or filing is or was not required to maintain or preserve the rights of the Lenders under the Loan Document.

“Outside LC Facility” means (x) the Bilateral Facility and (y) one or more other agreements (other than this Agreement) providing for the issuance of letters of credit for the account of Holdings and/or any of its Subsidiaries that is designated from time to time by a Financial Officer of the Swiss Borrower to the Administrative Agent as an

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“Outside LC Facility” in a writing (which writing shall specify the maximum face amount of letters of credit under such agreement that shall be deemed for purposes of this Agreement to constitute letters of credit under an “Outside LC Facility”) and which writing is acknowledged by the Administrative Agent (which acknowledgement shall be provided by the Administrative Agent so long as, after giving effect to such designation, the maximum face amount of all letters of credit under all Outside LC Facilities pursuant to all such designations then in effect, together with the face amount of all letters of credit under the Bilateral Facility, does not exceed $70,000,000); provided that upon delivery of a certificate of a Financial Officer of the Swiss Borrower to the Administrative Agent revoking such designation, such agreement shall cease to be an “Outside LC Facility” hereunder.

“Overnight Bank Funding Rate” means, for any day, the rate comprising both overnight federal funds and overnight eurocurrency transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Permitted Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit B-1.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning assigned to such term in Section 8.04(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Perfection Exceptions” has the meaning assigned to such term in the Agreed Guaranty and Security Principles.

“Performance References” has the meaning assigned to such term in the definition of “Derivative Instrument”.

“Period Average Exchange Rate” shall mean, with respect to any calculation of Consolidated EBITDA for any period, the weighted average daily Exchange Rate for each calendar month or fiscal quarter, as applicable, during such period, as determined in accordance with the methodology described in the definition of “Exchange Rate”.

“Permitted Earlier Maturing Indebtedness” means Indebtedness constituting Alternative Incremental Facility Debt, Incremental Facilities and Refinancing Term Loan Indebtedness in an aggregate amount for all such Indebtedness outstanding at any time not to exceed the greater of $220,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis.

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“Permitted Encumbrances” means, with respect to any Person:

(a)       Liens imposed by law for Taxes, assessments or governmental charges that (i) are not yet overdue for a period of more than 30 days or not subject to penalties for nonpayment, (ii) are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) for property taxes on property such Person or one of its subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(b)       Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, construction contractors’ and other like Liens imposed by law or landlord liens specifically created by contract, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)       pledges and deposits made (i) in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance, health, disability or employee benefits and other social security laws or similar legislation or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any subsidiary of Holdings in the Ordinary Course of Business supporting obligations of the type set forth in clause (i) above;

(d)       pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), governmental contracts, leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the Ordinary Course of Business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any subsidiary of Holdings in the Ordinary Course of Business supporting obligations of the type set forth in clause (i) above;

(e)       judgment and attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(f)       easements, survey exceptions, charges, ground leases, protrusions, encroachments on use of real property or reservations of, or rights of others for, licenses, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property, servicing agreements, site plan agreements, developments agreements, contract zoning agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the real property of Holdings and the Restricted Subsidiaries, restrictions, rights-of-way and similar encumbrances (including, without limitation, minor defects or irregularities in title and similar encumbrance) on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not individually or in the aggregate materially interfere with the ordinary conduct of business of a Borrower or any Subsidiary, leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property, or which are set forth in the title insurance policy or survey delivered with respect to the Mortgaged Property;

(g)       [reserved];

(h)       banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets main-

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tained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i)       Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, accounts or consignments entered into by Holdings, the Borrowers and the Restricted Subsidiaries or purported Liens evidenced by filings of precautionary Uniform Commercial Code (or similar filings under applicable law) financing statements or similar public filings;

(j)       Liens of a collecting bank arising in the Ordinary Course of Business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k)       (i) Liens representing any interest or title of (or arising by, through or under) a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights (other than IP Rights) subject to any lease, sublease, license or sublicense or concession agreement held by Holdings, any Borrower or any Restricted Subsidiary in the Ordinary Course of Business and (ii) deposits of cash with the owner or lessor of premises leased and operated by Holdings or any of its Subsidiaries in the Ordinary Course of Business of Holdings and such Subsidiary to secure the performance of Holdings’ or such Subsidiary’s obligations under the terms of the lease for such premises;

(l)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)       Liens that are contractual rights of set-off;

(n)       Liens (i) of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or Section 4-210 of the Uniform Commercial Code applicable in other States on items in the course of collection, (ii) attaching to pooling accounts, commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business, or (iii) in favor of a banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law or under general terms and conditions encumbering deposits, deposit accounts, securities accounts, cash management arrangements (including the right of set-off and netting arrangements) or other funds maintained with such institution or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and which are within the general parameters customary in the banking or finance industry;

(o)       Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(p)       [reserved];

(q)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit entered into in the Ordinary Course of Business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(r)       deposits made or other security provided in the Ordinary Course of Business to secure liability to insurance brokers, carriers, underwriters or under self-insurance arrangements in respect of such obligations;

(s)       Liens on the Equity Interests or other securities of Unrestricted Subsidiaries to the extent securing obligations of such Unrestricted Subsidiaries, which obligations shall be non-recourse to the Restricted Group;

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(t)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(u)       Liens on accounts receivable and related assets of the type specified in the definition of “Permitted Receivables Facility Assets” incurred and transferred in connection with a Permitted Receivables Facility, including Liens on such receivables resulting from precautionary Uniform Commercial Code (or equivalent statutes) filings or from recharacterization of any such sale as a financing or loan;

(v)       non-exclusive licenses or sublicenses of IP Rights granted in the Ordinary Course of Business, or other licenses or sublicenses of IP Rights that do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(w)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;

(x)       agreements to subordinate any interest of Holdings or any Restricted Subsidiary in any accounts receivable or other proceeds arising from consignment of inventory by Holdings or any Restricted Subsidiary pursuant to an agreement entered into in the Ordinary Course of Business;

(y)       with respect to any entities that are not Loan Parties, other Liens and privileges arising mandatorily by Law;

(z)       Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar lien provision of any other Environmental Law;

(aa)    Liens on cash or Permitted Investments securing Hedging Agreements in the Ordinary Course of Business;

(bb)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(cc)    Liens on the property of (x) any Loan Party in favor of any other Loan Party and (y) any Restricted Subsidiary that is not a Loan Party in favor of Holdings, the Borrowers or any Restricted Subsidiary;

(dd)    Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to any Borrower and any other Restricted Subsidiaries; and

(ee)    receipt of progress payments and advances from customers in the Ordinary Course of Business to the extent the same creates a Lien on the related inventory and proceeds thereof.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (a), (b), (c), (d), (f), (h), (i), (j), (q), (s), (u), (aa) and (cc) above.

“Permitted Foreign Currency” means, (a) with respect to any Euro Term Loan, Euros, (b) with respect to any Revolving Loan, Australian Dollars, Euros, Sterling, Swiss Francs, Yen and any other foreign currency reasonably requested by the applicable Borrower from time to time and in which each Revolving Lender has agreed, in accordance with its policies and procedures in effect at such time, to lend Revolving Loans and (c) with respect to any Letter of Credit, Australian Dollars, Euros, Sterling, Swiss Francs, Yen and any other foreign currency included in clause (b) above that is reasonably requested by the applicable Borrower from time to time.

“Permitted Foreign Currency Equivalent” means, for any amount of any Permitted Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Permitted Foreign Currency, such amount and

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(b) if such amount is expressed in dollars, the equivalent of such amount in such Permitted Foreign Currency determined by using the rate of exchange for the purchase of such Permitted Foreign Currency with dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Permitted Foreign Currency with dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as may be agreed upon between the Administrative Agent and the Swiss Borrower or, in the absence of such agreement, as may be calculated by taking the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on the Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in consultation with the Swiss Borrower).

“Permitted Holder” means each of (a) the Sponsors and (b) any group (within the meaning of Section 13(d)(3) of the Exchange Act (or any successor provision)) the members of which include any of the Permitted Holders specified in clause (a) above (a “Permitted Holder Group”); provided that, in the case of any Permitted Holder Group, no Person or other group (other than the Permitted Holders specified in clause (a) above) owns, directly or indirectly, Equity Interests having more than 50.0% of the total voting power of the Voting Stock of Holdings (or, for the avoidance of doubt, any Successor Holdings) held by such Permitted Holder Group.

“Permitted Holder Group” has the meaning assigned to such term in the definition of “Permitted Holder”.

“Permitted Investments” means:

(a)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, (i) the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), (ii) England and Wales, (iii) Canada or (iv) Switzerland, in each case maturing within one year from the date of acquisition thereof;

(b)       investments in commercial paper and variable and fixed rate notes maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s or F2 by Fitch;

(c)       investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 12 months from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)       fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)       “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA- by S&P and Aaa3 by Moody’s or AAA- by Fitch and by at least any two of S&P, Moody’s and Fitch and (iii) have portfolio assets of at least $5,000,000,000;

(f)       asset-backed securities rated AAA by S&P or Fitch or Aaa by Moody’s, with weighted average lives of 12 months or less (measured to the next maturity date);

(g)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States, England and Wales, Canada or Switzerland or any political subdivision or taxing authority thereof having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the

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equivalent) by S&P, and in each such case with a “stable” or better outlook, with maturities of 24 months or less from the date of acquisition;

(h)        Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(i)       investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above;

(j)       in the case of any Non-U.S. Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Non-U.S. Subsidiary for cash management purposes; and

(k)       dollars, euros, Canadian dollars, Sterling, Swiss Francs, any Permitted Foreign Currency or any other readily tradable currency held by it from time to time in the Ordinary Course of Business of Holdings or any of its Restricted Subsidiaries.

“Permitted Other Currency” means Permitted Foreign Currencies (other than Euros) and dollars.

“Permitted Receivables Facility” means one or more receivables facilities created or factoring arrangements under the Permitted Receivables Facility Documents providing for (a) the factoring, sale or pledge by one or more of Borrowers or a Restricted Subsidiary (each a “Receivables Seller”) of Permitted Receivables Facility Assets (thereby providing financing to the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the respective Receivables Sellers or (b) the factoring, sale or pledge by one or more Receivables Sellers of Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in connection with Receivables-backed financing programs, in each case as more fully set forth in the Permitted Receivables Facility Documents; provided that in each case of the foregoing clause (a) and clause (b), such facilities are not recourse to or obligates Holdings, any Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings.

“Permitted Receivables Facility Assets” means (i) accounts receivables (whether now existing or arising in the future) of Subsidiaries) which are transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the Ordinary Course of Business, to third-party lenders or investors) pursuant to the Permitted Receivables Facility and any related Permitted Receivables Facility Assets which are also so transferred or pledged to the Receivables Entity (or in the case of receivables factoring in the Ordinary Course of Business, to third-party lenders or investors) and all proceeds thereof and (ii) loans to Subsidiaries secured by accounts receivables (whether now existing or arising in the future) of the Borrowers and the Restricted Subsidiaries which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type.
“Permitted Second Priority Refinancing Debt” shall mean any secured Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations and is not secured by any property or assets of Holdings, any Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (iii)

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the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined by the Swiss Borrower in good faith), (iv) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Loan Parties and (v) the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness shall have become party to an Acceptable Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by a Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans), (ii) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (iii) such Indebtedness is not secured by any Lien or any property or assets of Holdings, any Borrower or any Restricted Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR §§ 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan Effective Date” has the meaning assigned to the term “Effective Date” in the Plan of Reorganization.

“Plan of Reorganization” means the Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, which was filed with the Bankruptcy Court on January 22, 2021 and confirmed by the Bankruptcy Court on April 26, 2021.

“Platform” has the meaning assigned to such term in Section 9.01(d)(ii).

“Position Representation” has the meaning assigned to such term in Section 7.03(a).

“Prepayment Event” means:

(a)       any non-ordinary course sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction and by way of merger, consolidation or division) (for purposes of this defined term, collectively, “dispositions”) of any Collateral, other than (i) dispositions described in clauses (a) through (i) and (l) and (n) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding (A) the greater of $31,000,000 and 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, in the case of any single disposition or series of related dispositions and (B) the greater of $62,000,000 and 14.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis for all such dispositions during any fiscal year of Holdings;

(b)       any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any member of the Restricted Group with a fair market value immediately prior to such event equal to or greater than the greater of $31,000,000 and 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis; or

(c)       the incurrence by any member of the Restricted Group of any Indebtedness, other than Indebtedness permitted to be incurred under Section 6.01 (other than Refinancing Term Loan Indebtedness).

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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private-Siders” has the meaning assigned to such term in Section 9.17(b).

“Pro Forma Basis” means, with respect to the calculation of the financial covenant contained in Section 6.13 or any other calculations hereunder or otherwise for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Expense, the Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Net Income or Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to all acquisitions, designations of Restricted Subsidiaries as Unrestricted Subsidiaries, all designations of Unrestricted Subsidiaries as Restricted Subsidiaries, all issuances, incurrences or assumptions or repayments and prepayments of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any Equity Interests in a Restricted Subsidiary or all or substantially all assets of a Restricted Subsidiary or division or line of business of a Restricted Subsidiary outside the Ordinary Course of Business (and any related prepayments or repayments of Indebtedness) that have occurred during (or, if such calculation is being made for the purpose of determining whether any Incremental Extension of Credit may be made, any designation under Section 5.17 is permitted or any event subject to Article VI is permitted, since the beginning of) the four consecutive fiscal quarter period of Holdings most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including any cost savings or other add-backs permitted under the definition of “Consolidated EBITDA” or “Consolidated Net Income”; provided that, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with clause (a)(xi), (xii) or (xiii) of the definition of “Consolidated EBITDA”. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).

“Pro Forma Financial Statements” means the pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings, as of, and for the twelve-month period ending on, the last day of the four-fiscal quarter period ended December 31, 2021 prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements), which need not be prepared in compliance with Regulation S-X of the Securities Act, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)), tax adjustments, deferred taxes or other similar pro forma adjustments.

“Pro Rata Share” means, with respect to a Revolving Lender or Issuing Bank, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Revolving Commitments of such Revolving Lender or Issuing Bank in its capacity as Revolving Lender and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders.

“Proposed Change” means a proposed amendment, modification, waiver or termination of any provision of this Agreement or any other Loan Document.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Siders” has the meaning assigned to such term in Section 9.17(b).

“Purchasing Borrower Party” means any Non-Affiliated Debt Fund, Holdings, any Borrower and/or any Restricted Subsidiary.

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“Purchasing Borrower Party Cap” has the meaning assigned to such term in Section 9.04(e)(xi).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.23.

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Receivables Entity” means a wholly owned Subsidiary of Holdings which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, any Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, any Borrower or any Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of Holdings, any Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings, any Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the Ordinary Course of Business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings, any Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Financial Officer of the Swiss Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Rate” means, for any day, the Adjusted Term SOFR Rate, Adjusted AUD Rate or Adjusted TIBOR Rate as of such day for a Term Benchmark Borrowing or the Adjusted EURIBOR Rate as of such day for a EURIBOR Borrowing (as applicable), in each case, with an Interest Period of three months’ duration (without giving effect to the proviso to the definitions of “Adjusted EURIBOR Rate”, “Adjusted Term SOFR Rate”, “Adjusted AUD Rate” and “Adjusted TIBOR Rate” herein, as applicable).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m., Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is the TIBOR Rate, 11:00 a.m. Tokyo time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is SARON, then five RFR Business Days prior to such setting, (6) if such Benchmark is the AUD Rate, 11:00 a.m. Sydney, Australia time two Business Days preceding the date of such setting, (7) if such Benchmark is Daily Simple SOFR, then four RFR Business Days preceding the date of such setting or (8) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, SARON, Daily Simple SOFR or the AUD Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.

“Refinancing Effective Date” has the meaning assigned to such term in Section 2.23(a).

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“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Swiss Borrower, the Administrative Agent and one or more Refinancing Term Lenders, establishing commitments in respect of Refinancing Term Loans and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) either (i) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness or (ii) such Refinancing Indebtedness shall not be required to mature or to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the Latest Maturity Date in effect on the date of such extension, renewal, replacement or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be no shorter than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing (or, if shorter, the Latest Maturity Date in effect on the date of such extension, renewal or refinancing); (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Holdings if Holdings shall not have been an obligor in respect of such Original Indebtedness; (d) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; (e) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or the proceeds of such Refinancing Indebtedness pending application thereof or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent; and (f) if the proceeds of any Refinancing Indebtedness in respect of any Original Indebtedness are not applied to refinance, repurchase or redeem such Original Indebtedness immediately upon the incurrence thereof, to the extent that (x) the incurrence of such Refinancing Indebtedness is otherwise permitted under this Agreement, (y) the proceeds of such Refinancing Indebtedness are applied to so refinance, repurchase or redeem such Original Indebtedness on or prior to the ninetieth day following the date of the incurrence of such Refinancing Indebtedness and (z) the proceeds are segregated and held in escrow prior to their application to refinance, repurchase or redeem such Original Indebtedness, from and after the date of the incurrence of such Refinancing Indebtedness, such Original Indebtedness shall be deemed not to be outstanding for the purposes of computation of any ratios hereunder (such Indebtedness described in this clause (f), “Excluded Refinanced Debt”).

“Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.

“Refinancing Term Loan Indebtedness” means (a) Permitted Second Priority Refinancing Debt, (b) Permitted Unsecured Refinancing Debt or (c) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, if applicable) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the

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applicable Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than the Latest Maturity Date of such Refinanced Debt, and such stated final maturity of such Refinancing Term Loan Indebtedness shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the Latest Maturity Date of such Refinanced Debt (provided that the requirements set forth in this clause (ii) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions); (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, on the stated final maturity date as permitted pursuant to the preceding clause (ii) or upon the occurrence of an event of default, asset sale or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt) prior to the earlier of (A) the latest stated final maturity of such Refinanced Debt and (B) the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness in the form of Refinancing Term Loans shall be no shorter than the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of such Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt and (v) in the case of Refinancing Term Loans, such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole) to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, maturity, amortization, optional prepayments and redemption and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date) on the date such Refinancing Term Loan is incurred (as determined by Swiss Borrower in good faith).

“Refinancing Term Loans” shall mean one or more Classes of term loans incurred by a Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Term Loans).

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Bank” means an (x) Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii) above; or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) above to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) above or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, managers, advisors, representatives and Controlling persons of such Person.

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“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, as applicable, or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Measure” has the meaning assigned to such term in Section 1.12(b).

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Adjusted Term SOFR Rate, (ii) with respect to any EURIBOR Borrowing of Loans denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any RFR Borrowing denominated in Sterling or Swiss Francs, the applicable Adjusted Daily Simple RFR, as applicable or (v) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Adjusted AUD Rate.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate, (ii) with respect to any EURIBOR Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate or (iv) with respect to any Borrowing denominated in Australian Dollars, the AUD Screen Rate, as applicable.

“Repricing Transaction” means (i) the prepayment or refinancing of all or a portion of the Initial Term Loans or the Third Amendment Incremental Dollar Term Loans, directly or indirectly, from the net proceeds of any broadly syndicated Indebtedness of the Borrowers or any of their Subsidiaries, in each case having a lower Weighted Average Yield than such Initial Term Loans or such Third Amendment Incremental Dollar Term Loans or (ii) any amendment to the terms of such Initial Term Loans or the Third Amendment Incremental Dollar Term Loans that is effected for the primary purpose of reducing the Weighted Average Yield applicable to such Initial Term Loans or such Third Amendment Incremental Dollar Term Loans, excluding, in each case of clauses (i) and (ii) above, any such prepayment, refinancing or amendment made or effected in connection with (w) a Change in Control, (x) any Transformative Acquisition, (y) any Transformative Disposition or (z) any transaction that results in an increase in the outstanding principal amount of Term Loans under this Agreement.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Dollar Equivalent of the Aggregate Revolving Exposure (with the aggregate Dollar Equivalent of each Lender’s risk participation and funded participation in Letters of Credit being deemed “held” by such Lender for purposes of this definition), outstanding Term Loans and unused Commitments at such time; provided that whenever there is one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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“Required Revolving Lenders” means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Credit Party” has the meaning assigned to such term in Section 1.12(a).

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Group” means Holdings, the Borrowers and the Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by Holdings, any Borrower or any Restricted Subsidiary with respect to its Equity Interests, or any payment or distribution (whether in cash, securities or other property) by Holdings, any Borrower or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of its Equity Interests.

“Restricted Subsidiary” means each Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” has the meaning assigned to such term in Section 2.21(d).

“Retained Prepayment Event Proceeds” means the amount of Net Proceeds received by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in respect of Prepayment Events that are not required to be applied to prepay Term Borrowings under Section 2.11(c) as a result of the Specified Prepayment Event Percentage being less than 100% at the time of receipt of such Net Proceeds.

“Revaluation Date” means (a) with respect to any Loan denominated in any Permitted Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan or EURIBOR Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in any Permitted Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of all the Revolving Commitments.

“Revolving Borrowing” means Revolving Loans of the same Class, Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Revolving Loans or EURIBOR Revolving Loans, as to which a single Interest Period is in effect.

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“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.23 and Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption, Refinancing Facility Agreement or Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date was $300,000,000; pursuant to a Revolving Commitment Increase as of the First Amendment Effective Date of $124,250,000, the aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date was $424,250,000; pursuant to a Revolving Commitment Increase as of the Second Amendment Effective Date of $50,500,000, the aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date was $474,750,000; and pursuant to a Revolving Commitment Increase as of the Incremental/Maturity Extension Operative Date of $95,000,000, the aggregate amount of the Lenders’ Revolving Commitments as of the Incremental/Maturity Extension Operative Date is $569,750,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.21(a).

“Revolving Commitment Increase Lender” means, with respect to any Revolving Commitment Increase, each Additional Lender providing a portion of such Revolving Commitment Increase.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and (b) such Revolving Lender’s LC Exposure, in each case, at such time.

“Revolving Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means the earliest of (x) April 30, 2028 and (y) the date that is 91 days prior to the final Term Maturity Date for any Initial Term Loans or Third Amendment Incremental Dollar Term Loans outstanding as of such date, as the same may be extended pursuant to Section 2.22.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“Romanian Security Documents” has the meaning assigned to such term in Section 8.01(h).

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“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Switzerland or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Switzerland, His Majesty’s Treasury of the United Kingdom or Australia (including any State or territory thereof).

“Sanctions Clauses” has the meaning assigned to such term in Section 1.12(a).

“SARON” means, with respect to any Business Day, a rate per annum equal to the greater of (x) (i) Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website minus (ii) 0.0571% and (y) 0.00%.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Screened Affiliate” means any Affiliate of a Lender (i) that makes investment decisions independently from such Lender and any other Affiliate of such Lender that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Lender and any other Affiliate of such Lender that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Holdings or its Subsidiaries, (iii) whose investment policies are not directed by such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Obligations, and (iv) whose investment decisions are not influenced by the investment decisions of such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Obligations.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Amendment No. 2, dated as of the Second Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent, the Second Amendment Incremental Revolving Lenders (as defined therein) and the other Lenders party thereto.

“Second Amendment Effective Date” means March 22, 2022.

“Section 5.01 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.01(a) or (b).

“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of Holdings and each Restricted Subsidiary whether absolute or contingent and however and whenever created, aris-

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ing, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) arising in respect of Cash Management Services, in each case that (a)(i) are owed to the Administrative Agent or an Affiliate thereof, or to any Person that was the Administrative Agent or an Affiliate thereof at the time the agreements in respect of such obligations were entered, incurred or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (iii) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender thereafter or (iv) are owed to any other Person, provided that, in the case of this clause (iv), such Person delivers written notice to the Administrative Agent, substantially in the form of Exhibit N hereto (x) describing the Cash Management Services and setting forth the maximum amount to be secured by the Collateral (all such amounts at any one time outstanding not to exceed $20,000,000) and (y) agreeing to be bound by the terms hereof applicable to a Cash Management Bank (the obligees described in clauses (i), (ii), (iii) and (iv) above, the “Cash Management Banks”) and (b) are secured by the Collateral.

“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of Holdings, each Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a)(i) is with a counterparty that is the Administrative Agent or an Affiliate thereof, or any Person that was the Administrative Agent or an Affiliate thereof at the time such Hedging Agreement was entered into or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or which becomes a Lender or an Affiliate of a Lender within 90 days of the Effective Date or (iii) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into or that becomes a Lender or an Affiliate of a Lender thereafter (the foregoing counterparties described in clauses (i), (ii) and (iii) above, the “Hedge Banks”) and (b) are secured by the Collateral. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each Cash Management Bank that provides Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each Hedge Bank party to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (f) the successors and assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Guarantee Agreement, the U.S. Security Documents and/or the Non-U.S. Security Documents, as the context requires.

“Series A Preferred Equity” means the convertible preferred equity interests issued by Holdings on the Effective Date at a purchase price of $1,300,800,000.

“Series A Preferred Equity Documentation” means the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. dated as of the date hereof, as amended, restated, amended and restated, modified or supplemented from time to time.

“Series B Preferred Equity” means the preferred equity interests issued by Holdings to Honeywell International, Inc. on the Effective Date.

“Series B Preferred Equity Documentation” means the Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. dated as of the date hereof, as amended, restated, amended and restated, modified or supplemented from time to time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified ECF Percentage” means, with respect to any fiscal year of Holdings, (a) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is greater than 2.60 to 1.00, 50%, (b) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00, 25%, and (c) if the Consolidated First Lien Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.10 to 1.00, 0%.

“Specified Jurisdiction” has the meaning assigned to such term in Section 6.03(a)(v).

“Specified Permitted Indebtedness” has the meaning assigned to such term in the last paragraph of Section 6.01(a).

“Specified Prepayment Event Percentage” means, at the time of receipt of any Net Proceeds of any Prepayment Event, (x) with respect to any Prepayment Event described in clause (c) of the definition of such term, 100% and (y) with respect to any Prepayment Event described in clause (a) or (b) of the definition of such term, (i) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is greater than 2.60 to 1.00, 100%, (ii) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is less than or equal to 2.60 to 1.00 but greater than 2.10 to 1.00, 50%, and (iii) if the Consolidated First Lien Leverage Ratio for the four consecutive fiscal quarters of Holdings most recently ended prior to the time of receipt of the applicable Net Proceeds, calculated on a Pro Forma Basis, is less than or equal to 2.10 to 1.00, 0%.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a) (as it relates to the organizational existence of Holdings, the Borrowers and the other Loan Parties), Section 3.01(b)(ii) (with respect to the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties, the granting of the security interests in the Collateral by the Loan Parties and the performance of the obligations under the Loan Documents by the Loan Parties), Section 3.02 (with respect to entry into the Loan Documents by the Loan Parties, the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties, the granting of the security interests in the Collateral by the Loan Parties and the performance of the obligations under the Loan Documents by the Loan Parties), Section 3.03(e) (with respect to entry into the Loan

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Documents by the Loan Parties, the incurrence of the Loans, the provision of the Guarantees under the Guarantee Agreement by the Loan Parties and the granting of the security interests in the Collateral by the Loan Parties), Section 3.08(b) (as it relates to the use of proceeds of the Loans on the Effective Date), Section 3.09, Section 3.10, Section 3.16 and Section 3.17 (as it relates to the creation, validity and perfection of the security interests in the Collateral on the Effective Date).

“Sponsor Model” means the financial model provided to the Arrangers on November 6, 2020 (together with updates and modifications thereto reasonably agreed to by the Arrangers).

“Sponsors” mean Centerbridge Partners, L.P. (together with its affiliates and its affiliates’ funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing) and Oaktree Capital Management, L.P. (together with its affiliates and its affiliates’ funds, partnerships, or other co-investment vehicles managed, advised or controlled by the foregoing).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings, any Borrower or any Restricted Subsidiary thereof in connection with the Permitted Receivables Facility which are customary in an accounts receivable financing or factoring transaction.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board and any other banking authority (domestic or foreign) to which the Administrative Agent or any Lender (including any branch, Affiliate or fronting office making or holding a Loan) is subject with respect to the Adjusted EURIBOR Rate, Adjusted AUD Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to such Regulation D. Term Benchmark Loans and EURIBOR Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Successor Intermediate Holdco” has the meaning assigned to such term in Section 6.03(a)(v).

“Supply Chain Financings” means any agreement to provide to Holdings or any Restricted Subsidiary letters of credit, guarantees or other credit support provided in respect of trade payables of Holdings or any Restricted Subsidiary, in each case issued for the benefit of any bank, financial institution or other person that has acquired

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such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers, including tooling vendors, of Holdings or any Restricted Subsidiaries, so long as such Indebtedness represents amounts not in excess of those which Holdings or any of its Restricted Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables.

“Supported QFC” has the meaning assigned to such term in Section 9.23.

“Swap Obligations” means, with respect to Holdings or any other Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1a(47) of the Commodity Exchange Act.

“Swiss 10 Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Loan Party under this Agreement which are not Swiss Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss 20 Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, of a Swiss Loan Party under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Anticipatory Tax” means the Tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965, as modified from time to time.

“Swiss Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“Swiss Entity” and “Swiss Entities” have the meanings assigned to such terms in Section 6.16.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Guidelines” means, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019) and (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Loan Party” means a Loan Party or a guarantor of the Obligations which is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Anticipatory Tax purposes.

“Swiss Non-Bank Rules” means, together, the Swiss 10 Non-Bank Rule and the Swiss 20 Non-Bank Rule.

"Swiss Non-Qualifying Bank" means any person which does not qualify as a Swiss Qualifying Bank.

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“Swiss Qualifying Bank” means:

(a)       any bank as defined in the Swiss Federal Act for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(b)       a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Swiss Guidelines.

“Swiss Security Documents” means the Security Documents governed by the laws of Switzerland.

“Syndication Agents” means, collectively, BNP Paribas and UBS Switzerland AG.

“T2” means the real-time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” has the meaning assigned to such term in Section 6.08(a)(xiii).

“Tax Inclusion” has the meaning assigned to such term in Section 6.08(a)(xiii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate.

“Term Borrowers” has the meaning assigned to such term in the introductory statement to this Agreement.

“Term Borrowings” means the Dollar Initial Tranche Borrowings, the Euro Tranche Borrowings, the Third Amendment Incremental Dollar Tranche Borrowings and/or the other Incremental Term Loans, as the context requires.

“Term Commitments” means, collectively, the Dollar Initial Term Commitments, the Euro Term Commitments and any commitments to make Incremental Term Loans (including, for the avoidance of doubt, the Third Amendment Incremental Dollar Term Commitments).

“Term Lenders” means, collectively, the Dollar Initial Term Lenders, the Euro Term Lenders, the Third Amendment Incremental Dollar Term Lenders and any other Lenders with an outstanding Incremental Term Loan or a Commitment to make an Incremental Term Loan.

“Term Loans” means, collectively, the Initial Term Loans, the Third Amendment Incremental Dollar Term Loans and any other Incremental Term Loans.

“Term Maturity Date” means April 30, 2028, as the same may be extended pursuant to Section 2.22.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

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“Term SOFR Adjustment” means, for any calculation of the Adjusted Term SOFR Rate:

(a)       with respect to any Loan that is a Dollar Initial Term Loan, a percentage per annum as set forth below opposite the applicable Interest Period therefor:

Interest Period	Term SOFR Adjustment
1 month	0.11448%
3 months	0.26161%
6 months	0.42826%

(b)       with respect to any Loan that is a Third Amendment Incremental Dollar Term Loan, 0.00% per annum; and

(c)       with respect to any Loan that is a Revolving Loan, 0.10% per annum.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Terminating Indebtedness” has the meaning assigned to such term in the definition of “Effective Date Refinancing”.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings then last ended and for which Section 5.01 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 5.01 Financials, the most recent period of four consecutive fiscal quarters of Holdings for which financial statements are available).

“Third Amendment” means that certain Amendment No. 3, dated as of the Third Amendment Effective Date, among the Borrowers, Holdings, certain of the other Loan Parties, the Administrative Agent, the Third Amendment Incremental Revolving Lenders (as defined therein), the Third Amendment Incremental Term Lenders (as defined therein) and the other Lenders party thereto.

“Third Amendment Effective Date” means April 27, 2023.

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“Third Amendment Incremental Dollar Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a dollar-denominated Third Amendment Incremental Dollar Term Loan hereunder on the Incremental/Maturity Extension Operative Date, expressed as an amount representing the maximum principal amount of the Third Amendment Incremental Dollar Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Third Amendment Incremental Dollar Term Commitment is set forth on Schedule 1 to the Third Amendment or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Third Amendment Incremental Dollar Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Third Amendment Incremental Dollar Term Commitments is $700,000,000.

“Third Amendment Incremental Dollar Term Lender” means a Lender with a Third Amendment Incremental Dollar Term Commitment or an outstanding Third Amendment Incremental Dollar Term Loan.

“Third Amendment Incremental Dollar Term Loans” means the Loans made on the Incremental/Maturity Extension Operative Date pursuant to clause (b) of Section 2.01.

“Third Amendment Incremental Dollar Term Maturity Date” means April 30, 2028, as the same may be extended pursuant to Section 2.22.

“Third Amendment Incremental Dollar Tranche Borrowing” means the Third Amendment Incremental Dollar Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Third Amendment Transaction Agreements” means those certain Transaction Agreements, each dated as of April 12, 2023, by and among Holdings and the Sponsors party thereto as “Investors”, as each may be amended, restated, amended and restated, modified or supplemented from time to time.

“Third Amendment Transactions” means (a) the execution, delivery and performance by each Loan Party of the Third Amendment and the other Loan Documents (including this Agreement as amended by the Third Amendment) to which it is to be a party and that are entered into on the Third Amendment Effective Date, the making available to the Swiss Borrower of the Third Amendment Incremental Revolving Commitments (as defined in the Third Amendment), the borrowing of the Third Amendment Incremental Dollar Term Loans and the use of the proceeds thereof, (b) the consummation of the transactions under the Third Amendment Transaction Agreements in accordance therewith, (c) the conversion of Series A Preferred Equity and any payments to the holders thereof in connection with such conversion, in each case, pursuant to the Series A Preferred Equity Documentation as in effect on the Incremental/Maturity Extension Operative Date and (d) the cash settlement of the quarterly accrued dividend on the Series A Preferred Equity for the fiscal quarter ended on or about June 30, 2023.

“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.

“Transaction Funds” means any amounts required (i) to fund distributions (including in respect of the Effective Date Refinancing) in accordance with the Plan of Reorganization, (ii) for working capital and general corporate purposes of Holdings and its Subsidiaries and (iii) to pay the fees and expenses incurred in connection with the Transactions.

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“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the occurrence of the Plan Effective Date, (c) the Effective Date Refinancing, (d) the Effective Date Preferred Equity Investments and (e) the release, prior to, on, or within 270 days after, the Plan Effective Date, of Liens on cash collateral of the Debtors and the distribution of such cash collateral amounts to the holders of Equity Interests of Holdings.

“Transformative Acquisition” means any merger, acquisition, consolidation or similar transaction involving third-parties, in any case by any Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide such Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by the Swiss Borrower acting in good faith.

“Transformative Disposition” means any disposition by any Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such disposition or (b) if permitted by the terms hereunder immediately prior to the consummation of such disposition, would not provide such Borrower and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Swiss Borrower acting in good faith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate, the Adjusted TIBOR Rate, the Adjusted Daily Simple RFR or the Alternate Base Rate.

“U.S. Co-Borrower” has the meaning assigned to such term in the introductory statement to this Agreement.

“U.S. Collateral Agreement” means the Collateral Agreement among the U.S. Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. HoldCo 2” means Garrett ASASCO Inc., a Delaware corporation.

“U.S. HoldCo Lux Share Pledge Agreement” means the pledge agreement to be entered into by U.S. HoldCo 2 in respect of its pledge of the Equity Interests in the Lux Borrower in favor of the Administrative Agent.

“U.S. Loan Party” means, collectively, Holdings, the U.S. Co-Borrower and each other U.S. Subsidiary that guarantees any Obligations pursuant to the Guarantee Agreement.

“U.S. Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property owned by a U.S. Loan Party to secure the Obligations. Each U.S. Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Documents” means the U.S. Collateral Agreement, each U.S. Mortgage, each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered by any U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.12 or 5.13.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.23.

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“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiaries” means (a) any Subsidiary that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Swiss Borrower pursuant to Section 5.17 subsequent to the Effective Date and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Effective Date, there are no Unrestricted Subsidiaries.

“Unrestricted Subsidiary Reconciliation Statement” means in connection with the delivery of financial statements pursuant to Section 5.01(a) or (b) (solely to the extent required under Section 5.01(c)), an unaudited financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings, the Borrowers and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“Upstream or Cross-Stream Secured Obligations” has the meaning assigned to such term in Section 9.20(a).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Equity Interests” of any Person means the Equity Interests of such Person ordinarily having the power to vote for the election of the directors of such Person.

“Weighted Average Yield” means, with respect to any Term Loan, Term Commitment or any other Loans or Commitments, the weighted average yield to stated maturity thereof based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the lenders with respect thereto and to any interest rate “floor”, but excluding any prepayment premiums, customary arrangement, syndication, commitment, structuring, ticking, underwriting and other similar fees paid or payable to the arrangers (or similar titles) or their Affiliates, in each case in their capacities as such in connection therewith and that are not generally shared with all lenders providing such loans and commitments; provided that to the extent that the Reference Rate on the effective date of such other loans or commitments is less than the interest rate floor, if any, applicable to such other loans or commitments, then the amount of such difference shall be included in the calculation of the Weighted Average Yield of such other loans or commitments. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other

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external indices not influenced by the financial performance or creditworthiness of Holdings, any Borrower or any Subsidiary).

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. Federal withholding Tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

SECTION 1.02.           Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, a “Dollar Initial Term Loan”, a “Euro Term Loan” or a “Third Amendment Incremental Dollar Term Loan”) or by Type (e.g., a “Term Benchmark Loan”, a “EURIBOR Loan” or a “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Dollar Initial Term Loan”, a “Term Benchmark Third Amendment Incremental Dollar Term Loan”, a “EURIBOR Euro Term Loan”, a “Term Benchmark Revolving Loan”, a “EURIBOR Revolving Loan” or a “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”, a “Dollar Initial Tranche Borrowing”, a “Third Amendment Incremental Dollar Tranche Borrowing” or a “Euro Tranche Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”, a “EURIBOR Borrowing” or a “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Dollar Initial Tranche Borrowing”, a “Term Benchmark Third Amendment Incremental Dollar Tranche Borrowing”, a “EURIBOR Euro Tranche Borrowing”, a “Term Benchmark Revolving Borrowing”, a “EURIBOR Revolving Borrowing” or a “RFR Revolving Borrowing”).

SECTION 1.03.           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 1.04.           Accounting Terms; GAAP; Borrower Representative.

(a)                 Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Swiss Borrower notifies the Administrative Agent that the Swiss Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Swiss Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of Holdings, any Borrower or any Subsidiary at “fair value”, as defined therein and (iii) notwithstanding any other provision contained herein, all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in Holdings’ financial statements (provided that the only financial statements required to be delivered shall be those filed with the SEC).

(b)                The Swiss Borrower is hereby authorized to act as an agent and representative of the other Borrowers and Loan Parties party hereto in providing and receiving notices, consents, certificates, other writing or statements on behalf of the other Borrowers and Loan Parties for purposes hereof (including for purposes of Article II). Unless otherwise provided therein, the Administrative Agent may assume any notice, consent, certificate, other writing or statement received from the Swiss Borrower is made on behalf of the other Borrowers and Loan Parties, and shall be entitled to rely on, and shall incur no liability by acting upon, any such notice, consent, certificate, other writing or statement accordingly.

SECTION 1.05.           Calculations. Notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) with respect to any period during which or (except for purposes of calculating (x) the Consolidated First Lien Leverage Ratio for purposes of the definition of “Applicable Rate”, Section 2.11(c) and Section 2.11(d) and (y) the Consolidated Total Leverage Ratio for purposes of Section 6.13) following such period and on or prior to the relevant date of determination, any acquisition permitted by this Agreement or any sale, transfer or other disposition of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the Ordinary Course of Business occurs, or any incurrence or repayment of Indebtedness is made, or any Investments, Restricted Payments or Restricted Debt Payments are made by any member of the Restricted Group, for purposes of determining the Consolidated Total Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Secured Leverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Net Income and Consolidated EBITDA, calculations with respect to such period shall be made on a Pro Forma Basis, (ii) the Borrowers may rely on more than one basket or exception within a covenant hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrowers may, in their sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions within such covenant hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 6.02 and 6.03, as applicable), (iii) unless the Borrowers elect otherwise, if any member of the Restricted Group in connection with any transaction or series of such related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments or Restricted Debt Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments or Restricted Debt Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket or exception,

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then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions, (iv) if any member of the Restricted Group enters into any revolving, delayed draw or other committed debt facility, the Borrowers may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that if such election is made with respect to any delayed draw facility or other committed debt facility (other than a revolving facility), then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent incurrence of Indebtedness (including the incurrence of Liens in connection therewith) or Liens, such calculation shall be made assuming the full amount of such delayed draw facility or committed debt facility, as applicable, has been incurred (and any applicable Liens granted) on such date of incurrence for so long as any commitments remain outstanding thereunder, and (v) if any member of the Restricted Group incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or Restricted Debt Payments) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes, provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.

SECTION 1.06.           Exchange Rates; Currency Equivalents.

(a)                 Any amount specified in this Agreement (other than in Articles II, VIII and IX or as set forth in paragraph (b) of this Section 1.06) or any of the other Loan Documents to be in Euros or Dollars shall also include the equivalent of such amount in any currency other than Euros or Dollars, such equivalent amount to be determined at the Exchange Rate; provided if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)                Amounts denominated in a currency other than dollars will be converted to dollars for the purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Total Leverage Ratio at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.

(c)                 The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Permitted Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.

(d)                Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan, a EURIBOR Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Permitted Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Permitted Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

SECTION 1.07.           Agreed Guaranty and Security Principles. The determination of any Non-U.S. Loan Party’s Collateral and assets that constitute Collateral and each guaranty and security document delivered or required to be delivered by any Non-U.S. Loan Party under this Agreement or any other Loan Document shall be subject to the Agreed Guaranty and Security Principles.

SECTION 1.08.           Limited Condition Transaction. Notwithstanding anything in this Agreement or any Loan Document to the contrary (but subject to the final sentence of this Section 1.08), when calculating any applicable financial ratio or test or determining other compliance with this Agreement (including the determination of com-

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pliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Swiss Borrower (the Swiss Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date the definitive agreements for such Limited Condition Transaction are entered into and (ii) in the case of a Limited Condition Transaction described in clause (ii) of the definition thereof, the date of giving of the irrevocable notice of redemption therefor (the “LCT Test Date”) and if, after such financial ratios and tests and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period being used to calculate such financial ratio ending prior to the LCT Test Date, the Swiss Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Swiss Borrower, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such financial ratios or tests are exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or test (including due to fluctuations in Consolidated EBITDA or otherwise) at or prior to the consummation of the relevant Limited Condition Transaction, such financial ratios and tests and other provisions will not be deemed to have been exceeded (or, with respect to the Consolidated Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such financial ratios and tests and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related transaction. For the avoidance of doubt, if the Swiss Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or test (other than actual compliance with Section 6.13) or basket availability with respect to any Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Transaction described in clause (i) of the definition thereof, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under this Agreement or any Loan Document, any such ratio, test or basket shall be required to comply with any such ratio, test or basket on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires. Notwithstanding the foregoing, this Section 1.08 shall not apply with respect to the conditions to any Borrowing or issuance of a Letter of Credit, in each case, under the Revolving Facility.

SECTION 1.09.           Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Loan Party or any Restricted Subsidiary which is organized under the laws of Luxembourg, a reference to: (a) a winding-up, administration, court ordered liquidation (liquidation judiciaire), voluntary dissolution or liquidation (dissolution ou liquidation volontaire), conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or dissolution includes bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, receiver and manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur, curateur or any similar officer pursuant to any insolvency or similar proceedings; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilege, sûreté, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a Person being unable to pay its debts includes that person being in a state of cessation de paiements or having lost or meeting the criteria to lose its creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guaranty includes any garantie that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 et seq. of the Luxembourg Civil Code; (g) articles of organiza-

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tion or by-laws includes its articles of association (statuts); and (h) a director or a manager includes an administrateur or a gérant.

SECTION 1.10.           Australian Code of Banking Practice. The parties agree that the Australian Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents and the transactions under them.

SECTION 1.11.           Change in GAAP. Upon written notice to the Administrative Agent, Holdings, the Borrowers and the Restricted Subsidiaries may elect to apply IFRS, in lieu of GAAP, which change shall take effect at the end of such fiscal quarter or year specified by the Borrowers and in which case all accounting terms (including financial ratios and other financial calculations for the test period then ended and all subsequent periods) required to be submitted pursuant to this Agreement shall be prepared in conformity with IFRS. As of such effective date, at the request of the Borrowers the Administrative Agent shall enter into and is hereby authorized by the Lenders to enter into an amendment to this Agreement which shall provide for and give effect to the change in GAAP.

SECTION 1.12.           Restricted Credit Parties.

(a)                 In relation to each Credit Party that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) and notifies the Administrative Agent and the Swiss Borrower to this effect (each a “Restricted Credit Party”), Section 3.08(b) (Sanctions; Anticorruption Laws) and Section 5.11(b) (Use of Proceeds; Letters of Credit) (collectively, the “Sanctions Clauses”) shall only apply for the benefit of any such Restricted Credit Party to the extent that the Sanctions Clauses do not result in any violation of, conflict with or liability under (i) Council Regulation (EC) 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, (ii) section 7 of the German Foreign Trade Rules (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz)) and/or (iii) any similar applicable anti-boycott statute.

(b)                In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a “Relevant Measure”) relating to any part of the Sanctions Clauses:

(i)              the Commitments of a Credit Party that is a Restricted Credit Party; and

(ii)               the vote of any other Restricted Credit Party which would be required to vote in accordance with the provisions of this Agreement,

will be excluded for the purpose of determining whether the consent of the Majority in Interest to approve such Relevant Measure has been obtained or whether the Relevant Measure by the Majority in Interest has been made unless the relevant Restricted Credit Party has (in its sole discretion) notified the Administrative Agent in writing that it does have, in the given circumstances, the benefit of the provision in respect of which the Relevant Measure is sought.

SECTION 1.13.           LLC Divisions. For all purposes under the Loan Documents in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.14.           Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

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SECTION 1.15.           Bridge Loans and Escrow Indebtedness. For purposes of determining the maturity date of any Indebtedness, (a) customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged and (b) Indebtedness the proceeds of which are deposited into escrow pursuant to customary escrow arrangements pending consummation of a specified acquisition or Investment shall be deemed to have the maturity date of such Indebtedness upon consummation of the specified acquisition or Investment and release of such proceeds from escrow.

SECTION 1.16.           Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or a Permitted Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or to have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01.           Commitments. Subject to the terms and conditions set forth herein, (a)(i) each Dollar Initial Term Lender agrees to make a Dollar Initial Term Loan to the Term Borrowers on the Effective Date in a principal amount not exceeding its Dollar Initial Term Commitment, (ii) each Euro Term Lender agrees to make a Euro Term Loan denominated in Euro to the Term Borrowers on the Effective Date in a principal amount not exceeding its Euro Term Commitment, (b) each Third Amendment Incremental Dollar Term Lender agrees to make an Incremental Term Loan denominated in dollars to the Term Borrowers on the Incremental/Maturity Extension Operative Date in a principal amount not exceeding its Third Amendment Incremental Dollar Term Commitment, and (c) each Revolving Lender agrees to make Revolving Loans denominated in dollars or a Permitted Foreign Currency to the Swiss Borrower from time to time, in each case during the Revolving Availability Period, in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Dollar Term Loans may be ABR Loans or Term Benchmark Loans, as further provided herein. Euro Term Loans shall be EURIBOR Loans, but (subject to Section 2.14) not ABR Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Swiss Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.           Loans and Borrowings.

(a)                 Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

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(b)                Subject to Section 2.14, (i) each Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Term Benchmark Loans as the applicable Borrower may request in accordance herewith, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans and (iii) each Borrowing denominated in any Permitted Foreign Currency (other than Euro) shall be comprised entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan advanced to it in accordance with the terms of this Agreement.

(c)                 At the commencement of each Interest Period for any Term Benchmark Borrowing or EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing or EURIBOR Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing or EURIBOR Borrowing (as applicable) may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 (or the Dollar Equivalent thereof). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of twelve Term Benchmark Borrowings, RFR Borrowings and EURIBOR Borrowings in the aggregate at any time outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

SECTION 2.03.           Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Term Benchmark Borrowing denominated in dollars, not later than 2:00 p.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Yen or a EURIBOR Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (c) in the case of an AUD Rate Borrowing denominated in Australian Dollars, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of the proposed Borrowing or (f) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing (or, in the case of up to $100,000,000 of ABR Borrowings outstanding at any time, on the date of the proposed Borrowing). Each such Borrowing Request shall be irrevocable (provided that the Borrowing Request in respect of the initial Borrowings on the Effective Date, or in connection with any acquisition or other Investment permitted under Section 6.04, may be conditioned on the occurrence of the Plan Effective Date or consummation of such acquisition or other Investment, as applicable) and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by a Financial Officer of the applicable Borrower substantially in the form of Exhibit L. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.01 and 2.02):

(i)              specifying the Class of the requested Borrowing;

(ii)             the Agreed Currency and the aggregate amount of such Borrowing;

(iii)            the requested date of such Borrowing, which shall be a Business Day;

(iv)            whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing, an RFR Borrowing or a EURIBOR Borrowing;

(v)             in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

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(vi)            the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a), or, if the Borrowing is being requested to finance the reimbursement of an LC Disbursement denominated in dollars in accordance with Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(vii)           except with respect to a Borrowing to be made on the Effective Date, that as of such date Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified, other than with respect to Borrowings denominated in a Permitted Foreign Currency, then the requested Borrowing shall be an ABR Borrowing made in dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing or EURIBOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Revolving Loan, the applicable Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.           [Reserved].

SECTION 2.05.           Letters of Credit.

(a)                 General. Subject to the terms and conditions set forth herein, the Swiss Borrower may request (and each Issuing Bank shall issue) Letters of Credit for the Swiss Borrower’s own account (or for the account of any Subsidiary so long as (x) the Swiss Borrower is a joint and several co-applicant in respect of such Letter of Credit and (y) such Issuing Bank has completed its customary “know your client” procedures with respect to such Subsidiary), denominated in dollars or in a Permitted Foreign Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything contained in any letter of credit application or other agreement (other than this Agreement or any Security Document) submitted by the Swiss Borrower to, or entered into by the Swiss Borrower with, any Issuing Bank relating to any Letter of Credit, (i) all provisions of such letter of credit application or other agreement purporting to grant Liens in favor of such Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such letter of credit application or such other agreement, as applicable, the terms and conditions of this Agreement shall control.

(b)                Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Swiss Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be requested by the applicable Issuing Bank as necessary to enable such Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Swiss Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. An Issuing Bank shall not be obligated to issue any trade Letter of Credit (unless it otherwise consents) and no Letter of Credit shall be issued, amended, renewed or extended unless (and upon issuance, amendment, renewal or extension of any Letter of Credit the Swiss Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the sum of the LC Exposure shall not exceed the LC Sublimit, (ii) the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment, (iii) unless consented to by the applicable Issuing Bank, the face amount of the Letters of Credit issued by the applicable Issuing Bank shall not exceed its Pro Rata Share of the LC Sublimit and (iv) following the effectiveness of any Maturity Date Extension Request with respect to the Revolving

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Commitments of any Class, the LC Exposure in respect of all Letters of Credit of such Class having an expiration date after the second Business Day prior to the applicable Existing Maturity Date shall not exceed the aggregate Revolving Commitments of such Class of the Consenting Lenders extended pursuant to Section 2.22. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall give to the Administrative Agent written notice thereof as required under paragraph (l) of this Section. Notwithstanding anything herein to the contrary, an Issuing Bank shall have no obligation hereunder to issue any Letter of Credit if (x) any law applicable to such Issuing Bank from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or (y) such issuance shall violate such Issuing Bank’s internal policies and procedures that are applicable to letters of credit generally.

(c)                 Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank); provided that (x) any Letter of Credit may, upon the request of the Swiss Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional periods (but not beyond the date that is five Business Days prior to the Revolving Maturity Date (unless such Letters of Credit have been cash collateralized or backstopped on or prior to such fifth Business Day pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank)) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed and (y) clause (c)(i) above shall not apply to a Letter of Credit if such long-dated Letter of Credit is consented to by the applicable Issuing Bank. For the avoidance of doubt, if the Revolving Maturity Date in respect of any Class of Revolving Commitments shall be extended pursuant to Section 2.22, “Revolving Maturity Date” as referenced in this paragraph shall refer, with respect to the Class of Letters of Credit associated with such Class of Revolving Commitments, to the Revolving Maturity Date in respect of any Class of Revolving Commitments as extended pursuant to Section 2.22; provided that, notwithstanding anything in this Agreement (including Section 2.22 hereof) or any other Loan Document to the contrary, the Revolving Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.

(d)                Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Swiss Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Swiss Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of Holdings and the Borrowers deemed made pursuant to Section 4.02 unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew

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or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)                 Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Swiss Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Swiss Borrower receives such notice; provided that, (x) in the case of an LC Disbursement denominated in dollars in an amount equal to or in excess of $500,000, the Swiss Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount or (y) in the case of an LC Disbursement denominated in a Permitted Foreign Currency and is not less than the Dollar Equivalent of $500,000, the Swiss Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing denominated in dollars in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency and, in each case, to the extent so financed, the Swiss Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. In the case of any such reimbursement in Euros with respect to a Letter of Credit denominated in a Permitted Foreign Currency, the applicable Issuing Bank shall notify the Swiss Borrower of the Dollar Equivalent of the amount of the draft so paid promptly following the determination thereof. If the Swiss Borrower fails to reimburse any LC Disbursement by the time specified above in this paragraph, then the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the currency and amount of the payment then due from the Swiss Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Swiss Borrower in the currency of the applicable LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Swiss Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Swiss Borrower of its obligation to reimburse such LC Disbursement.

(f)                  Obligations Absolute. The Swiss Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Swiss Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Permitted Foreign Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Swiss Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Swiss Borrower to the extent permitted by applicable law) suffered by the Swiss Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Let-

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ter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(g)                Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Swiss Borrower in writing (via hand delivery, facsimile or other electronic imaging) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h)                Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Swiss Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Swiss Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in dollars, the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated in any Permitted Foreign Currency, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Term Benchmark Revolving Loans, RFR Loans or EURIBOR Revolving Loans (as applicable); provided that, if the Swiss Borrower fails to reimburse such LC Disbursement in full when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Swiss Borrower reimburses the applicable LC Disbursement in full.

(i)                  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day following the Business Day on which the Swiss Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Swiss Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash (in the currency of each applicable Letter of Credit) equal to the LC Exposure of the Revolving Lenders with respect to the Letters of Credit issued to the Swiss Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind upon the occurrence of any Event of Default with respect to the Swiss Borrower described in clause (h) or (i) of Section 7.01. The Swiss Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b), 2.20(c) or 2.22(c). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Swiss Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Swiss Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding the terms of any Security Document, moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Swiss Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of a

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Majority in Interest of the Revolving Lenders (treating the Classes of Revolving Commitments and Revolving Loans as one Class) and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Swiss Borrower under this Agreement. If the Swiss Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower within three Business Days after all Events of Default have been cured or waived. If the Swiss Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure in respect of the Revolving Commitments or Revolving Loans would not exceed the Aggregate Revolving Commitment and no Event of Default shall have occurred and be continuing. If the Swiss Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20(c), such amount (to the extent not applied as aforesaid) shall be returned to the Swiss Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)                  Designation of Additional Issuing Banks. The Swiss Borrower may, at any time and from time to time with notice to the Administrative Agent, designate as additional Issuing Banks one or more Revolving Lenders, that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Swiss Borrower, executed by the Swiss Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)                Termination of an Issuing Bank. The Swiss Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Swiss Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)                  Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Swiss Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that for purposes of clauses (i) and (v), unless such Issuing Bank shall agree, such Issuing Bank shall not be required to deliver such report and information (x) more frequently than on a monthly basis or (y) that is up-to-date as of a day that is less than 15 days prior to the date of delivery.

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(m)               LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06.           Funding of Borrowings.

(a)                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders (and in the case of Loans denominated in Australian Dollars, to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Lenders by at least two Business Days’ notice). The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement denominated in dollars as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(b)                Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Permitted Foreign Currency, the rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) or (ii) in the case of such Borrower, the interest rate applicable to (A) in the case of Loans denominated in dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Permitted Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.13. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.           Interest Elections.

(a)                 Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the applicable Borrower of such Borrowing may elect to convert such Borrowing to a Borrowing of a different Type (provided that, subject to Section 2.14, Term Benchmark Borrowings denominated in a Permitted Foreign Currency and EURIBOR Borrowings may not be converted into ABR Borrowings but instead must be prepaid in the original currency of such Loan) or to continue such Borrowing and, in the case of a Term Benchmark Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Agreement, from and after the Benchmark-Related Amendments Effective Date (as defined in the Third Amendment), any outstanding Dollar Initial Tranche Borrowing that the Borrowers request to continue as, or convert into, a Eurocurrency Borrowing (as defined in this Agreement as in effect immediately prior to the Benchmark-Related Amendments Effective Date (as defined in the Third Amendment)) shall instead be con-

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verted into a Term SOFR Loan with the Interest Period specified in the applicable Interest Election Request (or, if no Interest Period is specified in such Interest Election Request, an Interest Period of one month) at the end of the then-current Interest Period applicable thereto.

(b)                To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Financial Officer of the applicable Borrower.

(c)                 Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)              the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)               the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)               whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in dollars), a Term Benchmark Borrowing, a EURIBOR Borrowing or an RFR Borrowing; and

(iv)               if the resulting Borrowing is to be a Term Benchmark Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a a Term Benchmark Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                 If a Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Term Benchmark Borrowing denominated in dollars, such Borrowing shall be deemed to have an Interest Period that is one month and (ii) in the case of a Term Benchmark Borrowing denominated in a Permitted Foreign Currency or a EURIBOR Borrowing, such Borrowing shall automatically be continued as a Term Benchmark Borrowing or EURIBOR Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing with respect to Holdings or any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of the Lenders of any Class has notified the Swiss Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in dollars may be converted to or continued as a Term Benchmark Borrowing or a EURIBOR Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing, each EURIBOR Borrowing and each RFR Borrowing, in each case, denominated in a Permitted Foreign Currency shall bear interest at the Central Bank Rate (or, in the case of the Yen, the Japanese Prime Rate) for the applicable Agreed Currency plus the CBR Spread; provided that if the Administrative Agent deter-

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mines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, the Japanese Prime Rate) for the applicable Agreed Currency cannot be determined, any outstanding affected EURIBOR Loans, RFR Loans and Term Benchmark Loans denominated in any Agreed Currency other than dollars shall either be (A) converted to an ABR Borrowing denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan or EURIBOR Loan, the Borrowers shall be deemed to have elected clause (A) above.

SECTION 2.08.           Termination and Reduction of Commitments.

(a)                 Unless previously terminated, (i) the Dollar Initial Term Commitments and Euro Term Commitments shall automatically terminate and be reduced to $0 on the Effective Date upon the making of the Initial Term Loans, (ii) the Third Amendment Incremental Dollar Term Commitments shall automatically terminate and be reduced to $0 on the Incremental/Maturity Extension Operative Date upon the making of the Third Amendment Incremental Dollar Term Loans and (iii) the Revolving Commitments shall automatically terminate and be reduced to $0 on the Revolving Maturity Date.

(b)                Each applicable Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000 and (ii) the Swiss Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, any Lender’s Revolving Exposure would exceed its Commitment.

(c)                 The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the applicable Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered under this paragraph may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.           Repayment of Loans; Evidence of Debt.

(a)                 Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made by such Revolving Lender to such Borrower on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan made by such Term Lender to such Borrower as provided in Section 2.10.

(b)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower in respect of Loans made to such Borrower, LC Disbursements, interest and fees due or accrued, in each case, with respect to such Borrower hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of such Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to this paragraph (b) and paragraph (c) of this Sec-

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tion 2.09, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section 2.09 shall control.

(c)                 The Administrative Agent shall, in connection with maintenance of the Register in accordance with Section 9.04(b)(iv) maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal, premium, interest or fees due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower of such Loans shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Swiss Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.           Amortization of Term Loans.

(a)                 Subject to adjustment pursuant to paragraph (c) of this Section, the Term Borrowers shall jointly and severally repay to the Administrative Agent, for the account of (x) each Dollar Initial Term Lender, on the last Business Day of each March, June, September and December, commencing on December 31, 2021, in the principal amount of Dollar Initial Term Loans equal to (i) the aggregate outstanding principal amount of Dollar Initial Term Loans outstanding on the Effective Date multiplied by (ii) 0.25% and (y) each Third Amendment Incremental Dollar Term Lender, on the last Business Day of each March, June, September and December, commencing on September 30, 2023, in the principal amount of Third Amendment Incremental Dollar Term Loans set forth below:

Payment Date	Aggregate Principal Amount
September 30, 2023	$13,125,000
December 31, 2023	$13,125,000
March 31, 2024	$13,125,000
June 30, 2024	$13,125,000
September 30, 2024	$13,125,000
December 31, 2024	$13,125,000
March 31, 2025	$13,125,000
June 30, 2025	$13,125,000
September 30, 2025	$17,500,000
December 31, 2025	$17,500,000
March 31, 2026	$17,500,000
June 30, 2026	$17,500,000
September 30, 2026	$17,500,000
December 31, 2026	$17,500,000
March 31, 2027	$17,500,000
June 30, 2027	$17,500,000
September 30, 2027	$17,500,000
December 31, 2027	$17,500,000
March 31, 2028	$17,500,000
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Third Amendment Incremental Dollar Term Maturity Date	Remaining principal amount

(b)                To the extent not previously paid, the Term Borrowers shall jointly and severally pay to the Administrative Agent for the account of the applicable Term Lenders the then unpaid principal amount of (i) the Initial Term Loans on the Term Maturity Date and (ii) the Third Amendment Incremental Dollar Term Loans on the Third Amendment Incremental Dollar Term Maturity Date.

(c)                 Any prepayment by a Borrower of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed in writing by the Swiss Borrower; provided that (A) any prepayment of any Class of Incremental Term Loans shall be applied to subsequent scheduled repayments as provided in the applicable Incremental Facility Amendment, (B) any prepayment of Term Borrowings of any Class contemplated by Section 2.23 shall be applied to subsequent scheduled repayments as provided in such Section and (C) if any Lender elects to decline a mandatory prepayment of a Term Borrowing in accordance with Section 2.11(f), then the portion of such prepayment not so declined shall be applied to reduce the subsequent repayments of such Term Borrowing to be made pursuant to this Section ratably based on the amount of such scheduled repayments.

(d)                Prior to any repayment of any Term Borrowings of any Class under this Section, a Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of such selection not later than 12:00 noon, New York City time, two Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11.           Prepayment of Loans.

(a)                 The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except as set forth in clause (h) of this Section 2.11), subject to Section 2.16.

(b)                The Administrative Agent shall determine the Dollar Equivalent of each Revolving Borrowing denominated in Permitted Other Currencies and the LC Exposure in respect of Letters of Credit denominated in Permitted Other Currencies as of each Revaluation Date. Each such determination shall be based on the Exchange Rate (A) on the date of the related Borrowing request for purposes of the initial such determination for any Revolving Borrowing and (B) on the fourth Business Day prior to the date as of which such Dollar Equivalent is to be determined, for purposes of any subsequent determination. In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, the Swiss Borrower shall prepay Revolving Borrowings (or, if no such Revolving Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess. In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure denominated in any Permitted Other Currency on any Revaluation Date) or (ii) the Aggregate Revolving Exposure exceeds 105% of the Aggregate Revolving Commitments solely as a result of any revaluation of the Dollar Equivalent of Revolving Loans or the LC Exposure on any Revaluation Date, the Swiss Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess.

(c)                 In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in respect of any Prepayment Event (including by the Administrative Agent as loss payee in respect of any Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”), the Swiss Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the Specified Prepayment Event Percentage of the amount of such Net Proceeds (or, if any Borrower or any of its Restricted Subsidiaries has incurred Indebtedness that is permitted under Section 6.01 that is secured, on an equal and ratable basis with the Term Loans, by a Lien on the Collateral permitted under Section 6.02, and such Indebtedness is required to be prepaid or redeemed with the Net Proceeds of

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any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, then by such lesser percentage of such Net Proceeds such that such Indebtedness receives no greater than a ratable percentage of such Net Proceeds based upon the aggregate principal amount of the Term Loans and such Indebtedness then outstanding); provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Swiss Borrower shall, on or prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings or the Borrowers intend to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 450 days after receipt of such Net Proceeds to be reinvested in the business of Holdings, the Borrowers or their Restricted Subsidiaries, or to enter into an acquisition permitted by this Agreement, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 450-day period (or within a period of 180 days thereafter if by the end of such initial 450-day period any Borrower or one or more Restricted Subsidiaries shall have committed to invest such proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(d)                Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2022, the Swiss Borrower shall prepay Term Borrowings in an aggregate amount equal to the Specified ECF Percentage of Excess Cash Flow for such fiscal year (such amount, as reduced in accordance with the provisos to this paragraph (d), the “ECF Sweep Amount”); provided that such amount shall be reduced, at the option of the Swiss Borrower, by the aggregate amount of (i) prepayments of Term Borrowings and Revolving Borrowings (but only to the extent accompanied by a permanent reduction of the corresponding Commitment) made pursuant to paragraph (a) of this Section during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s prepayment computation pursuant to this paragraph (d)), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made, (ii) voluntary prepayments of any Incremental Facilities, Refinancing Term Loan Indebtedness, Alternative Incremental Facility Debt or Indebtedness incurred pursuant to Section 6.01(a)(xx), in each case, that is secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations made during such fiscal year, (iii) the amount of reduction in the outstanding amount of the Term Loans resulting from any assignment made in accordance with Section 9.04(e) during such fiscal year, in an amount equal to the actual amount of cash paid in connection therewith, (iv) the sum (without duplication) of (x) the amount of Capital Expenditures made in cash for such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made) (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed from Excluded Sources (other than Revolving Loans)) and (y) the amount of cash consideration paid during such fiscal year to make acquisitions or other Investments (other than Permitted Investments) (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made) (except to the extent financed from Excluded Sources (other than Revolving Loans)), (v) the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 6.08(a), other than Restricted Payments to Holdings, the Borrowers or any Restricted Subsidiary (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made), except to the extent that such Restricted Payments (A) are made to fund expenditures that reduce Consolidated Net Income (or loss) of the Restricted Group or (B) are financed from Excluded Sources (other than Revolving Loans), and (vi) the aggregate amount of mandatory dividends paid on or cash redemptions or repurchases of the Series B Preferred Equity during such fiscal year (and, at the Swiss Borrower’s option (and without deducting such amounts against the subsequent fiscal year’s Excess Cash Flow calculation), after the end of such fiscal year but prior to the date on which the prepayment pursuant to this paragraph (d) for such fiscal year is required to have been made); provided further that, in the case of any Term Loan prepaid in connection with the purchase thereof by a Purchasing Borrower Party pursuant to Section 9.04(e) at a discount to par, the prepayment required pursuant to this paragraph (d) shall be reduced, with respect to the prepayment of such Term Loan, only by the actual amount of cash paid to the applicable Lender or Lenders in connection with such purchase. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event not

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later than the last day on which such financial statements may be delivered in compliance with such Section). Any payment of an ECF Sweep Amount pursuant to this clause (d) shall only be required with respect to amounts in excess of the greater of (x) $22,000,000 and (y) 5.0% of Consolidated EBITDA for the applicable fiscal year of Holdings.

(e)                 Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by or Excess Cash Flow of a Subsidiary of Holdings giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Foreign Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the applicable Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary, and once such Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, then the amount of such Net Proceeds or Excess Cash Flow will be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, (B) to the extent that and for so long as the Swiss Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax or cost consequence with respect to such Net Proceeds or Excess Cash Flow, the amount of Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Swiss Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be taken into account as soon as practicable in determining the amount to be applied (net of additional taxes payable or reserved against if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (C) to the extent that and for so long as the Swiss Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary.

(f)                  Prior to any optional prepayment of Borrowings under this Section, the Swiss Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment delivered pursuant to paragraph (g) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among Dollar Initial Tranche Borrowings, Euro Tranche Borrowings and Third Amendment Incremental Dollar Tranche Borrowings and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, the Borrowings of such Class pro rata based on the aggregate Dollar Equivalent principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Incremental Facility Amendment for any Class of Incremental Term Loans, any Lender that holds Incremental Term Loans of such Class) may elect, by notice to the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) at least one Business Day prior to the required prepayment date, to decline all or any portion of any prepayment of its Loans pursuant to this Section (other than (x) an optional prepayment pursuant to paragraph (a) of this Section or (y) a mandatory prepayment triggered by an event described in clause (c) of the definition of the term “Prepayment Event”, neither of which may be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans may be retained by the applicable Borrower.

(g)                The Swiss Borrower shall notify the Administrative Agent in writing (via hand delivery, facsimile or other electronic imaging) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of a prepayment of a Term Benchmark Borrowing or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., Local Time, five RFR Business Days before the date of prepayment or (iv) in the case of a prepay-

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ment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Term Borrowings pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Swiss Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h)                All (i) prepayments of Initial Term Loans effected on or prior to the six-month anniversary of the Effective Date with the proceeds of a Repricing Transaction in respect of such Initial Term Loans, (ii) prepayments of Third Amendment Incremental Dollar Term Loans effected on or prior to the twelve-month anniversary of the Incremental/Maturity Extension Operative Date with the proceeds of a Repricing Transaction in respect of such Third Amendment Incremental Dollar Term Loans, (iii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the six-month anniversary of the Effective Date, the effect of which is a Repricing Transaction with respect to any of the Initial Term Loans and (iv) amendments, amendments and restatements or other modifications of this Agreement on or prior to the twelve-month anniversary of the Incremental/Maturity Extension Operative Date, the effect of which is a Repricing Transaction with respect to the Third Amendment Incremental Dollar Term Loans, in each case, shall be accompanied by a fee payable for the ratable account of each of the applicable Term Lenders in an amount equal to 1.00% of the aggregate principal amount of the Term Loans so prepaid in the case of a transaction described in clause (i) or (ii) of this paragraph, or 1.00% of the aggregate principal amount of the Term Borrowings affected by such amendment, amendment and restatement or other modification in the case of a transaction described in clause (iii) or (iv) of this paragraph. Such fee shall be paid by the Term Borrowers to the Administrative Agent, for the account of the Term Lenders of the applicable Class, on the date of such prepayment.

SECTION 2.12.           Fees.

(a)                 The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) in accordance with its Pro Rata Share of the Aggregate Revolving Commitments for the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate (or are otherwise reduced to zero), a commitment fee which shall accrue at the Applicable Rate on the average daily unused amount of the aggregate Revolving Commitment of such Revolving Lender. Such accrued commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which all the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)                The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then used to determine the interest rate applicable to Term Benchmark Revolving Loans (or, in the case of a Letter of Credit denominated in Euro, the interest rate applicable to EURIBOR Revolving Loans) on the Dollar Equivalent of the average daily amount of such Lender’s aggregate LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which all of such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the Dollar Equivalent of the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreim-

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bursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of all the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall (x) be payable on the date on which all the Revolving Commitments terminate and any such fees accruing after the date on which all the Revolving Commitments terminate shall be payable on demand and (y) accrue on the Dollar Equivalent of the applicable amounts. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.

(c)                 The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)                The Borrowers agree to pay to the Arrangers and the Administrative Agent, for the account of each applicable Arranger and Lender, such other fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter and including upfront fees, which may be in the form of original issue discount to the Loans) in the amounts and at the times so specified.

(e)                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(f)                  All commitment fees, participation fees, fronting fees and other fees payable pursuant to this Section 2.12 shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

SECTION 2.13.           Interest.

(a)                 The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(c)                 Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, and an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, such overdue amount shall bear interest, on and from such date, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.

(d)                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan of any Class, upon termination of the Revolving Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in

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the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term Benchmark Loan or a EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                 Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate, the Alternate Base Rate (except as set forth below) or Daily Simple RFR with respect to Swiss Francs, Euros and dollars hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest computed by reference to the Daily Simple RFR with respect to Sterling, the AUD Rate, the TIBOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that for purposes of this Section 2.13(e), if a Loan, or a portion thereof, is repaid on the same day on which such Loan is made, one day’s interest shall accrue on the portion of such Loan so prepaid). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loans as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, Adjusted AUD Rate, AUD Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)                  If Swiss Anticipatory Tax in respect of any interest payable will be due under this Agreement and should Section 2.17 be unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Section 2.17 in the absence of this paragraph (f)) divided by (ii) 1 minus the rate at which the Swiss Anticipatory Tax is required to be made (where the rate at which the relevant Swiss Anticipatory Tax is required to be made is for this purpose expressed as a fraction of 1 rather than as a percentage) and (A) that the Swiss Loan Party shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph (f) and (B) all references to a rate of interest in Section 2.17 shall be construed accordingly. Unless an Event of Default has occurred and is continuing, no recalculation of interest shall be made under this paragraph (f) with respect to a specific Lender if the Swiss Non-Bank Rules would not have been violated but for the fact that such Lender, (i) was a Swiss Qualifying Bank but on that date that any Lender is not or has ceased to be a Swiss Qualifying Bank other than as a result of any change of law after the date it became a Lender under this Agreement or (ii) incorrectly declared its status as Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h). The Swiss Loan Party will provide to each Lender those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax in order for each Lender to prepare a claim for refund of Swiss Withholding Tax.

SECTION 2.14.           Alternate Rate of Interest.

(a)                 Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)              the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a EURIBOR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)               the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing or a EURIBOR Bor-

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rowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR for dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Permitted Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, EURIBOR Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of Section 2.14(a)(i) or (ii) above, on such day and (B) for Loans denominated in a Permitted Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans and EURIBOR Loans denominated in any Permitted Foreign Currency shall, at the Borrowers’ election prior to such day (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or EURIBOR Loan, such Term Benchmark Loan or EURIBOR Loan denominated in any Permitted Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Permitted Foreign Currency, at the Borrowers’ election, shall either (A) be converted into

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ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)                Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)                 Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)                The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)                 Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, AUD Rate or TIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)                  Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing, EURIBOR Bor-

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rowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or EURIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing, EURIBOR Borrowing or RFR Borrowing, in each case, denominated in a Permitted Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan, EURIBOR Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, EURIBOR Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Borrowing denominated in dollars so long as the Adjusted Daily Simple SOFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR for dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in a Permitted Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans or EURIBOR Loans denominated in any Permitted Foreign Currency shall, at the Borrower’s election prior to such day (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan or EURIBOR Loan, such Term Benchmark Loan or EURIBOR Loan denominated in any Permitted Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or, in the case of the Yen, at the Japanese Prime Rate) for the applicable Permitted Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Permitted Foreign Currency, at the Borrowers’ election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Permitted Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15.           Increased Costs.

(a)                 If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted EURIBOR Rate, the Adjusted AUD Rate or the Adjusted TIBOR Rate, as applicable) or any Issuing Bank;

(ii)               impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

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(iii)               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, such Issuing Bank or such other Recipient, the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered.

(b)                If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon the request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                 A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and the calculation thereof shall be delivered to the Swiss Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)                Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as applicable, notifies the Swiss Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                 Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

SECTION 2.16.           Break Funding Payments.

(a)                 With respect to Loans that are not RFR Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto

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(whether or not such notice may be revoked in accordance with the terms hereof), (d) the assignment of any Term Benchmark Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Swiss Borrower pursuant to Section 2.19(b) or 9.02(c) or (e) the failure by a Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of profit). In the case of a EURIBOR Euro Term Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the Adjusted EURIBOR Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Agreed Currency of a comparable amount and period from other banks in applicable offshore interbank market for such Agreed Currency, whether or not such EURIBOR Euro Term Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons therefor, and showing the calculation thereof, shall be delivered to the Swiss Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

(b)                With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or (iv) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Permitted Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section and the reasons thereof shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes.

SECTION 2.17.           Taxes.

(a)                 Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then an additional amount shall be payable by the applicable Loan Party as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c)                 Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of

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the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) that are payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Swiss Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f)                  Status of Lenders.

(i)              Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Swiss Borrower and the Administrative Agent, at the time or times reasonably requested by the Swiss Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Swiss Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Swiss Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Swiss Borrower or the Administrative Agent as will enable the Swiss Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing:

(A)               any Lender that is a U.S. Person shall deliver to the Swiss Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B)               with respect to a Term Loan, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Swiss Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), whichever of the following is applicable:

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(1)                in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                executed originals of IRS Form W-8ECI;

(3)                in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c)(3)(B) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the U.S. Co-Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” related to the U.S. Co-Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or

(4)                to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9 and/or another certification document from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Swiss Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Swiss Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Swiss Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)               if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Swiss Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Swiss Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Swiss Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Swiss Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                Treatment of Certain Refunds.

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(i)              If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ii)               Each Lender undertakes to collaborate with the Swiss Loan Party and use its reasonable commercial efforts to timely file a claim for refund of any Swiss Withholding Tax, at no cost to the Lender; provided that a Lender shall not be required to take any action in this regard that it determines in its reasonable discretion would be disadvantageous to its interests. In the event Swiss Withholding Tax is refunded to a Lender by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the applicable Swiss Loan Party, provided that in no event will a Lender be required to pay any amount to a Swiss Loan Party pursuant to this paragraph the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Swiss Withholding Tax had not been deducted, withheld or otherwise imposed.

(h)                Swiss Qualifying Bank.

(i)              As at the date of this Agreement, each Revolving Lender confirms that it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank, provided that prior to the date of this Agreement, any such Swiss Non-Qualifying Bank has confirmed (in form and substance satisfactory to the Swiss Borrower) to the best of its knowledge the number of Swiss Non-Qualifying Banks it counts as, in each case for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(ii)               Each Revolving Lender that becomes a party to this Agreement after the date of this Agreement shall confirm, prior to becoming party hereto, for the benefit of the Administrative Agent and without liability to any Swiss Loan Party, which of the following categories it falls into: (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank. In the latter case, such Revolving Lender shall confirm that it counts as only one (1) Swiss Non-Qualifying Bank for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(iii)               If a Revolving Lender that becomes a party to this Agreement after the date of this Agreement fails to indicate its status in accordance with clause (ii) of this Section 2.17(h), such Revolving Lender shall be treated for purposes of this Agreement (including by each Loan Party) as if it is a Swiss Non-Qualifying Bank until such time as it notifies the Administrative Agent whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank. Upon receipt of such notification, the Administrative Agent shall inform the Borrowers or Holdings of such Revolving Lender’s status.

(iv)               Upon request by Holdings or the Administrative Agent, each Revolving Lender shall confirm whether it is (i) a Swiss Qualifying Bank or (ii) a Swiss Non-Qualifying Bank. In the latter case, such Revolving Lender shall also confirm that it counts as only one (1) Swiss Non-Qualifying Bank for purposes of determining the number of Swiss Non-Qualifying Banks that are Lenders under this Agreement.

(v)              Each Revolving Lender that is a Swiss Non-Qualifying Bank on the date of this Agreement shall promptly inform the Swiss Borrower if it has reason to believe that the number of Swiss Non-Qualifying Banks it confirmed it counts as pursuant to clause (i) of this Section 2.17(h) is likely to change or has changed.

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(i)                  For purposes of this Section 2.17, the term “Revolving Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                 Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, (i) except with respect to payments of principal of and interest on Loans denominated in a Permitted Foreign Currency, prior to 1:00 p.m., New York City time, on the date when due and (ii) in the case of payments of principal of and interest on Loans denominated in a Permitted Foreign Currency, not later than the Applicable Time specified in writing by the Administrative Agent to the Swiss Borrower at least three Business Days prior to the relevant required date of payment (and, if not so specified, 1:00 p.m., New York City time), in each case, on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. If, for any reason, any Borrower is prohibited by Requirements of Law from making any required payment hereunder in Permitted Other Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the alternative currency payment amount. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement or any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest (or fees in respect of any Term Loan) in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in dollars. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States and, to the extent so required, such payments shall be due prior to 1:00 p.m., New York City time, on the date when due. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in a Permitted Foreign Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the Permitted Foreign Currency payment amount.

(b)                If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                 If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any

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Eligible Assignee, to any Borrower or any Subsidiary or other Affiliate thereof in a transaction that complies with the terms of Section 9.04(e), as applicable. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e)                 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(a) or (b), 2.17(e), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.           Mitigation Obligations; Replacement of Lenders.

(a)                 If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be disadvantageous to such Lender in any material economic, legal or regulatory respect. The Borrowers hereby agree to pay all reasonable and documented assignment fees in connection with any such designation or assignment and delegation.

(b)                If (i) any Lender has requested compensation under Section 2.15, (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has become a Declining Lender under Section 2.22, (v) any Lender is a Disqualified Institution or (vi) any Revolving Lender is not in compliance with Swiss Non-Bank Rules, then the Swiss Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a Lender having become a Declining Lender, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of the applicable Class with respect to which such Lender is a Declining Lender) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Swiss Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of de-

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termining the applicability of such Section)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the applicable Borrower (in the case of all other amounts (including any fee payable pursuant to Section 2.11(h)), (C) the applicable Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii), (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments and (E) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Swiss Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Swiss Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20.           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a)                 commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)                the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders adversely affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)                 if any LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender, then:

(i)              [reserved];

(ii)               all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all non-Defaulting Lenders’ Revolving Commitments and (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment; provided that, subject to Section 9.18, no reallocation under this clause (ii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(iii)               if the reallocation described in clause (ii) above cannot, or can only partially, be effected, the Swiss Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

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(iv)               if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (iii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(v)              if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and

(vi)               if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (ii) or (iii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)                so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Swiss Borrower in accordance with Section 2.20(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the non-Defaulting Lenders in a manner consistent with Section 2.20(c)(ii) (and such Defaulting Lender shall not participate therein).

In the event that (i) a Bankruptcy Event with respect to a Revolving Lender Parent shall occur following the Effective Date and for so long as such Bankruptcy Event shall continue or (ii) any applicable Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with Holdings and the Swiss Borrower or the applicable Revolving Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, Holdings, the applicable Borrower and each applicable Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused the applicable Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders of such Class as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans of such Class in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Swiss Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.

SECTION 2.21.           Incremental Extensions of Credit.

(a)                 At any time and from time to time, commencing on the Effective Date and ending on the latest Maturity Date, subject to the terms and conditions set forth herein, any Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) to add one or more additional tranches of term loans denominated in dollars or Euros (the “Incremental Term Loans”), (ii) to add one or more increases in the aggregate amount of any Class of Term Loans denominated in dollars or Euros (each such increase, a “Incremental Term Loan Increase”), (iii) to add one or more additional tranches of revolving commitments available in dollars and/or one or more Permitted Foreign Currencies (each, an “Incremental Revolving Commitment”, and the loans made pursuant thereto, the “Incremental Revolving Loans”), (iv) solely during the Revolving Availability Period, to add one or more increases in the aggregate amount of the Revolving Commit-

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ments (each such increase, a “Revolving Commitment Increase” and, together with the Incremental Term Loans, any Incremental Term Loan Increase, any Alternative Incremental Facility Debt and the Incremental Revolving Commitments, the “Incremental Extensions of Credit”; the Incremental Revolving Commitments and the Incremental Revolving Loans, together with the Incremental Term Loans, any Revolving Commitment Increase and any Incremental Term Loan Increase, the “Incremental Facilities”) or (v) Alternative Incremental Facility Debt, in an aggregate principal amount of up to the sum of (x) the greater of (I) $440,000,000 and (II) 100% of Consolidated EBITDA for the most recently ended Test Period prior to the date of incurrence thereof, calculated on a Pro Forma Basis, plus (y) the amount of any voluntary prepayments, buybacks or repurchases of the Term Loans, Incremental Facilities, Refinancing Term Loan Indebtedness, Alternative Incremental Facility Debt or Indebtedness incurred pursuant to Section 6.01(a)(xx), in each case, that are secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Liens on the Collateral securing the Obligations (provided that if such prepaid Indebtedness consists of revolving Indebtedness such prepayments shall be accompanied by a corresponding permanent reduction in the commitments in respect of such revolving Indebtedness) and permanent reductions in the amount of the Revolving Commitments, in each case, to the extent not funded with long-term Indebtedness, plus (z) an additional amount if, after giving effect to the incurrence of such additional amount and the application of the proceeds therefrom on a Pro Forma Basis (excluding any concurrent borrowings of Revolving Loans and assuming that the full amount of such Incremental Extension of Credit has been funded on such date), (I) if such Incremental Extension of Credit is secured by Liens that rank (or are intended to rank) on an equal priority basis (but without regard to control of remedies) with the Liens securing the Obligations, (A) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) the Consolidated First Lien Leverage Ratio is no greater than the Consolidated First Lien Leverage Ratio immediately prior to such incurrence, (II) if such Incremental Extension of Credit is secured by Liens that rank (or are intended to rank) on a junior priority basis to the Liens securing the Obligations, (A) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) the Consolidated Secured Leverage Ratio is no greater than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and (III) if such Incremental Extension of Credit is unsecured, at the option of the Swiss Borrower, either (A)(X) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (Y) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (2) the Consolidated Total Leverage Ratio is no greater than the Consolidated Total Leverage Ratio immediately prior to such incurrence or (B)(X) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (Y) if incurred in connection with a permitted acquisition or other Investment permitted by this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (1) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (2) the Consolidated Interest Coverage Ratio is no less than the Consolidated Interest Coverage Ratio immediately prior to such incurrence, it being understood that if the proceeds of the relevant Incremental Extensions of Credit will be applied to finance a Limited Condition Transaction and the Swiss Borrower has made an LCT Election, compliance with the Consolidated Secured Leverage Ratio test, the Consolidated First Lien Leverage Ratio test, the Consolidated Interest Coverage Ratio test and the Consolidated Total Leverage Ratio test prescribed above may be determined as of the LCT Test Date in respect of such Limited Condition Transaction on a Pro Forma Basis; provided that, at the time of effectiveness of each Incremental Facility Amendment, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing or shall result therefrom (or, in the event the proceeds of any Incremental Extension of Credit are used to finance any Limited Condition Transaction permitted hereunder for which the Swiss Borrower has made an LCT Election, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist and be continuing as of the LCT Test Date for such Limited Condition Transaction), and provided further that (i) any Incremental Extension of Credit may be incurred under one or more of clauses (x), (y) and (z) of this Section 2.21(a) as selected by the Swiss Borrower in its sole discretion, (ii) if any Incremental Extension of Credit is intended to be incurred under clause (z) of this Section 2.21(a) and any other clause of this Section 2.21(a) in a single transaction or series of related transactions, (A) the permissibility of the portion of such Incremental Extension of Credit to be incurred or implemented under clause (z) shall first be determined without giving effect to any Incremental Extension of Credit to be incurred or implemented under any other clause of this Section 2.21(a), but giving full pro forma effect to the use of proceeds of the entire amount of such Incremental Extension of Credit and (B) the permissibility of the portion of such Incremental Extension of Credit to be incurred

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or implemented under the other applicable clauses of this Section 2.21(a) shall be determined thereafter and (iii) any Incremental Extension of Credit (or, in each case, a portion thereof) previously incurred in reliance on clause (x) or (y) of this Section 2.21(a) shall be automatically reclassified and be deemed to have been incurred in reliance on clause (z) of this Section 2.21(a) to the extent that as of the last day of any fiscal quarter subsequent to the incurrence of such Incremental Extension of Credit, after giving effect to such reclassification, the Consolidated Secured Leverage Ratio test, the Consolidated First Lien Leverage Ratio test, the Consolidated Total Leverage Ratio test or the Consolidated Interest Coverage Ratio test, as applicable, as each set forth in clause (z) of this Section 2.21(a) would be satisfied. Each Class of Incremental Term Loans and Incremental Revolving Commitments, and each Revolving Commitment Increase and Incremental Term Loan Increase, shall be in an integral multiple of the $1,000,000 and be in an aggregate principal amount that is not less than $15,000,000; provided that such amount may be less than $15,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b)                The Incremental Facilities (i) shall be documented pursuant to an Incremental Facility Amendment and may be secured by Liens ranking pari passu with the Lien securing the Initial Term Loans and the Third Amendment Incremental Dollar Term Loans, Liens ranking junior to the Lien securing the Initial Term Loans and the Third Amendment Incremental Dollar Term Loans, or be unsecured, (ii) [reserved], (iii) shall not be (x) secured by any property or assets of Holdings, any Borrower or any Restricted Subsidiary other than the Collateral or the proceeds of such Indebtedness pending application thereof or (y) guaranteed by any Subsidiaries other than the Loan Parties, (iv) (x) in the form of Incremental Term Loans or any Incremental Term Loan Increase shall be borrowed by one or both of the Term Borrowers and (y) in the form of Incremental Revolving Commitments, Incremental Revolving Loans or a Revolving Commitment Increase, shall be borrowed by the Swiss Borrower and (v) shall, except as otherwise set forth herein, be on terms and subject to conditions as agreed between the applicable Borrower and the Lenders providing the applicable Incremental Extension of Credit and to the extent the covenants and events of default of any Incremental Facility (other than with respect to maturity, amortization and pricing) are inconsistent with those governing the other Loans hereunder, such terms shall be, when taken as a whole, no more favorable to the Lenders providing the applicable Incremental Facility than the terms governing the Loans hereunder, unless (1) the Lenders receive the benefit of such more restrictive terms (it being understood to the extent that any covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant is also added for the benefit of the Lenders), (2) such more restrictive terms only apply after the Latest Maturity Date, (3) such terms reflect market terms and conditions, taken as a whole, at the time of incurrence of such Incremental Extension of Credit (as determined by Swiss Borrower in good faith) or (4) such terms shall be reasonably satisfactory to the Administrative Agent and the Borrowers; provided further that (A) for any Incremental Tranche B Term Loans (including in the form of any Incremental Term Loan Increase), if the Weighted Average Yield relating to such Incremental Tranche B Term Loans that (u) rank pari passu to the Third Amendment Incremental Dollar Term Loans with respect to security, (v) are floating rate term loans, issued in the same currency, that are broadly syndicated to banks and other financial institutions, (w) are in an aggregate amount in excess of the greater of $440,000,000 and 100% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, (x) are not incurred for the purposes of consummating a permitted acquisition or other Investment permitted under this Agreement, (y) are incurred in reliance on clause (z) of Section 2.21(a) and (z) have a maturity date that is less than twenty-four (24) months after the Third Amendment Incremental Dollar Term Maturity Date, exceeds the Weighted Average Yield relating to the Third Amendment Incremental Dollar Term Loans (after giving effect to any amendments to the applicable margin on the existing Third Amendment Incremental Dollar Term Loans prior to the time that such Incremental Term Loans are made) immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50%, then the Applicable Rate relating to the existing Third Amendment Incremental Dollar Term Loans shall be adjusted so that the Weighted Average Yield relating to such Incremental Term Loans shall not exceed the Weighted Average Yield relating to the existing Third Amendment Incremental Dollar Term Loans by more than 0.50%, (B) any Incremental Term Loan shall not have (1) a final maturity date earlier than the Third Amendment Incremental Dollar Term Maturity Date or (2) a weighted average life to maturity that is shorter than the remaining weighted average life to maturity of the then-remaining Term Loans; provided that the requirements set forth in this clause (B) shall not apply to (x) Permitted Earlier Maturing Indebtedness, (y) any Indebtedness consisting of a customary bridge facility so long as such bridge facility converts into long-term Indebtedness that satisfies this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges (as determined by the Swiss Borrower in good faith) or (z) Indebtedness subject to Customary Escrow Provisions, (C) any Incremental Revolving Commitment or any Revolving Commitment Increase shall not have a maturity date that is earlier than the Re-

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volving Maturity Date and shall not require any scheduled amortization or mandatory commitment reductions prior to the Revolving Maturity Date and (D) any Incremental Term Loan Increase shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Term Loans being increased and shall be on the same terms applicable to such Term Loans.

(c)                 Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Extensions of Credit (other than any Alternative Incremental Facility Debt) (i) shall, to the extent a consent would be required under Section 9.04 if such additional bank, financial institution, existing Lender or other Person were taking an assignment of Loans or Commitments, be approved by the applicable Borrower and the Administrative Agent (and, in the case of any Incremental Revolving Commitment or Revolving Commitment Increase, each applicable Issuing Bank) (such approval not be unreasonably withheld) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and (ii) if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the applicable Borrower, each such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Facility unless it so agrees. Commitments in respect of any Incremental Facility shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of the applicable Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)).

(d)                On the date of effectiveness of any Revolving Commitment Increase, (i) the aggregate principal amount of the Revolving Loans outstanding (the “Existing Revolving Borrowings”) immediately prior to the effectiveness of such Revolving Commitment Increase shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as hereinafter defined) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment prior to the effectiveness of such Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender of the applicable Class the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings, exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Revolving Commitment Increase, the Swiss Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 (and the Swiss Borrower shall deliver such Borrowing Request), (vi) each Revolving Lender of the applicable Class shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Revolving Commitment Increase) and (vii) the Swiss Borrower shall pay each Revolving Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Swiss Borrower pursuant to the provisions of Section 2.16 if the date of the effectiveness of such Revolving Commitment Increase occurs other than on the last day of the Interest Period relating thereto. Upon each Revolving Commitment Increase pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and

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without further act be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

(e)                 Notwithstanding anything to the contrary contained in this Section 2.21, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.21, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

SECTION 2.22.           Extension of Maturity Date.

(a)                 The Swiss Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) prior to the then-existing Maturity Date for the applicable Class of Commitments and/or Loans hereunder to be extended (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section; provided that, for the avoidance of doubt, each Lender may elect to agree or not agree, in its sole discretion, to an extension of a Maturity Date. Each Maturity Date Extension Request shall (i) specify the applicable Class of Commitments and/or Loans hereunder to be extended, (ii) specify the date to which the applicable Maturity Date is sought to be extended, (iii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments and/or Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date) and (iv) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to the provisos to Section 9.02(b) shall become effective prior to the Existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Swiss Borrower, each Lender shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment and/or Loans of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Swiss Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Swiss Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Swiss Borrower (it being understood and agreed that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment and/or Loans, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and/or Loans, and the aggregate principal amount of each Type and currency of Loans of the applicable Class of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and/or Loans held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments and/or Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the applicable Commitments and/or Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof) shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.

(b)                Notwithstanding the foregoing, the Swiss Borrower shall have the right, in accordance with the provisions of Sections 2.19(b) and 9.04, at any time prior to the Existing Maturity Date, to replace a Declining

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Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitment and/or Loans subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and/or Loans assigned to and assumed by it on and after the effective time of such replacement.

(c)                 If a Maturity Date Extension Request has become effective hereunder:

(i)              solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, not later than the fifth Business Day prior to the Existing Maturity Date, the Swiss Borrower shall make prepayments of Revolving Loans and shall provide cash collateral in respect of Letters of Credit, in each case, in the manner set forth in Section 2.05(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Aggregate Revolving Exposure as of such date will not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section (and the Swiss Borrower shall not be permitted thereafter to request any Revolving Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Aggregate Revolving Exposure would exceed the aggregate amount of the Revolving Commitments so extended);

(ii)               solely in respect of a Maturity Date Extension Request that has become effective in respect of the Revolving Commitments, on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Swiss Borrower shall repay all the Revolving Loans made by each Declining Lender to such Borrower to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments; and

(iii)               solely in respect of a Maturity Date Extension Request that has become effective in respect of a Class of Term Loans, on the Existing Maturity Date, each Borrower shall repay all the Loans of such Class made by each Declining Lender to such Borrower, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.02, such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Revolving Lenders.

(d)                Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in clauses (a) and (b) of Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Swiss Borrower.

(e)                 Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and the Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.08(c) or Section 2.18(b) or 2.18(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.02(b).

(f)                  The Swiss Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.

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(g)                Notwithstanding anything to the contrary contained in this Section 2.22, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.22, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

SECTION 2.23.           Refinancing Facilities.

(a)                 Each Borrower may, on one or more occasions, by written notice to the Administrative Agent, obtain Refinancing Term Loan Indebtedness. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the applicable Borrower proposes that such Refinancing Term Loan Indebtedness shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)              no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing,

(ii)               substantially concurrently with the incurrence of such Refinancing Term Loan Indebtedness, the applicable Borrower shall repay or prepay then outstanding Term Borrowings of the applicable Class made to such Borrower (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness, and any such prepayment of Term Borrowings of such Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.09(a) ratably,

(iii)               such notice shall set forth, with respect to the Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans, to the extent applicable, the following terms thereof: (a) the designation of such Refinancing Term Loans as a new “Class” for all purposes hereof, (b) the stated termination and maturity dates applicable to the Refinancing Term Loans of such Class, (c) amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (d) the interest rate or rates applicable to the Refinancing Term Loans of such Class, (e) the fees applicable to the Refinancing Term Loans of such Class, (f) any original issue discount applicable thereto, (g) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans of such Class and (h) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans of such Class (which prepayment requirements may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable (as determined by Swiss Borrower in good faith) to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans of such Class,

(iv)               such Refinancing Term Loan Indebtedness will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, and

(v)              the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Refinancing Term Loan Indebtedness (unless incurred hereunder as an additional Class) shall have become party to an Acceptable Intercreditor Agreement if such Indebtedness is secured by Liens on the Collateral ranking pari passu with or junior to the Liens on the Collateral securing the Obligations.

(b)                Any Lender or any other Eligible Assignee approached by a Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness.

(c)                 Any Refinancing Term Loans shall be established pursuant to a Refinancing Facility Agreement executed and delivered by Holdings, the applicable Borrower, each Refinancing Term Lender providing such Refinancing Term Loan and the Administrative Agent, which shall be consistent with the provisions set forth in clause

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(a) above (but which shall not require the consent of any other Lender). Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the applicable Borrower, to effect provisions of this Section 2.23, including any amendments necessary to treat such Refinancing Term Loans as a new “Class” of loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.

(d)                Notwithstanding anything to the contrary contained in this Section 2.23, unless the Administrative Agent shall agree otherwise, after giving effect to any transaction contemplated in this Section 2.23, there shall not be more than twelve Classes of Loans or Commitments (including any revolving and term loan facilities) hereunder at any one time outstanding.

ARTICLE III

Representations and Warranties

Each of Holdings (with respect to itself and, where applicable, the Restricted Subsidiaries) and the Borrowers represents and warrants to the Administrative Agent, each of the Issuing Banks and each of the Lenders that; provided that on the Effective Date only the Specified Representations will be made by each of Holdings and the Borrowers:

SECTION 3.01.           Organization; Powers. Each of Holdings, the Borrowers and the Restricted Subsidiaries (a) is duly organized or incorporated, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to (i) carry on its business as now conducted and (ii) to execute, deliver and perform its obligations under this Agreement and each other Loan Document and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept exists in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.           Authorization; Due Execution and Delivery; Enforceability. This Agreement has been duly authorized, executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, such Borrower or such Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.           Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (a) as of the date such Loan Document is executed, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except (i) filings necessary to create Liens under the Loan Documents or perfect Liens created under the Loan Documents or (ii) where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to Holdings, any Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, any Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration under this clause (c) or clause (b) above that would not reasonably be expected to have a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or permitted by Section 6.02 and (e) will not violate any of such Loan Party’s organizational documents.

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SECTION 3.04.           Financial Condition; No Material Adverse Change.

(a)                 The Audited Financial Statements present fairly, in all material respects, the financial position of Holdings, the Borrowers and the Subsidiaries on a combined consolidated basis as of such dates and their results of operations and cash flows for the period covered thereby, and were prepared in accordance with GAAP consistently applied throughout the period covered thereby except as otherwise expressly noted therein, subject to normal year-end audit adjustments.

(b)                Except as disclosed in Holdings’ filings with the SEC, since December 31, 2022, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05.           Properties.

(a)                 Each of Holdings, the Borrowers and the Restricted Subsidiaries has good title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property necessary for the conduct of its business (including the Mortgaged Properties), (i) free and clear of Liens, other than Liens permitted by Section 6.02 and (ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                To the knowledge of Holdings, any Borrower or any Restricted Subsidiary, (i) each of Holdings, the Borrowers and the Restricted Subsidiaries owns, or has a valid and enforceable right to use, any and all trademarks, service marks, trade names, domain names, copyrights (including in or with respect to software), patents, patents rights, trade secrets, database rights, design rights and any and all other intellectual property or similar proprietary rights throughout the world and all registrations and applications for registrations therefor (collectively, “IP Rights”) that is used in or necessary for its business as currently conducted, and (ii) the use thereof by Holdings, each Borrower and each Restricted Subsidiary does not infringe upon, misappropriate or otherwise violate the rights of any other Person, except, in each case of clauses (i) and (ii) above, for any such failures to own or have rights to use, or any such infringements, misappropriations or other violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any IP Rights owned or used by Holdings, any Borrower or any Restricted Subsidiary is pending or, to the knowledge of Holdings, any Borrower or any Restricted Subsidiary, threatened against Holdings, any Borrower or any Restricted Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.           Litigation and Environmental Matters.

(a)                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened in writing against or affecting Holdings, any Borrower or, to the knowledge of Holdings, any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, any Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has incurred any Environmental Liability or, to the knowledge of Holdings, any Borrower or any Restricted Subsidiary, there is a reasonable expectation to incur any such Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) is reasonably expected to incur any Environmental Liability with respect to any Release on any real property now or previously owned, leased or operated by it.

SECTION 3.07.           Compliance with Laws. Each of Holdings, the Borrowers and the Restricted Subsidiaries is in compliance with all Requirements of Law, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.08.           Sanctions; Anti-Corruption Laws.

(a)                 Holdings and the Borrowers have implemented and maintain in effect policies and procedures designed to promote compliance by Holdings, the Borrowers, the Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Holdings, the Borrowers, the Restricted Subsidiaries and to the knowledge of Holdings, the respective directors, officers and employees of Holdings and the Borrowers (when acting in their role as directors, officers or employees), are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings or a Borrower being designated as a Sanctioned Person. None of Holdings, any Borrower, any Restricted Subsidiary or any of their respective directors, officers or, to the knowledge of Holdings, employees is a Sanctioned Person

(b)                The use of proceeds of the Loans will not directly be used in violation of OFAC, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the USA PATRIOT Act.

This Section 3.08 is subject to Section 1.12.

SECTION 3.09.           Investment Company Status. None of Holdings, any Borrower or any other Loan Party is required to register as an “investment company” under the Investment Company Act.

SECTION 3.10.           Federal Reserve Regulations. None of Holdings, any Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that violates the provisions of Regulation U or X of the Board of Governors.

SECTION 3.11.           Taxes. Except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, each of Holdings, each Borrower and each Restricted Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and where Holdings, such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves therefor in conformity with GAAP.

SECTION 3.12.           ERISA.

(a)                 Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b)                Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Foreign Pension Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan, (ii) with respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject Holdings, any Borrower or any Restricted Subsidiary, directly or indirectly, to a tax or civil penalty and (iii) with respect to each Foreign Pension Plan, any underfunding has been reflected in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with GAAP.

SECTION 3.13.           Disclosure. As of the Effective Date, neither the Lender Presentation nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of Holdings, any Borrower or any Restricted Subsidiary to the Arrangers, the Administrative Agent, any Issuing Bank or any Lender on or before the Effective Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of Holdings and each Bor-

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rower represents only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood and agreed that (i) such projected financial information is merely a prediction as to future events and are not to be viewed as facts, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers or any of the Restricted Subsidiaries and (iii) no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

SECTION 3.14.           Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth the name of, and the ownership interest of Holdings, each Borrower and each Subsidiary in, each Subsidiary and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

SECTION 3.15.           [Reserved].

SECTION 3.16.           Solvency. As of the Effective Date, immediately after the consummation of the Transactions, and giving effect to the rights of indemnification, subrogation and contribution under the Security Documents, (a) the fair value of the assets of Holdings, the Borrowers and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings, the Borrowers and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Borrowers and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) Holdings, the Borrowers and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 3.17.           Collateral Matters.

(a)                 Each Security Document is effective to create (to the extent described therein and subject, in the case of Security Documents governed by the laws of a jurisdiction located outside of the United States, to the Agreed Guaranty and Security Principles) in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid, enforceable security interest in the Collateral to the extent intended to be created thereby and (i) in the case of any Loan Party organized in the United States (x) when all financing statements and other appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and filings and recordation with the United States Patent and Trademark Office and the United States Copyright Office (which filings or recordings shall be made to the extent required by the applicable Security Document) and (y) when the taking of possession by the Administrative Agent of such Collateral with respect to which a security interest may be perfected by possession (which possession shall be given to the Administrative Agent to the extent possession by the Administrative Agent is required by the applicable Security Document) occurs and (ii) in the case of Non-U.S. Loan Parties, when such actions as set forth in the applicable Security Documents to which such Non-U.S. Loan Parties are a party are taken, then in each case, the security interests created by the Security Documents shall constitute so far as possible under relevant law fully perfected (or equivalently under applicable foreign law) Liens on, and security interests in the Collateral in which a security interest may be perfected by such filing or the taking of such actions described in clauses (i) and (ii) of this Section 3.17(a) (in each case with respect to such Liens and security interests, to the extent intended to be created thereby and required to be perfected under the Loan Documents and, in each case of a Non-U.S. Loan Party, subject to the Perfection Exceptions and the Agreed Guaranty and Security Principles) all right, title and interest of the Loan Parties in such Collateral in each case free and clear of any Liens other than Liens permitted under Section 6.02; provided that no representation is made that a charge that is expressed to be a fixed charge will actually take effect as a fixed charge and not a floating charge.

(b)                Each Mortgage upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all

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the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof under the laws of the relevant jurisdiction as indicated in the Mortgage, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.

(c)                 Upon the recordation of the U.S. Collateral Agreement (or short-form intellectual property security agreements in form and substance substantially similar to the Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement (each as defined in the U.S. Collateral Agreement)) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the U.S. Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the United States Intellectual Property (as defined in the U.S. Collateral Agreement) in which a security interest may be perfected by such filing of such documents in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such intellectual property acquired by the Loan Parties after the Effective Date).

SECTION 3.18.           [Reserved].

SECTION 3.19.           Centre of Main Interest. (i) The Lux Borrower has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation (or, with the consent of the Administrative Agent, England and Wales or Ireland) and (ii) each other Material Subsidiary that is a Loan Party and is organized or incorporated in the European Union, in each case has its Centre of Main Interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation or England and Wales, Ireland or Luxembourg.

SECTION 3.20.           Swiss Non-Bank Rules. The Swiss Borrower represents and warrants that it is in compliance with the Swiss Non-Bank Rules; provided that the Swiss Borrower shall not be in breach of this representation if its number of creditors in respect of either the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule is exceeded solely because a Revolving Lender having (i) failed to comply with its obligations under Section 9.04(b), (ii) incorrectly declared its status as Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare that the number of Swiss Non-Qualifying Banks it counts as or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h), (iii) ceased to be a Swiss Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement. In addition, the Swiss Borrower shall not be in breach of this representation if in circumstances where the number of the Swiss Borrower's creditors in respect of the Swiss Non-Bank Rules is exceeded as a result of assignments or transfers to Swiss Non-Qualifying Banks at a time when an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

For the purpose of its compliance with the Swiss 20 Non-Bank Rule under this Section 3.20, the number of Lenders under this Agreement which are Swiss Non-Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and it will be assumed that the Lenders are in compliance with the assignment provisions in Section 9.04(b).

ARTICLE IV

Conditions

SECTION 4.01.           Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

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(a)                 The Administrative Agent (or its counsel) shall have received from each Loan Party hereto either (i) a counterpart of this Agreement signed on behalf of such Loan Party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such Loan Party has signed a counterpart of this Agreement.

(b)                The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders) of (i) Sullivan & Cromwell LLP, special New York counsel for the Loan Parties and (ii) subject to the final paragraph of this Section 4.01, each other local counsel for the Loan Parties (or the Administrative Agent, as applicable) listed on Part B of Schedule 1.03, in each case (A) dated as of the Effective Date and (B) in form and substance reasonably satisfactory to the Administrative Agent.

(c)                 The Administrative Agent shall have received a copy of (i) each organizational or constitutional document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or as of the Effective Date by a director or an authorized representative of such Loan Party (where customary in any applicable jurisdiction), which shall, for the avoidance of doubt, include in the case Swiss Loan Party a copy of (x) up-to-date and certified articles of association (Statuten), (y) an up-to-date and certified excerpt of the competent commercial register and (z) the register of beneficial owners (Verzeichnis der wirtschaftlich Berechtigten) relating to such Swiss Loan Party; (ii) signature and incumbency certificates (where customary in any applicable jurisdiction) of the responsible officers or authorized representatives of each Loan Party executing the Loan Documents to which it is a party, (iii) copies of resolutions (or extracts of resolutions) of the board of directors or managers, shareholders, partners, and/or similar governing bodies of each Loan Party, as applicable, approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary, a responsible officer or an authorized representative of such Loan Party as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept, or an analogous concept, exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation (or in the case of an Irish Loan Party, a letter of status issued by the Irish Companies Registration Office dated no earlier than 15 days prior to the date the Irish Loan Party enters into a Loan Document).

(d)                [Reserved].

(e)                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (or such shorter period agreed by the Swiss Borrower in its sole discretion), reimbursement or payment of all reasonable, documented and invoiced out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under any other Loan Document or under any other agreement entered into by any of the Arrangers, the Administrative Agent and the Lenders, on the one hand, and any of the Loan Parties, on the other hand; provided that such amounts may be offset against the proceeds of the Term Loans.

(f)                  The Administrative Agent shall have received (i) the Audited Financial Statements and (ii) the Pro Forma Financial Statements.

(g)                The Administrative Agent and the Arrangers shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrowers and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Arrangers in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agent and the Arrangers reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act including, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (g) shall be deemed to be satisfied).

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(h)                Subject to the final paragraph of this Section 4.01 and except as provided by Section 5.15 hereof or the Agreed Guaranty and Security Principles, the Administrative Agent shall have received the Security Documents set forth on Schedule 4.01 and the Collateral and Guarantee Requirement shall have been satisfied to the extent applicable to each Loan Party organized in the United States, England and Wales, Switzerland and Luxembourg, and the Administrative Agent, on behalf of the Secured Parties, shall have a perfected security interest in the Collateral of the type and priority described in each Security Document (in each case, subject to, and except as otherwise set forth in, the Collateral and Guarantee Requirement, the Agreed Guaranty and Security Principles and/or Section 5.15), including, without limitation, the Equity Interests in each Borrower.

(i)                  The Plan of Reorganization shall reflect the terms and conditions described in the Restructuring Term Sheet attached to the Commitment Letter as Annex II, without any further modifications to such terms and conditions that would be material and economically adverse to the interests of the Lenders (in their respective capacities as such) without the prior written consent of the Lenders (not to be unreasonably withheld, delayed or conditioned).

(j)                  The Bankruptcy Court shall have entered an order confirming the Plan of Reorganization (including authorizing and approving this Agreement and the other Loan Documents), which order shall not have been stayed, reversed, revoked, modified or vacated on appeal, in each case, in a manner material and adverse to the Lenders without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(k)                The Plan Effective Date shall have occurred or, substantially simultaneously with the initial borrowing of the Term Loans hereunder, shall occur;

(l)                  The Lenders shall have received a certificate from a Financial Officer of Holdings, substantially in the form of Exhibit K, certifying as to the solvency of Holdings and its Restricted Subsidiaries as of the Effective Date on a consolidated basis after giving effect to the Transactions.

(m)               The Effective Date Preferred Equity Investment shall have been made, or shall be made substantially simultaneously with the initial borrowing of the Term Loans hereunder.

(n)                The Effective Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the initial borrowing of the Term Loans hereunder.

(o)                The applicable Borrowers shall have delivered to the Administrative Agent the notice required by Section 2.03.

(p)                The Specified Representations shall be true and correct in all material respects (unless such representations related to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date).

(q)                The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice President of Holdings, confirming compliance with the condition set forth in Section 4.01(p).

The Administrative Agent shall notify the Swiss Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 11:59 p.m., New York City time, on the Effective Date.

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, (i) the terms of the Loan Documents and the deliverables set forth in clauses (b), (c) and (l) above shall be in a form such that they do not impair the availability or the funding of the Loans on the Effective Date if the other conditions set

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forth above have been satisfied and (ii) to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Effective Date (other than the pledge and perfection of the security interests (i) in the certificated Equity Interests, if any, of each Borrower and any wholly-owned Restricted Subsidiary of Holdings that is organized in the United States of America or any state thereof and that is not an Immaterial Subsidiary (to the extent required by the Collateral and Guarantee Requirement) and (ii) in other assets pursuant to which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code) after Holdings’ use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition to the Effective Date and Holdings agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to provide and/or perfect such security interests with respect to such Collateral promptly, and in any event at the time set forth in Section 5.15, or if no time is set forth therein, within 90 days of the Effective Date or such longer period of time as may be mutually agreed by the Administrative Agent and the Holdings, each acting reasonably.

SECTION 4.02.           Each Credit Event. After the Effective Date, the obligations of the Lenders to make Loans on the occasion of any Borrowing (but not any conversion or continuation thereof), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                 The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(b)                At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)                 The applicable Borrower shall have delivered to the Administrative Agent a request for Borrowing that complies with the requirements set forth in Section 2.03 or a request for the issuance, amendment, renewal or extension of such Letter of Credit that complies with the requirements of Section 2.05(b).

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) (other than (x) a Borrowing under any Incremental Facility the proceeds of which are used to finance a Limited Condition Transaction and (y) any extensions of credit or Borrowings under Section 2.23), and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

From and including the Effective Date and until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under this Agreement or any other Loan Document and all other Obligations (other than (x) contingent amounts not yet due and (y) Secured Hedging Obligations and Cash Management Obligations) shall have been paid in full and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) shall have expired or been terminated and all LC Disbursements shall have been reimbursed, Holdings covenants and agrees (except with respect to Section 5.08), and with respect to Section 5.08 each Swiss Entity (as defined below) covenants and agrees, and Holdings shall (except in the case of Sections 5.01, 5.03 and 5.08) cause the Borrowers (limited to the Swiss Borrower with respect to Section 5.18) to covenant and agree with the Lenders that:

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SECTION 5.01.           Financial Statements and Other Information. In the case of Holdings, Holdings will furnish to the Administrative Agent, which shall furnish to each Lender, the following:

(a)                 within 90 days after the end of each fiscal year of Holdings (or such later date as Form 10-K of Holdings is required to be filed with the SEC taking into account any extension granted or provided for by the SEC), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted accounting principles and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or statement and without any qualification or exception as to the scope of such audit, but may contain a “going concern” or like qualification that is due to (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in any future period) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of Holdings and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year and accompanied by a narrative report describing the financial position, results of operations and cash flow of Holdings and its consolidated Subsidiaries;

(b)                within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or such later date as Form 10-Q of Holdings is required to be filed with the SEC taking into account any extension granted or provided for by the SEC), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flow of Holdings and its consolidated Subsidiaries;

(c)                 concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenant contained in Section 6.13 (if then in effect) and (B) in the case of financial statements delivered under clause (a) above and, solely to the extent either of the Borrowers would be required to prepay the Term Loans pursuant to Section 2.11(d), beginning with the financial statements for the fiscal year of Holdings ending December 31, 2022, of Excess Cash Flow, (iii) at any time when there is any Unrestricted Subsidiary, including as an attachment with respect to each such financial statement, an Unrestricted Subsidiary Reconciliation Statement (except to the extent that the information required thereby is separately provided with the public filing of such financial statement) and (iv) certifying that the representation in Section 3.19(i) is true and correct in all material respects with respect to the Lux Borrower.

(d)                within 90 days after the end of each fiscal year of Holdings (or such longer period as permitted under Section 5.01(a)), a consolidated budget for the current fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal);

(e)                 [reserved];

(f)                  promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any Restricted Subsidiary

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with the SEC or with any national securities exchange, or distributed by Holdings to the holders of its Equity Interests generally, as applicable; and

(g)                promptly following any reasonable request therefor, but subject to the limitations set forth in the provisos to the last sentence of Section 5.09 and Section 9.12, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition, of Holdings, any Borrower or any Material Subsidiary that is a Restricted Subsidiary; provided that none of Holdings, any Borrower or any Restricted Subsidiary will be required to provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, any Borrower or any Restricted Subsidiary or any of their respective customers and suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by applicable Requirements of Law or (iii) the revelation of which would violate any confidentiality obligations owed to any third party by Holdings, any Borrower or any Restricted Subsidiary (not created in contemplation thereof); provided, further, that if any information is withheld pursuant to clause (i), (ii) or (iii) above, Holdings, any Borrower or any Restricted Subsidiary shall promptly notify the Administrative Agent of such withholding of information and the basis therefor.

Information required to be furnished pursuant to clause (a), (b), (f) or (g) of this Section shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.           Notices of Material Events. Holdings and each Borrower will furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender, prompt written notice of the following:

(a)                 the occurrence of any Default;

(b)                to the extent permitted by the Requirements of Law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, any Borrower or any Restricted Subsidiary, affecting Holdings, any Borrower or any Restricted Subsidiary, that in each case has a reasonable probability of being determined adversely and if determined adversely would reasonably be expected to result in a Material Adverse Effect; and

(c)                 the occurrence of any Environmental Liability or ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of Holdings or the Swiss Borrower setting forth a summary description of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.           Information Regarding Collateral. Holdings will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational or constitutional documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification/registration number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement (or the equivalent thereof in each applicable jurisdiction), the Federal Taxpayer Identification Number of such Loan Party.

SECTION 5.04.           Existence; Conduct of Business. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to maintain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and IP Rights in each case to the extent necessary for the conduct of its business, except in each case, (i) in connection with a transaction permitted under Section 6.03, (ii) for allowing registered or applied-for IP Rights to lapse, expire, be-

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come abandoned or otherwise terminate in the Ordinary Course of Business or where the lapse, expiration, abandonment or termination would not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary, as applicable or (iii) with respect to any Restricted Subsidiary other than a Borrower, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05.           Payment of Taxes. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Holdings, such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.           Maintenance of Properties. Except if failure to do so would not reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted.

SECTION 5.07.           Insurance. Holdings will, and will cause each of its Restricted Subsidiaries to, subject to the Agreed Guaranty and Security Principles in the case of Non-U.S. Loan Parties, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are consistent with the past practices of the Loan Parties or otherwise as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Holdings and the Swiss Borrower shall take commercially reasonable efforts to cause the main property and liability policies maintained by or on behalf of Holdings to (a) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. Holdings will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained; provided that no Loan Party shall be required to deliver original copies of any insurance policies.

SECTION 5.08.           Swiss Tax.

(a)                 To the extent any Loan Party organized under the laws of Switzerland would otherwise be required under the terms of the Loan Documents to grant a Lien over any real estate (including building rights (Baurechte)) acquired (but not leased or licensed) by it in favor of the Secured Parties, such Loan Party organized under the laws of Switzerland shall, prior to granting such Lien, obtain a ruling from the Cantonal tax administration in which the real estate is located confirming that interest payments in respect of the Loans are not subject to withholding tax within the meaning of Art. 94 Swiss Direct Tax Law (DBG) respectively Art. 35(1)(e) Swiss Tax Harmonization Law (StHG), irrespective whether the Lenders are resident in a country with which Switzerland has a double taxation agreement under which residents of that country can benefit from a full exemption from Swiss taxation on interest, in form and substance satisfactory to the Administrative Agent.

(b)                Any Loan Party organized under the laws of Switzerland shall conduct its business in a manner such that it would not reasonably likely to result in the imposition of any withholding tax liability in respect of any payment to a Secured Party under a Loan Document.

SECTION 5.09.           Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct (in all material respects) entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrowers will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all

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at such reasonable times during regular office hours but no more often than one (1) time during any calendar year absent the existence of an Event of Default; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.09; provided further that none of Holdings, any Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirement of Law or any binding agreement (not created in contemplation thereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.10.           Compliance with Laws. Each of Holdings and the Borrowers will, and will take reasonable action to cause each of its Restricted Subsidiaries to, comply with all Requirements of Law (including ERISA, Environmental Laws and the USA PATRIOT Act) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11.           Use of Proceeds; Letters of Credit.

(a)                 The proceeds of the Initial Term Loans, together with the proceeds from the Effective Date Preferred Equity and cash on hand at Holdings and its Subsidiaries, will be used solely for (i) the payment of fees and expenses payable in connection with the Transactions (including any original issue discount or upfront fees), (ii) the Transaction Funds and (iii) general corporate purposes. On the Effective Date, the proceeds of the Revolving Loans will be used for (x) working capital and other general corporate purposes of the Restricted Group, (y) to fund certain original issue discount or upfront fees required to be funded on the Effective Date and (z) to fund a portion of the Transaction Funds in an amount not to exceed $50,000,000. Thereafter, the proceeds of the Revolving Loans, as well as the proceeds of any Incremental Facilities (unless otherwise provided in the applicable Incremental Facility Amendment) will be used for working capital and other general corporate purposes, including acquisitions permitted by this Agreement, of Holdings, the Borrowers and the Restricted Subsidiaries. The proceeds of the Third Amendment Incremental Dollar Term Loans will be used solely (i) to fund distributions to effectuate the Third Amendment Transactions, (ii) for working capital and general corporate purposes of Holdings and its Subsidiaries and (iii) to pay the fees and expenses incurred in connection with the Third Amendment Transactions. No part of the proceeds of any Loan will be used in violation of the representation set forth in Section 3.10. Letters of Credit will be used by Holdings, the Borrowers and the Restricted Subsidiaries for general corporate purposes.

(b)                The Borrowers will not request any Borrowing or Letter of Credit, and each of Holdings and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws by Holdings, the Borrowers or any of their respective Subsidiaries; (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a person required to comply with Sanctions; or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. This Section 5.11(b) is subject to Section 1.12.

SECTION 5.12.           Additional Subsidiaries.

(a)                 If any additional Subsidiary (other than any Excluded Subsidiary) is formed or acquired or if any Subsidiary becomes a Designated Subsidiary or otherwise ceases to be an Excluded Subsidiary, in each case after the Effective Date, Holdings will, as promptly as practicable and, in any event, within 90 days (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing (including electronic mail)) after such Subsidiary is formed or acquired or becomes a Designated Subsidiary or ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof and, if such Subsidiary is a subsidiary organized outside the United States, subject to the Agreed Guaranty and Security Principles, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and such other documents, certificates and opinions consistent with those delivered pur-

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suant to Sections 4.01(b) and (c) that the Administrative Agent may reasonably request with respect to such Subsidiary.

(b)                Holdings may designate by writing to the Administrative Agent any wholly owned Restricted Subsidiary that is otherwise an Excluded Subsidiary and that is either a U.S. Subsidiary or a Non-U.S. Subsidiary organized in a Material Jurisdiction or a jurisdiction reasonably acceptable to the Administrative Agent (each such jurisdiction, a “Non-U.S. Designated Jurisdiction”) as a Designated Subsidiary (each such Restricted Subsidiary, a “Designated Subsidiary”).

SECTION 5.13.           Further Assurances.

(a)                 Each of Holdings and the Borrowers will, and will cause each of its Subsidiaries that is a Loan Party to (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and any foreign equivalents of the foregoing, and the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied and are necessary in the applicable jurisdiction in order for Liens in the Collateral to remain perfected, all at the expense of the Loan Parties.

(b)                If any (i) IP Rights registered with, issued by, or subject to a pending application before the United States Patent and Trademark Office or United States Copyright Office or (ii) material assets (other than IP Rights), in each case, other than Excluded Property, are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral under the applicable Security Document that become subject to the Lien created by such Security Document upon acquisition thereof), Holdings will notify the Administrative Agent thereof in writing, and, if requested by the Administrative Agent, Holdings will (with respect to the Non-U.S. Loan Parties, to the extent provided for in the Agreed Guaranty and Security Principles), subject to the terms of the Collateral and Guarantee Requirement, take, and cause the Loan Parties to take, such actions requested by Administrative Agent as shall be necessary to grant and perfect a security interest in such assets to secure the Obligations for the benefit of the Secured Parties, all at the expense of the Loan Parties.

(c)                 Notwithstanding anything in this Agreement to the contrary, (i) the Administrative Agent may grant extensions of time or waivers or modifications of the requirements for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets where it reasonably determines, in consultation with the Borrowers, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents and (ii) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, with respect to Non-U.S. Loan Parties, the Agreed Guaranty and Security Principles.

SECTION 5.14.           Credit Ratings. Each of Holdings and the Borrowers will use commercially reasonable efforts to cause the credit facilities made available under this Agreement to be continuously rated by S&P and Moody’s (but not any particular rating). Holdings will use commercially reasonable efforts to maintain a corporate rating (but not any particular rating) from S&P and a corporate family rating (but not any particular rating) from Moody’s, in each case in respect of Holdings.

SECTION 5.15.           Post-Effective Date Matters.

(a)                 As promptly as practicable, and in any event within the time period specified on Schedule 5.15 (or such longer period as the Administrative Agent, acting reasonably, may agree to in writing), and in respect of Non-U.S. Loan Parties, subject to the Agreed Guaranty and Security Principles, after the Effective Date, (i) Holdings and each Borrower shall, and shall cause each of its subsidiaries that is a Loan Party to, deliver all Mortgages that are required to be delivered pursuant to the Collateral and Guarantee Requirement (if any), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral

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and Guarantee Requirement” and (ii) Holdings shall deliver, or cause to be delivered, the items specified on Schedule 5.15 hereof or complete such undertakings described on Schedule 5.15 hereof, if any, on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Administrative Agent in its reasonable discretion; and

(b)                On or prior to the 120th day after the Effective Date (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing (such agreement not to be unreasonably withheld or delayed)), Holdings and each Borrower shall cause each of its Subsidiaries (other than any Excluded Subsidiary) that is organized or incorporated in Australia, Ireland, Italy, Japan, Mexico, Romania and Slovakia to satisfy the Collateral and Guarantee Requirement subject to the Perfection Exceptions to the extent any such Subsidiary has not already satisfied the Collateral and Guarantee Requirement. Until the expiration of such 120-day period (or such longer period as agreed by the Administrative Agent), each such Restricted Subsidiary who is party to the Guarantee Agreement shall be treated as a Loan Party for the purposes of Article VI of this Agreement.

SECTION 5.16.           [Reserved].

SECTION 5.17.           Designation of Subsidiaries. Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist or shall result from such designation, (b) no Subsidiary may be designated as an Unrestricted Subsidiary if it (i) is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Indebtedness that is subordinated in right of payment to the Obligations, (ii) is an Intermediate Holdco or a Borrower or (iii) owns any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings) and (c) solely with respect to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Consolidated Total Leverage Ratio (on a Pro Forma Basis after giving effect to any such designation) would be less than or equal to 1.85 to 1.00. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 6.04 at the date of designation in an amount equal to the fair market value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time, and (ii) a return on any Investment in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of any Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.18.           Swiss Non-Bank Rules. The Swiss Borrower shall ensure that it is in compliance with the Swiss Non-Bank Rules; provided that the Swiss Borrower shall not be in breach of this undertaking if its number of creditors in respect of either the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule is exceeded solely as a result of a Lender having (i) failed to comply with its obligations under Section 9.04(b), (ii) incorrectly declared its status as a Swiss Qualifying Bank or, if it is a Swiss Non-Qualifying Bank, incorrectly declared or failed to declare that it counts as only one Swiss Non-Qualifying Bank or failed to notify the Borrower of any change in the number of Swiss Non-Qualifying Banks it counts as, in each case as required pursuant to Section 2.17(h), or (iii) ceased to be a Swiss Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement. In addition, the Swiss Borrower shall not be in breach of this undertaking if in circumstances where the number of the Swiss Borrower’s creditors in respect of the Swiss Non-Bank Rules is exceeded as a result of assignments or transfers to Swiss Non-Qualifying Banks at a time when an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

For the purpose of the Swiss Borrower’s compliance with the Swiss 20 Non-Bank Rule under this Section 5.18, the number of Lenders under this Agreement that are Swiss Non-Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and it will be assumed that the Lenders are in compliance with the assignment provisions in Section 9.04(b).

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ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under this Agreement or any other Loan Document and all other Obligations(other than (x) contingent amounts not yet due and (y) Secured Hedging Obligations and Cash Management Obligations) have been paid in full, and all Letters of Credit (other than those collateralized or back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) have expired or been terminated and all LC Disbursements shall have been reimbursed:

SECTION 6.01.           Indebtedness; Certain Equity Securities.

(a)                 Neither Holdings nor any of the Borrowers will, nor will Holdings or any Borrower permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)              Indebtedness created hereunder and under the other Loan Documents (including any Indebtedness incurred pursuant to Section 2.21 or 2.23);

(ii)               [reserved];

(iii)               (x) Indebtedness (and Guarantees thereof) existing on the Effective Date or incurred pursuant to commitments in effect on the Effective Date and, to the extent having a principal amount in excess of $7,500,000 individually, set forth on Schedule 6.01 (except for intercompany Indebtedness) and any Refinancing Indebtedness in respect thereof, (y) any intercompany Indebtedness existing on the Effective Date arising out of, or in connection with, the Transactions and (z) any intercompany Indebtedness existing on the Incremental/Maturity Extension Operative Date arising out of, or in connection with, the Third Amendment Transactions;

(iv)               Indebtedness of any member of the Restricted Group to any other member of the Restricted Group so long as (A) such Indebtedness of any Subsidiary that is not a Loan Party to Holdings, any Borrower or any other Loan Party shall be permitted under Section 6.04 and (B) such Indebtedness of any Borrower or any other Loan Party owing to any Restricted Subsidiary (other than intercompany loans made by any Swiss Entity to any entity that is not a Subsidiary of such Swiss Entity) shall be subordinated in right of payment to the Obligations, subject to the Agreed Guaranty and Security Principles, on the terms set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination reasonably satisfactory to the Administrative Agent);

(v)              Guarantees by any member of the Restricted Group of Indebtedness of any other member of the Restricted Group; provided that (A) the Indebtedness so Guaranteed is permitted by this Section, (B) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (C) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Restricted Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(vi)               (A) Indebtedness of any member of the Restricted Group incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any member of the Restricted Group in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement, and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that at the time of incurrence thereof, the aggregate principal amount of Indebtedness permitted by this clause (vi), together with any sale and leaseback transaction incurred pursuant to Section 6.06, outstanding under this clause (vi)

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at any time shall not exceed the greater of (x) $102,000,000 and (y) 23.25% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(vii)               (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an acquisition permitted by Section 6.04; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) Refinancing Indebtedness in respect of Indebtedness incurred or assumed, as applicable, pursuant to clause (A) above;

(viii)               other Indebtedness in an aggregate principal amount outstanding under this clause (viii) at any time not exceeding, the greater of (x) $220,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis,

(ix)               Indebtedness incurred pursuant to Permitted Receivables Facilities; provided that the Indebtedness incurred by Loan Parties and outstanding in reliance on this clause (ix) shall not exceed, at the time of incurrence thereof, the greater of (x) €155,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(x)              Indebtedness and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the Ordinary Course of Business;

(xi)               Indebtedness in respect of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(xii)               Indebtedness in respect of any Cash Management Services and other cash management and similar arrangements in the Ordinary Course of Business;

(xiii)               Indebtedness in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other investment permitted under this Agreement;

(xiv)               Refinancing Term Loan Indebtedness (other than Refinancing Term Loans) incurred pursuant to Section 2.23, subject to the last paragraph of this Section 6.01(a); provided that the Net Proceeds thereof are used to make the prepayments required under clause (a)(iii) of Section 2.23;

(xv)               Alternative Incremental Facility Debt, subject to the last paragraph of this Section 6.01(a); provided that the aggregate principal amount of such Alternative Incremental Facility Debt shall not exceed the amount permitted under Section 2.21;

(xvi)               Indebtedness representing deferred compensation to directors, officers, consultants or employees of Holdings, the Borrowers and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(xvii)               Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, consultants and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 6.08;

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(xviii)               [reserved];

(xix)               Indebtedness of Restricted Subsidiaries that are not Loan Parties under bilateral local law credit and other working capital facilities that are not secured by the Collateral; provided that at the time such Indebtedness is incurred under this clause (xix) and after giving effect thereto, such incurrence shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded; provided further that any such Indebtedness secured by a Letter of Credit issued hereunder in a principal amount not to exceed the face amount of such Indebtedness shall not count toward the aggregate amount permitted under this clause (xix) (including the Non-Guarantor Debt and Investment Basket);

(xx)               subject to the last paragraph of this Section 6.01(a), other Indebtedness of Holdings or any of its Restricted Subsidiaries so long as (A) (I) if such Indebtedness is secured by Liens that rank (or are intended to rank) on an equal priority basis (without regard to control of remedies) with the Liens securing the Obligations, (1) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated First Lien Leverage Ratio is equal to or less than 2.85 to 1.00 or (y) the Consolidated First Lien Leverage Ratio is no greater than the Consolidated First Lien Leverage Ratio immediately prior to such incurrence, (II) if such Indebtedness is secured by Liens that rank (or are intended to rank) on a junior priority basis to the Liens securing the Obligations, (1) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (2) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Secured Leverage Ratio is equal to or less than 2.85 to 1.00 or (y) the Consolidated Secured Leverage Ratio is no greater than the Consolidated Secured Leverage Ratio immediately prior to such incurrence and (III) if such Indebtedness is unsecured, at the option of the Swiss Borrower, either (1)(A) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Total Leverage Ratio is equal to or less than 3.85 to 1.00 or the (y) the Consolidated Total Leverage Ratio is no greater than the Consolidated Total Leverage Ratio immediately prior to such incurrence or (2)(A) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (B) if incurred in connection with a permitted acquisition or other Investment permitted under this Agreement or a refinancing transaction, at the option of the Swiss Borrower, either (x) the Consolidated Interest Coverage Ratio is equal to or greater than 2.00 to 1.00 or (y) the Consolidated Interest Coverage Ratio is not less than the Consolidated Interest Coverage Ratio immediately prior to such incurrence, (B) the incurrence of Indebtedness pursuant to this clause (xx) by a Restricted Subsidiary that is not a Loan Party shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded (after giving effect thereto on a Pro Forma Basis), (C) such Indebtedness shall not mature or, in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (in each case, except upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition), in each case, prior to the Latest Maturity Date as of such date and shall have a weighted average life to maturity not shorter than the longest remaining weighted average life to maturity of the Loans, (D) no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist or shall result therefrom (it being understood that if the proceeds of the relevant Indebtedness will be applied to finance a Limited Condition Transaction and the Swiss Borrower has made an LCT Election, no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall exist and be continuing as of the LCT Test Date) and (E) the terms and conditions of such Indebtedness shall be as agreed by the providers of such Indebtedness; provided that any financial maintenance covenant that is applicable to such Indebtedness shall either (A) be added to this Agreement for the benefit of the Lenders under the Revolving Facility and/or holding Initial Term Loans and Third Amendment Incremental Dollar Term Loans (by amendment that shall not require the consent of the Required Lenders, Required Revolving Lenders or any other Lenders) or (B) apply to such Indebtedness only after the Latest Maturity Date;

(xxi)               Indebtedness constituting Secured Cash Management Obligations;

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(xxii)               Indebtedness constituting Secured Hedging Obligations;

(xxiii)               Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(xxiv)              [reserved];

(xxv)               Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the Ordinary Course of Business on arm’s length commercial terms on a non-recourse basis;

(xxvi)              Indebtedness incurred by any Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the Ordinary Course of Business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;

(xxvii)               (x) Indebtedness in respect of obligations of any Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the Ordinary Course of Business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of any Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the Ordinary Course of Business and not in connection with the borrowing of money;

(xxviii)               Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Effective Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(xxix)              (x) tenant improvement loans and allowances in the Ordinary Course of Business and (y) to the extent constituting Indebtedness, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of any Borrower and any Restricted Subsidiary;

(xxx)               Indebtedness or guarantees arising from or in connection with any cross guarantee entered into pursuant to Part 2M of the Australian Corporations Act or any equivalent provision from time to time; and

(xxxi)              all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

Without limiting any of the foregoing requirements, the incurrence of Indebtedness for borrowed money under Section 6.01(a)(xiv), 6.01(a)(xv) (to the extent secured), 6.01(a)(xx)(A)(I), 6.01(a)(xx)(A)(II) or 6.01(a)(v) (to the extent a Guarantee of any Indebtedness is incurred pursuant to any of the foregoing) (any such Indebtedness that is subject to and satisfies the requirements of this paragraph, the “Specified Permitted Indebtedness”) shall be subject to the additional requirement that the holders of, or an agent, trustee or note agent acting on behalf of the holders of, such Indebtedness (other than Indebtedness incurred as an additional Class hereunder) shall have become party to an Acceptable Intercreditor Agreement if such Indebtedness is secured by the Collateral on a pari passu basis with or junior basis to the Liens on the Collateral securing the Obligations.

(b)                For purposes of determining compliance with this Section 6.01, Indebtedness incurred under this Agreement shall only be classified as incurred under Section 6.01(a)(i). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends

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in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

(c)                 For purposes of determining compliance with any dollar-denominated or Euro-denominated restriction, as applicable, on the incurrence of Indebtedness, the Dollar Equivalent or Euro Equivalent, as applicable, of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (at the Borrowers’ election), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated or Euro-denominated restriction, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated or Euro-denominated restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus the aggregate amount of premiums (including reasonable tender premiums), defeasance costs and fees, discounts and expenses in connection therewith).

SECTION 6.02.           Liens.

(a)                 Neither Holdings nor any Borrower will, nor will Holdings or any Borrower permit any of the Restricted Subsidiaries to, create, incur ,assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, except:

(i)              Liens created under the Loan Documents;

(ii)               Permitted Encumbrances;

(iii)               any Lien on any asset of any Borrower or any Restricted Subsidiary existing on the Effective Date and to the extent securing Indebtedness or obligations (other than intercompany Indebtedness or obligations) having a principal amount in excess of $7,500,000 individually as set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of any Borrower or any Restricted Subsidiary (other than assets financed by the same financing source in the Ordinary Course of Business) and (B) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(iii) as Refinancing Indebtedness in respect thereof;

(iv)               any Lien existing on any asset prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of Holdings, any Borrower or any Restricted Subsidiary (other than (x) assets financed by the same financing source in the Ordinary Course of Business and (y) in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of

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the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(a)(vii) as Refinancing Indebtedness in respect thereof;

(v)              Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by any Borrower or any Restricted Subsidiary; provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction, repair, replacement or improvement and permitted by clause (vi)(A) of Section 6.01(a) or any Refinancing Indebtedness in respect thereof permitted by clause (vi)(B) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, replacement or improvement (provided that this clause (B) shall not apply to any Refinancing Indebtedness permitted by clause (vi)(B) of Section 6.01(a) or any Lien securing such Refinancing Indebtedness), (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing or improving such fixed or capital asset and in any event, the aggregate principal amount of such Indebtedness does not exceed the amount permitted under the second proviso of Section 6.01(a)(vi) at any time outstanding and (D) such Liens shall not apply to any other property or assets of any Borrower or any Restricted Subsidiary (except assets financed by the same financing source in the Ordinary Course of Business);

(vi)               customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05;

(vii)               any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any (A) Restricted Subsidiary that is not a wholly owned Subsidiary or (B) joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(viii)               Liens on any cash advances or cash earnest money deposits, escrow arrangements or similar arrangements made by any Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder;

(ix)               Liens on Collateral securing any Permitted Second Priority Refinancing Debt or Alternative Incremental Facility Debt; provided that such Liens are subject to the terms of an Acceptable Intercreditor Agreement;

(x)              Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01;

(xi)               Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby outstanding under this clause (xi) at any time does not exceed the greater of (x) $220,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(xii)               Liens securing Indebtedness incurred as secured Indebtedness under Section 6.01(a)(xv) or (xx);

(xiii)               [reserved];

(xiv)               Liens that are deemed security interests under the Australian PPSA that do not, in substance, secure payment or performance of an obligation;

(xv)               Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

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(xvi)               Liens on the Collateral securing Secured Cash Management Obligations and Secured Hedging Obligations;

(xvii)               Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xviii)               Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (A) securing obligations of such joint venture or Unrestricted Subsidiary or (B) pursuant to the relevant joint venture agreement or arrangement;

(xix)               Liens on cash, Permitted Investments or other marketable securities securing (A) letters of credit of any Loan Party that are cash collateralized on the Effective Date in an amount of cash, Permitted Investments or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit and other credit support obligations in the Ordinary Course of Business; and

(xx)               any Liens on cash or deposits granted in favor of any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or other obligations in respect of Letters of Credit, in each case as contemplated by this Agreement;

provided that the expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.

SECTION 6.03.           Fundamental Changes.

(a)                 Neither Holdings nor any Borrower will, nor will they permit any of their Restricted Subsidiaries (including, without limitation, any Intermediate Holdco) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, divide, or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (which, for the avoidance of doubt, shall not restrict the change in organizational form), except that:

(i)              any Restricted Subsidiary may merge into or consolidate with (A) any Borrower so long as such Borrower shall be the continuing or surviving Person (and continues to be organized under the laws of the same jurisdiction), (B) any Restricted Subsidiary that is an Intermediate Holdco so long as the continuing or surviving Person is also an Intermediate Holdco and (C) any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger or consolidation is a Loan Party, either (x) the continuing or surviving entity is a Loan Party or (y) the acquisition of such Loan Party by such continuing or surviving Person is otherwise permitted under 6.04; provided that, after giving effect to any such activities under this Section 6.03(a)(i), the Loan Parties are in compliance with the Collateral and Guarantee Requirement in Sections 5.12 and 5.13;

(ii)               [reserved];

(iii)               any Intermediate Holdco or Restricted Subsidiary that is not a Borrower may liquidate or dissolve if Holdings or the Swiss Borrower determines in good faith that such liquidation or dissolution is in the best interests of the business of the Restricted Group and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04;

(iv)               any Restricted Subsidiary may engage in a merger, consolidation, dissolution or liquidation, the purpose of which is to effect an Investment permitted pursuant to Section 6.04 or a disposition permitted pursuant to Section 6.05; and

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(v)              so long as no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, or would result therefrom, Holdings or any Intermediate Holdco may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person; provided that (A) Holdings or such Intermediate Holdco shall be the continuing or surviving Person or (B) if (x) the Person formed by or surviving any such merger or consolidation is not Holdings or such Intermediate Holdco, (y) Holdings or such Intermediate Holdco is not the Person into which Holdings or such Intermediate Holdco has been liquidated or (z) in connection with a disposition of all or substantially all of Holdings’ or such Intermediate Holdco’s assets, the Person that is the transferee of such assets is not Holdings or an Intermediate Holdco (any such Person, a “Successor Holdings” or “Successor Intermediate Holdco”, as applicable), (1) the Successor Holdings or Successor Intermediate Holdco shall be an entity organized or existing under the laws of the Cayman Islands, the Kingdom of the Netherlands, the United States, Luxembourg, Jersey, Ireland or England and Wales or any other jurisdiction reasonably consented to by the Administrative Agent (each, a “Specified Jurisdiction”) (provided that if such Specified Jurisdiction is not a Material Jurisdiction, the Borrowers shall cause such Specified Jurisdiction to become a Material Jurisdiction for all purposes of this Agreement pursuant to the terms hereof); provided further that if Successor Holdings or Successor Intermediate Holdco shall as a result of such merger, consolidation or Disposition pursuant to this clause (B) become an entity organized or existing in any Specified Jurisdiction, then Successor Holdings or Successor Intermediate Holdco will still be required to be such a Guarantor and grantor, with such changes to the Collateral and Guarantee Requirement and Agreed Guaranty and Security Principles as reasonably agreed between the Borrowers and the Administrative Agent, (2) (x) Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (y) such Successor Intermediate Holdco shall expressly assume all the obligations of the applicable Intermediate Holdco under this Agreement and the other Loan Documents to which such Intermediate Holdco is a party pursuant to a supplement, amendment or restatement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (3) if reasonably requested by the Administrative Agent, the Swiss Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement, amendment or restatement to this Agreement or any Loan Document comply with this Agreement; provided further that (I) if the foregoing are satisfied with respect to Successor Holdings, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents and the original Holdings will be released and (II) if the foregoing are satisfied with respect to a Successor Intermediate Holdco, such Successor Intermediate Holdco will succeed to, and be substituted for, the applicable Intermediate Holdco under this Agreement and the other Loan Documents and the original Intermediate Holdco will be released.

(b)                The Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, will not engage to any material extent in any business other than businesses of the type conducted or proposed to be conducted by the Borrowers, Holdings and the Restricted Subsidiaries as of the Effective Date if as a result thereof the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, would be substantially different from the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, on the Effective Date; provided that businesses reasonably related, incidental, synergistic, complementary or ancillary thereto to the business conducted by the Borrowers, Holdings and the Restricted Subsidiaries, taken as a whole, on the Effective Date or reasonable extensions, developments or expansions thereof shall be permitted hereunder, in each case as determined by Swiss Borrower in good faith.

(c)                 Holdings and the Borrowers shall not permit any Intermediate Holdco to be organized in a jurisdiction that is not a Material Jurisdiction or a Specified Jurisdiction.

SECTION 6.04.           Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, make any Investment, except:

(a)                 Permitted Investments and cash;

(b)                investments constituting the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of any Person or of

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assets constituting a business unit, a line of business or division of such Person, or the Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary; provided that the aggregate amount of cash consideration paid in respect of such investments (including in the form of loans or advances made to Restricted Subsidiaries that are not Loan Parties) by Loan Parties involving the acquisition of Restricted Subsidiaries that do not become Loan Parties outstanding under this clause (b) at any time shall not exceed the greater of (i) $209,000,000 and (ii) 47.5% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (provided that to the extent such Restricted Subsidiaries do become Loan Parties, the aggregate amount outstanding in reliance on this clause (b) shall be reduced by the amount initially utilized);

(c)                 [reserved];

(d)                Investments existing or committed to be made on the Effective Date and to the extent having a principal amount in excess of $7,500,000 individually (other than with respect to intercompany Investments) set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof;

(e)                 Investments by any member of the Restricted Group in the Equity Interests of any other member of the Restricted Group; provided that (i) any such Equity Interests held by a Loan Party in any other Loan Party shall be pledged to the extent required by the definition of “Collateral and Guarantee Requirement” and (ii) the making of such Investment by any Loan Party in any Restricted Subsidiary that is not a Loan Party shall not, at the time such Investment is made and after giving effect thereto, cause the Non-Guarantor Debt and Investment Basket to be exceeded, provided that if any such investment under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (e) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section;

(f)                  loans or advances made by any member of the Restricted Group to any other member of the Restricted Group; provided that (i) any such loans and advances made by a Loan Party shall, to the extent required by the Collateral and Guarantee Requirements, be evidenced, on and after the Effective Date, by the Global Intercompany Note or other promissory notes reasonably acceptable to the Administrative Agent and (ii) the outstanding amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties at the time such loans or advances are made, and after giving effect thereto, shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded, provided that any intercompany loans or advances made by any Loan Party to any Restricted Subsidiary that is not a Loan Party using the proceeds of intercompany loans or advances received from Restricted Subsidiaries that are not Loan Parties no more than 120 days prior to making such intercompany loan or advance shall not be taken into account in the calculation of any restriction or basket set forth in this subclause (ii) (including the Non-Guarantor Debt and Investment Basket); provided further that if any such loan or advance under this subclause (ii) is made for the purpose of making an investment, loan or advance permitted under clause (u) of this Section, the amount available under this clause (f) shall not be reduced by the amount of any such investment, loan or advance which reduces the basket under clause (u) of this Section, provided further that any loan or advance made by any Loan Party to a Restricted Subsidiary that is not a Loan Party, for the purposes of calculating usage under this subclause (ii) and the Non-Guarantor Debt and Investment Basket, shall be reduced euro-for-euro (or other applicable currency) by any amounts owed by such Loan Party to such Restricted Subsidiary that is not a Loan Party;

(g)                Guarantees by Holdings, the Borrower or any Restricted Subsidiary in respect of Indebtedness permitted under Section 6.01 and in respect of other obligations not otherwise contemplated by this Section 6.04, in each case of Holdings, any Borrower or any Restricted Subsidiary; provided that any such Guarantees of Indebtedness and such other obligations, in each case of Restricted Subsidiaries that are not Loan Parties by any Loan Party shall not, at the time any such Guarantee is provided and after giving effect thereto, cause the Non-Guarantor Debt and Investment Basket to be exceeded;

(h)                loans or advances to directors, officers, consultants or employees of Holdings, any Borrower or any Restricted Subsidiary made in the Ordinary Course of Business of Holdings, such Borrower or

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such Restricted Subsidiary, as applicable, not exceeding the greater of $26,000,000 and 6.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);

(i)                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, any Borrower or any Restricted Subsidiary for accounting purposes and that are made in the Ordinary Course of Business;

(j)                  investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, in each case in the Ordinary Course of Business;

(k)                investments in the form of Hedging Agreements permitted by Section 6.07 (including any Back to Back Arrangements);

(l)                  investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with any Borrower or any Restricted Subsidiary so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(m)               investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

(n)                investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(o)                investments that result solely from the receipt by Holdings, any Borrower or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(p)                receivables or other trade payables owing to a Borrower or a Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as any Borrower or any Restricted Subsidiary deems reasonable under the circumstances;

(q)                mergers and consolidations permitted under Section 6.03 that do not involve any Person other than Holdings, the Borrowers and Restricted Subsidiaries that are wholly owned Restricted Subsidiaries;

(r)                  Investments in the form of letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations made in the Ordinary Course of Business by Holdings or any Borrower on behalf of any Restricted Subsidiary and made by any Restricted Subsidiary on behalf of any Borrower or any other Restricted Subsidiary; provided that at the time such letters of credit, bank guarantees, performance bonds or similar instruments or other creditor support or reimbursement obligations are made by Loan Parties on behalf of Restricted Subsidiaries that are not Loan Parties pursuant to this clause (r), and after giving effect thereto, such obligations shall not cause the Non-Guarantor Debt and Investment Basket to be exceeded;

(s)                 Guarantees by Holdings, any Borrower or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

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(t)                  [reserved];

(u)                other Investments by any Borrower or any Restricted Subsidiary (and loans and advances by Holdings) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), outstanding under this clause (u) at any time in an aggregate amount not exceeding the sum of (i) (x) the greater of $154,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis plus (ii) the Available Amount at such time plus (iii) at the election of the Swiss Borrower, the amount of any Restricted Payments then permitted to be made in reliance on the General Restricted Payments Basket plus (iv) at the election of the Swiss Borrower, the amount of Restricted Debt Payments then permitted to be made in reliance on the General Restricted Debt Prepayments Basket, in the aggregate for all such investments made or committed to be made from and after the Effective Date plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such investment was made) plus (v) the aggregate amount of Investments made prior to the Third Amendment Effective Date in reliance on Sections 6.04(u)(ii) and 6.04(u)(iii) as in effect immediately prior to the Third Amendment Effective Date;

(v)                Investments consisting of (i) extensions of trade credit and accommodation guarantees in the Ordinary Course of Business and (ii) loans and advances to customers; provided that the aggregate principal amount of such loans and advances outstanding under this clause (ii) at any time shall not exceed the greater of $26,000,000 and 6.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(w)               Investments in connection with the Transactions;

(x)                Investments in the Ordinary Course of Business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the Ordinary Course of Business;

(y)                Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the Ordinary Course of Business and (B) in the form of trade accounts created, or prepaid expenses accrued, in the Ordinary Course of Business;

(z)                 non-cash Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(aa)              customary Investments in connection with Permitted Receivables Facilities;

(bb)             Investments in joint ventures and Unrestricted Subsidiaries; provided that at the time of any such Investment on a Pro Forma Basis, the aggregate amount at any time outstanding of all such Investments made in reliance on this clause (bb) shall not exceed the greater of $154,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis;

(cc)              Investments in the form of loans or advances made to distributors and suppliers in the Ordinary Course of Business;

(dd)             to the extent they constitute Investments, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees, lessors and licensees of any Borrower and any Restricted Subsidiary; and

(ee)              other Investments; provided that (i) the Consolidated Total Leverage Ratio (on a Pro Forma Basis after giving effect to any such Investment) would be less than or equal to 1.85 to 1.00 and (ii)

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no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom;

provided that notwithstanding anything to the contrary herein none of Holdings, any Borrower or any Restricted Subsidiary may make any Investments in an Unrestricted Subsidiary in the form of intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings).

SECTION 6.05.           Asset Sales. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (other than assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value of the greater of (x) $31,000,000 and (y) 7.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, or less), including any Equity Interest owned by it, nor will Holdings or any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to a Borrower or another Restricted Subsidiary), except:

(a)                 sales, transfers, leases and other dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment, (iii) property no longer used or useful in the conduct of the business of the applicable Borrower and the Restricted Subsidiaries (including intellectual property), (iv) immaterial assets and (v) cash and Permitted Investments;

(b)                sales, transfers, leases and other dispositions to a Borrower or a Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Restricted Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 6.04 and 6.09;

(c)                 sales, transfers and other dispositions or forgiveness of accounts receivable in connection with the compromise, settlement or collection thereof not as part of any accounts receivables financing transaction (including sales to factors or other third parties);

(d)                (i) sales, transfers, leases and other dispositions of assets to the extent that such assets constitute an investment permitted by clause (j), (l) or (n) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) and (ii) sales, transfers, and other dispositions of the Equity Interests of a Restricted Subsidiary by a Borrower or a Restricted Subsidiary to the extent such sale, transfer or other disposition would be permissible as an Investment in a Restricted Subsidiary permitted by Section 6.04;

(e)                 leases or subleases to the extent that they do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(f)                  non-exclusive licenses or sublicenses of IP Rights and other licenses or sublicenses of IP Rights that do not materially interfere with the business of Holdings, any Borrower or any Restricted Subsidiary;

(g)                dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of Holdings, any Borrower or any Restricted Subsidiary;

(h)                dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)                  dispositions permitted by Section 6.08;

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(j)                  dispositions set forth on Schedule 6.05;

(k)                sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that no Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;

(l)                  sales, transfers or other dispositions of (i) accounts receivable or (ii) promissory notes in the Ordinary Course of Business within the People’s Republic of China, in each case of clauses (i) and (ii), in connection with Permitted Receivables Facilities;

(m)               [reserved];

(n)                sales, transfers or other dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Swiss Borrower and the Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04; and

(o)                sales, transfers or other dispositions of assets or Investments in connection with the establishment or operation of joint ventures to the extent required by, or made pursuant to (including customary buy/sell arrangements between the joint venture parties set forth in) joint venture arrangements and similar binding arrangements;

provided that (1) all sales, transfers, leases and other dispositions permitted pursuant to clause (k) above shall be made for fair value (as determined in good faith by the Swiss Borrower) and (2) with respect to any sales, transfers, leases and other dispositions permitted pursuant to clause (k) above for a purchase price in excess of the greater of (x) $35,000,000 and (y) 8.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis, at least 75% of the consideration from all such sales, transfers, leases and other dispositions permitted thereby since the Effective Date, on a cumulative basis, is in the form of cash or Permitted Investments; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 60 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrowers and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by such Borrower or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of the greater of (x) $70,000,000 and (y) 16.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

Notwithstanding anything to the contrary herein, none of Holdings, any Borrower or any Restricted Subsidiary shall contribute, sell, transfer, lease or otherwise dispose of any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries, taken as a whole (as determined in good faith by Holdings) to any Unrestricted Subsidiary.

SECTION 6.06.           Sale and Leaseback Transactions. Neither Holdings nor Borrower will, nor will Holdings permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary or that is made for cash consideration in an amount not less than the fair value of such

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fixed or capital asset and is consummated within 270 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(a)(vi) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(a)(v).

SECTION 6.07.           Hedging Agreements. Neither Holdings nor any Borrower shall, nor shall they permit any Restricted Subsidiary to, enter into any Hedging Agreement other than Hedging Agreements (including any Back to Back Arrangements) entered into in the Ordinary Course of Business and not for speculative purposes.

SECTION 6.08.           Restricted Payments; Certain Payments of Junior Indebtedness.

(a)                 Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i)              Holdings and/or any Restricted Subsidiary may make Restricted Payments in connection with the Transactions; provided that (x) the aggregate amount of Restricted Payments made pursuant to this clause (i) shall not exceed $250,000,000 in the aggregate and (y) any such Restricted Payment is made within 270 days after the Plan Effective Date;

(ii)               any Borrower and any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests;

(iii)               Holdings and/or any Restricted Subsidiary may make Restricted Payments (A) in cash and/or in kind in the form of dividends on the Series A Preferred Equity to the extent permitted by Section 4(a) of the Series A Preferred Equity Documentation, (B) in cash upon conversion of shares of Series A Preferred Equity pursuant to Section 7(n) of the Series A Preferred Equity Documentation, and (C) in the form of mandatory cash redemptions of the Series B Preferred Equity to the extent required by the Series B Preferred Equity Documentation as in effect on the Second Amendment Effective Date, including cash redemptions pursuant to Section 11 thereof;

(iv)               Holdings may make Restricted Payments to the extent payable in Qualified Equity Interests or Disqualified Equity Interests permitted hereunder; provided that any Restricted Payment not in the form of Qualified Equity Interests or Disqualified Equity Interests shall not be permitted pursuant to this clause (iv);

(v)              Holdings may make Restricted Payments, not exceeding the greater of (A) $44,000,000 and (B) 10.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (with unused amounts being carried over to the succeeding fiscal years, subject to an aggregate cap of up to the greater of (X) $88,000,000 and (Y) 20.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis in any fiscal year under this clause (v)) during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans approved by Holdings’ board of directors for directors, officers, consultants or employees of Holdings, the Borrowers and the Restricted Subsidiaries;

(vi)               Holdings and/or any Restricted Subsidiary may make additional Restricted Payments; provided that (i) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis after giving effect to any such Restricted Payment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom;

(vii)               Holdings may make Restricted Payments with respect to its Equity Interests in an annual amount not to exceed an amount equal to 5.0% of the Market Capitalization at the time of determination;

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(viii)               Holdings may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings;

(ix)               Holdings may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options (and related redemption or cancellation of shares for payment of taxes or other amounts relating to the exercise under such stock option or other benefit plans);

(x)              concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Equity Interests;

(xi)               Holdings’ Subsidiaries may pay dividends to Holdings concurrently with Holdings’ payment of dividends pursuant to Section 6.08(a)(xii);

(xii)               Holdings may declare and make Restricted Payments in an aggregate amount not to exceed, at the time such Restricted Payments are made and after giving effect thereto, the sum of (A) the greater of (X) $175,000,000 and (Y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (this subclause (A), the “General Restricted Payments Basket”), plus (B) the Available Amount at such time subject to, in the case of any utilization in reliance on clause (a)(ii) of the definition of “Available Amount”, no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom plus (C) the aggregate amount of Restricted Payments made prior to the Third Amendment Effective Date in reliance on Section 6.08(a)(xii) of this Agreement as in effect immediately prior to the Third Amendment Effective Date minus any amount of the General Restricted Payments Basket applied since the Third Amendment Effective Date in reliance on (x) Section 6.04(u)(iii) in respect of the General Restricted Payments Basket or (y) Section 6.08(b)(iv)(C) in respect of the General Restricted Payments Basket;

(xiii)               for any taxable period for which (A) any Borrower and/or any Subsidiaries of Holdings are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or non-U.S. income or corporation Tax purposes of which a direct or indirect parent of such Borrower is the common parent (a “Tax Group”) or (B) the assets, income, profits or operations of any Borrower and/or any of its Subsidiaries are otherwise reflected on any tax return of any direct or indirect parent of any Borrower (a “Tax Inclusion”), Restricted Payments may be made in an amount not in excess of (I) in the case of a Tax Group, the U.S. federal, state, local or non-U.S. income Taxes that the applicable Borrower and/or applicable Subsidiaries of Holdings would have paid had such Borrower and/or such Subsidiaries of Holdings been a stand-alone taxpayer (or a stand-alone group) or (II) in the case of a Tax Inclusion, the portion of any Taxes on any such tax return for such taxable period that is attributable to the assets, income, profits or operations of the applicable Borrower and/or its applicable Subsidiaries, net of any credits for any foreign Taxes allocable to such Tax Inclusion, calculated as if such parent had claimed such credits to the full extent permissible; provided that Restricted Payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Holdings, such Borrower or any of its Subsidiaries for such purpose;

(xiv)               (A) any non-cash repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise of, or withholding obligations with respect to, such options, warrants or similar rights (for the avoidance of doubt, it being understood that any required withholding or similar tax related thereto may be paid by Holdings, any Borrower or any Restricted Subsidiary in cash), and (B) loans or advances to officers, directors and employees of Holdings, any Borrower or any Restricted Subsidiary in connection with such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this clause (B) other than to pay taxes due in connection with such purchase, unless immediately repaid; and

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(xv)               Holdings and/or any Restricted Subsidiary may make Restricted Payments in connection with the Third Amendment Transactions.

(b)                Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, prepay, redeem, purchase or otherwise satisfy any Indebtedness that is expressly subordinated in right of payment to the Obligations (excluding, for the avoidance of doubt, any subordinated obligations owed to Holdings or any Restricted Subsidiary) (collectively, “Restricted Debt Payments”), except for:

(i)              payments of Indebtedness created under this Agreement or any other Loan Document;

(ii)               regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than payments in respect of such Indebtedness prohibited by the subordination provisions thereof;

(iii)               refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;

(iv)               payments of or in respect of Indebtedness in an amount equal to, at the time such payments are made and after giving effect thereto, (A) the greater of (x) $154,000,000 and (y) 35.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (this subclause (A), the “General Restricted Debt Prepayments Basket”) plus (B) the Available Amount at such time subject to, in the case of any utilization in reliance of clause (a)(ii) of the definition of “Available Amount”, no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom plus (C) at the election of the Swiss Borrower, the amount of any Restricted Payments then permitted to be made in reliance on the General Restricted Payments Basket plus (D) the aggregate amount of Restricted Debt Payments made prior to the Third Amendment Effective Date in reliance on Sections 6.08(b)(iv)(B) and 6.08(b)(iv)(C) of this Agreement as in effect immediately prior to the Third Amendment Effective Date minus (E) any amount of the General Restricted Debt Prepayments Basket applied in reliance on Section 6.04(u)(iv) in respect of the General Restricted Debt Prepayments Basket; and

(v)              other Restricted Debt Payments; provided that (i) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Debt Payment) would be less than or equal to 1.85 to 1.00 and (ii) no Event of Default of the type set forth in Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom.

SECTION 6.09.           Transactions with Affiliates. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions involving aggregate consideration in excess of the greater of (x) $44,000,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis with, any of its Affiliates, except (i) transactions that are at prices and on terms and conditions not materially less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined by Swiss Borrower in good faith, (ii) transactions between or among the Loan Parties not involving any other Affiliate, (iii) advances, equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests and other Restricted Payments permitted under Section 6.08 and investments, loans and advances to Restricted Subsidiaries permitted under Section 6.04 and any other transaction involving the Borrowers and the Restricted Subsidiaries permitted under Section 6.03 to the extent such transaction is between Holdings, a Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries and Section 6.05 (to the extent such transaction is not required to be for fair value thereunder), (iv) the payment of reasonable fees to directors of Holdings, any Borrower or any Restricted Subsidiary who are not employees of Holdings, any Borrower or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, consultants or employees of Holdings, the Borrowers or the Restricted Subsidiaries in the Ordinary Course of Business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Swiss Borrower’s board of directors, (vi) employment and severance arrangements entered into in the Ordinary Course of Business between Holdings,

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any Borrower or any Restricted Subsidiary and any employee thereof and approved by the Swiss Borrower’s board of directors and (vii) payments made to other Restricted Subsidiaries arising from or in connection with any customary tax consolidation and grouping arrangements.

SECTION 6.10.           Restrictive Agreements. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, any Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets that are Collateral or required to be Collateral to secure the Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to repay loans or advances to any Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, any other Loan Document, any Incremental Facility Amendment, any Refinancing Facility Agreement, any document governing any Refinancing Term Loan Indebtedness or Refinancing Indebtedness or any document governing Alternative Incremental Facility Debt, (B) restrictions and conditions imposed by the Series A Preferred Equity Documentation and the Series B Preferred Equity Documentation, (C) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Restricted Subsidiary and to the Equity Interests of such Restricted Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets of Holdings, any Borrower or any Restricted Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Restricted Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder, (E) restrictions and conditions existing on the Effective Date and identified on Schedule 6.10 (and any extension or renewal of, or any amendment, modification or replacement of the documents set forth on such schedule that do not expand the scope of, any such restriction or condition in any material respect), (F) restrictions and conditions imposed by any agreement relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted by clause (vii) of Section 6.01(a) or to any restrictions in any Indebtedness of a non-Loan Party Restricted Subsidiary permitted by clause (viii) or (xix) of Section 6.01(a), in each case if such restrictions and conditions apply only to such Restricted Subsidiary and its subsidiaries, (G) [reserved], (H) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility, (I) any encumbrance or restriction under documentation governing other Indebtedness of Holdings, any Borrower and any Restricted Subsidiaries permitted to be incurred pursuant to Section 6.01, provided that such encumbrances or restrictions will not materially impair (1) any Borrower’s ability to make principal and interest payments hereunder or (2) the ability of the Loan Party to provide any Lien in favor of the Administrative Agent or Lenders upon any of its assets that are Collateral or required to be Collateral, (J) customary provisions in leases, licenses, sublicenses and other contracts restricting the assignment thereof, (K) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness, (L) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the Ordinary Course of Business (or other restrictions on cash or deposits constituting Permitted Encumbrances), (M) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (N) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or any Restricted Subsidiary, (O) customary net worth and liquidity provisions contained in real property leases entered into by Subsidiaries, so long as any Borrower has determined in good faith that such net worth and liquidity provisions would not reasonably be expected to impair the ability of such Borrower and its Subsidiaries to meet their ongoing obligations; and (ii) clause (a) of this Section 6.10 shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (vi) of Section 6.01(a) if such restrictions and conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (P) customary guarantees (and net worth and liquidity provisions) relating to Indebtedness permitted by clause (vi) of Section 6.01(a).

SECTION 6.11.           Amendment of Material Documents, Etc. Holdings will not, nor will Holdings permit any of its Restricted Subsidiaries to, amend, modify or waive, its certificate of incorporation, bylaws or other organizational or constitutional documents, in each case if the effect of such amendment, modification or waiver would be materially adverse to the Lenders without the consent of the Required Lenders.

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SECTION 6.12.           [Reserved].

SECTION 6.13.           Consolidated Total Leverage Ratio. Solely with respect to the Revolving Facility, as of the end of each fiscal quarter of Holdings (commencing with the first full fiscal quarter ended after the Effective Date) and so long as on the last day of any such fiscal quarter the aggregate amount of Revolving Loans and Letters of Credit outstanding (excluding (i) for the first three full fiscal quarters after the Effective Date, any Revolving Loans borrowed on the Effective Date to finance Transaction Funds, (ii) Letters of Credit issued under the Revolving Facility to the extent cash collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and (iii) other Letters of Credit issued under the Revolving Facility with an aggregate face amount not exceeding $30,000,000) exceeds 35.0% of the aggregate amounts of all Revolving Commitments in effect as of such date, Holdings will not permit the Consolidated Total Leverage Ratio to exceed 4.70 to 1.00.

SECTION 6.14.           Changes in Fiscal Period. Holdings will not make any change in fiscal year; provided, however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.15.           Limitation on Activities. Notwithstanding anything contained in this Agreement:

(a)                 None of Holdings, any Intermediate Holdco or any Term Borrower shall own or acquire any assets or property or engage in any business activity, other than (i) the ownership of Equity Interests in accordance with paragraph (b) below, (ii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iii) activities directly relating to the offering, sale, issuance, incurrence and servicing, purchase, redemption, amendment, exchange, refinancing or retirement of the Obligations, (iv) activities undertaken with the purpose of fulfilling any of its other obligations under the Loan Documents, the Series A Preferred Equity Documentation, the Series B Preferred Equity Documentation and the Hedging Agreements, in each case to which it is a party, (v) activities directly related or reasonably incidental to the establishment and/or maintenance of its corporate existence, including the ability to incur fees, costs and expenses relating to such establishment and maintenance and the acquisition, holding or disposition of assets permitted to be held by it under this Agreement or its function as a holding company, (vi) the receipt of any Restricted Payments to the extent permitted by Section 6.08 and the making of Restricted Payments to the extent permitted by Section 6.08, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and members of the board of directors (or similar governing body), (ix) incurrence of the obligations and other activities incidental to the consummation of the Transactions and the Third Amendment Transactions, (x) the creation, incurrence, assumption or existence of any Indebtedness or other liabilities in accordance with paragraph (b) below, (xi) lending or borrowing intercompany loans and (xii) activities reasonably incidental to the businesses or activities described in clauses (i) through (xi) of this paragraph;

(b)                (i) Holdings, each Intermediate Holdco and each of the Term Borrowers may only own the Equity Interests of any direct Subsidiary thereof, (ii) the only Indebtedness pursuant to which Holdings may be a creditor must be permitted under this Agreement and, to the extent required hereby, shall be subordinated on terms and conditions no less favorable than those set forth in the Global Intercompany Note (or any other agreement with substantially similar terms of subordination) and (iii) neither Holdings nor any Intermediate Holdco shall grant any Liens over any of its assets other than to secure the Obligations or to secure permitted intercompany Indebtedness; and

(c)                 (i) Holdings shall not merge, consolidate, amalgamate or otherwise combine with or into another Person unless otherwise permitted under Section 6.03(a)(v).

SECTION 6.16.           IFRS Equity Amount. The Lux Borrower shall not permit, as of the end of each fiscal year, the aggregate amount directly or indirectly on-lent by the Lux Borrower (for any of its direct or indirect Subsidiaries (other than any Swiss Entity)) to the Swiss Borrower (and its direct or indirect Subsidiaries, where such direct or indirect Subsidiaries are organized under the laws of Switzerland or, if different, are considered to be tax resident in Switzerland for Swiss Withholding Tax purposes (“Verrechnungssteuer”)) (collectively, the “Swiss Entities” and individually, a “Swiss Entity”) and outstanding at such fiscal year-end to exceed the IFRS Equity Amount

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at such fiscal year-end, it being understood and agreed that such on-lending during the year may exceed such IFRS Equity Amount so long as such practice does not violate the abuse of law principle according to the practice of the Swiss Federal Tax Administration.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document but without limitation of the condition in Section 4.01(q), no provision of this Agreement or any other Loan Document shall prevent or restrict the consummation of the Transactions, nor shall the Transactions give rise to any Default, or constitute the utilization of any basket, under this Agreement (including this Article VI) or any other Loan Document.

ARTICLE VII

Events of Default

SECTION 7.01.           Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur:

(a)                 any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of five Business Days;

(c)                 any representation or warranty made or deemed made by or on behalf of Holdings, any Borrower or any Restricted Subsidiary in this Agreement or any other Loan Document, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days following written notice thereof from the Administrative Agent to the Swiss Borrower;

(d)                Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of Holdings or any Borrower), 5.11(a) or Article VI; it being understood and agreed that any Default or Event of Default under Section 6.13 shall not constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Loans and the Revolving Commitments, unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding under the Revolving Facility to be due and payable (and such declaration has not been rescinded);

(e)                 any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Swiss Borrower;

(f)                  Holdings, any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period under the documentation representing such Material Indebtedness);

(g)                any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with all applicable grace periods in respect of such event or condition un-

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der the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (z) termination events or similar events occurring under any Hedging Agreement (other than a termination event or similar event as to which Holdings or any of its Restricted Subsidiaries is the defaulting party) that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of such termination or similar event);

(h)                except as otherwise provided in Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of Holdings, any Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership, Examinership or similar law now or hereafter in effect or (B) the appointment of a receiver, Examiner, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, receiver and manager or similar official for Holdings, any Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered, (ii) Holdings, any Borrower or any Loan Party that is a Material Subsidiary (A) admits publicly its inability to pay its debts as they fall due or (B) has a moratorium declared in relation to any of its Indebtedness or (iii) the Swiss Borrower admits publicly its inability to pay its debts as they fall due (zahlungsunfähig), suspends or threatens to suspends making payments on any of its debts, is over indebted (überschuldet), or (A) has initiated against it or (B) initiates: (1) bankruptcy proceedings (Konkurs), (2) proceedings leading to a provisional or a definitive composition moratorium (provisorische oder definitive Nachlassstundung), (3) proceedings leading to an emergency moratorium (Notstundung), (4) proceedings for a postponement of bankruptcy pursuant to article 725a of the Swiss Code of Obligations (Konkursaufschub) or (5) any proceedings pursuant to article 731b of the Swiss Code of Obligations, or any proceeding having similar effects in force at that time;

(i)                  except as otherwise provided in Section 7.02, Holdings, any Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(iv)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership, administration, Examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, administrator, Examiner, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)                  [reserved];

(k)                one or more judgments for the payment of money in an aggregate amount in excess of the greater of (x) $92,000,000 and (y) 21.0% of Consolidated EBITDA for the most recently ended Test Period, calculated on a Pro Forma Basis (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) shall be rendered against Holdings, any Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, any Borrower or any Restricted Subsidiary that are material to the business and operations of Holdings, any Borrower or any Restricted Subsidiary, taken as a whole, to enforce any such judgment;

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(l)                  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing and remain uncured, would reasonably be expected to result in a Material Adverse Effect;

(m)               any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (I) as a result of (i) permission under any Loan Document (including the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents), (ii) the release or subordination of such Lien by or on behalf of the Administrative Agent as provided in Section 9.14 or (iii) the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document, (B) file Uniform Commercial Code continuation statements (or equivalent statements in any other relevant jurisdiction) or (C) take any other action contemplated to be taken by it under the Loan Documents within the Administrative Agent’s reasonable control or (II) as to Collateral consisting of Mortgaged Property, to the extent that losses relating thereto are covered by a lender’s title insurance policy;

(n)                any material Security Document shall cease to be, or shall be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto, except as expressly permitted hereunder or thereunder or as a result of the release thereof as provided in the applicable Loan Document or Section 9.14;

(o)                the Guarantee by Holdings, any Intermediate Holdco, any Borrower or any Material Subsidiary purported to be created under any Loan Document shall cease to be or shall be asserted by any Loan Party not to be, in full force and effect, except as in accordance with the terms of the Loan Documents (including a result of the release thereof as provided in the applicable Loan Document or Section 9.14); or

(p)                a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Swiss Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Swiss Borrower; and in the case of any event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and each Borrower.

SECTION 7.02.           Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that is not a Material Subsidiary; provided that (i) if it is necessary to exclude more than one Restricted Subsidiary from clause (h) or (i) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate consolidated assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 7.5% of the Consolidated Total Assets of Holdings, the Borrowers and the Restricted Subsidiaries and the aggregate consolidated revenues of all such excluded Restricted Subsidiaries for such four fiscal quarter period may not exceed

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7.5% of the consolidated revenues of Holdings, the Borrowers and the Restricted Subsidiaries and (ii) in no circumstance shall the Lux Borrower be excluded from clause (h) of (i) of Section 7.01.

SECTION 7.03.           Net Short Lenders.

(a)                 Any notice of Default, notice of acceleration or instruction to the Administrative Agent to provide a notice of Default, notice of acceleration or take any other action (a “Lender Direction”) provided by any one or more Lenders (other than any Lender that is a Regulated Bank, any Lender that is a Revolving Lender or an Affiliate of the foregoing) (each a “Directing Lender”) will be deemed to be a representation from each such Lender to the Swiss Borrower and the Administrative Agent that such Lender is not Net Short (a “Position Representation”), which representation, in the case of a Lender Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Obligations are accelerated.

(b)                Any breach of the Position Representation shall result in such Lender’s participation in such Lender Direction being disregarded and if, without the participation of such Lender, the percentage of Obligations held by the remaining Lenders that provided such Lender Direction would have been insufficient to validly provide such Lender Direction, such Lender Direction shall be void ab initio, with the effect that any resulting acceleration shall be voided and the Administrative Agent shall be deemed not to have received such Lender Direction or any notice from any Lender of such Default or Event of Default.

(c)                 Notwithstanding anything in the preceding two paragraphs to the contrary, any Lender Direction delivered to the Administrative Agent during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

(d)                For the avoidance of doubt, the Administrative Agent shall be entitled to conclusively rely on any Lender Direction delivered to it in accordance with this Agreement, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Administrative Agent shall have no liability to the Borrowers, any Lender or any other person in acting on a Lender Direction.

SECTION 7.04.           Application of Payments.

(a)                 Subject to the terms and conditions of any Acceptable Intercreditor Agreement, any proceeds of Collateral received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies, and all payments received on account of the Obligations after the exercise of remedies pursuant to Section 7.01 shall, subject to Section 2.20, be applied by the Administrative Agent as follows:

(i)              first, to payment of that portion of the Loan Document Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii)               second, to payment of that portion of the Loan Document Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)               third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disburse-

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ments, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)               fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Secured Hedge Obligations and Cash Management Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.05 or 2.20, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.05 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;

(v)              fifth, to the payment in full of all other Obligations, in each case ratably among the Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)               finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law;

(b)                If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(c)                 Notwithstanding the foregoing, Obligations arising under Secured Cash Management Obligations and Secured Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent as its agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if it were a “Lender” party hereto.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.           Appointment and Other Matters.

(a)                 Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent, security trustee and collateral agent (and, with respect to any Non-U.S. Security Documents governed by the laws of Mexico, as comisionista pursuant to Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio)) under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Each of the Secured Parties appoints the Collateral Agent (as defined in the Security Documents) as its representative (vertegenwoordiger/représentant) for the purposes of Article 5 of the Belgian financial collateral law of 15 December 2004 (as amended from time to time) (the “Belgian Financial Collateral Act”) for the purpose of executing, perfecting, managing and enforcing the Security Documents governed by the laws of Belgium and falling within the scope of the Belgian Financial Collateral Act. Without limiting the

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foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)              the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii)               where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America, any State thereof or the District of Columbia, any Non-U.S. Material Jurisdiction or any Non-U.S. Designated Jurisdiction, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii)               to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by such Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act;

(iv)               nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; and

(v)              in relation to the Swiss Security Documents (i) the Administrative Agent holds: (A) any security created or evidenced or expressed to be created under or pursuant to a Swiss Security Document by way of a security assignment (Sicherungsabtretung) or transfer for security purposes (Sicherungsübereignung) or any other non-accessory (nicht akzessorische) security, (B) the benefit of this Section 8.01 and (C) any proceeds and other benefits of such security, as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such security in accordance with this Agreement and the respective Swiss Security Document; (ii) each present and future Secured Party hereby authorises the Administrative Agent (A) to accept and execute as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security created or evidenced or expressed to be created under or pursuant to a Swiss Security Document for the benefit of such Secured Party and hold, administer and, if necessary, enforce any such security on behalf of each relevant Secured Party which has the benefit of such security, (B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates or evidences or expresses to create a pledge or any other Swiss law accessory (akzessorische) security, (C) to effect as its direct representative (direkter Stellvertreter) any release of a security created or evidenced or expressed to be created under a Swiss Security Document in accordance with this Agreement; and (D) to exercise as its

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direct representative (direkter Stellvertreter) such other rights granted to the Administrative Agent hereunder or under the relevant Swiss Security Document.

(b)                The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

(c)                 The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that (A) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (B) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(d)                The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their respective duties and exercise their respective rights and powers by or through their respective Related Parties or any of their respective offices or branches. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(e)                 In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership, Examinership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Swiss Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)              to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issu-

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ing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, Examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(f)                  Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

(g)                The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Swiss Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of Holdings, any Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

(h)                In addition to any other appointments and prerogatives of the Administrative Agent set forth herein and in any other Loan Documents, the Secured Parties appoint and designate the Administrative Agent as beneficiary of the security created under the Security Documents governed by Romanian law for the purpose of securing the Obligations owing from time to time by that Loan Party to any Secured Party under any of the Loan Documents (the “Romanian Security Documents”), including within the meaning and for the purpose of Article 164 of Romanian law no. 71/2011 for the application of Romanian Law no. 287/2009 regarding the Romanian Civil Code, and the Administrative Agent is empowered to exercise all rights and prerogatives granted to a secured creditor by law or the Romanian Security Documents in respect of the security created under the Romanian Security Documents (including, without limitation to perform any perfection formalities and to take any enforcement or similar action in respect of the Romanian Security Documents).

SECTION 8.02.           Administrative Agent’s Reliance, Indemnification, Etc.

(a)                 Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)                The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Holdings, the

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Swiss Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the value or sufficiency of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure or the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or of the Weighted Average Yield, or any Exchange Rate, Dollar Equivalent or Euro Equivalent.

(c)                 Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.           Successor Administrative Agent.

(a)                 Subject to the terms of this paragraph, the Administrative Agent may resign from its capacity as such upon 30 days’ notice of its intent to resign to the Lenders, the Issuing Banks and the Swiss Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Swiss Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and/or the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Swiss Borrower and such successor.

(b)                Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Swiss Borrower, whereupon, on the date of effectiveness

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of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.04.           Acknowledgments of Lenders and Issuing Banks.

(a)                 Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)                Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)                 (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administra-

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tive Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.04(c) shall be conclusive, absent manifest error.

(ii)               Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank (as applicable) shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)               The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank (as applicable) with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party.

(iv)               Each party’s obligations under this Section 8.04(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.05.           Collateral Matters.

(a)                 Except (x) with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08, (y) with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding or (z) as provided in the Security Documents of a Non-U.S. Loan Party, and subject to the terms of any Acceptable Intercreditor Agreement, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents and any Acceptable Intercreditor Agreement may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)                In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Hedging Agreement the obligations under which constitute Secured Hedging Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement, any other Loan Document or any Acceptable Intercreditor Agreement except as expressly provided in such Acceptable Intercreditor Agreement. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and each Acceptable Intercreditor Agree-

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ment and agreed to be bound by the Loan Documents and each such Acceptable Intercreditor Agreement as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)                 The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document and any Acceptable Intercreditor Agreement to the holder of any Lien on such property that is permitted by Section 6.02(a)(v). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(d)                The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Administrative Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) any Acceptable Intercreditor Agreement as contemplated by the terms of this Agreement or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement as provided by the terms of such Acceptable Intercreditor Agreement. The Lenders and the other Secured Parties irrevocably agree that each Acceptable Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender and each of the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of each such Acceptable Intercreditor Agreement. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.

SECTION 8.06.           Credit Bidding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (A) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (B) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obliga-

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tions assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.07.           Certain ERISA Matters.

(a)                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)              such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)               the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)               such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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SECTION 8.08.           Declaration of Security Trust.

(a)                 The Administrative Agent declares that it holds on trust for the Secured Parties: (i) the sum of A$10, (ii) all right, title and interest of the Administrative Agent or the Secured Parties under the Security Documents governed by the laws of Australia (or its States or territories) including all money recovered under them (whether on enforcement or otherwise), (iii) all money paid to the Administrative Agent for the Secured Parties for application in accordance with this Agreement and (iv) all other property acquired by the Administrative Agent for the Secured Parties and intended to be held for the benefit of the Secured Parties on the trusts of this Agreement.

(b)                The trust declared under this Section 8.08 is to be known as the “Garrett Motion Security Trust”. The Garrett Motion Security Trust commences on the date of this Agreement and, solely with respect to an Australian Loan Party, unless terminated earlier, ends on the day before the 80th anniversary of the date of this Agreement; provided that termination prior to such date shall be completed in accordance with the terms of the Loan Documents.

SECTION 8.09.           Administrator Appointed to Australian Loan Party. For the avoidance of doubt, if:

(a)                 an administrator (other than an administrator appointed by the Administrative Agent) has been appointed under the Australian Corporations Act to an Australian Loan Party; and

(b)                the Administrative Agent is entitled under section 441A of the Australian Corporations Act to enforce a Security Document over that Australian Loan Party’s property within the “decision period” (as defined in the Australian Corporations Act) provided for under that section, then the Administrative Agent may (without any further instructions) enforce that Security Document (including the appointment of a controller) but need not do so (and is not liable to the Secured Parties if it does not do so).

ARTICLE IX

Miscellaneous

SECTION 9.01.           Notices.

(a)                 General. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax (to the extent fax information is provided below), as follows:

(i)              if to any Loan Party, to it at c/o Garrett Motion Sàrl, Z.A. La Pièce 16, 1180 Rolle, Switzerland, Attention: Cyril Grandjean (Cyril.Grandjean@garrettmotion.com) and Jerome Maironi (jerome.maironi@garrettmotion.com) with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY, USA 10004, Attention: Neal McKnight (mcknightn@sullcrom.com);

(ii)               if to the Administrative Agent in respect of Borrowings on the Revolver or the USD TLB, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Kevin Campbell, Email: kevin.c.campbell@chase.com; Phone: 302-634-5280;

(iii)               if to the Administrative Agent in respect of Borrowings on the EUR TLB, to it at JPMorgan Chase Bank, N.A., 25 Bank Street, Canary Wharf, London E14 5JP, Attention: Haaris Amjad, Group Email: emea.london.agency@jpmorgan.com, Direct Email: haaris.amjad@jpmorgan.com; Phone: +44 (0)20 7134 4326;

(iv)               if to the Administrative Agent for all other purposes, to it at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Kevin Campbell, Email: kevin.c.campbell@chase.com; Phone: 302-634-5280;

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(v)              if to any Issuing Bank, to it at its address or email address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Swiss Borrower (or, in the absence of any such notice, to the address or email address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(vi)               if to any other Lender, to it at its address or email address (or fax number) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications, to the extent provided in paragraph (b) of this Section, shall be effective as provided in such paragraph.

(b)                Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or any Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, Holdings or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                 Change of Address, etc. Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d)                Platform.

(i)              Holdings and each Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communications by posting such Communication on Debt Domain, IntraLinks, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”).

(ii)               Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks, Holdings and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the approved electronic platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks, Holdings and each of the Borrowers hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.

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(iii)               THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF AN APPLICABLE PARTY OR ANY OF ITS RELATED PARTIES.

(iv)               Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank (as applicable) for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (A) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such email address.

(v)              Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.           Waivers; Amendments.

(a)                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Holdings or any Borrower in any case shall entitle Holdings or such Borrower to any other or further notice or demand in similar or other circumstances.

(b)                Except as provided in Sections 2.14(b), 2.14(c), 2.21, 2.22, 2.23 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Swiss Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being under-

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stood and agreed that a waiver of any Default or Event of Default or mandatory prepayment will not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, in each case without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment (or any amendment to the terms thereof) will not constitute a reduction in the principal amount of any Loan), (iii) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10 or the applicable Incremental Facility Amendment or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby (it being understood and agreed that a waiver of any Default or Event of Default or mandatory prepayment (or any amendment to the terms thereof) will not constitute a postponement of the scheduled maturity date of any Loan, or the date of any scheduled payment of principal, interest or fees payable hereunder), (iv) change (x) Section 2.18(a), Section 2.18(c), Section 7.04 or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby or (y) change Section 2.18(b) without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (vi) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Security Documents, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Security Documents) (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Security Documents shall not be deemed to be a release of any Guarantee, (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents, (viii) waive any condition set forth in Section 4.02 without the written consent of each Lender with a Revolving Commitment and each Issuing Bank (as applicable), (ix) change any provisions of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral securing the obligations owed to, or payments due to, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class, (x) expressly subordinate a material portion of the Obligations (in right of payment), or a material portion of the Liens securing of the Obligations (in right of security), to any other Indebtedness or Lien, as the case may be, without the prior written consent of each directly and adversely affected Lender, or (xi) change Section 6.13 (including any defined terms as they relate thereto or waive an Event of Default arising from noncompliance therewith), without the written consent of the Required Revolving Lenders (in lieu of the Required Lenders); provided further that (A) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as applicable, (B) any waiver, amendment or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Swiss Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time (provided that any change that would directly and adversely affect a Class of Lenders hereunder shall require the written consent of the Majority in Interest with respect to each such Class directly and adversely affected thereby), (C) if the terms of any waiver, amendment or other modification of this Agreement or any other Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable

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with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or other modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid in full and such Commitments are in fact terminated, in each case prior to or substantially simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment and (D) no amendment, waiver or other modification of Section 1.12 of this Agreement may be effected without the written consent of all Restricted Credit Parties. Notwithstanding any of the foregoing, (1) no consent with respect to any waiver, amendment or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such waiver, amendment or other modification, (2) any provision of this Agreement, any other Loan Document or any Acceptable Intercreditor Agreement may be amended by an agreement in writing entered into by the Swiss Borrower and the Administrative Agent (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to comply with local law or advice of local counsel or (iii) to cause any guarantee, collateral security document (including Mortgages) or other document to be consistent with this Agreement, the other Loan Documents and each Acceptable Intercreditor Agreement and (3) this Agreement may be amended to provide for Incremental Facilities in the manner contemplated by Section 2.21, the extension of the Maturity Date as provided in Section 2.22 and the incurrence of Refinancing Term Loans as provided in Section 2.23, in each case without any additional consents.

(c)                 In connection with any Proposed Change requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (B) of the second proviso of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender” for purposes of this clause (c)), then the Swiss Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the Administrative Agent is not such Non-Consenting Lender, the Swiss Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank) to the extent otherwise required by Section 9.04(b), which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, if applicable, the prepayment fee pursuant to Section 2.11(h) (with such assignment being deemed to be an optional prepayment for purposes of determining the applicability of such Section) from the assignee (in the case of such principal and accrued interest and fees (other than any fee payable pursuant to Section 2.11(h)) or the applicable Borrower (in the case of all other amounts (including any amount payable pursuant to Section 2.11(h)), (iii) the applicable Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected. Any assignment required pursuant to this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee, and the Lender required to make such assignment shall not be required to be a party to such Assignment and Assumption.

(d)                Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” and in Section 5.13.

(e)                 The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other

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modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

(f)                  Notwithstanding anything to the contrary in this Agreement, in connection with any determination as to whether the Required Lenders or Required Revolving Lenders, as applicable, have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than any Lender that is a Regulated Bank, any Lender that is a Revolving Lender or an Affiliate of the foregoing) that is Net Short shall, unless the Swiss Borrower otherwise elects (in its sole discretion), have no right to vote any of its Loans or Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short.

SECTION 9.03.           Expenses; Indemnity; Damage Waiver.

(a)                 Expenses. Holdings and the Borrowers shall pay, (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates (without duplication), including the reasonable and documented fees and charges and disbursements of a single primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, including the reasonable, documented and invoiced fees, charges and disbursements of one counsel for each of the foregoing, taken as a whole, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                Indemnity. Holdings and the Borrowers shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Swiss Borrower of such conflict and thereafter retains its own counsel, of one other firm of counsel for all such affected Indemnitees, taken as a whole, and, if reasonably necessary, of another firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such affected Indemnitees, taken as a whole)), incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, any Borrower or any Subsidiary, or any other Environmental

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Liability related to Holdings, any Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, willful misconduct or gross negligence of such Indemnitee or any of such Indemnitee’s Related Parties, (B) a material breach of this Agreement or any other Loan Document by such Indemnitee or any of such Indemnitee’s Related Parties or (C) a proceeding that does not involve an act or omission by Holdings, any Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                 To the extent that Holdings and each Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent, any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined by its share of the sum of the total Revolving Exposure, unused Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d)                Limitation of Liability. To the fullest extent permitted by applicable law, (i) neither Holdings nor any Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any Lender-Related Person or Related Party of any Lender-Related Person and (ii) neither any Lender-Related Person nor any other party to this Agreement or any other Loan Document shall be liable for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that (x) nothing in this clause (ii) shall limit the expense reimbursement and indemnification obligations of Holdings and each Borrower set forth in paragraphs (a), (b) and (c) of this Section 9.03 with respect to amounts incurred or paid to a third party and (y) nothing in this Section 9.03(d) shall relieve the Borrowers and each other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Sections 9.03(b) and (c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)                 All amounts due under this Section shall be payable promptly after written demand therefor.

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SECTION 9.04.           Successors and Assigns.

(a)                 General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor any Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by Holdings or a Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Swiss Borrower (in the case of the Revolving Commitments and the Revolving Loans, such consent not to be unreasonably withheld or delayed (it being understood that the Swiss Borrower withholding such consent for reasons related to the Swiss 10 Non-Bank Rule or the Swiss 20 Non-Bank Rule shall be deemed reasonable)) or the Lux Borrower (in the case of the Term Commitments and Term Loans, such consent not to be unreasonably withheld or delayed); provided that no consent of any Borrower shall be required (1) with respect to Term Commitments or Term Loans, for an assignment and delegation to a Term Lender, an Affiliate of a Lender or an Approved Fund (provided that no consent of the Swiss Borrower shall be required for a Lender to assign its Commitments and Loans to any of its Affiliates to the extent that such Affiliate is a Swiss Qualifying Bank) and (2) if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, for any other assignment and delegation; provided further that the Lux Borrower shall be deemed to have consented to an assignment and delegation of rights and obligations of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Commitment or Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (C) each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure.

(ii)               Assignments and delegations shall be subject to the following additional conditions: (A) except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Dollar Term Loans, $1,000,000 or, in the case of Euro Term Loans, €1,000,000 (treating contemporaneous assignments by or to two or more Approved Funds as a single assignment for purposes of such minimum transfer amount), unless each of the Swiss Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Swiss Borrower shall be required if an Event of Default of the type set forth in Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (1) the Administrative Agent may waive or reduce such fee in its sole discretion and (2) with respect to any assignment and delegation pursuant to Section 2.19(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the appli-

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cable Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)               The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Issuing Bank or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)              Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and, following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)               The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a

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paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(vii)               In the case of any assignment, transfer or novation by a Lender to an Eligible Assignee, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents to the extent permitted hereunder, such Lender and the Eligible Assignee or Participant (as applicable) and any Loan Party incorporated in Luxembourg hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which a Loan Party incorporated in Luxembourg is a party (including any Security Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such Eligible Assignee or Participant (as applicable).

(c)                 Participations. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (C) Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) the relationship between the Lender and the Participant is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender) and (E) the Participant will under no circumstances (x) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and (y) have otherwise any contractual relationship with, or rights against, any Borrower under or in relation to this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii), (vi) or (vii) in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. Holdings and the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood and agreed that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment and delegation pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Swiss Borrower’s request and expense, to use reasonable efforts to cooperate with the Swiss Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt,

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the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                Certain Pledges. Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to (x) a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available on a confidential basis to any Lender, Participant, prospective Lender or prospective Participant, in each case, who specifically requests a copy thereof, or (y) a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                 Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement (including, without limitation, the definition of “Eligible Assignee”), any Lender may assign and delegate all or a portion of its Term Loans to any Purchasing Borrower Party (x) through open market purchases made by such Purchasing Borrower Party on a non-pro rata basis (subject to clause (v) below) or (y) otherwise in accordance with clauses (i) through (vii) below (which assignment and delegation, in the case of the foregoing clauses (x) and (y) will not constitute a prepayment of Loans for any purposes of this Agreement and the other Loan Documents); provided that, in the case of assignments and delegations made pursuant to the foregoing clause (y) (other than in the case of an Affiliated Debt Fund, which will be subject the Affiliated Debt Fund Restrictions set forth below):

(i)              no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;

(ii)             each Auction Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this paragraph and the Auction Procedures;

(iii)            the assigning Lender and Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(iv)           for the avoidance of doubt, the Lenders shall not be permitted to assign or delegate Revolving Commitments or Revolving Exposure to a Purchasing Borrower Party;

(v)            to the extent permitted by applicable law and not giving rise to any adverse tax consequence, (x) any Term Loans assigned and delegated to any Purchasing Borrower Party other than any Non-Affiliated Debt Fund shall be automatically and permanently cancelled upon the effectiveness of such assignment and delegation and will thereafter no longer be outstanding for any purpose hereunder (it being understood that any such Term Loans shall be automatically and permanently cancelled upon such contribution) (it being understood and agreed that (A) except as expressly set forth in any such definition, any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA and (B) any purchase of Term Loans pursuant to this Section 9.04(e) shall not constitute a voluntary prepayment of Term Loans for purposes of this Agreement) and (y) Term Loans assigned and delegated to any Non-Affiliated Debt Fund may (but shall not be required to) be contributed to Holdings, the Borrower or any of its Restricted Subsidiaries;

(vi)           the Purchasing Borrower Party shall either (A) not have any MNPI that has not been disclosed to the assigning Lender (other than any such Lender that does not wish to receive MNPI) on or prior to the date of any initiation of an Auction by such Purchasing Borrower Party or (B) advise the assigning Lender that it cannot make the statement in the foregoing clause (A), except to the extent that such Lender has entered into a customary “big boy” letter with Holdings or the Swiss Borrower;

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(vii)           no Purchasing Borrower Party may use the proceeds from Revolving Loans to purchase any Term Loans;

(viii)          Purchasing Borrower Parties will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than information that has been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II);

(ix)            for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02) that requires the consent, approval or waiver of the Required Lenders, or any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Purchasing Borrower Party (in its capacity as a Lender) as compared to other Lenders in a disproportionately adverse manner, Purchasing Borrower Parties will be deemed to have voted in the same proportion as the Lenders that are not Purchasing Borrower Parties voting on such matter (and such Purchasing Borrower Parties shall be disregarded in the determination of any Required Lender vote); and each Purchasing Borrower Party hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided, that (1) no amendment, modification, waiver, consent or other action shall deprive any Purchasing Borrower Party of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Purchasing Borrower Party and (ii) each Purchasing Borrower Party will be entitled to vote its interests in any Term Loan to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of such Purchasing Borrower Party in such Term Loan in a manner that is less favorable to such Purchasing Borrower Party than the proposed treatment of Term Loans held by other Term Lenders;

(x)              no Purchasing Borrower Party shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other such Lender under the Loan Documents; and

(xi)             the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Purchasing Borrower Parties, other than Holdings, the Borrowers or any Restricted Subsidiary, may not exceed 30.0% of the outstanding principal amount of all Term Loans, calculated at the time such Term Loans are purchased (after giving effect to any substantially simultaneous cancellations thereof) (such percentage, the “Purchasing Borrower Party Cap”); provided that (x) to the extent any assignment to a Purchasing Borrower Party would result in the aggregate principal amount of all such Term Loans held by Purchasing Borrower Parties exceeding the Purchasing Borrower Party Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of such excess amount will be void ab initio and (y) any Term Loans purchased by Holdings, the Borrower or any Restricted Subsidiary shall be immediately cancelled in accordance with clause (v) above.

Each Purchasing Borrower Party by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from a Purchasing Borrower Party.

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Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Debt Fund, and any Affiliated Debt Fund may, from time to time, purchase Term Loans (x) on a pro rata basis through Dutch auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases, in each case, notwithstanding the requirements set forth in this clause (e) (for the avoidance of doubt, without requiring any representation or warranty as to the possession of material non-public information by such Affiliate); provided that the Term Loans held by all Affiliated Debt Funds shall not account for more than 49.99% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document; it being understood and agreed that the portion of the Term Loans that accounts for more than 49.99% of the relevant Required Lender action shall be deemed to be voted pro rata along with other Lenders that are not Affiliated Debt Funds. Any Loans acquired by any Affiliated Debt Fund may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled promptly upon thereof). The restrictions set forth in this paragraph being the “Affiliated Debt Fund Restrictions”.

(f)                  Disqualified Institutions.

(i)              The Administrative Agent (i) shall have no obligation with respect to, and shall bear no responsibility or liability for, the ascertaining, monitoring, inquiring or enforcing compliance with the provisions relating to Disqualified Institutions (or any provisions relating thereto) at any time, including whether any Lender or Participant or prospective Lender or prospective Participant is a Disqualified Institution or an Affiliate of a Disqualified Institution, and shall have, and shall have no liability with respect to or arising out of any assignment or participation of any Loans to any Disqualified Institution or the disclosure of confidential information to any Disqualified Institution and (ii) may share a list of Persons who are Disqualified Institutions on a confidential basis with any Lender, Participant, or any prospective assignee or Participant, in each case, who specifically requests a copy thereof. Notwithstanding anything to the contrary set forth in this Agreement, if the applicable Borrower consents in writing to an Assignment and Assumption to any Person or to otherwise permit any Person to become a Lender or Participant hereunder, such Person shall not be considered a Disqualified Institution, whether or not they would otherwise be considered a Disqualified Institution pursuant to this Agreement.

(ii)               In the event of any assignment or participation by a Lender without the applicable Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Institution or (B) to the extent the Swiss Borrower’s consent is required under this Section 9.04, to any other Person, the Borrowers shall be entitled at their sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrowers at law or in equity in respect of such assignor or assignee; it being understood and agreed that Holdings, the Borrowers and their respective Subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any other Person to whom the Swiss Borrower’s consent is required but not obtained (or has not been deemed consented to). For the avoidance of doubt, the Administrative Agent shall not have any responsibility or liability for monitoring the list or identities of Disqualified Institutions.

(iii)               If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Institution (other than any Competitor Debt Fund Affiliate) without the Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then such assignment shall not be null and void, but the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrowers owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, held by such Disqualified Person, purchase such Term Loans by paying the amount that such Disqualified Person paid to acquire such Term Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B) above, the applicable Disqualified Person has received payment of an

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amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrowers, (II) in the case of clauses (A) and (B) above, the Borrowers shall be liable to the relevant Disqualified Person under Section 2.16 if any Term Benchmark Loan or EURIBOR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C) above, the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(f) shall be deemed to prejudice any right or remedy that the Borrowers may otherwise have at law or equity.

SECTION 9.05.           Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.           Counterparts; Integration; Effectiveness.

(a)                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The

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words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of a Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages, penalties and liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, penalties and liabilities arising as a result of the failure of a Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.           Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings or the applicable Borrower against any of and all the obligations then due of Holdings or the applicable Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations of Holdings or the applicable Borrower are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender and each Issuing Bank agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have.

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SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process.

(a)                 This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                Each of Holdings and each Borrower irrevocably and unconditionally agrees that it will not, and will not permit any controlled Subsidiary to, commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document (other than any Security Document that purports to be governed by the laws of a jurisdiction other than the State of New York) or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York located in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 9.09 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE LUX BORROWER, THE SWISS BORROWER AND EACH LOAN PARTY THAT IS A PARTY HERETO THAT IS NOT A UNITED STATES PERSON HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER HOLDINGS AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF, AND IN RESPECT OF THEIR PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

SECTION 9.10.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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SECTION 9.12.           Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable and provided that no such disclosure shall be made to any Related Party that is a Disqualified Institution, (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction, over such Person or any of its Affiliates (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Swiss Borrower promptly thereof prior to disclosure), (c) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Swiss Borrower promptly thereof prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to Holdings, any Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, provided that no such disclosure shall be made to any Disqualified Institution, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings, any Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Swiss Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a non-confidential basis from a source other than Holdings, the Borrowers or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation or (j) to any credit insurance provider relating to a Borrower or its Obligations. To the extent permitted by section 275 of the Australian PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) and 275(4) of the Australian PPSA confidential and not to disclose that information to any other person, other than to the extent permitted hereunder. For purposes of this Section, “Information” means all information received from Holdings, a Borrower or any Subsidiary relating to Holdings, such Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party that is a party hereto acknowledges receipt of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as a Lender may notify to such Loan Party from time to time).

SECTION 9.13.           Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disburse-

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ment or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.

SECTION 9.14.           Release of Liens and Guarantees. Subject to the reinstatement provisions set forth in any applicable Security Document, a Loan Party (other than Holdings, an Intermediate Holdco or a Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary; provided that (a) if so required by this Agreement, the Required Lenders (or if applicable, the Lenders) shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (b) no Loan Party shall be released from its obligations under the Loan Documents as a result of becoming a non-wholly-owned Subsidiary unless the transaction resulting in such Loan Party becoming a non-wholly-owned subsidiary was an arm’s-length transaction with a bona fide unaffiliated third party undertaken for legitimate business purposes. Upon any sale or other transfer by any Loan Party (other than to Holdings, any Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of any Loan Party from its Guarantee (other than Holdings, an Intermediate Holdco or a Borrower) in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such Unrestricted Subsidiary shall be automatically released. On the date on which all (1) Commitments have terminated and all Obligations have been paid in full in cash (other than (x) Secured Hedging Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and (2) all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank), all security interests under the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to file or register in any office, or to evidence, such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes and directs the Administrative Agent to effect the releases set forth in this Section.

SECTION 9.15.           USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable.

SECTION 9.16.           No Fiduciary Relationship. Each of Holdings and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrowers, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of custom-

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ers, in a broad range of transactions that involve interests that differ from those of Holdings, the Borrowers, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to Holdings, the Borrowers, the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of Holdings and each Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17.           Non-Public Information.

(a)                 Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by Holdings, the Swiss Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to Holdings, the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws.

(b)                Holdings, each Borrower and each Lender acknowledge that, if information furnished by Holdings or a Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Holdings or a Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Lenders’ employees and representatives willing to receive such MNPI (such employees and representatives, “Private-Siders”); and (ii) if Holdings or a Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private-Siders. Each of Holdings and each Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrowers that is suitable to be made available to Lenders’ public-side employees and representatives who do not wish to receive MNPI (such employees and representatives, “Public-Siders”), and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrowers without liability or responsibility for the independent verification thereof.

SECTION 9.18.           Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                 the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

SECTION 9.19.           Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for the obligations of the other Borrowers hereunder, including with respect to the payment of principal of and interest on all Loans and the payment of LC Disbursements, fees and indemnities and reimbursement of costs and expenses and all other Obligations.

SECTION 9.20.           Swiss Limitations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the obligations of any Swiss Loan Party and the rights of the Administrative Agent and any other Secured Party under this Agreement or any other Loan Document are subject to the following limitations:

(a)                 If and to the extent a guarantee or security granted, indemnity or other obligation assumed by a Swiss Loan Party under this Agreement or any other Loan Document guarantees or secures obligations of any of its (direct or indirect) parent companies (upstream security) or sister companies (cross-stream security) (the “Upstream or Cross-Stream Secured Obligations”) and if and to the extent using the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to discharge the Upstream or Cross-Stream Secured Obligations would be unlawful under Swiss corporate law (inter alia, prohibiting capital repayments or violation of the legally protected reserves (gesetzlich geschützte Reserven) at such time, the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to be used to discharge the Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Loan Party’s freely disposable shareholder equity at the time of enforcement (the “Maximum Amount”); provided that such limitation is required under the applicable Swiss corporate law at that time; provided further that such limitation shall not free that Swiss Loan Party from its obligations in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable Swiss corporate law. This Maximum Amount of freely disposable shareholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles.

(b)                In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Loan Party shall, as concerns the proceeds resulting from the enforcement of any guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document, if and to the extent required by applicable law in force at the relevant time:

(i)              procure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of Swiss Anticipatory Tax by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii)               if the notification procedure pursuant to sub-paragraph (i) above does not apply and subject to paragraph (c) below, deduct the Swiss Anticipatory Tax at such rate (currently 35% at the date of this Agreement) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii)               notify the Administrative Agent that such notification or, as the case may be, deduction has been made, and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv)               in the case of a deduction of Swiss Anticipatory Tax,

(A)               use its best efforts to ensure that any person, that is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction request a refund of the Swiss Anticipatory

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Tax under applicable law (including tax treaties), and pay to the Administrative Agent upon receipt any amount so refunded; and

(B)               if the Administrative Agent or any other Secured Party is entitled to a full or partial refund of the Swiss Anticipatory Tax deducted from such payment, and if requested by the Administrative Agent or such Secured Party, shall provide that Administrative Agent or the respective Secured Party those documents that are required by law and applicable tax treaties to be provided by the payer of such tax to prepare a claim for refund of Swiss Anticipatory Tax.

(c)                 If a Swiss Loan Party is required to deduct Swiss Anticipatory Tax pursuant to paragraph (b)(ii) above at the time the Administrative Agent is enforcing security interests granted by the Swiss Borrower, the Administrative Agent shall, upon request of such Swiss Loan Party, deduct from the proceeds received from the enforcement of such security interests the Swiss Anticipatory Tax at such rate (35% at the date of this Agreement) as is in force from time to time and shall pay without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(d)                If a Swiss Loan Party is obliged to withhold Swiss Anticipatory Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party under this Agreement or any other Loan Document and/or further apply proceeds therefrom against Upstream or Cross-Stream Secured Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Anticipatory Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the maximum amount of the freely distributable capital of such Swiss Loan Party as set out in paragraph (a) above.

(e)                 If and to the extent requested by the Administrative Agent or if and to the extent required under Swiss mandatory law applicable at the relevant time, in order to allow the Administrative Agent or the Secured Parties to obtain a maximum benefit under the guarantee or security granted or indemnity or other obligation assumed by such Swiss Loan Party, such Swiss Loan Party shall, and any parent company of such Swiss Loan Party incorporated in Switzerland being a party to this Agreement shall procure that such Swiss Loan Party will, promptly take and promptly cause to be taken any action, including the following:

(i)              the passing of any shareholders’ resolutions or quotaholders’ resolutions, as the case may be, to approve the use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the Upstream or Cross-Stream Secured Obligations in order to allow a prompt use of the enforcement proceeds;

(ii)             preparation of up-to-date audited balance sheet of that Swiss Loan Party;

(iii)            statement of the auditors of that Swiss Loan Party confirming the Maximum Amount;

(iv)            conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(v)             revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(vi)           to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the that respective Swiss Loan Party’s business (nicht betriebsnotwendig); and

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(vii)               all such other measures necessary or useful to allow such Swiss Loan Party to use enforcement proceeds as agreed hereunder with a minimum of limitations.

SECTION 9.21.           Exclusion of the Australian PPSA Provisions.

(a)                 For the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(i)              each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and

(ii)               sections 142 and 143 of the Australian PPSA are excluded;

(b)                For the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)                 Each Party waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement); and

(d)                If a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Secured Party states otherwise at the time of exercise. However, this Section does not apply to a right, power or remedy which can only be exercised under the Australian PPSA.

SECTION 9.22.           Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

SECTION 9.23.           Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of

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the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.24.           Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Swiss Borrower, the Administrative Agent and such Lender.

SECTION 9.25.           Loan Parallel Debt.

(a)                 Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to any amounts owing from time to time by that Loan Party to any Secured Party under any of the Loan Documents, including any Guarantee, and all other Obligations as and when those amounts are due (the “Loan Parallel Debt”).

(b)                Each Loan Party and the Administrative Agent acknowledge that the obligations of each Loan Party under clause (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Loan Party to any Secured Party under any of the Loan Documents, including any Guarantee or otherwise in respect of the Obligations (its “Loan Corresponding Debt”), nor shall the amounts for which each Loan Party is liable under clause (a) above (its “Loan Parallel Debt”) be limited or affected in any way by its Loan Corresponding Debt provided that: (i) the Loan Parallel Debt of each Loan Party shall be decreased to the extent that its Loan Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Loan Corresponding Debt of each Loan Party shall be decreased to the extent that its Loan Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (iii) the amount of the Loan Parallel Debt of a Loan Party shall at all times be equal to the amount of its Loan Corresponding Debt.

(c)                 For the purpose of this Section 9.25, the Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Loan Parallel Debt shall not be held on trust. The Liens granted under the Loan Documents, including any Guarantee, to the Administrative Agent to secure the Loan Parallel Debt are granted to the Administrative Agent, in its capacity as creditor of the Loan Parallel Debt and shall not be held on trust.

(d)                All moneys received or recovered by the Administrative Agent pursuant to this Section 9.25, and all amounts received or recovered by the Administrative Agent, from or by the enforcement of any Liens granted to secure the Loan Parallel Debt, shall be applied in accordance with Section 7.04.

SECTION 9.26.           Ipso Facto. The following apply in relation to any Guarantee granted by an Australian Entity: If an Ipso Facto Event has occurred, then immediately on demand by the Administrative Agent, each such Australian Entity shall pay all Loans, accrued interest and other amounts as if it was the principal obligor. In this Section 9.26, “Ipso Facto Event” means a Borrower is the subject of an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Australian Corporations Act.

[Signature Pages Follow]

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EXHIBIT D

Amended and Restated Form of Borrowing Request

[See attached.]

EXHIBIT E

Amended and Restated Form of Election Request

[See attached.]